As filed with the Securities and Exchange Commission on July 13, 2009

Registration statement no. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-11
Registration Statement
under
the Securities Act of 1933
of certain real estate companies

AG FINANCIAL INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its governing instruments)

245 Park Avenue, 26th floor
New York, New York 10167
(212) 692-2000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Kirk Wickman, Esq.
General Counsel
Angelo, Gordon & Co., L.P.
245 Park Avenue, 26th floor
New York, New York 10167
(212) 692-2010
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen E. Older, Esq. Thomas P. Conaghan, Esq. McDermott Will & Emery LP 340 Madison Avenue New York, New York 10173 Tel. (212) 547-5400 Fax (212) 547-5444	David J. Goldschmidt, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Tel. (212) 735-3574 Fax (917) 777-3574

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer" "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of registration fee

Title of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)

Common stock, $0.01 par value per share	$300,000,000	$16,740

(1)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

(2)
Calculated pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion

Preliminary prospectus dated July     , 2009

Prospectus

                  shares

AG Financial Investment Trust, Inc.

Common stock

AG Financial Investment Trust, Inc. is a newly-formed Maryland corporation that will invest primarily in a diversified portfolio of real estate-related securities, triple net lease assets, mortgage assets and various other financial assets, which we refer to as our target assets. We believe that the Angelo, Gordon platform, which combines extensive experience in real estate, distressed debt and private equity, will enable us to provide attractive risk-adjusted returns through a combination of dividends and capital appreciation across a variety of market conditions and economic cycles.

Initially, we expect our portfolio will be weighted towards commercial mortgage-backed securities, or CMBS, residential mortgage-backed securities, or RMBS, that are not issued or guaranteed by a U.S. Government agency or a federally-chartered corporation, or non-Agency CMBS and RMBS respectively, and triple net lease assets. Our investment in CMBS and RMBS will be made directly by us and indirectly through our investment in AG-GECC PPIF, described below. We intend to use a significant portion of the net proceeds of this offering and our concurrent private placement to make an equity investment in the AG GECC Public-Private Investment Fund, L.P., or AG-GECC PPIF, a private investment partnership formed to make investments under the U.S. Treasury-sponsored Public-Private Investment Program, or PPIP. AG-GECC PPIF is managed by a joint venture formed between, and jointly controlled by, Angelo, Gordon & Co., L.P. and an affiliate of General Electric Capital Corporation, or the PPIF Manager. On July 8, 2009, the PPIF Manager was pre-qualified by the U.S. Treasury as one of only nine initial fund managers for a Legacy Securities PPIF.

We will be externally managed by AG REIT Management, L.P., a newly formed subsidiary of Angelo, Gordon & Co., L.P., a privately held, SEC-registered investment adviser with approximately $17 billion under management as of June 30, 2009 specializing in non-traditional money management activities for over 1,000 institutional clients and high net worth individuals.

This is our initial public offering. We are offering shares of our common stock, $0.01 par value per share, or common stock. We expect the initial public offering price of our common stock to be $                  per share. Prior to this offering, there has been no public market for our common stock. We intend to apply to have our common stock listed on the New York Stock Exchange, or NYSE, under the symbol " ."

Concurrently with this offering, we will sell to certain affiliates of Angelo, Gordon & Co., L.P. and to certain of our officers, in a separate private placement,             % of our outstanding common stock after giving effect to the common stock issued in this offering, excluding common stock that may be sold pursuant to the underwriters' overallotment option, at a price per share equal to the initial public offering price per share in this offering.

We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes. To assist us in qualifying as a REIT, among other reasons, ownership of our outstanding common stock by any person is limited to 9.8%, subject to certain exceptions. In addition, our articles of incorporation contain various other restrictions on the ownership and transfer of our common stock. See "Description of Common Stock—Restrictions on Ownership and Transfer."

Investing in our common stock involves risks. You should read the section entitled "Risk Factors" beginning on page 28 of this prospectus for a discussion of the following and other risks that you should consider before investing in our common stock:

•
We are dependent upon our Manager, its affiliates and their key personnel and may not find a suitable replacement if the management agreement with our Manager is terminated or such key personnel are no longer available to us.

•
There are potential conflicts of interest in our relationship with our Manager and its affiliates, which could result in decisions that are not in the best interests of our stockholders, such as conflicts in allocating investments that may also be suitable for entities or accounts managed by Angelo, Gordon or in allocating time of officers and other employees between us and other operations or funds managed by Angelo, Gordon.

•
We are a new company with no operating history, and our Manager's senior management team has limited experience operating a REIT or a public company. Accordingly, we may not operate successfully or generate sufficient operating cash flows to make or sustain distributions to our stockholders.

•
Specific investments have not been identified by us or AG-GECC PPIF.

•
There is no assurance that we will be able to make investments from time to time on favorable terms, or at all, that satisfy our investment strategy or otherwise generate attractive risk-adjusted returns.

•
The performance of AG-GECC PPIF, which we do not control, will substantially impact our performance.

•
Our failure to qualify as a REIT would result in higher taxes and reduced cash available for distribution to our stockholders and may have significant adverse consequences on the market price of our common stock.

•
Continuing to qualify for an exemption under the Investment Company Act imposes limits on our business.

		Per share		Total

Public offering price	$		$
Underwriting discount	$		$
Proceeds, to us, before expenses	$		$

The underwriters may also purchase up to an additional                  shares of common stock from us at the public offering price, less the underwriting discount, within 30 days after the date of this prospectus to cover overallotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The United States Department of the Treasury, or the U.S. Treasury, has not participated in the preparation of this prospectus or made any representation regarding, and expressly disclaims any liability or responsibility to any investor in AG Financial Investment Trust, Inc. for, the accuracy, completeness or correctness of the disclosure in this prospectus. Without limitation of the foregoing, the U.S. Treasury does not approve or disapprove of any tax disclosure or advice set forth herein.

The common stock will be ready for delivery on or about                  , 2009.

J.P. Morgan	Wells Fargo Securities

The date of this prospectus is                  , 2009.

You should rely only on the information contained in this prospectus, any free writing prospectus prepared by us or information to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Trademarks and tradenames

All references in this offering memorandum to trademarks lacking the ™ symbol are defined terms that reference the products, technologies or businesses bearing the trademark with this symbol. Angelo, Gordon & Co., L.P. will license the Angelo, Gordon & Co., L.P. name and logo to us and our Manager in perpetuity for use in our business.

i

Prospectus summary

This summary highlights some of the information in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read carefully the more detailed information set forth under "Risk Factors" and the other information included in this prospectus. References to "Company," "we," "us" and "our" refer to AG Financial Investment Trust, Inc., a Maryland corporation, and "AG FIT LLC", the subsidiary through which we will conduct our business and which we refer to as "AG FIT ," except where it is clear from the context that the term means only the issuer of the common stock, AG Financial Investment Trust, Inc.; references to "Manager" refer to AG REIT Management, L.P. , our external manager; and references to "Angelo, Gordon" refer to Angelo, Gordon & Co., L.P., the parent of our Manager. References to "common stock" refer to our common stock, $0.01 par value per share. Concurrently with this offering, we will sell to certain affiliates of Angelo, Gordon & Co., L.P. and to certain of our officers, in a separate private placement,             % of our outstanding common stock after giving effect to the common stock issued in this offering, excluding common stock that may be sold pursuant to the underwriters' overallotment option, at a price per share equal to the initial public offering price per share in this offering, which we refer to in this prospectus as "our concurrent private placement." Unless otherwise indicated, the information contained in this prospectus assumes (i) that the common stock to be sold in this offering is to be sold at $             per share, (ii) that the underwriters' overallotment option to purchase an additional common stock is not exercised, and (iii) that our concurrent private placement has been completed.

Our company

AG Financial Investment Trust, Inc. is a newly-formed Maryland corporation that will invest primarily in a diversified portfolio of real estate-related securities, triple net lease assets, mortgage assets and various other financial assets, which we refer to as our target assets. We believe that the Angelo, Gordon platform, which combines extensive experience in real estate, distressed debt and private equity, will enable us to provide attractive risk-adjusted returns through a combination of dividends and capital appreciation across a variety of market conditions and economic cycles.

Initially, we expect our portfolio will be weighted towards commercial mortgage-backed securities, or CMBS, residential mortgage-backed securities, or RMBS, that are not issued or guaranteed by a U.S. Government agency or a federally-chartered corporation, or non-Agency CMBS and RMBS respectively, and triple net lease assets. Our investment in CMBS and RMBS will be made directly by us and indirectly through our investment in AG-GECC PPIF, described below. Over time, we expect our portfolio will be increasingly focused on CMBS and real estate-related debt assets. We also intend to invest in RMBS that are issued or guaranteed by a U.S. Government agency or a federally-chartered corporation, or Agency RMBS, multi-family CMBS and other assets as part of our plan to qualify for an exemption from registration under the Investment Company Act.

We will be externally managed by AG REIT Management, L.P., a newly formed subsidiary of Angelo, Gordon & Co., L.P., a privately held, SEC-registered investment adviser with approximately $17 billion under management as of June 30, 2009 specializing in non-traditional money management activities for over 1,000 institutional clients and high net worth individuals. Angelo, Gordon's investment focus centers on three core competencies—credit, real estate and private equity. Its investment philosophy combines fundamental in-depth research, conservative valuations, diversification and prudent use of leverage. Since 1993, Angelo, Gordon has acquired over $10 billion (by purchase price) of real estate assets and over $4 billion (by par value) of commercial real estate debt.

We intend to use a significant portion of the net proceeds of this offering and our concurrent private placement to make an equity investment in the AG GECC Public-Private Investment Fund, L.P., or AG-GECC PPIF, a private investment partnership formed to make investments under the U.S. Treasury-sponsored Public-Private Investment Program, or PPIP. AG-GECC PPIF is managed by a joint venture formed between, and jointly controlled by, Angelo, Gordon & Co., L.P. and an affiliate of General Electric Capital Corporation, or the PPIF Manager. On July 8, 2009, the PPIF Manager was pre-qualified by the U.S. Treasury as one of only nine initial fund managers for a Legacy Securities PPIF. AG-GECC PPIF will invest primarily in non-Agency CMBS and RMBS issued prior to 2009 that were originally rated AAA or an equivalent rating by two or more nationally recognized statistical rating organizations without ratings enhancements and that are secured by actual mortgage loans, leases or other assets and not other securities. We refer to these securities as Legacy non-Agency CMBS and Legacy non-Agency RMBS, respectively, and Legacy Securities, collectively. Under the terms set by the U.S. Treasury, AG-GECC PPIF must raise at least $500 million of capital from private investors in order to qualify as a Legacy Securities PPIF. The equity capital raised from private investors will be matched by the U.S. Treasury, and the U.S. Treasury will also provide debt financing of up to 100% of the total equity raised by AG-GECC PPIF.

We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes and to maintain our exemption from registration under the Investment Company Act. We intend to maintain a portfolio of Agency RMBS, multi-family CMBS and triple net lease assets as part of our plan to qualify as a REIT, while satisfying the requirements for exemption from registration under the Investment Company Act of 1940, as amended, or the Investment Company Act. In this regard, we may also acquire Agency and non-Agency RMBS that represent the entire beneficial interest in the underlying pool of mortgage loans. Neither we nor the PPIF Manager have identified or made any investments.

Our Manager and its operating platform

Our Manager is a newly formed subsidiary of Angelo, Gordon & Co., L.P. Angelo, Gordon was founded in 1988 by John Angelo and Michael Gordon and is a privately held firm with more than 175 employees specializing in non-traditional money management activities for over 1,000 institutional clients and high net worth individuals. Angelo, Gordon is an SEC-registered investment adviser with approximately $17 billion under management as of June 30, 2009. Angelo, Gordon's investment team is composed of complementary professionals with broad based experience including buy-side and sell-side investment firms, rating agencies, accounting, derivatives, banking, public company, private equity and trading firms. Michael Gordon, the Chief Investment Officer for Angelo, Gordon's private investment funds and AG-GECC PPIF, will be a member of the investment committee of our Manager and of the PPIF Manager.

Angelo, Gordon's investment focus centers on three core competencies—credit, real estate and private equity—and manages capital across four principal business lines: (i) real estate, both commercial and residential and both equity and debt, (ii) distressed and sub-investment grade corporate debt, (iii) private equity and special situations, and (iv) hedge fund strategies. In each discipline, the firm seeks to generate returns by exploiting market inefficiencies and capitalizing on situations that are not in the mainstream of investment opportunities.

The senior investment professionals of our Manager have broad experience in managing commercial and residential mortgage-related assets through a variety of market cycles and credit and interest rate environments, with a prudent use of leverage. Since 1993, Angelo, Gordon has acquired over $10 billion (by purchase price) of real estate assets and over $4 billion (by par value) of commercial real estate debt. Our Manager will draw upon the specific expertise and resources of Angelo, Gordon's real estate, private equity and distressed debt groups to assist in its investment decisions. Angelo, Gordon's real estate debt and equity team currently consists of 43 investment professionals with the senior professionals having an average of 13 years of experience in real estate investing. Angelo, Gordon expanded its commercial real estate investment platform in 2006 with the addition of its CMBS debt investment team. As of June 30, 2009, Angelo, Gordon had approximately $6.3 billion of commercial real estate debt and equity assets under management, including approximately $3.5 billion of real estate equity, $2.5 billion of non-Agency CMBS, and $296 million of triple net lease assets. In June 2008, Angelo, Gordon made a significant investment in both investment professionals and technology for evaluating distressed non-Agency RMBS and asset-backed securities, or ABS. Angelo, Gordon's team of investment professionals which manage its non-Agency RMBS and ABS investments have an average of ten years of experience evaluating such securities. As of June 30, 2009, this team managed equity capital of approximately $1.7 billion of non-Agency RMBS and ABS. Angelo, Gordon's triple net lease investment team is comprised of four investment professionals who have approximately 27 combined years of experience.

Current market opportunities

Commercial market opportunities

Due to the dramatic repricing of real estate assets thus far and the continuing uncertainty in the direction of the real estate markets, we believe a void in the debt and equity capital available for investing in real estate has been created as many financial institutions, insurance companies, finance companies and fund managers face insolvency or have determined to reduce or discontinue investment in debt or equity related to real estate. We believe the dislocations in the real estate market have resulted or will result in an "over-correction" in the repricing of real estate assets creating a potential opportunity for us to capitalize on these market dislocations and capital void. We believe there is and will continue to be a large inventory of commercial real estate-related assets to be recapitalized as part of the industry's deleveraging. We expect this process to take several years. According to the Federal Flow of Funds Report dated March 12, 2009, there is $2.6 trillion of commercial real estate mortgage debt outstanding. Commercial financial institutions hold over $1.5 trillion, and account for the lion's share of maturities, of the total commercial mortgage debt outstanding. Additionally, according to Commercial Mortgage Alert, the 30 insurance companies with the largest mortgage portfolios reduced originations by approximately 35% in 2008. We believe there are significant opportunities for well-capitalized investors to originate new mortgage loans, as well as to acquire existing performing, sub-performing and non-performing commercial mortgage loans and other commercial real estate-related debt investments. On May 19, 2009, The Federal Reserve Board announced that, starting in July, certain high-quality commercial mortgage-

backed securities issued before January 1, 2009, or Legacy CMBS, will become eligible collateral under the Term Asset-Backed Securities Loan Facility, or TALF, and as such participants in TALF wishing to purchase such Legacy CMBS will have access to non-recourse term loans from the Federal Reserve Bank of New York, or FRBNY, to purchase such assets. On July 2, 2009, the FRBNY announced the various procedures and parameters that will govern how Legacy CMBS will be treated under the TALF and that the initial subscription date for Legacy CMBS will begin on July 16, 2009. We believe there may be significant opportunities for us to participate in TALF as an investor in the senior and junior securities associated with a TALF transaction.

Residential market opportunities

While mortgage loan delinquencies and credit losses have been on the rise and conditions may continue to deteriorate, we believe that prices for certain non-Agency RMBS have declined below the levels that would be justified by the credit issues associated with these assets. In addition, we believe that recent U.S. Government and central bank actions designed to stabilize and restore credit flows in the financial sector and to the broader economy could positively impact our business. First, we anticipate that in the aftermath of the bank "stress tests" conducted by the U.S. Department of the Treasury, or the U.S. Treasury, financial institutions determined to be undercapitalized may be pressured to dispose of some or all of their non-Agency RMBS portfolios, which could make these assets available to us at attractive prices. Second, we believe that the launch of the PPIP by the U.S. Treasury, the Federal Deposit Insurance Corporation, or the FDIC, and the Federal Reserve, and the proposed expansion of the TALF to cover non-Agency RMBS that were originally rated AAA, may provide us with access to attractive non-recourse term borrowing facilities that we may use to finance the purchase of our target assets.

We also believe that the FDIC will continue to provide attractive investment opportunities in mortgage loans and securities through its liquidation of the assets of failed depository institutions for which it is appointed receiver. Forty-five depository institutions had failed through June 30, 2009, representing total assets of $36 billion. In addition, there were 305 depository institutions with a combined $220 billion of assets on the FDIC's Problem List as of March 31, 2009. "Problem" institutions, as defined by the FDIC, are those institutions with financial, operational or managerial weaknesses that threaten their continued financial viability. The FDIC has indicated that in conjunction with its liquidation of failed depository institution assets it may provide or guarantee debt financing to facilitate purchases.

Our competitive advantages

We believe that our competitive advantages include the following:

Investment team with extensive experience and broad network of deal sources.

The experience and relationships of Angelo, Gordon professionals are expected to provide competitive advantages to us. Angelo, Gordon is an established leader in the alternative investment field and its overall investment philosophy is credit and value-centric with an emphasis on prudent use of leverage. As of June 30, 2009, Angelo, Gordon had approximately $8 billion under management in commercial real estate, residential and consumer debt and equity investments, including approximately $3.5 billion of real estate equity, $2.5 billion of non-Agency CMBS, $1.7 billion of non-Agency RMBS and ABS and $296 million of triple net lease assets. Angelo, Gordon has previously participated in over 15 TALF transactions in which

Angelo, Gordon purchased over $2.5 billion in eligible asset-backed securities. Angelo, Gordon has created a broad network of deal sources including relationships with major issuers of commercial and residential debt securities augmented by ongoing dialogue with a substantial number of smaller, regional firms that tend to find investment opportunities that are often priced and sold on an off-market basis. The commercial real estate team operates and manages real estate investments in conjunction with over 35 local real estate operating partners throughout the United States. The investment team, led by Keith Barket, David Roberts, Jonathan Lieberman, Andrew Solomon and Gordon Whiting, who will each be part of our senior management team, has extensive industry contacts and client relationships which have generated proprietary deal flow.

Experienced real estate team.

Since 1993, Angelo, Gordon has acquired over $10 billion (by purchase price) of real estate assets and over $4 billion (by par value) of commercial real estate debt. As an example, under the leadership of our Co-Chief Executive Officer, Keith Barket, Angelo, Gordon's real estate team acquired eight hotels between 2001 and 2006 and sold seven of the properties before the 2007 downturn. Angelo, Gordon's senior real estate debt and equity team consists of 18 senior investment professionals with an average of 13 years of real estate investing experience who are supported by 25 investment professionals, traders and analysts. We believe that a deep fundamental real estate expertise is essential in assessing the intrinsic value of CMBS, RMBS and other real estate-related debt assets. Angelo, Gordon's commercial and residential real estate debt team has particular experience in purchasing and monitoring real estate debt and its underlying collateral, including asset selection, acquisition, structured product risk analysis, financing, hedging and prepayment management.

Opportunity to invest in AG-GECC PPIF managed by a joint venture between Angelo, Gordon and an affiliate of General Electric Capital Corporation.

Our investment in AG-GECC PPIF will provide us with an opportunity to indirectly partner with the U.S. Treasury and General Electric Capital Corporation to purchase mortgage-backed securities. The PPIF Manager, a joint venture between Angelo, Gordon and an affiliate of General Electric Capital Corporation, is one of only nine initial fund managers that were pre-qualified by the U.S. Treasury as managers for a Legacy Securities PPIF. Under PPIP, the U.S. Treasury will match, dollar for dollar, the private equity capital raised by AG-GECC PPIF under terms that will limit investors, including the U.S. Treasury, from redeeming their investment during the term of the fund. In addition, the U.S. Treasury will provide non-recourse debt financing to AG-GECC PPIF up to 100% of the total equity capital in the fund at LIBOR plus 1%. We believe a lack of liquidity, general concerns about structured products and a slowing economy are forcing the price of real estate debt securities below their intrinsic value. We believe the amount of capital that has been raised to pursue these opportunities is small in comparison to the potential supply. We believe Angelo, Gordon and the PPIF Manager have the infrastructure, experience and expertise to analyze, properly price and purchase these complex structured products.

Angelo, Gordon's well developed infrastructure and risk and asset management systems.

Angelo, Gordon has invested and continues to invest in the technology, analytics and systems that we believe are required to effectively and comprehensively evaluate potential targeted investments. The Manager's investment team and Angelo, Gordon's technology group have developed proprietary databases, portfolio systems and quantitative models to enhance valuation analytics (including, pipeline modeling, roll rates and severity of loss). Angelo, Gordon's CMBS investment team is supported by over 35 local real estate operating partners throughout the United States for timely market conditions and performance data. Angelo, Gordon's RMBS investment team has developed proprietary prepayment, default, delinquency roll rate and loss severity models to analyze current mark-to-market home values on a loan-by-loan basis using borrower monthly performance statistics, credit characteristics, and home price appreciation (or depreciation) by metropolitan statistical area for most of the non-Agency RMBS market. Our Manager will utilize Angelo, Gordon's well developed accounting, tax and internal control departments, comprising over 25 certified public accountants, as well as Angelo, Gordon's technology, marketing, disaster recovery and operational infrastructure to support our operations. We believe that Angelo, Gordon has a strong reputation for risk management and a mature asset management platform.

Our stockholders' and our Manager's interests are aligned.

Angelo, Gordon and its affiliates will own or control             % of our outstanding common shares on a fully-diluted basis upon consummation of this offering and the concurrent private placement. The shares purchased in the concurrent private placement by Angelo, Gordon and its affiliates will be subject to lockup agreements under which the purchasers of such shares will agree, subject to the terms and conditions of the lockup agreements, not to sell the shares for              . In addition, the incentive fees payable to our Manager pursuant to the management agreement will be dependent upon our earnings and are subject to a three-year clawback. Lastly, pursuant to the terms of the U.S. Treasury-sponsored PPIP, Angelo, Gordon will be required to invest $10 million in AG-GECC PPIF. As a result, the economic interests of our Manager will be significantly aligned with those of our stockholders.

Our investment strategy

Our business objective is to provide attractive risk-adjusted returns to our investors over the long-term through a combination of dividends and capital appreciation with prudent use of leverage. We expect to generate income principally from the yields earned on our investments and, to the extent that leverage is deployed, on the difference between the yields earned on our investments and our cost of borrowing and any hedging activities.

We will rely on our Manager's experience in identifying our target assets, described below. Our Manager will follow Angelo, Gordon's investment philosophy which is based on a rigorous and disciplined approach to credit analysis, focused on fundamental in-depth research, conservative valuations, diversification and prudent use of leverage. We expect that our Manager will make investment decisions based on a variety of factors, including expected risk-adjusted returns, relative value, credit fundamentals, vintage of collateral, prepayment speeds, supply and demand trends, recovery trends of the general economy and market sectors, the shape of the yield curve, liquidity, availability of adequate financing, borrowing costs and macroeconomic conditions, as well as maintaining our REIT qualification and our exemption from registration under the Investment Company Act.

We will reevaluate our investment strategy as market conditions change with a view toward identifying dislocations in the real estate markets that we can pursue. We believe this strategy, combined with the experience of our Manager's senior management team and Angelo,

Gordon's proprietary operational platform and tools, will benefit us during various interest rate, credit and capital market cycles.

Target asset classes

We intend to use a significant portion of the net proceeds of this offering and our concurrent private placement to make an equity investment in AG-GECC PPIF. AG-GECC PPIF will invest primarily in Legacy Securities. We anticipate holding our investment in AG-GECC PPIF until it is liquidated, which is expected to occur within ten years.

Initially, we expect our portfolio will be weighted towards CMBS, non-Agency RMBS, and triple net lease assets. Over time, we expect our portfolio will be increasingly focused on CMBS and real estate-related debt assets. We also intend to invest, to a lesser extent, in Agency RMBS, multi-family CMBS and other assets as part of our plan to qualify for an exemption from registration under the Investment Company Act. We will also have discretion to opportunistically invest in other targeted assets (as described below).

Our target asset classes and the principal investments we expect to make, or may make, in each are as follows:

Asset classes	Principal investments
Commercial mortgage-backed securities, or CMBS	•	Fixed and floating rate commercial mortgage-backed securities, including investment-grade (AAA through BBB) and non-investment grade classes (BB, B and unrated classes). CMBS will be secured by, or evidence ownership interest in, a single commercial mortgage loan or a pool of commercial mortgage loans.
Non-agency RMBS	•

Fixed and floating rate residential non-Agency RMBS, including investment-grade (AAA through BBB) and non-investment grade classes (BB, B and unrated classes). The mortgage loan collateral for residential non-Agency RMBS consists of residential mortgage loans that do not generally conform to underwriting guidelines issued by the Agencies.

Triple net lease assets	•	Fee interests and participation interests in triple net leases with investment grade tenants.
Agency RMBS	•

Whole pool Agency RMBS are considered qualifying assets for purposes of an exemption from registration under the Investment Company Act pursuant to Section 3(c)(5)(C). See "Business—Operating and Regulatory Structure—Investment Company Act Exemption."

Commercial mortgage loans	•

First or second lien loans, subordinate interests in first mortgages, bridge loans to be used in the acquisition, construction or redevelopment of a property and mezzanine financing secured by interests in commercial real estate.

Asset classes	Principal investments
Other real estate-related assets and financial assets	•	Residential mortgage loans secured by residential real property, including prime, Alt-A and subprime mortgage loans.
	•	Investment grade and non-investment grade debt and equity tranches of securitizations backed by various asset classes.
	•	Fee interests and participation interests in triple net leases with non-investment grade tenants.
	•	Distressed securities (common stock, preferred stock and debt).
	•	Other real estate structured finance products, mortgage servicing rights, other real estate-related loans and securities and other financial assets.

Our board of directors has adopted a set of investment guidelines that outline our target assets and other criteria to be used by our Manager to evaluate specific investment opportunities as well as our overall portfolio composition. Our Manager will make day-to-day determinations as to the timing and percentage of our assets that will be invested in each of the approved asset classes. Our decision will depend upon prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. As a result, we cannot predict the percentage of our assets that will be invested in any one of our approved asset classes at any given time. We may change our strategy and policies without a vote of our stockholders. We believe that the diversification of our portfolio of assets and the flexibility of our strategy combined with our Manager's and its affiliates' experience will enable us to achieve attractive risk-adjusted returns under a variety of market conditions and economic cycles.

We intend to use a significant portion of the net proceeds of this offering and our concurrent private placement to make an equity investment in AG-GECC PPIF. We intend to hold the remaining net proceeds of this offering and our concurrent private placement as cash or acquire high grade, short-term securities, such as securities guaranteed by Ginnie Mae, securities issued and guaranteed by Freddie Mac or Fannie Mae or short-term funds, as well as cash equivalents for temporary cash management until we identify and consummate one or more transactions that are consistent with our investment objective. We intend to maintain a portfolio of Agency RMBS, multi-family CMBS and triple net lease assets as part of our plan to qualify as a REIT, while satisfying the requirements for exemption from registration under the Investment Company Act. In this regard, we may also acquire Agency and non-Agency RMBS that represent the entire beneficial interest in the underlying pool of mortgage loans.

Investment guidelines

We will comply with investment policies and procedures and investment guidelines that are approved by our board of directors and implemented by our Manager and our Manager's investment committee. We will review our investment portfolio and our compliance with our investment policies, procedures and guidelines at each regularly scheduled meeting of our board of directors.

Our board of directors has adopted the following guidelines, among others, for our investments and borrowings:

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no investment shall be made that would cause us to fail to qualify as a REIT for federal income tax purposes;

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no investment shall be made that would cause us to be regulated as an investment company under the Investment Company Act;

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our investments will be in our target assets; and

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we intend to hold the remaining net proceeds of this offering and our concurrent private placement as cash or acquire high grade, short-term securities, such as securities guaranteed by Ginnie Mae, securities issued and guaranteed by Freddie Mac or Fannie Mae or short-term funds, as well as cash equivalents for temporary cash management until we identify and consummate one or more transactions that are consistent with our investment objective.

These investment guidelines may be changed by our board of directors without the approval of our stockholders. Our board of directors has also adopted a separate set of investment guidelines and procedures to govern our relationship with Angelo, Gordon.

Our financing and hedging strategy

We intend to use a prudent financing strategy to increase potential returns to our stockholders and to fund the acquisition of our target assets. Potential financing sources will include financing under the U.S. Treasury's PPIP through our investment in AG-GECC PPIF, as well as:

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non-recourse term lending facilities, with respect to triple net assets;
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acquired repurchase agreements to finance Agency RMBS;
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borrowings under TALF and other available federal programs, to the extent available; and
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other financings that we and our Manager assess to be consistent with our financing strategy.

Any leverage we may assume will depend upon our Manager's assessment of a variety of factors, which may include, among other things, the anticipated liquidity and price volatility of the assets in our investment portfolio, the gap between the duration of our assets and liabilities including hedges, the availability and cost of financing the assets, our opinion of the creditworthiness of our financing counterparties, the health of the U.S. economy and commercial and residential mortgage-related markets, our outlook for the level, slope, and volatility of interest rates and the credit quality of the loans we acquire.

Subject to maintaining our qualification as a REIT and exemption from registration as an investment company under the Investment Company Act, to the extent leverage is deployed, we may utilize derivative financial instruments (or hedging instruments), including interest rate swap agreements and interest rate cap agreements, in an effort to hedge the interest rate risk associated with the financing of our portfolio. Specifically, we may seek to hedge our exposure to potential interest rate mismatches between the interest we earn on our investments and our borrowing costs caused by fluctuations in short-term interest rates. In utilizing leverage and interest rate hedges, our objectives will be to improve risk-adjusted returns and, where possible, to lock in, on a long-term basis, a spread between the yield on our assets and the cost of our financing.

The terms of the PPIP also prevent AG-GECC PPIF, in which we will be an equity investor, from hedging credit and market risks related to its investments. The failure to effectively hedge certain investments may subject AG-GECC PPIF to greater losses which would decrease the value of our investment in AG-GECC PPIF.

Risk management

Our overall portfolio strategy is designed to generate attractive returns through various phases of the economic cycle. We believe that our broad approach within the real estate market, which considers all major categories of real estate assets, will allow us to invest in a variety of attractive investment opportunities and help insulate our portfolio from some of the risks that arise in a single collateral type or single risk strategy. We believe that Angelo, Gordon has a strong reputation for risk management and a mature asset management platform. The components of our risk management strategy are described in "Business—Risk Management."

Summary risk factors

An investment in our common stock involves various risks. You should consider carefully the risks discussed below and under "Risk Factors" before purchasing our common stock.

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We are dependent upon our Manager, its affiliates and their key personnel and may not find a suitable replacement if the management agreement with our Manager is terminated or such key personnel are no longer available to us.

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There are potential conflicts of interest in our relationship with our Manager and its affiliates, which could result in decisions that are not in the best interests of our stockholders, such as conflicts in allocating investments that may also be suitable for entities or accounts managed by Angelo, Gordon, including the AG-GECC PPIF, or in allocating time of officers and other employees between us and other operations or funds managed by Angelo, Gordon.

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We are a new company with no operating history, and our Manager's senior management team has limited experience operating a REIT or a public company. Accordingly, we may not operate successfully or generate sufficient operating cash flows to make or sustain distributions to our stockholders.

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There can be no assurance that the actions of the U.S. Government, Federal Reserve, U.S. Treasury and other governmental and regulatory bodies for the purpose of stabilizing the economy and financial markets, including the establishment of the TALF and the PPIP, or market response to those actions, will achieve the intended effect.

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The Legacy Securities Program of the PPIP and other programs we may use remain under development by the U.S. Treasury and are subject to change. Any changes to these programs, such as modifying the eligible assets described in this prospectus and increasing risk or lowering returns or reducing the U.S. Treasury's investment in AG-GECC PPIF, could materially and adversely affect the returns we receive on anticipated investments by AG-GECC PPIF. Accordingly, our investment in AG-GECC PPIF may not perform as intended.

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Specific investments have not been identified by us or AG-GECC PPIF.

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The performance of AG-GECC PPIF, which we do not control, will substantially impact our performance.

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The manner of determining the base management fee may not provide sufficient incentive to our Manager to maximize risk-adjusted returns on our investment portfolio because it is based on our Stockholders' Equity (as defined herein) and not on our performance.

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The management agreement was not negotiated on an arm's-length basis and the terms, including the fees payable to our Manager, may not be as favorable to us than if the agreement was negotiated with unaffiliated third parties. Termination of our management agreement would be costly and, in certain cases, not permitted.

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Our board of directors has approved very broad investment policies for our Manager and will not approve each investment decision made by our Manager.

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As a result of difficult conditions in the financial markets and the economy in general, the risks to our business strategy are high and there are no assurances that we will be successful in implementing our business strategy.

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Current or future legislation or regulatory action designed to address the current economic crisis or for other purposes may not be successful and adversely affect our business.

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There is no assurance that we will be able to make investments from time to time on favorable terms, or at all, that satisfy our investment strategy or otherwise generate attractive risk-adjusted returns. It may be difficult for AG-GECC PPIF to acquire sufficient assets to participate in the PPIP.

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Continuing to qualify for an exemption under the Investment Company Act imposes limits on our business.

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Changing market conditions and competition may limit the availability of attractive investments and result in reduced risk-adjusted returns.

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We may change our investment strategies and policies and target asset classes without stockholder consent, which could result in investments that are different, and possibly riskier, than those we describe in this prospectus.

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The manner of determining the incentive fee may cause our Manager to invest in more risky investments to increase our short-term net income and thereby increase the incentive fee it earns.

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Our target asset classes involve commercial and residential mortgage securities and other mortgage-related assets that are subject to various risks that can affect their value and performance.

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Changes in prepayment rates could negatively affect the value of our investment portfolio.

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Our investment portfolio may be concentrated by geography, asset, property type and/or borrower, increasing our risk of loss if there are adverse developments or greater risks affecting the particular concentration.

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Access to financing sources may not be available on favorable terms, or at all, especially in light of current market conditions, which could adversely affect our ability to maximize our returns.

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We may incur significant debt in the future, which may subject us to restrictive covenants and increased risk of loss and may reduce the cash available for distributions to our stockholders.

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Interest rate fluctuations could significantly decrease our results of operations and cash flows and the market value of our assets, and our ability to use derivative and hedging instruments may be limited by our qualification as a REIT, the terms of the AG-GECC PPIF and our plans to satisfy the requirements for an exemption from registration as an investment company under the Investment Company Act.

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Future issuances of equity securities by us or sales of common stock eligible for resale in the public market or otherwise after the completion of this offering, or the perception that such issuances or sales may occur, could depress the market price of our common stock.

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Share ownership limits that are imposed by our articles of incorporation may reduce the liquidity of our common stock and restrict business combination opportunities.

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The REIT distribution requirements will limit our ability to retain earnings and will therefore affect our liquidity and ability to finance operations from earnings.

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Complying with the REIT requirements can be difficult and may cause us to forego otherwise attractive business opportunities.

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Our failure to qualify as a REIT would result in higher taxes and reduced cash available for distribution to our stockholders and may have significant adverse consequences on the market price of our common stock.

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If we have substantial non-cash taxable income, in order to meet the REIT distribution requirement, we may have to sell assets, borrow funds or make taxable stock distributions. The REIT distribution requirement will limit our ability to retain earnings and thereby replenish or increase capital for operations.

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Certain provisions of our organizational documents and Maryland law may delay or prevent a change in our control, which could have significant consequences on the market price of our common stock.

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There may not be an active market for our common stock, which may cause our common stock to trade at a discount and make it difficult for purchasers in this offering to sell their shares.

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The Employee Retirement Income Security Act of 1974, as amended, or ERISA, may restrict investments by certain plans in our common stock.

Our organizational structure

We were formed as a Maryland corporation on June 26, 2009.

The following chart shows our structure after giving effect to this offering and our concurrent private placement:

(1)
Includes (i)              shares of common stock purchased in our concurrent private placement, (ii)               shares of restricted common stock to be granted to our Manager's executive officers and other employees of our Manager under our equity incentive plan upon the completion of this offering and (iii)              shares of restricted common stock to be granted to our independent directors under our equity incentive plan upon the completion of this offering. Does not include             shares of our common stock available for future grant under our equity incentive plan. See "Management—Equity Incentive Plan."

(2)
We expect AG FIT II LLC to qualify for an exemption from registration under the Investment Company Act as an investment company pursuant to Section 3(c)(5)(C) of the Investment Company Act.

(3)
We will be an equity investor, along with other investors, in AG-GECC PPIF, a private investment partnership formed to make investments under the PPIP. Under the PPIP, the U.S. Treasury will make an equity investment in AG-GECC PPIF equal to the amount of private equity capital that is raised. AG-GECC PPIF is managed by the PPIF Manager.

(4)
Angelo, Gordon and General Electric Capital Corporation each hold a 50% voting interest in the PPIF Manager. Certain third-party private investors also hold minority economic interest in the PPIF Manager.

Our relationship with our Manager

We will be externally managed and advised by AG REIT Management, L.P., a newly formed subsidiary of Angelo, Gordon & Co., L.P. We expect to benefit from the personnel, infrastructure, relationships and experience of Angelo, Gordon to enhance our investment strategy. All of our officers are employees of our Manager or one of its affiliates. We will have no employees upon completion of this offering.

The management agreement with our Manager requires our Manager to oversee our business affairs in conformity with the investment polices that are approved and monitored by our board of directors. Our Manager is responsible for our day-to-day management and will perform such services and activities related to our assets and operations as may be appropriate.

The initial term of the management agreement expires on                      , 2012 and will be automatically renewed for a one-year term each anniversary date thereafter unless previously terminated as described below. Our independent directors will review our Manager's performance and the management fees annually and, following the initial term, the management agreement may be terminated annually by us without cause upon the affirmative vote of at least two-thirds of our independent directors or by a vote of the holders of at least two-thirds of our outstanding common stock, in each case based upon (i) unsatisfactory performance by our Manager that is materially detrimental to us or (ii) our determination that the management fees payable to our Manager are not fair, subject to our Manager's right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We must provide 180 days' prior notice of any such termination. Upon termination without cause, our Manager will be paid a termination fee. We may also terminate the management agreement without payment of any termination fee to our Manager, upon at least 30 days' prior written notice from our board of directors, at any time for "cause" as defined in the management agreement. Our Manager may terminate the management agreement if we become required to register as an investment company under the Investment Company Act with termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee to our Manager. Furthermore, our Manager may decline to renew the management agreement by providing us with 180 days' written notice, in which case we would not be required to pay a termination fee to our Manager. Our Manager may also terminate the management agreement upon at least 60 days' prior written notice if we default in the performance of any material term of the management agreement and the default continues for a period of 30 days after written notice to us, whereupon we would be required to pay to our Manager the termination fee.

Our Manager is entitled to receive a base management fee, an incentive fee based on certain performance criteria, a termination fee in certain cases and reimbursement of certain expenses as described in the management agreement. The following summarizes the calculation of the fees payable to our Manager pursuant to the management agreement, as well as the expenses to be reimbursed to our Manager:

Fee	Description and method of computation

Base management fee to our Manager

Our Manager will be entitled to a base management fee equal to 1.50% per annum, calculated quarterly, of our Stockholders' Equity. For purposes of calculating the base management fee, our "Stockholders' Equity" means the sum of the net proceeds from any issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings at the end of such quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay for repurchases of our common stock, excluding any unrealized gains, losses or other non-cash items that have impacted stockholders' equity as reported in our financial statements prepared in accordance with accounting principles generally accepted in the United States, or GAAP, regardless of whether such items are included in other comprehensive income or loss, or in net income, and excluding one-time events pursuant to changes in GAAP, and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors.

The PPIF Manager is entitled to receive an annual base management fee for managing and advising AG-GECC PPIF. See "Offset" of base management fee below.
Incentive fee to our Manager

Our Manager will be entitled to an incentive fee relating to the performance of our Company. The general partner of AG-GECC PPIF, an affiliate of the PPIF Manager, will be entitled to receive a separate incentive allocation based upon the performance of AG-GECC PPIF, into which we currently intend to invest a significant amount of the proceeds from this offering.

Fee	Description and method of computation

Incentive fee from the company

Our Manager is entitled to an incentive fee that is payable quarterly in arrears in an amount equal to    % of the dollar amount by which Core Earnings, on a rolling four-quarter basis and before the payment of the incentive fee for the current quarter, exceeds the product of (1) the weighted average of the issue price per share of all of our public offerings multiplied by the weighted average number of shares of common stock outstanding in such quarter less our gross equity investment in AG-GECC PPIF and (2) 8% per annum.

Furthermore, the Manager will, on a rolling 12-quarter basis calculate the dollar amount by which Core Earnings, before payment of the incentive fee for the related 12-quarter period, exceeds the product of (1) the weighted average of the issue price per share of all of our public offerings multiplied by the weighted average number of shares of common stock outstanding in such period less our gross equity investment in AG-GECC PPIF and (2) 8% per annum. We will either offset future quarterly incentive fees (to maintain the preferential income characterization of the fee reduction) or, to the extent permissible under the REIT income test, refund the lesser of (i) the incentive fees paid for quarterly periods during the preceding 12-quarter period where the 8% minimum annual preferential return was not achieved by our stockholders, and (ii) the amount necessary to achieve the 8% minimum annual preferential return for such 12-quarter period.

Fee	Description and method of computation

For the initial four quarters following this offering, Core Earnings will be calculated on the basis of each of the previously completed quarters on an annualized basis. Core Earnings for the initial quarter will be calculated from the settlement date of this offering on an annualized basis. Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, excluding any unrealized gains, losses, depreciation attributable to any real estate asset, including any triple net lease asset or other non-cash items recorded in the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges (as specified in our management agreement) after discussion between our Manager and our independent directors and after approval by a majority of our independent directors.

Incentive compensation from AG-GECC PPIF

The general partner of AG-GECC PPIF, an affiliate of the PPIF Manager, will be entitled to incentive compensation from the performance of AG-GECC PPIF. The general partner will receive such incentive compensation only after the other AG-GECC PPIF investors, which we expect will include our Company, receive a return of all invested capital plus a minimum       % cumulative annual preferred return on their investment in AG-GECC PPIF. After AG-GECC PPIF investors receive such return, the general partner of AG-GECC PPIF will receive incentive compensation equal to         % of all distributions that would otherwise be made to investors in AG-GECC PPIF.

Fee	Description and method of computation

Offset

Our Manager has agreed to waive base management fees accruing and payable by us for equity capital investments made by us in AG-GECC PPIF. In addition, realized gains from our investment in AG-GECC PPIF will be excluded from the calculation of Core Earnings when calculating any incentive fee payable to our Manager.

Termination fee to our Manager

The termination fee, payable for (1) our termination of the management agreement without cause or (2) our Manager's termination of the management agreement upon a default in the performance of any material term of the management agreement, will be equal to three times (a) the average annual base management fee and (b) the average annual (or, if the period is less than 24 months, annualized) incentive fee earned by our Manager during the prior 24-month period before termination.

Termination of the management agreement with our Manager will also result in the termination of any fee waiver or incentive fee offset granted by our Manager for our investment in AG-GECC PPIF.
Expense reimbursement to our Manager	Angelo, Gordon will be entitled to reimbursement of certain organizational and operating expenses, including third party expenses, incurred on our behalf, as described in the management agreement.

Concurrent private placement

Concurrently with this offering, we will sell to certain affiliates of Angelo, Gordon & Co., L.P. and to certain of our officers, in a separate private placement,         % of our outstanding common stock after giving effect to the common stock issued in this offering, excluding common stock that may be sold pursuant to the underwriters' overallotment option, at a price per share equal to the initial public offering price per share in this offering. The purchasers of our common stock in our concurrent private placement will agree, subject to the terms and conditions of the lockup agreements, not to sell the shares purchased in our concurrent private placement for                            . We will enter into a registration rights agreement with the purchasers of our common stock in our concurrent private placement. See "Shares Eligible for Future Sale—Registration Rights."

Conflicts of interest

Our Manager will experience conflicts of interest in connection with the management of our business. We are dependent on our Manager for our day-to-day management and do not have any independent officers or other employees. Our officers and our non-independent directors are employees of our Manager or its affiliates. Angelo, Gordon and its affiliates serve as investment manager to funds and accounts that are actively investing in our target assets. We will compete for investment opportunities directly with these funds and accounts. Our management agreement with our Manager was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if our management agreement had been negotiated at arm's length with an unaffiliated third party. In addition, the obligations of our Manager and its officers and personnel to engage in other business activities, including for Angelo, Gordon, may reduce the time our Manager and its officers and personnel spend managing us.

Angelo, Gordon will have significant influence over the investments made by AG-GECC PPIF by virtue of Angelo, Gordon's 50% voting interest in the PPIF Manager, its representation on the PPIF Manager's investment committee and Michael Gordon's role as Chief Investment Officer of the PPIF Manager. Our Manager and Angelo, Gordon also have discretionary investment authority over other Angelo, Gordon funds, which have investment objectives and strategies substantially similar to ours, and it is possible in the future that our Manager or Angelo, Gordon may manage other entities and accounts which may compete with us for investment opportunities.

Investment opportunities in our target assets will generally be allocated among us, AG-GECC PPIF and the Angelo, Gordon funds and accounts with similar investment strategies, on a pro rata basis based upon relative amounts of investment capital (including undrawn capital commitments) available for new investments by us, AG-GECC PPIF or such Angelo, Gordon funds or accounts, respectively. In addition to capital availability, Angelo, Gordon will consider the following additional factors, among others, when assigning investment opportunities among us, AG-GECC PPIF (subject to the U.S. Treasury's conflict of interest rules and ethical standards) and its other funds and accounts:

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investment objective or strategies,

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tax considerations,

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risk or investment concentration parameters,

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supply or demand for an investment at a given price level,

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cash availability and liquidity requirements,

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regulatory restrictions,

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minimum investment size,

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relative size or "buying power,"

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regulatory considerations, including the impact on our status under the Investment Company Act and our REIT status, and

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such other factors as may be relevant to a particular transaction.

We expect that the allocation policy above will apply to all CMBS and RMBS investment opportunities because such securities are easily divisible. We expect that investment opportunities that involve target assets that, by their nature, do not lend themselves to allocation will be offered first to the Angelo, Gordon funds and accounts, and if such funds or accounts choose not to invest, will be available to us. We expect that this allocation approach will apply to commercial mortgage loans, residential mortgage loans and certain other real estate-related and financial assets.

With respect to our investments in triple net leases, Angelo, Gordon manages a private fund that focuses on triple net leases which has the first right to invest in any triple net lease investment opportunities identified by Angelo, Gordon. We do not anticipate that the Angelo, Gordon fund will exercise this right with respect to investment grade triple net leases due to the fund's internal rate of return requirements. As a result, we do not expect this restriction to materially effect our Manager's ability to invest in our target assets in the manner we intend. In addition, certain of Angelo, Gordon's private real estate funds have a priority with respect to certain equity interests in real estate assets.

Our investment allocation policy may be amended by our Manager at any time without our consent. As the investment programs of AG-GECC PPIF and the various entities and accounts managed by Angelo, Gordon change and develop over time, additional issues and considerations may affect Angelo, Gordon's allocation policy and its expectations with respect to the allocation of investment opportunities. In order to mitigate any conflicts of interest that may arise out of the purchase or sale of assets between ourselves and any Angelo, Gordon fund, our Manager's conflict of interest policy requires that the terms of any such transaction be pre-approved by a majority of our independent directors. Our independent directors will annually review our compliance with our conflict of interest policies. Despite Angelo, Gordon's intention to effect pro rata allocations of investment opportunities of CMBS and RMBS, it is likely that our performance will differ from the performance of AG-GECC PPIF, the Angelo, Gordon funds and any other Angelo, Gordon-managed entity or account for many reasons, including differences in legal or regulatory characteristics, tax classification, fee structures, available capital, investment objectives and concentration limits. We will be limited in our ability to acquire assets that are not "qualifying real estate assets" and/or real estate-related assets as described under "Operating and Regulatory Structure—Investment Company Act Exemption," whereas other Angelo, Gordon funds will not be so limited.

The conflict of interest rules and ethical guidelines for PPIP fund managers, including the PPIP Manager, will also effect Angelo, Gordon's investment allocations. Under these PPIP rules and guidelines, we will not be permitted to purchase any assets from AG-GECC PPIF or sell any assets to AG-GECC PPIF. Angelo, Gordon will be required to report all positions in Legacy Securities held by AG-GECC PPIF, us or any Angelo, Gordon private fund or account in order for the U.S. Treasury to evaluate whether Angelo, Gordon is purposefully disadvantaging AG-GECC PPIF relative to other Angelo, Gordon funds or accounts, including our company. In addition, the U.S. Treasury and Special Investigator General of the Troubled Asset Relief Program has the right to conduct annual and ad hoc audits of Angelo, Gordon's compliance with these rules.

The ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager spends managing us. Furthermore, during turbulent conditions in the real estate industry, distress in the credit markets or other times when we will need focused support and assistance from Angelo, Gordon, other entities for which Angelo,

Gordon also acts as an investment manager will likewise require greater focus and attention, placing Angelo, Gordon's resources in high demand. In these situations, we may not receive the necessary support and assistance we require or would otherwise receive if we were internally managed or if Angelo, Gordon did not act as a manager for other entities.

We have agreed to pay our Manager a base management fee that is tied to our Stockholders' Equity and incentive compensation that is based on our Core Earnings. The base management fee component may not sufficiently incentivize our Manager to generate attractive, risk-adjusted returns for us. The incentive compensation component may cause our Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, to achieve higher incentive compensation. This could result in increased risk to the value and long-term performance of our investment portfolio.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. However, subject to our Manager's allocation policy, Angelo, Gordon's Code of Ethics contains a conflicts of interest policy that restricts the ability of our directors, officers and personnel, as well as employees of our Manager who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us.

Recent regulatory developments

Public-private investment program

On March 23, 2009, the U.S. Treasury, in conjunction with the FDIC and the Federal Reserve, announced the establishment of the PPIP. The PPIP is designed to encourage the removal of certain illiquid legacy assets, including real estate-related assets, from the balance sheets of financial institutions, restarting the market for these assets and supporting the flow of credit and other capital into the broader economy. The PPIP is expected to be $500 billion to $1 trillion in size and has two primary components: a Legacy Securities Program and a Legacy Loan Program. Under the Legacy Securities Program, Legacy Securities PPIFs will be established to purchase from financial institutions non-Agency CMBS and RMBS issued prior to 2009 that were originally rated AAA or an equivalent rating by two or more rating agencies without ratings enhancement. These securities must be secured directly by the actual mortgage loans, leases or other assets, and not by other securities (other than certain swap positions, as determined by the U.S. Treasury), and the loans and other assets underlying these securities must be situated predominantly in the United States. Legacy Securities PPIFs will be funded with equity capital from both the U.S. Treasury and private investors as well as debt financing from one or more of the U.S. Treasury, the TALF, other U.S. Government programs and private sources. Under the Legacy Loan Program, which has been placed on hold by the FDIC, Legacy Loan PPIFs may be established to purchase troubled loans from insured depository institutions.

We intend to use a significant portion of the proceeds of this offering to make an equity investment in AG-GECC PPIF, a PPIP private investment partnership formed to invest in Legacy non-Agency CMBS and RMBS. AG-GECC PPIF is managed by a joint venture formed between, and jointly controlled by, Angelo, Gordon & Co., L.P. and an affiliate of General Electric Capital Corporation. On July 8, 2009, the PPIF Manager was pre-qualified by the U.S. Treasury as one of only nine initial fund managers for a Legacy Securities PPIF.

Term asset-backed securities loan facility

On November 25, 2008, the U.S. Treasury and the Federal Reserve announced the creation of the TALF. Under the TALF, The Federal Reserve Bank of New York, or the FRBNY, provided non-recourse loans to borrowers to fund their purchase of eligible assets, which initially included certain asset-backed securities, or ABS, but not CMBS or RMBS. On March 23, 2009, the U.S. Treasury announced preliminary plans to expand the TALF to include non-Agency CMBS and RMBS. On May 1, 2009, the Federal Reserve provided more of the details as to how TALF is to be expanded to CMBS and explained that beginning on June 16, 2009, up to $100 billion of TALF loans will be available to finance purchases of CMBS created on or after January 1, 2009. Additionally, on May 19, 2009, the Federal Reserve announced that certain high quality legacy CMBS, including CMBS issued before January 1, 2009, would become eligible collateral under the TALF starting in July 2009. We believe that the expansion of the TALF to include highly rated CMBS may provide us with attractively priced non-recourse term borrowings that we could use to purchase newly created and legacy CMBS that are eligible for funding under this program. Many legacy CMBS have had their ratings downgraded by at least one rating agency (or have been put on notice as being likely to be downgraded in the near future) as property values have declined during the current recession because a large amount of legacy CMBS are backed by whole loans that were originated during a period of time when property values were relatively high and economic fundamentals were relatively strong. These downgrades significantly reduce the quantity of legacy CMBS that are TALF eligible. Accordingly, unless the criteria for legacy CMBS eligibility change, we expect most of our TALF eligible CMBS investments will be in newly issued CMBS. To date, the TALF has also not yet been expanded to cover non-Agency RMBS. We believe that once so expanded, the TALF may provide us with attractively priced non-recourse term borrowing facilities that we can use to purchase non-Agency RMBS. However, there can be no assurance that the TALF will be expanded to include this asset class and, if so expanded, that we will be able to utilize it successfully or at all. On May 19, 2009, The Federal Reserve Board announced that, starting in July, Legacy CMBS will become eligible collateral under the TALF. On July 2, 2009, FRBNY announced the various procedures and parameters that will govern how Legacy CMBS will be treated under the TALF and that the initial subscription date for Legacy CMBS will begin on July 16, 2009.

Operating and regulatory structure

REIT qualification

In connection with this offering, we intend to elect to be treated as a REIT under Sections 856 through 859 of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, commencing with our taxable year ending on December 31, 2009. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

As a REIT, we generally will not be subject to U.S. federal income tax on our REIT taxable income we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Accordingly, our failure to qualify as a REIT could have a material adverse impact on our results of operations and amounts available for distribution to our stockholders. Even if we qualify for taxation as a REIT, we may be subject to some U.S. federal, state and local taxes on our income or property. In addition, subject to maintaining our qualification as a REIT, a significant portion of our business is expected to be conducted through, and a significant portion of our income may be earned in, one or more TRSs that are subject to corporate income taxation.

Investment Company Act exemption

The Investment Company Act generally regulates the operations of any public company primarily engaged in the business of investing in securities. We intend to conduct our and our subsidiaries' operations so as not to become regulated under the Investment Company Act by relying on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C) exempts from the definition of "investment company" entities primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. To the extent that we or any of our subsidiaries engage in a 3(c)5(C) business through one or more majority owned subsidiaries, we will rely on the exemption provided by Section 3(c)(6) of the Investment Company Act.

The staff of the Securities and Exchange Commission, or SEC, generally requires an entity relying on Section 3(c)(5)(C) to invest at least 55% of its portfolio in "qualifying assets" and at least another 25% in additional qualifying assets or in "real estate-related" assets (with no more than 20% comprised of miscellaneous assets). Qualifying assets for this purpose include mortgage loans and other assets, such as whole pool Agency and non-Agency RMBS, that the SEC staff in various no-action letters or other pronouncements has determined are the functional equivalent of whole mortgage loans for the purposes of the Investment Company Act.

We intend to treat as real estate-related assets CMBS, debt and equity securities of companies primarily engaged in real estate businesses, Agency partial pool certificates, non-Agency partial pool MBS and securities issued by AG-GECC PPIF. Certain of our other direct or indirect subsidiaries that we may form in the future may also rely on the Section 3(c)(5)(C) exemption.

Instead of, or in addition to, utilizing the Section 3(c)(5)(C) and Section 3(c)(6) exemptions, we may operate as a holding company that falls outside of the definition of "investment company" set forth in Section 3(a)(1)(C) of the Investment Company Act. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire "investment securities" having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term "investment securities," among other things, are securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the "private investment company" exceptions from the definition of investment company set forth in Sections 3(c)(1) and 3(c)(7) of the Investment Company Act. For example, we would not treat a majority ownership position in a subsidiary that qualified for the Section 3(c)(5)(C) exemption as an investment security. In addition U.S. Government securities and cash items do not count in the 40% test computation.

If we determine to use the 40% test, any securities issued to us by any wholly owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of investment company based on Sections 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis.

We may in the future organize additional special purpose subsidiaries that will borrow under the TALF. We expect that some of these TALF subsidiaries may rely on Section 3(c)(7) for their Investment Company Act exemption and, therefore, that our interest in such TALF subsidiaries would constitute an "investment security" for purposes of determining whether we pass the 40% test.

We may also organize one or more TALF subsidiaries that rely on the Investment Company Act exemption provided to certain structured financing vehicles by Rule 3a-7. Compliance with Rule 3a-7 requires, among other things, limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. Our interests in majority-owned TALF subsidiaries that rely on Rule 3a-7 would not be "investment securities" for purposes of determining whether we pass the 40% test. We expect that the aggregate value of our interests in TALF subsidiaries that seek to rely on Rule 3a-7 will comprise less than 20% of our total assets on an unconsolidated basis.

We will monitor our holdings to ensure continuing and ongoing compliance with these tests. The SEC and its staff may from time to time change its view as to whether certain assets are qualifying assets or real estate-related assets for purposes of Section 3(c)(5)(C) or its view of the application of the 40% test. Accordingly, we may need to adjust our or AG FIT's assets and strategy in order to continue to maintain our Investment Company Act exemption. Any such adjustment in our assets or strategy is not expected to have a material adverse effect on our business or strategy. However, although we intend to monitor our portfolio periodically and prior to each investment acquisition, there can be no assurance that we will be able to maintain our exemption from registration.

Distribution policy

We generally need to distribute at least 90% of our ordinary taxable income each year (subject to certain adjustments) to our stockholders in order to qualify as a REIT under the Internal Revenue Code. Although we anticipate making quarterly distributions to our stockholders, the timing, form and amount of any distributions to our stockholders, if any, will be at the sole discretion of our board of directors and will depend upon a number of factors, as to which no assurance can be given. Our ability to make distributions to our stockholders depends, in part, upon the performance of our investment portfolio. For additional details, see "Distribution Policy." Distributions to our stockholders will be generally taxable to our stockholders as ordinary income, although a portion of our distributions may be designated by us as capital gain or qualified dividend income or may constitute a return of capital. See "U.S. Federal Income Tax Considerations—Taxation of Stockholders."

Restrictions on ownership and transfer of shares

Our articles of incorporation, subject to certain exceptions, prohibit any person from directly or indirectly owning more than 9.8% by vote or value, whichever is more restrictive, of our outstanding common stock, referred to in this prospectus collectively as the share ownership limits. Our articles of incorporation also prohibit any person from directly or indirectly owning our common stock of any class if such ownership would result in us being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT.

Our articles of incorporation generally provide that any common stock owned or transferred in violation of the foregoing restrictions will be deemed to be transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee will acquire no rights in such shares. If the foregoing is ineffective for any reason to prevent a violation of these restrictions, then the transfer of such shares will be void ab initio.

No person may transfer our common stock or any interest in our common stock if the transfer would result in our common stock being owned by fewer than 100 persons. Any attempt to transfer our common stock in violation of this minimum will be void ab initio.

The offering

Common stock offered by us	common stock (plus up to an additional common stock that we may issue and sell upon the exercise of the underwriters' overallotment option).
Common stock to be outstanding after this offering	shares.(1)(2)(3)
Use of proceeds

We intend to use a significant portion of the net proceeds of this offering and our concurrent private placement to make an equity investment in AG-GECC PPIF. We also intend to use a portion of net proceeds to invest in a portfolio of Agency RMBS, multi-family CMBS and triple net lease assets as part of our plan to qualify as a REIT, while satisfying the requirements for exemption from registration under the Investment Company Act.

We intend to hold the remaining net proceeds of this offering and our concurrent private placement as cash or acquire high grade, short-term securities, such as securities guaranteed by Ginnie Mae, securities issued and guaranteed by Freddie Mac or Fannie Mae or short-term funds, as well as cash equivalents for temporary cash management until we identify and consummate one or more transactions that are consistent with our investment objective. These investments are expected to provide a lower rate of return than we will seek from the implementation of our investment strategies. Prior to the time we have fully invested the remaining net proceeds of this offering and our concurrent private placement, we may fund quarterly distributions out of such net proceeds.

Proposed NYSE symbol	" "
Ownership and transfer restrictions

Our articles of incorporation, subject to certain exceptions, prohibits any person from directly or indirectly owning more than 9.8% by vote or value, whichever is more restrictive, of our outstanding common stock. See "Description of Common Stock—Restrictions on Ownership and Transfer."

Risk factors

Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under "Risk Factors" and all other information in this prospectus before investing in our common stock.

(1)
Assumes the underwriters' overallotment option to purchase up to an additional                      shares of our common stock is not exercised.

(2)
Concurrently with this offering, we will sell to certain affiliates of Angelo, Gordon & Co., L.P. and to certain of our officers, in a separate private placement,       % of our outstanding common stock after giving effect to the common stock issued in this offering, excluding common stock that may be sold pursuant to the underwriters' overallotment option, at a price per share equal to the initial public offering price per share in this offering.

(3)
Does not include (i)                   shares of restricted common stock to be granted to our executive officers and other employees of our Manager under our equity incentive plan upon the completion of this offering, (ii)                   shares of restricted common stock to be granted to our independent directors under our equity incentive plan upon the completion of this offering or (iii)                   shares of our common stock available for future grant under our equity incentive plan. See "Management—Equity Incentive Plan."

Our information

Our principal executive offices are located at 245 Park Avenue, New York, New York 10167. Our telephone number is (212) 692-2000. Our website is http://www.                      .com. The contents of our website are not a part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

Risk factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained in this prospectus, before making a decision to purchase our common stock in this offering. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, cash flows, liquidity, results of operations, funds from operations, share price, ability to service our indebtedness and ability to make cash distributions to our stockholders and could cause you to lose all or a significant part of your investment in our common stock. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statement referred to under "Cautionary Statement Regarding Forward-Looking Statements."

Risks associated with our management and relationship with our Manager and its affiliates

We are dependent upon our Manager, its affiliates and their key personnel and may not find a suitable replacement if the management agreement with our Manager is terminated or such key personnel are no longer available to us, which would materially and adversely affect us.

In accordance with our management agreement, we are externally advised by our Manager, and all of our officers are employees of our Manager or its affiliates. We have no separate facilities and will have no employees upon completion of this offering. Pursuant to our management agreement, our Manager will be obligated to supply us with our senior management team, and the members of that team may have conflicts in allocating their time and services between us and other entities or accounts managed by our Manager, including AG-GECC PPIF, now or in the future, including other Angelo, Gordon funds. We expect that all or substantially all of our investment, financing and risk management decisions will be made by our Manager and not by us, and our Manager also will have significant discretion as to the implementation of our operating policies and strategies. Furthermore, our Manager has the sole discretion to hire and fire its employees, and our board of directors and stockholders will not have any authority over the individual employees of our Manager, although our board of directors will have authority over our officers who are supplied by our Manager. Accordingly, we are completely reliant upon, and our success depends exclusively on, our Manager's personnel, services, resources, facilities, relationships and contacts. No assurance can be given that our Manager will act in our best interests with respect to the allocation of personnel, services and resources to our business. In addition, the management agreement does not require our Manager to dedicate specific personnel to us or to require personnel servicing our business to allocate a specific amount of time to us. The failure of any of our Manager's key personnel to service our business with the requisite time and dedication, or the departure of such personnel from our Manager, or the failure of our Manager to attract and retain key personnel, would materially and adversely affect our ability to execute our business plan. Further, when there are turbulent conditions in the real estate markets, distress in the credit markets significant investing opportunities or other times when we will need focused support and assistance from our Manager, the attention of our Manager's personnel and executive officers and the resources of Angelo, Gordon will also be required by the other funds and accounts managed by our Manager and its affiliates, placing our Manager's resources in high demand. In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed or if our Manager did not act as a manager for other entities. If the management agreement is terminated and a suitable replacement is not secured in a timely manner or at all, we would likely be unable to execute our business plan, which would materially and adversely affect us.

The management agreement was not negotiated on an arm's length basis and the terms, including the fees payable to our Manager, may not be as favorable to us than if the agreement was negotiated with unaffiliated third parties.

All of our officers and       of our directors are employees of our Manager, Angelo, Gordon or its affiliates. The management agreement was negotiated between related parties, and we did not have the benefit of arm's length negotiations of the type normally conducted with an unaffiliated third party and the terms, including the fees payable to our Manager may not be as favorable to us. We may choose not to enforce, or to enforce less vigorously, our rights under the management agreement because of our desire to maintain our ongoing relationship with our Manager.

We expect that our Manager will source all of our investments, and existing or future entities or accounts managed by our Manager may compete with us for, or may participate in, some of those investments, which could result in conflicts of interest.

Although we and our Manager have adopted an allocation policy to specifically address some of the conflicts relating to our investment opportunities, which are described under "Business—Conflicts of Interest," there is no assurance that this policy will be adequate to address all of the conflicts that may arise or will address such conflicts in a manner that results in the allocation of a particular investment opportunity to us or is otherwise favorable to us. We will be limited in our ability to acquire assets that are not "qualifying real estate assets" and/or real estate-related assets, as described under "Business—Operating and Regulatory Structure—Investment Company Act Exemption," whereas other Angelo, Gordon funds and other entities or accounts that Angelo, Gordon currently manages and may manage in the future will not be so limited. There is no limitation on the ability of our Manager to manage additional entities or accounts. In addition, our Manager and/or other Angelo, Gordon funds and the other entities or accounts managed by Angelo, Gordon now or in the future may participate in some of our investments. Our interests in such investments may also conflict with the interests of our Manager in the event of a default or restructuring of the investment. Participating investments will not be the result of arm's length negotiations and will involve potential conflicts between our interests and those of our Manager or such other entities or accounts in obtaining favorable terms. To the extent permitted under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), the same personnel may determine the price and terms for the investments for both us and our Manager or such other entities or accounts and there can be no assurance that any procedural protections, such as obtaining market prices or other reliable indicators of fair market value, will prevent the consideration we pay for these investments from exceeding their fair market value or ensure that we receive terms for a particular investment opportunity that are as favorable as those available from an independent third party.

Our Manager, in connection with activities other than on our behalf, may acquire material non-public information about an entity that may restrict our Manager from trading securities of such entity for us at an opportune time or otherwise using such information for our benefit.

Funds affiliated with our Manager will receive priority over us with respect to certain new investment opportunities.

Angelo, Gordon operates funds and manages accounts that have similar investment strategies and target assets as us. Pursuant to Angelo, Gordon's investment allocation policy, Angelo, Gordon funds will receive the first right to invest in certain of our target assets that are, by their nature, not divisible, such as commercial and residential mortgage loans and other real estate-related and financial assets over us. In addition, any investment opportunity for triple net lease assets or equity interests in real estate will be available first to Angelo, Gordon funds that focus on these target assets.

A significant portion of the proceeds from this offering and the concurrent private placement will be invested in AG-GECC PPIF, a private investment fund which we do not fully control.

A significant portion of the proceeds from this offering and the concurrent private placement will be invested by us, through our wholly owned subsidiary, AG FIT, LLC, into limited partnership interests in AG-GECC PPIF, a private investment partnership formed to make investments under PPIP. AG-GECC PPIF is managed by a joint venture formed between, and jointly controlled by, Angelo, Gordon & Co., L.P. and an affiliate of General Electric Capital Corporation. Although we expect our Manager to have significant influence over the investments to be made by AG-GECC PPIF, neither we, our Manager or Angelo, Gordon will control AG-GECC PPIF. In addition, the investment strategy of AG-GECC PPIF is not entirely consistent with our own investment strategy given AG-GECC PPIF's capital structure and limited term. Under rules established by the U.S. Government for all private PPIP investment managers, the PPIF Manager and General Electric Capital Corporation will be subject to certain conflict of interest and investment allocation standards that generally prohibit the PPIF Manager from favoring any other affiliated entities over AG-GECC PPIF. We are affiliated with the PPIF Manager. Many of the same individuals who will manage us will also participate in the PPIF Manager. As a result, these individuals may have conflicts between their duties to us and their duties to AG-GECC PPIF, of which we will participate as a limited partner. Under the U.S. Government's rules for private PPIP investment managers, the PPIF Manager may not favor us over AG-GECC PPIF when an investment or sale opportunity arises. In addition, our investment in AG-GECC PPIF is subject to most of the risks of your investment in us.

Our results are dependent upon the efforts of our Manager.

Our Manager's success, which will be largely determinative of our own success, will depend on many factors, including the availability of attractive risk-adjusted investment opportunities that satisfy our targeted investment strategies and then identifying and consummating them on favorable terms, the level and volatility of interest rates, its ability to access on our behalf short-term and long-term financing on favorable terms and conditions in the financial markets, real estate market and the economy, as to which no assurance can be given. In addition, our Manager will face substantial competition for attractive investment opportunities. We cannot assure you that our Manager will be able to cause us to make investments with attractive risk-adjusted returns or will not seek on our behalf investments with greater risk to obtain the same level of returns or that the value of our investments in the future will not decline substantially.

Our Manager's senior management team has limited experience operating a REIT or a public company.

Our Manager's senior management team has limited experience operating a REIT or a public company. The REIT provisions of the Internal Revenue Code are complex, and any failure to comply with those provisions in a timely manner could prevent us from qualifying as a REIT or force us to pay unexpected taxes and penalties. In such events, our net income would be reduced and we would incur a loss. In addition, our Manager has no experience operating a business in compliance with the numerous requirements and limitations of the Investment Company Act applicable to REITs. Our Manager's lack of experience in managing a portfolio of assets under REIT and Investment Company Act limitations may limit our ability to achieve our investment objectives. Our Manager's senior management team may not operate us successfully or generate sufficient operating cash flows to make or sustain distributions to our stockholders.

Our board of directors has approved very broad investment policies for our Manager and will not review or approve each investment decision made by our Manager.

Our Manager is authorized to follow very broad investment policies and, therefore, has great latitude in determining the types of assets that are proper investments for us, allocations among asset classes and individual investment decisions. In the future, our Manager may make investments with lower rates of return than those anticipated under current market conditions and/or may make investments with greater risks to achieve those anticipated returns. Our board of directors will periodically review our investment policies and our investment portfolio but will not review or approve each proposed investment by our Manager unless it falls outside our investment policies or constitutes a related party transaction. In addition, in conducting periodic reviews, our board of directors will rely primarily on information provided to it by our Manager. Furthermore, our Manager may use complex strategies, and transactions entered into by our Manager may be costly, difficult or impossible to unwind by the time they are reviewed by our board of directors.

The manner of determining the base management fee may not provide sufficient incentive to our Manager to maximize risk-adjusted returns on our investment portfolio because it is based on our Stockholders' Equity and not on our performance.

Our Manager is entitled to receive a base management fee that is based on our Stockholders' Equity at the end of each quarter. Accordingly, the possibility exists that significant base management fees could be payable to our Manager for a given quarter despite the fact that we could experience a net loss during that quarter. Our Manager's entitlement to such significant non-performance-based compensation may not provide sufficient incentive to our Manager to devote its time and effort to source and maximize risk-adjusted returns on our investment portfolio, which could, in turn, adversely affect our ability to make distributions to our stockholders and the market price of our common stock.

The manner of determining the incentive fee may cause our Manager to invest in more risky investments to increase our short-term net income and thereby increase the incentive fee it earns.

Our Manager is entitled to receive incentive compensation based on our performance in each quarter. In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on our Core Earnings may lead our Manager to place undue emphasis on the maximization of short-term net income at the expense of other criteria, such as preservation of capital, maintaining sufficient liquidity and/or management of market risk, in order to achieve higher incentive compensation. Investments with higher yield potential are generally riskier and more speculative. In addition, our Manager may have a conflict of interest in deciding upon whether to sell any investment at a gain, thereby recognizing additional incentive compensation, or to hold such investment based on its long-term value. This could result in increased risk to the value and long-term performance of our portfolio.

Termination of our management agreement would be costly and, in certain cases, not permitted.

It is difficult and costly to terminate the management agreement we have entered into with our Manager without cause. Our independent directors will review our Manager's performance and the management fees annually, and following the initial term ending                          , 2012, the management agreement provides that it may be terminated annually by us without cause upon the affirmative vote of at least two-thirds of our independent directors or by a vote of the holders of at least two-thirds of our outstanding common stock, in each case based upon (i) our Manager's unsatisfactory performance that is materially detrimental to us or (ii) our determination that the management fees payable to our Manager are not fair, subject to our Manager's right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. Our Manager must be provided 180-days' prior notice of any such termination. Upon any such termination without cause, we will pay our Manager a termination fee equal to three times the sum of (a) the average annual base management fee and (b) the average annual (or, if the period is less than 24 months, annualized) incentive fee earned by our Manager during the prior 24-month period before termination, calculated as of the end of the most recently completed fiscal quarter. These provisions may increase the effective cost to us of terminating the management agreement, thereby adversely affecting our interest or ability to terminate our Manager without cause.

Our Manager may terminate the management agreement if we become required to register as an investment company under the Investment Company Act with termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee to our Manager. Furthermore, our Manager may decline to renew the management agreement by providing us with 180 days' written notice, in which case we would not be required to pay a termination fee to our Manager. Our Manager may also terminate the management agreement upon at least 60 days' prior written notice if we default in the performance of any material term of the management agreement and the default continues for a period of 30 days after written notice to us, whereupon we would be required to pay to our Manager the termination fee described above. If the management agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan.

Our Manager's liability is limited under the management agreement, and we have agreed to indemnify our Manager against certain liabilities.

The management agreement provides that our Manager will not assume any responsibility other than to provide the services specified in such agreement. The agreement further provides that our Manager will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. In addition, our Manager, Angelo, Gordon and its respective affiliates, managers, officers, directors, directors, employees and members will be held harmless from, and indemnified by us against, certain liabilities on customary terms.

Risks related to our business

We have no operating history and may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our stockholders.

We were organized in June 2009 and have no operating history. We have no assets and will only commence operations upon completion of this offering. We do not have any historical financial statements with which you may evaluate us, the performance of the investments that we intend to make or the effectiveness of our investment and other strategies as a whole. Our ability to make or sustain distributions to our stockholders will depend on many factors, including the availability of attractive risk-adjusted investment opportunities that satisfy our investment strategies and our Manager's success in identifying and consummating them on favorable terms, the level and volatility of interest rates, readily accessible short-term and long-term financing on favorable terms and conditions in the financial markets, real estate market and the economy, as to which no assurance can be given. In addition, we will face substantial competition in acquiring attractive investments. We cannot assure you that we will be able to make investments with attractive risk-adjusted returns or will not seek investments with greater risk to obtain the same level of returns or that the value of our investments in the future will not decline substantially. Furthermore, there can be no assurance that we will be able to generate sufficient returns to pay our operating expenses and make distributions to our stockholders.

As a result of difficult conditions in the financial markets and the economy generally, the risks to our business strategies are high and there are no assurances that we will be successful in implementing our business strategies.

The implementation of our business strategies may be materially affected by current conditions in the mortgage market, the financial markets and the economy generally. Continuing concerns over inflation, energy costs, geopolitical issues, the availability and cost of credit, the mortgage market and a declining real estate market have contributed to increased volatility and diminished expectations for the economy and markets going forward. The commercial and residential mortgage market has been severely affected by changes in the lending landscape and there is no assurance that these conditions have stabilized or that they will not worsen. The severity of the liquidity limitation was largely unanticipated by the markets, and access to mortgages has been substantially limited. While the limitation on financing was initially in the subprime mortgage market, the liquidity issues have now also affected prime and Alt-A lending, with mortgage rates on certain types of loans remaining higher than previously available in recent periods and many product types being severely curtailed. This has an impact on new demand for homes, which will compress the home ownership rates and weigh heavily on future home price performance. There is a strong correlation between home price growth rates and mortgage loan delinquencies.

In addition to the foregoing, the commercial and residential mortgage market in the United States has experienced defaults, credit losses and significant liquidity concerns. Certain commercial banks, investment banks and insurance companies have announced extensive losses from exposure to the commercial and residential mortgage market. These losses have reduced financial industry capital, leading to reduced liquidity for many institutions. These factors have impacted investor perception of the risk associated with CMBS, RMBS, triple net leases, commercial and residential mortgage loans, real estate-related securities and various other asset classes in which we intend to invest. As a result, values for CMBS, RMBS, triple net leases, commercial and residential mortgage loans, real estate-related securities and various other asset classes in which we intend to invest have experienced substantial volatility. A continuation or increase in the volatility and deterioration in the broader CMBS and RMBS and commercial and residential mortgage markets may adversely affect the performance and market value of our investments.

Dramatic declines in the housing market, with falling home prices and increasing foreclosures and unemployment, have resulted in, and may result in further, significant asset write-downs by depository institutions, which, combined with other factors, have caused many depository institutions to seek additional capital, to merge with other institutions and, in some cases, to fail. Institutions from which we may seek to obtain financing may have owned or financed commercial and residential mortgage loans, real estate-related securities and real estate loans which have declined in value and caused them to suffer losses as a result of the recent downturn in the commercial and residential mortgage market. Many lenders and institutional investors have reduced and, in some cases, ceased to provide funding to borrowers, including other depository institutions. If these conditions persist, these institutions may become insolvent or tighten their lending standards, which could make it more difficult for us to obtain financing on favorable terms or at all. As a result, our ability to acquire assets and implement our business strategy may be hindered, and our results of operations may be negatively affected.

Compliance with our Investment Company Act exemption imposes limits on our operations.

The Investment Company Act generally regulates the operations of any public company primarily engaged in the business of investing in securities. We intend to conduct our and our subsidiaries' operations so as not to become regulated under the Investment Company Act by relying on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C) exempts from the definition of "investment company" entities primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. To the extent that we or any of our subsidiaries engage in a 3(c)5(C) business through one or more majority owned subsidiaries, we will rely on the exemption provided by Section 3(c)(6) of the Investment Company Act.

The staff of the Securities and Exchange Commission, or SEC, generally requires an entity relying on Section 3(c)(5)(C) to invest at least 55% of its portfolio in "qualifying assets" and at least another 25% in additional qualifying assets or in "real estate-related" assets (with no more than 20% comprised of miscellaneous assets). Qualifying assets for this purpose include mortgage loans and other assets, such as whole pool Agency and non-Agency RMBS, that the SEC staff in various no-action letters or other pronouncements has determined are the functional equivalent of whole mortgage loans for the purposes of the Investment Company Act.

We intend to treat as real estate-related assets CMBS, debt and equity securities of companies primarily engaged in real estate businesses, Agency partial pool certificates, non-Agency partial pool MBS and securities issued by AG-GECC PPIF. Certain of our other direct or indirect subsidiaries that we may form in the future may also rely on the Section 3(c)(5)(C) exemption.

Instead of, or in addition to, utilizing the Section 3(c)(5)(C) and Section 3(c)(6) exemptions, we may operate as a holding company that falls outside of the definition of "investment company" set forth in Section 3(a)(1)(C) of the Investment Company Act. Section 3(a)(1)(C) of

the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire "investment securities" having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term "investment securities," among other things, are securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the "private investment company" exceptions from the definition of investment company set forth in Sections 3(c)(1) and 3(c)(7) of the Investment Company Act. For example, we would not treat a majority ownership position in a subsidiary that qualified for the Section 3(c)(5)(C) exemption as an investment security. In addition U.S. Government securities and cash items do not count in the 40% test computation.

If we determine to use the 40% test, any securities issued to us by any wholly owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of investment company based on Sections 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis.

We may in the future organize additional special purpose subsidiaries that will borrow under the TALF. We expect that some of these TALF subsidiaries may rely on Section 3(c)(7) for their Investment Company Act exemption and, therefore, that our interest in such TALF subsidiaries would constitute an "investment security" for purposes of determining whether we pass the 40% test.

We may also organize one or more TALF subsidiaries that rely on the Investment Company Act exemption provided to certain structured financing vehicles by Rule 3a-7. Compliance with Rule 3a-7 requires, among other things, limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. Our interests in majority-owned TALF subsidiaries that rely on Rule 3a-7 would not be "investment securities" for purposes of determining whether we pass the 40% test. We expect that the aggregate value of our interests in TALF subsidiaries that seek to rely on Rule 3a-7 will comprise less than 20% of our total assets on an unconsolidated basis.

We will monitor our holdings to ensure continuing and ongoing compliance with these tests. The SEC and its staff may from time to time change its view as to whether certain assets are qualifying assets or real estate-related assets for purposes of Section 3(c)(5)(C) or its view of the application of the 40% test. Accordingly, we may need to adjust our or AG FIT's assets and strategy in order to continue to maintain our Investment Company Act exemption. Any such adjustment in our assets or strategy is not expected to have a material adverse effect on our business or strategy. However, although we intend to monitor our portfolio periodically and prior to each investment acquisition, there can be no assurance that we will be able to maintain our exemption from registration.

If we cannot utilize at least one of the exemptions described above, we may have to register under the Investment Company Act and we could become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

Failure to maintain our exemption from registration under the Investment Company Act could negatively affect the value of our common stock, the sustainability of our business model and our ability to make distributions to stockholders.

If we fail to qualify for one of the foregoing exemptions in the future, we could be required to restructure our activities in a manner that, or at a time when, we would not otherwise choose to do so, which could negatively affect the value of our common stock, the sustainability of our business model, and our ability to make distributions. For example, in the case of a subsidiary that uses the Section 3(c)(5)(C) Investment Company Act exemption, if the market value of that subsidiary's investments in miscellaneous securities were to increase by an amount that resulted in less than 55% of its assets being invested in qualifying real estate assets or in less than 80% of its assets being invested in qualifying real estate assets and real estate-related assets together, that subsidiary might have to sell securities and redeploy its investments to continue to qualify for the Section 3(c)(5)(C) exemption. The sale could occur during adverse market conditions, and the subsidiary could be forced to accept a price below that which we believed acceptable. In addition, there can be no assurance that the laws and regulations governing REITs, including interpretations of the SEC's Division of Investment Management relating to the treatment of assets as qualifying real estate assets or real estate-related assets, will not change in a manner that adversely affects our operations.

A loss of our Investment Company Act exemption would allow our Manager to terminate the management agreement with us, without the payment of a termination fee. In addition, because affiliate transactions generally are prohibited under the Investment Company Act, we would not be able to enter into transactions with any of our affiliates if we fail to maintain our exemption and may be required to terminate any other agreements with affiliates. The termination of any of these agreements would have a material adverse effect on our ability to execute our business strategy. If any of these agreements were terminated, we would have to obtain the services on our own. We might not be able to replace these services in a timely manner or on favorable terms, or at all.

Competition may limit the availability of desirable investments and result in reduced risk-adjusted returns.

Our profitability depends, in part, on our ability to acquire our targeted investments at favorable prices. We will compete with other mortgage REITs, specialty finance companies, private funds, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, depository institutions, governmental bodies and other entities. These other entities will increase competition for the available supply of mortgage assets suitable for purchase. Many of our anticipated competitors are significantly larger than we are and have stronger balance sheets and access to greater capital and other resources than we have and may have other advantages over us. In addition, some of our competitors may have higher risk tolerances or different risk assessments and may not be subject to the operating restraints associated with REIT tax compliance or maintenance of an exemption from registration under the Investment Company Act, which could allow them to consider a wider variety of investments and establish more relationships than we can. Current market conditions and the high-profile nature of the Legacy Securities Program will likely attract more competitors, which would increase the competition for assets and sources of financing. Competition may result in fewer investments, higher prices, acceptance of greater risk, lower yields and a narrower spread of yields over our financing costs. In addition, competition for desirable investments could delay the investment of our capital, which could materially and adversely affect our results of operations and cash flows. As a result, there can be no assurance that we will be able to identify and finance investments that are consistent with our investment objective or to achieve positive investment results or investment results that allow any or a specified level of distributions to our stockholders, and our failure to accomplish any of the foregoing would materially and adversely affect us.

We may change our investment and operational policies without stockholder consent, which may adversely affect the market value of our common stock and our ability to make distributions to our stockholders.

Our board of directors determines our operational policies and may amend or revise such policies, including our policies with respect to our REIT qualification, acquisitions, dispositions, operations, indebtedness and distributions, or approve transactions that deviate from these policies, without a vote of, or notice to, our stockholders. Operational policy changes could adversely affect the market value of our common stock and our ability to make distributions to our stockholders.

We may also change our investment strategies and policies and target asset classes at any time without the consent of our stockholders, which could result in our making investments that are different in type from, and possibly riskier than, the investments contemplated in this prospectus. A change in our investment strategies and policies and target asset classes may increase our exposure to interest rate risk, default risk and real estate market fluctuations, which could adversely affect the market value of our common stock and our ability to make distributions to our stockholders.

We are highly dependent on information systems and systems failures could significantly disrupt our business, which could have a material adverse effect on our results of operations and cash flows.

Our business is highly dependent on the communications and information systems of Angelo, Gordon. Any failure or interruption of these systems could cause delays or other problems in our securities trading activities, which could have a material adverse effect on our results of operations and cash flows and negatively affect the market price of our common stock and ability to make distributions to our stockholders.

Terrorist attacks and other acts of violence or war may affect the real estate industry generally and our business, financial condition and results of operations.

The terrorist attacks on September 11, 2001 disrupted the U.S. financial markets, including the real estate capital markets, and negatively impacted the U.S. economy in general. Any future terrorist attacks, the anticipation of any such attacks, the consequences of any military or other response by the U.S. and its allies, and other armed conflicts could cause consumer confidence and spending to decrease or result in increased volatility in the U.S. and worldwide financial markets and economy. The economic impact of these events could also adversely affect the credit quality of some of our loans and investments and the properties underlying our interests.

We may suffer losses as a result of the adverse impact of any future attacks and these losses may adversely impact our performance and may cause the market value of our common stock to decline or be more volatile. A prolonged economic slowdown, recession or declining real estate values could impair the performance of our investments and harm our financial condition and results of operations, increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. We cannot predict the severity of the effect that potential future armed conflicts and terrorist attacks would have on us. Losses resulting from these types of events may not be fully insurable.

We will be subject to the requirements of the Sarbanes-Oxley Act of 2002, which may be costly and challenging.

Our management will be required to deliver a report that assesses the effectiveness of our internal controls over financial reporting, pursuant to Section 302 of the Sarbanes-Oxley Act as of December 31 subsequent to the year in which our registration statement becomes effective. Section 404 of the Sarbanes-Oxley Act requires our independent registered public accounting firm to deliver an attestation report on management's assessment of, and the operating effectiveness of, our internal controls over financial reporting in conjunction with their opinion on our audited financial statements as of the same date. Substantial work on our part is required to implement appropriate processes, document the system of internal control over key processes, assess their design, remediate any deficiencies identified and test their operation. This process is expected to be both costly and challenging. We cannot give any assurances that material weaknesses will not be identified in the future in connection with our compliance with the provisions of Sections 302 and 404 of the Sarbanes-Oxley Act. The existence of any material weakness described above would preclude a conclusion by management and our independent auditors that we maintained effective internal control over financial reporting. Our management may be required to devote significant time and incur significant expense to remediate any material weaknesses that may be discovered and may not be able to remediate any material weaknesses in a timely manner. The existence of any material weakness in our internal control over financial reporting could also result in errors in our financial statements that could require us to restate our financial statements, cause us to fail to meet our reporting obligations and cause stockholders to lose confidence in our reported financial information, all of which could lead to a decline in the trading price of our common stock.

Risks related to U.S. government programs

There can be no assurance that the actions of the U.S. Government, Federal Reserve, U.S. Treasury and other governmental and regulatory bodies for the purpose of stabilizing the financial markets, or market response to those actions, will achieve the intended effect, and our business may not benefit from these actions and further government or market developments could adversely impact us.

In response to the financial issues affecting the banking system and the financial markets and going concern threats to investment banks and other financial institutions, the U.S. Government, Federal Reserve and U.S. Treasury and other governmental and regulatory bodies have taken action to stabilize the financial markets. Significant measures include: the enactment of the Emergency Economic Stabilization Act of 2008, or the EESA, to, among other things, establish the Troubled Asset Relief Program, or TARP; the enactment of the Housing and Economic Recovery Act of 2008, or the HERA, which established a new regulator for Fannie Mae and Freddie Mac; and the establishment of the TALF and the PPIP.

There can be no assurance that the EESA, HERA, TALF, PPIP or other recent U.S. Government actions will have a beneficial impact on the financial markets, including on current extreme levels of volatility. To the extent the market does not respond favorably to these initiatives or these initiatives do not function as intended, our business may not receive the anticipated positive impact from the legislation. In addition, because the programs are designed, in part, to restart the market for certain of our target assets, the establishment of these programs may result in increased competition for attractive opportunities in our target assets. It is also possible that our competitors may utilize the programs which would provide them with attractive debt and equity capital funding from the U.S. Government. In addition, the U.S. Government, the Federal Reserve, the U.S. Treasury and other governmental and regulatory bodies have taken or are considering taking other actions to address the financial crisis. We cannot predict whether or when such actions may occur, and such actions could have a dramatic impact on our business, results of operations and financial condition.

The terms and conditions of the PPIP have not been finalized and there is no assurance it will be finalized or that such terms will not change or that the final terms will enable us to participate in the PPIP in a manner consistent with our investment strategy. Further, there is no assurance that the PPIF Manager will be qualified by the U.S. Treasury as a PPIP fund manager or that U.S. Treasury funding will be available for the AG-GECC PPIF.

We intend to invest a significant portion of the proceeds from this offering in AG-GECC PPIF. On July 8, 2009, the PPIF Manager was pre-qualified by the U.S. Treasury as an initial fund manager for a Legacy Securities PPIF. There is no assurance that the PPIF Manager will negotiate final documentation at all, or on terms that will allow us to be able to participate in the PPIP in a manner acceptable to us consistent with our investment strategy. Further, the terms and conditions of the PPIP, including asset and borrower eligibility, could be changed at any time. Any such modifications may adversely affect the market value of any of the assets held by AG-GECC PPIF or AG-GECC PPIF's ability to continue to obtain PPIP financing or participate in the PPIP. In addition, the failure of the PPIF manager to comply with requirements of the PPIP may result in its removal as the manager of AG-GECC PPIF. If the PPIP is prematurely discontinued or reduced or the PPIF manager is removed while our investment in AG-GECC PPIF is still outstanding, the market value of our investment would be adversely affected.

Although the PPIF Manager has been pre-qualified by the U.S. Treasury to act as a fund manager for a Legacy Securities PPIF, such qualification is conditioned on PPIF Manager's ability to raise private equity capital of at least $500 million. If PPIF Manager is not able to raise the minimum required private equity capital or final documentation is not negotiated, we will not be able to invest any proceeds of this offering in AG-GECC PPIF which could have a material adverse effect on our ability to execute our business strategies.

Requests for funding under the PPIP may surpass the amount of funding authorized by the U.S. Treasury, resulting in an early termination of PPIP. In addition, under the terms of the Legacy Securities Program, the U.S. Treasury has the right to cease funding of committed but undrawn equity capital and debt financing to a specific fund participating in the Legacy Securities Program in its sole discretion. As a result, AG-GECC PPIF, in which we expect to be a significant investor, may be unable to obtain capital and debt financing from the U.S. Treasury which would have a material adverse effect on its, and our, ability to execute our business strategies.

It may be difficult for AG-GECC PPIF to acquire sufficient amounts of eligible assets to qualify to participate in the PPIP.

The AG-GECC PPIF's eligible assets must meet strict eligibility criteria with respect to characteristics such as issuance date, maturity, and credit rating and with respect to the origination date of the underlying collateral. These restrictions may limit the availability of eligible assets, and it may be difficult to acquire sufficient amounts of eligible assets.

The AG-GECC PPIF may not, directly or indirectly, acquire eligible assets from or sell eligible assets to its affiliates, any other fund manager or any private investor that has committed at least 9.9% of the aggregate private capital raised by such fund manager.

The U.S. Treasury expects fund managers to achieve investment objectives by following predominantly a long-term buy and hold strategy. As such, the Legacy Securities PPIFs will be long-only investment funds.

These factors may limit the availability of eligible assets, and it may be difficult to acquire sufficient amounts of assets to obtain financing under the Legacy Securities Program consistent with AG-GECC PPIF's investment strategy.

It may be difficult to transfer any assets purchased using PPIP funding.

Any assets purchased using PPIP funding, to the extent available, will be pledged to the U.S. Treasury as collateral for debt financing under the Legacy Securities Program. Transfer or sale of any of these assets requires repayment of the related loan or the consent of the U.S. Treasury to assign obligations to the applicable assignee. The U.S. Treasury may restrict or prevent assignment of obligations to a third party, including a third party that meets the criteria for participation in the PPIP.

These restrictions may limit AG-GECC PPIF's ability to trade or otherwise dispose of its investments.

We may not be able to withdraw our funds from AG-GECC PPIF and AG-GECC PPIF may not make distributions to its holders, including us, when expected, if at all, which may materially adversely affect our liquidity position and ability to make or sustain distributions to our stockholders.

In order to take advantage of certain aspects of the Legacy Securities Program, including certain financing opportunities available from the U.S. Treasury, PPIFs may not give private investors, such as us, voluntary withdrawal rights. If we have a need for additional liquidity or we otherwise determine to decrease our exposure to the assets held by AG-GECC PPIF, we may not be able to withdraw funds from AG-GECC PPIF and may be forced to sell other assets at significantly depressed prices to maintain adequate liquidity or to adjust our asset allocations across our target asset classes, which could cause us to incur losses. In addition, since we may not be able to withdraw funds from AG-GECC PPIF, we will be dependent on distributions from AG-GECC PPIF and our other assets for liquidity.

The liquidity needs of AG-GECC PPIF will be different than ours, and AG-GECC PPIF may not be in a position to make distributions to its holders, including us, when expected or when we have a need for additional liquidity. We will not have any control over the timing and amount of distributions, if any, that AG-GECC PPIF makes to its holders, including us. If AG-GECC PPIF does not make distributions or the distributions it makes are not consistent with our expectations, it could cause a material adverse effect on our results of operations, financial condition, business, liquidity and ability to make distributions to our stockholders. In addition, we may be forced to sell other assets at significantly depressed prices to maintain adequate liquidity if AG-GECC PPIF is unable or unwilling to make distributions, which could cause us to incur losses.

AG-GECC PPIF may require us to commit a certain amount of capital before allowing us to acquire an interest. We may not have to provide such capital immediately to AG-GECC PPIF, but AG-GECC PPIF would have the right to call our capital at any time it deems appropriate. As a result, we may need to keep a certain amount of funds available for capital calls that could otherwise be used to acquire assets or we may be forced to sell assets at significantly depressed prices to fund our capital commitment. To the extent we are unable to meet a capital call commitment of AG-GECC PPIF, we could suffer adverse consequences. This could have a material adverse effect on our results of operations and ability to make distributions to our stockholders.

The terms and conditions of the TALF may change, which could adversely affect our investments.

The terms and conditions of the TALF, including asset and borrower eligibility, could be changed at any time. Any such modifications may adversely affect the market value of any of our assets financed through the TALF or our ability to obtain additional TALF financing. If the TALF is prematurely discontinued or reduced while our assets financed through the TALF are still outstanding, there may be no market for these assets and the market value of these assets would be adversely affected.

There is no assurance that we will be able to obtain any TALF loans.

The TALF is to be operated by the FRBNY. The FRBNY has complete discretion regarding the extension of credit under the TALF and is under no obligation to make any loans to us even if we meet all of the applicable criteria. Requests for TALF loans may surpass the amount of funding authorized by the Federal Reserve and the U.S. Treasury, resulting in an early termination of the TALF. Depending on the demand for TALF loans and the general state of the credit markets, the Federal Reserve and the U.S. Treasury may decide to modify the terms and conditions of the TALF. Such actions may adversely affect our ability to obtain TALF loans and use the loan leverage to enhance returns, and may otherwise affect expected returns on our investments.

We could lose our eligibility as a TALF borrower, which would adversely affect our ability to fulfill our investment objectives.

Any U.S. company is permitted to participate in the TALF, provided that it maintains an account relationship with a primary dealer. An entity is a U.S. company for purposes of the TALF if it is (1) a business entity or institution that is organized under the laws of the United States or a political subdivision or territory thereof (U.S.-organized) and conducts significant operations or activities in the United States, including any U.S.-organized subsidiary of such an entity; (2) a U.S. branch or agency of a non-U.S. bank (other than a foreign central bank) that maintains reserves with a Federal Reserve Bank; (3) a U.S. insured depository institution; or (4) an investment fund that is U.S.-organized and managed by an investment manager that has its principal place of business in the United States. An entity that satisfies any one of the requirements above is a U.S. company regardless of whether it is controlled by, or managed by, a company that is not U.S.-organized. Notwithstanding the foregoing, a U.S. company excludes any entity, other than those described in clauses (2) and (3) above, that is controlled by a non-U.S. Government or is managed by an investment manager controlled by a non-U.S. Government, other than those described in clauses (2) and (3) above. For these purposes, a non-U.S. Government controls a company if, among other things, such non-U.S. Government owns, controls, or holds with power to vote 25% or more of a class of voting securities of the Company. The application of these rules under the TALF is not clear. For instance, it is uncertain how a change of control subsequent to a stockholders' purchase of shares of common stock, which results in such stockholder being owned or controlled by a non-U.S. Government will be treated for purposes of the 25% limitation. If for any reason we are deemed not to be eligible to participate in the TALF, all of our outstanding TALF loans will become immediately due and payable and we will not be eligible to obtain future TALF loans.

Downgrades of legacy CMBS and/or changes in the rating methodology and assumptions for future CMBS issuances, may decrease the availability of the TALF to finance CMBS.

On May 26, 2009, Standard & Poor's Investors Service, Inc., or S&P, which rates a substantial majority of CMBS issuances, issued a request for comment regarding its proposed changes to its methodology and assumptions for rating CMBS, and in so doing indicated that the proposed changes would result in downgrades of a considerable amount of CMBS (including super-senior tranches). Specifically, S&P indicated that "it is likely that the proposed changes, which represent a significant change to the criteria for rating high investment-grade classes, will prompt a considerable amount of downgrades in recently issued (2005-2008 vintage) CMBS." S&P noted that its preliminary findings indicate that approximately 25%, 60%, and 90% of the most senior tranches (by count) within the 2005, 2006, and 2007 vintages, respectively, may be downgraded. The current TALF guidelines issued by the FRBNY indicate that in order to be eligible for the TALF, legacy CMBS must not have a rating below the highest investment-grade rating category from any TALF CMBS-eligible rating agency, which includes S&P. Other rating agencies may take similar actions with regard to their ratings of CMBS. As a result, downgrades of legacy CMBS may limit substantially the availability of the TALF for legacy CMBS. Further, changes to the methodology and assumptions in rating CMBS by rating agencies, including S&P's proposed changes, may decrease the amount or availability of new issue CMBS rated in the highest investment-grade rating category.

It may be difficult to transfer any assets purchased using TALF funding.

Any assets purchased using funding will be pledged to the FRBNY as collateral for the TALF loans. Transfer or sale of any of these assets requires repayment of the related TALF loan or the consent of the FRBNY to assign obligations under the related TALF loan to the applicable assignee. The FRBNY in its discretion may restrict or prevent assignment of loan obligations to a third party, including a third party that meets the criteria of an eligible borrower. In addition, the FRBNY will not consent to any assignments after the termination date for making new loans, which is December 31, 2009, unless extended by the Federal Reserve.

We may need to surrender eligible TALF assets to repay TALF loans at maturity.

Each TALF loan must be repaid within three to five years. We intend to invest in CMBS that do not mature within the term of the TALF loan. If we do not have sufficient funds to repay interest and principal on the related TALF loan at maturity and if these assets cannot be sold for an amount equal to or greater than the amount owed on such loan, we must surrender the assets to the FRBNY in lieu of repayment. If we are forced to sell any assets to repay a TALF loan, we may not be able to obtain a favorable price. If we default on our obligation to pay a TALF loan and the FRBNY elects to liquidate the assets used as collateral to secure such TALF loan, the proceeds from that sale will be applied, first, to any enforcement costs, second, to unpaid principal and, finally, to unpaid interest. Under the terms of the TALF, if assets are surrendered to the FRBNY in lieu of repayment, all assets that collateralize that loan must be surrendered. In these situations, we would forfeit any equity that we held in these assets.

FRBNY consent is required to exercise our voting rights on CMBS.

As a requirement of the TALF, we must agree not to exercise or refrain from exercising any voting, consent or waiver rights under a CMBS without the consent of the FRBNY. During the continuance of a collateral enforcement event, the FRBNY will have the right to exercise voting rights in the collateral.

We will be dependent on the activities of our primary dealers and under certain conditions, we may be required to provide full recourse for TALF loans or to make indemnification payments.

To participate in the TALF, we must execute a customer agreement with a primary dealer authorizing it, among other things, to act as our agent under TALF and to act on our behalf under the agreement with the FRBNY and with The Bank of New York Mellon as administrator and as the FRBNY's custodian of the CMBS.

In addition, under such agreements, we will be required to represent to the primary dealer and to the FRBNY that, among other things, we are an eligible borrower and that the CMBS that we pledge meet the TALF eligibility criteria. The FRBNY will have full recourse to us for repayment of the loan for any breach of these representations. Further, the FRBNY may have full recourse to us for repayment of a TALF loan if the eligibility criteria for collateral under the TALF are considered continuing requirements and the pledged collateral no longer satisfies such criteria. In addition, we will be required to pay to our primary dealers fees under the customer agreements and to indemnify our primary dealers for certain breaches under the customer agreements and to indemnify the FRBNY and its custodian for certain breaches under the agreement with the FRBNY. Payments made to satisfy such full recourse requirements and indemnities could have a material adverse effect on our net income and our distributions to our stockholders, including any proceeds of this offering that we have not yet invested in CMBS or distributed to our stockholders.

The primary dealer will submit aggregate loan request amounts on behalf of its customers in the form and manner specified by the FRBNY. Each primary dealer is required to apply its internal customer identification program and due diligence procedures to each borrower and represent that each borrower is an eligible borrower for purposes of the TALF, and to provide the FRBNY with information sufficient to describe the dealer's customer risk assessment methodology. These customer agreements may impose additional requirements that could affect our ability to obtain TALF loans. Each primary dealer is expected to have relationships with other TALF borrowers, and a primary dealer may allocate more resources toward assisting other borrowers with whom it has other business dealings. Primary dealers are also responsible for distributing principal and interest after receipt thereof from The Bank of New York Mellon, as custodian for the TALF. Once funds or collateral are transferred to a primary dealer or at the direction of a primary dealer, neither the custodian nor the FRBNY has any obligation to account for whether the funds or collateral are transferred to the borrower. We will therefore be exposed to bankruptcy risk of our primary dealers.

We will be subject to interest rate risk on our TALF loans, which can adversely affect our net income.

We expect interest rates on fixed-rate TALF loans will be set at a premium over the then-current three-year or five-year LIBOR swap rate. As a result, we may be exposed to (1) timing risk between the dates on which payments are received on assets financed through the TALF and the dates on which interest payments are due on the TALF loans and (2) asset/liability repricing risk, due to differences in the dates and indices on which floating rates on the financed assets and on the related TALF loans are reset.

Our ability to receive the interest earnings on our TALF loans may be limited.

We expect to make interest payments on any TALF loan from the interest paid to us on the assets used as collateral for the TALF loan. To the extent that we receive distributions from pledged assets in excess of our required interest payments on a TALF loan during any loan year, the amount of excess interest we may retain will be limited.

Mortgage loan modification and refinance programs, future legislative action, changes in the requirements necessary to qualify for refinancing mortgage loans with Fannie Mae, Freddie Mac or Ginnie Mae and other actions and changes may adversely affect the value of, and the returns on, the assets in which we intend to invest and could increase our cost of doing business

During the second half of 2008 and in early 2009, the U.S. Government, through the Federal Housing Administration, or FHA, the FDIC and the U.S. Treasury, commenced or proposed implementation of programs designed to provide borrowers with assistance in avoiding residential and commercial mortgage loan foreclosures.

In addition, legislation has been proposed which, among other provisions, could allow judges to modify the terms of residential mortgages in bankruptcy proceedings, could hinder the ability of the servicer to foreclose promptly on defaulted mortgage loans or would permit limited assignee liability for certain violations in the mortgage loan origination process, which could result in us being held responsible for violations in the mortgage loan origination process. We cannot predict whether or in what form the U.S. Congress or the various state and local legislatures may enact legislation affecting our business. We will evaluate the potential impact of any initiatives which, if enacted, could affect our practices and results of operations. We are unable to predict whether U.S. federal, state or local authorities will enact laws, rules or regulations that will require changes in our practices in the future, and any such changes could adversely affect our cost of doing business and profitability. In addition to the foregoing, the U.S. Congress and/or various states and local legislators may enact additional legislation or regulatory action designed to address the current economic crisis or for other purposes that could have a material adverse effect on our ability to execute our business strategies.

These loan modification and refinance programs, future U.S. federal, state and/or local legislative or regulatory actions that result in the modification of outstanding mortgage loans, as well as changes in the requirements necessary to qualify for refinancing mortgage loans with Fannie Mae, Freddie Mac or Ginnie Mae, may adversely affect the value of, and the returns on, RMBS, real estate-related securities and various other asset classes in which we intend to invest.

Risks related to financing and hedging

Our access to financing sources, which may not be available on favorable terms, or at all, especially in light of current market conditions, may be limited and thus our ability to execute our business strategy may be adversely affected.

Our results of operations are materially affected by conditions in the financial markets and the economy generally. Recently, concerns over inflation, energy price volatility, geopolitical issues, unemployment, the availability and cost of credit, the mortgage market and a declining real estate market have contributed to increased volatility and diminished expectations for the economy and markets. As of the date of this prospectus, we have no contractual commitments for any financing arrangements, and we cannot assure you that we will secure any such arrangements in a timely manner in the future on favorable terms, or at all. Accordingly, our ability to execute our business strategies will depend in large part, on our ability to secure financing arrangements on favorable terms.

The capital and credit markets have been experiencing extreme volatility and disruption for more than a year. The volatility and disruption have reached unprecedented levels. The markets have exerted downward pressure on stock prices and credit capacity for lenders. The current dislocation and weakness in the capital and credit markets could adversely affect one or more of our potential lenders and could cause one or more of our potential lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing. In addition, if regulatory capital requirements imposed on our lenders change, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price. Consequently, depending on market conditions at the relevant time, we may have to rely more heavily on additional equity issuances, which may be dilutive to our stockholders, or on less efficient forms of debt financing that require a larger portion of our cash flow from operations, thereby reducing funds available for our operations, future business opportunities, cash distributions to our stockholders and other purposes. We cannot assure you that we will have access to such equity or debt capital on favorable terms (including, without limitation, cost and term) at the desired times, or at all, which could negatively affect our results of operations.

Current market conditions have affected different types of financing for mortgage-related assets to varying degrees, with some sources generally being unavailable, others being available but at a higher cost, while others have been largely unaffected. For example, in the repurchase agreement market, non-Agency RMBS have been more difficult to finance than Agency RMBS. In connection with repurchase agreements, financing rates and advance rates, or haircut levels, have also increased. Repurchase agreement counterparties have taken these steps in order to compensate themselves for a perceived increased risk due to the illiquidity of the underlying collateral. In some cases, margin calls have forced borrowers to liquidate collateral in order to meet the capital requirements of these margin calls, resulting in losses.

The return on our assets and cash available for distribution to our stockholders may be reduced to the extent that market conditions prevent us from leveraging our assets or cause the cost of our financing to increase relative to the income that can be derived from the assets acquired. Our financing costs will reduce cash available for distributions to stockholders. We may not be able to meet our financing obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to liquidation or sale to satisfy the obligations.

We may incur significant debt in the future, which will subject us to increased risk of loss and may reduce cash available for distributions to our stockholders.

Subject to market conditions and availability, we may incur significant debt in the future. We expect to use leverage to finance our assets through borrowings from repurchase agreements, to the extent available to us, borrowings under programs established by the U.S. Government such as the TALF and PPIP, and other secured and unsecured forms of borrowing. Initially, we do not expect to deploy leverage on our non-Agency RMBS, CMBS and mortgage loan assets, except with borrowings, to the extent available to us, under programs established by the U.S. Government. Although we are not required to maintain any particular assets-to-equity leverage ratio, the amount of leverage we may deploy for particular assets will depend upon our Manager's assessment of the credit and other risks of those assets. Our board of directors may establish and change our leverage policy at any time without stockholder approval. In addition, we may leverage individual assets at substantially higher levels. Incurring debt could subject us to many risks that, if realized, would materially and adversely affect us, including the risk that:

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our cash flow from operations may be insufficient to make required payments of principal of and interest on the debt or we may fail to comply with all of the other covenants contained in the debt, which is likely to result in (i) acceleration of such debt (and any other debt containing a cross-default or cross-acceleration provision) that we may be unable to repay from internal funds or to refinance on favorable terms, or at all, (ii) our inability to borrow unused amounts under our financing arrangements, even if we are current in payments on borrowings under those arrangements and/or (iii) the loss of some or all of our assets to foreclosure or sale;

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our debt may increase our vulnerability to adverse economic and industry conditions with no assurance that investment yields will increase with higher financing costs;

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we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, investments, stockholder distributions or other purposes; and

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we may not be able to refinance debt that matures prior to the investment it was used to finance on favorable terms, or at all.

Interest rate fluctuations could significantly decrease our results of operations and cash flows and the market value of our investments.

Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. Interest rate fluctuations present a variety of risks to our operations. Our primary interest rate exposures will relate to the yield on our investments and the financing cost of our debt, as well as any interest rate swaps that we utilize for hedging purposes. Changes in interest rates will affect our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest expense we incur in financing these investments. Interest rate fluctuations resulting in our interest expense exceeding interest income may result in operating losses for us. Changes in the level of interest rates also may affect our ability to invest in investments, the value of our investments and our ability to realize gains from the disposition of assets. Changes in interest rates may also affect borrower default rates and may impact the ability to refinance or modify loans and/or to sell real estate assets owned.

We expect that most of our financing costs will be determined by reference to floating rates, such as LIBOR or a Treasury index, plus a margin, the amount of which will depend on a number of factors, including, without limitation, (i) for collateralized debt, the value and liquidity of the collateral, and for non-collateralized debt, our credit, (ii) the level and movement of interest rates and (iii) general market conditions and liquidity. In a period of rising interest rates, our interest expense on floating rate debt would increase, while any additional interest income we earn on our floating rate investments may not compensate for such increase in interest expense, the interest income we earn on our fixed rate investments would not change, the duration and weighted average life of our fixed rate investments would increase and the market value of our fixed rate investments would decrease. Similarly, in a period of declining interest rates, our interest income on floating rate investments would decrease, while any decrease in the interest we are charged on our floating rate debt may not compensate for such decrease in interest income and interest we are charged on our fixed rate debt would not change. Any such scenario could materially and adversely affect us.

Our operating results may depend, in large part, on differences between the income earned on our investments, net of credit losses, and our financing costs. We anticipate that, in most cases, for any period during which our investments are not match-funded, the income earned on such investments will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may immediately and significantly decrease our results of operations and cash flows and the market value of our investments.

Lenders may require us to enter into restrictive covenants relating to our operations.

If or when we obtain debt financing, lenders (especially in the case of bank credit facilities, including term loans and revolving facilities) may impose restrictions on us that would affect our ability to incur additional debt, make certain investments or acquisitions, reduce liquidity below certain levels, make distributions to our stockholders, redeem debt or equity securities and impact our flexibility to determine our operating policies and investment strategies. For example, our loan documents may contain negative covenants that limit, among other things, our ability to repurchase our common stock, distribute more than a certain amount of our net income or funds from operations to our stockholders, employ leverage beyond certain amounts, sell assets, engage in mergers or consolidations, grant liens, and enter into transactions with affiliates. If we fail to meet or satisfy any of these covenants, we would be in default under these agreements, and our lenders could elect to declare outstanding amounts due and payable, terminate their commitments, require the posting of additional collateral and enforce their interests against existing collateral. We may also be subject to cross-default and acceleration rights and, with respect to collateralized debt, the posting of additional collateral and foreclosure rights upon default. Further, this could also make it difficult for us to satisfy the qualification requirements necessary to maintain our status as a REIT for U.S. federal income tax purposes.

In the event non-recourse long-term financing structures become available to us in the future, such structures may expose us to risks which could result in losses to us.

Although under current market conditions we do not anticipate that non-recourse long-term financing for our investments is currently available, we may utilize these financing structures if and when they become available. In such structures, our lenders typically would not have a general claim against us as an entity, as opposed to the assets themselves. We also may finance our investments on a long-term basis through issuances of equity and non-collateralized debt in the capital markets or otherwise, to the extent such financing is available. Prior to any such financing, we may seek to finance our investments with relatively short-term facilities until a sufficient portfolio is accumulated. As a result, we would be subject to the risk that we would not be able to acquire, during the period that any short-term facilities are available, sufficient eligible assets or securities to maximize the efficiency of a securitization. We also would bear the risk that we would not be able to obtain new short-term facilities or would not be able to renew any short-term facilities after they expire should we need more time to seek and acquire sufficient eligible assets or securities for a securitization. In addition, conditions in the capital markets, including the current unprecedented volatility and disruption in the capital and credit markets, may not permit a non-recourse securitization at any particular time or may make the issuance of any such securitization less attractive to us even when we do have sufficient eligible assets or securities. Our inability to refinance any short-term facilities would also increase our risk because borrowings thereunder would likely be recourse to us as an entity. If we are unable to obtain and renew short-term facilities or to consummate securitizations to finance our investments on a long-term basis, we may be required to seek other forms of potentially less attractive financing or to liquidate assets at an inopportune time or price.

The use of securitization financings with over-collateralization requirements may have a negative impact on our cash flow.

We expect that the terms of securitizations we may issue will generally provide that the principal amount of assets must exceed the principal balance of the related bonds by a certain amount, commonly referred to as "over-collateralization." We anticipate that the securitization terms will provide that, if certain delinquencies or losses exceed the specified levels based on the analysis by the rating agencies (or any financial guaranty insurer) of the characteristics of the assets collateralizing the bonds, the required level of over-collateralization may be increased or may be prevented from decreasing as would otherwise be permitted if losses or delinquencies did not exceed those levels. Other tests (based on delinquency levels or other criteria) may restrict our ability to receive net income from assets collateralizing the obligations. We cannot assure you that these performance tests will be satisfied. In advance of completing negotiations with the rating agencies or other key transaction parties on our future securitization financings, we cannot assure you of the actual terms of the securitization delinquency tests, over-collateralization terms, cash flow release mechanisms or other significant factors regarding the calculation of net income to us. Given recent volatility in the securitization market, rating agencies may depart from historic practices for securitization financings, making them more costly for us. Failure to obtain favorable terms with regard to these matters may materially and adversely affect the availability of net income to us. If our assets fail to perform as anticipated, over-collateralization or other credit enhancement expense associated with our securitization financings will increase.

If AG REIT Management, L.P. ceases to be our Manager pursuant to the management agreement or one or more of our Manager's key personnel are no longer servicing our business, depository institutions providing any financing arrangements that we may have may not provide future financing to us, which could materially and adversely affect us.

Depository institutions that we seek to finance our investments may require that AG REIT Management, L.P. remain as our Manager under the management agreement and that certain key personnel of our Manager continue to service our business. If AG REIT Management, L.P. ceases to be our Manager or one or more of our Manager's key personnel are no longer servicing our business, it may constitute an event of default and the depository institution providing the arrangement may have acceleration rights with respect to outstanding borrowings and termination rights with respect to our ability to finance our future investments with that institution. If we are unable to obtain financing for our accelerated borrowings and for our future investments under such circumstances, we may be required to curtail our asset acquisitions and/or dispose of assets at an inopportune time.

If a counterparty to our repurchase transactions defaults on its obligation to resell the underlying security back to us at the end of the transaction term, or if the value of the underlying security has declined as of the end of that term, or if we default on our obligations under the repurchase agreement, we will lose money on our repurchase transactions.

When we engage in repurchase transactions, we will generally sell securities to lenders (i.e., repurchase agreement counterparties) and receive cash from the lenders. The lenders will be obligated to resell the same securities back to us at the end of the term of the transaction. Because the cash we will receive from the lender when we initially sell the securities to the lender is less than the value of those securities (this difference is the haircut), if the lender defaults on its obligation to resell the same securities back to us we would incur a loss on the transaction equal to the amount of the haircut (assuming there was no change in the value of the securities). We would also lose money on a repurchase transaction if the value of the underlying securities has declined as of the end of the transaction term, as we would have to repurchase the securities for their initial value but would receive securities worth less than that amount. Further, if we default on one of our obligations under a repurchase transaction, the lender will be able to terminate the transaction and cease entering into any other repurchase transactions with us. We expect that our repurchase agreements will contain cross-default provisions, so that if a default occurs under any one agreement, the lenders under our other agreements could also declare a default. If a default occurs under any of our repurchase agreements and the lenders terminate one or more of our repurchase agreements, we may need to enter into replacement repurchase agreements with different lenders. There can be no assurance that we will be successful in entering into such replacement repurchase agreements on the same terms as the repurchase agreements that were terminated or at all. Any losses we incur on our repurchase transactions could adversely affect our earnings and thus our cash available for distribution to our stockholders.

Our use of repurchase agreements to finance our Agency RMBS may give our lenders greater rights in the event that either we or a lender files for bankruptcy.

Our borrowings under repurchase agreements for our Agency RMBS may qualify for special treatment under the U.S. Bankruptcy Code, giving our lenders the ability to avoid the automatic stay provisions of the U.S. Bankruptcy Code and to take possession of and liquidate the assets that we have pledged under their repurchase agreements without delay in the event that we file for bankruptcy. Furthermore, the special treatment of repurchase agreements under the U.S. Bankruptcy Code may make it difficult for us to recover our pledged assets in the event that a lender party to such agreement files for bankruptcy. Therefore, our use of repurchase agreements to finance our investments exposes our pledged assets to risk in the event of a bankruptcy filing by either a lender or us.

We will depend on repurchase agreement financing to acquire Agency RMBS, and our inability to access this funding for our Agency RMBS could have a material adverse effect on our results of operations, financial condition and business.

We intend to use repurchase agreement financing as a strategy to increase the return on our assets. However, we may not be able to achieve our desired leverage ratio for a number of reasons, including if the following events occur:

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our lenders do not make repurchase agreement financing available to us at acceptable rates;

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certain of our lenders exit the repurchase market;

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our lenders require that we pledge additional collateral to cover our borrowings, which we may be unable to do; or

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we determine that the leverage would expose us to excessive risk.

Our ability to fund our Agency RMBS may be impacted by our ability to secure repurchase agreement financing on acceptable terms. We can provide no assurance that lenders will be willing or able to provide us with sufficient financing. In addition, because repurchase agreements are short-term commitments of capital, lenders may respond to market conditions making it more difficult for us to secure continued financing. During certain periods of the credit cycle, lenders may curtail their willingness to provide financing.

If major market participants continue to exit the repurchase agreement financing business, the value of our Agency RMBS could be negatively impacted, thus reducing net stockholder equity, or book value. Furthermore, if many of our potential lenders are unwilling or unable to provide us with repurchase agreement financing, we could be forced to sell our Agency RMBS assets at an inopportune time when prices are depressed. In addition, if the regulatory capital requirements imposed on our lenders change, they may be required to significantly increase the cost of the financing that they provide to us. Our lenders also may revise their eligibility requirements for the types of assets they are willing to finance or the terms of such financings, based on, among other factors, the regulatory environment and their management of perceived risk, particularly with respect to assignee liability. Moreover, the amount of financing we will receive under our repurchase agreements will be directly related to the lenders' valuation of the Agency RMBS that secure the outstanding borrowings. Typically repurchase agreements grant the respective lender the absolute right to reevaluate the market value of the assets that secure outstanding borrowings at any time. If a lender determines in its sole discretion that the value of the assets has decreased, it has the right to initiate a margin call. A margin call would require us to transfer additional assets to such lender without any advance of funds from the lender for such transfer or to repay a portion of the outstanding borrowings. Any such margin call could have a material adverse effect on our results of operations, financial condition, business, liquidity and ability to make distributions to our stockholders, and could cause the value of our common stock to decline. We may be forced to sell assets at significantly depressed prices to meet such margin calls and to maintain adequate liquidity, which could cause us to incur losses. Moreover, to the extent we are forced to sell assets at such time, given market conditions, we may be selling at the same time as others facing similar pressures, which could exacerbate a difficult market environment and which could result in our incurring significantly greater losses on our sale of such assets. In an extreme case of market duress, a market may not even be present for certain of our assets at any price.

Our liquidity may also be adversely affected by margin calls under repurchase agreements for our Agency RMBS because we will be dependent in part on the lenders' valuation of the collateral securing the financing. Any such margin call could harm our liquidity, results of operation, and financial condition. Additionally, in order to obtain cash to satisfy a margin call, we may be required to liquidate assets at a disadvantageous time, which could cause us to incur further losses and adversely affect our results of operations and financial condition.

The repurchase agreements that we will use to finance our investments may require us to provide additional collateral and may restrict us from leveraging our assets as fully as desired.

We intend to use repurchase agreements to finance our acquisition of Agency RMBS. If the market value of the Agency RMBS pledged or sold by us to a financing institution declines, we may be required by the financing institution to provide additional collateral or pay down a portion of the funds advanced, but we may not have the funds available to do so, which could result in defaults. Posting additional collateral to support our credit will reduce our liquidity and limit our ability to leverage our assets, which could adversely affect our business. In the event we do not have sufficient liquidity to meet such requirements, financing institutions can accelerate repayment of our indebtedness, increase interest rates, liquidate our collateral or terminate our ability to borrow. Such a situation would likely result in a rapid deterioration of our financial condition and possibly necessitate a filing for bankruptcy protection.

Further, financial institutions providing the repurchase facilities may require us to maintain a certain amount of cash uninvested or to set aside non-levered assets sufficient to maintain a specified liquidity position which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. If we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.

Any warehouse facilities that we may obtain in the future may limit our ability to acquire assets, and we may incur losses if the collateral is liquidated.

Although under current market conditions we do not anticipate that securitization financings will be available, in the event they become available, we may utilize, if available, warehouse facilities pursuant to which we would accumulate assets in anticipation of a securitization financing, which assets would be pledged as collateral for such facilities until the securitization transaction is consummated. In order to borrow funds to acquire assets under any future warehouse facilities, we expect that our lenders thereunder would have the right to review the potential assets for which we are seeking financing. We may be unable to obtain the consent of a lender to acquire assets that we believe would be beneficial to us and we may be unable to obtain alternate financing for such assets. In addition, no assurance can be given that a securitization structure would be consummated with respect to the assets being warehoused. If the securitization is not consummated, the lender could liquidate the warehoused collateral and we would then have to pay any amount by which the original purchase price of the collateral assets exceeds its sale price, subject to negotiated caps, if any, on our exposure. In addition, regardless of whether the securitization is consummated, if any of the warehoused collateral is sold before the consummation, we would have to bear any resulting loss on the sale. Currently, we have no warehouse facilities in place, and no assurance can be given that we will be able to obtain one or more warehouse facilities on favorable terms, or at all.

Hedging against interest rate exposure may materially and adversely affect our results of operations and cash flows.

Subject to maintaining our qualification as a REIT and our exemption under the Investment Company Act, we may enter into interest rate swap agreements or pursue hedging strategies to reduce our exposure to adverse changes in interest rates. Our hedging activity will vary in scope based on the level of interest rates, the type of investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

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interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

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available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

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the duration of the hedge may not match the duration of the related liability or asset;

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the amount of income that a REIT may earn from hedging transactions to offset interest rate losses is limited by U.S. federal tax provisions governing REITs;

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the credit quality of the hedging counterparty owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

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the hedging counterparty owing the money in the hedging transaction may default on its obligation to pay.

In addition, we may fail to recalculate, re-adjust and execute hedges in an efficient manner or may fail to qualify for hedge accounting treatment.

Any hedging activity, which is intended to limit losses, may materially and adversely affect our results of operations and cash flows. Therefore, while we may enter into such transactions seeking to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in hedging strategies and price movements in the portfolio positions or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio positions or liabilities being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

We may enter into hedging transactions that could expose us to contingent liabilities in the future.

Subject to maintaining our qualification as a REIT, part of our investment strategy will involve entering into hedging transactions that could require us to fund cash payments in certain circumstances (such as the early termination of the hedging instrument caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the hedging instrument). The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These economic losses will be reflected in our results of operations, and our ability to fund these obligations will depend on the liquidity of our assets and access to capital at the time, and the need to fund these obligations could adversely impact our financial condition.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs that could result in material losses.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. No assurance can be given that a liquid secondary market will exist for derivative instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in significant losses.

The ability of AG-GECC PPIF to hedge its investments is limited.

The terms of the PPIP also prevent AG-GECC PPIF, in which we will be an equity investor, from hedging credit and market risks related to its investments. The failure to effectively hedge certain investments may subject AG-GECC PPIF to greater losses which would decrease the value of our investment in AG-GECC PPIF.

Continued adverse developments in the commercial and residential mortgage markets, including recent increases in defaults, credit losses and liquidity concerns, could make it difficult for us to borrow money to acquire our target assets on a leveraged basis, on attractive terms or at all, which could adversely affect our profitability.

Since mid-2008, there have been several announcements of proposed mergers, acquisitions or bankruptcies of investment banks and commercial banks that have historically acted as repurchase agreement counterparties. This has resulted in a fewer number of potential repurchase agreement counterparties operating in the market. In addition, many commercial banks, investment banks and insurance companies have announced extensive losses from exposure to the commercial and residential mortgage markets. These losses have reduced financial industry capital, leading to reduced liquidity for some institutions. Many of these institutions may have owned or financed assets which have declined in value and caused them to suffer losses, enter bankruptcy proceedings, further tighten their lending standards or increase the amount of equity capital or haircut required to obtain financing. These difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations regarding loan quality. In addition, a rising interest rate environment and declining real estate values may decrease the number of borrowers seeking or able to refinance their mortgage loans, which would result in a decrease in overall originations. In addition, the Federal Reserve's program to purchase Agency RMBS could cause an increase in the price of Agency RMBS, which would negatively impact the net interest margin with respect to Agency RMBS we expect to purchase. The general market conditions discussed above may make it difficult or more expensive for us to obtain financing on attractive terms or at all, and our profitability may be adversely affected if we were unable to obtain cost-effective financing for our investments.

Risks related to our investments

You will not be able to evaluate the economic merits of our investments or the investments to be made by AG-GECC PPIF before you make a decision to invest in our common stock. We may be unable to use the net proceeds of this offering and our concurrent private placement to make attractive risk-adjusted investments that meet our investment strategies, or at all.

The net proceeds of this offering and our concurrent private placement have not yet been targeted for use other than our anticipated investment in AG-GECC PPIF. As a result, investors will not be able to evaluate the economic merits of our investments or the investments to be made by AG-GECC PPIF, prior to purchasing common stock in this offering. In addition, our investments will be selected by our Manager, and our stockholders will not have input on our investment decisions. Both of these factors will increase the uncertainty and the risk of investing in our common stock.

We intend to hold the remaining net proceeds of this offering and our concurrent private placement as cash or acquire high grade, short-term securities, such as securities guaranteed by Ginnie Mae, securities issued and guaranteed by Freddie Mac or Fannie Mae or short-term funds, as well as cash equivalents for temporary cash management until we identify and consummate one or more transactions that are consistent with our investment objective. For purposes of maintaining our exemption from registration under the Investment Company Act, we may also acquire Agency RMBS that represent the entire beneficial interest in the underlying pool of mortgage loans. We may incur leverage in connection with the acquisition of any of these assets through repurchase agreements or otherwise.

These securities are expected to provide a lower net return than we hope to achieve from our targeted assets. We cannot assure you that we will be able to identify assets that meet our investment objective, that we will be successful in consummating any investment opportunities we identify or that one or more investments we may make using the net proceeds of this offering and our concurrent private placement will yield attractive risk-adjusted returns. Our inability to do any of the foregoing likely would materially and adversely affect our results of operations and cash flows and our ability to make distributions to our stockholders.

Declines in the market values of our investments may adversely affect periodic reported results and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

A substantial portion of our assets may be reported for accounting purposes at fair value. Changes in the market values of those assets will be directly charged or credited to earnings for the period. As a result, a decline in values may reduce the book value of our Company.

A decline in the market value of our assets may adversely affect us, particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we would have to sell the assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to stockholders.

We may not realize gains or income from our investments.

We will seek to generate both current income and capital appreciation from our investments. In some cases, our investments will not be rated by any rating agency. Therefore, our Manager's assessment of the value, and therefore pricing, of our investments will be very difficult and their accuracy is inherently uncertain. Furthermore, our investments may not appreciate in value and, in fact, may decline in value. In addition, the obligors on our investments may default on, or be delayed in making, interest and/or principal payments. Accordingly, we are subject to an increased risk of loss and may not be able to realize gains or income from our investments. Any gains that we do realize may not be sufficient to offset our losses and expenses.

We may acquire non-Agency RMBS collateralized by subprime and Alt A mortgage loans, which are subject to increased risks.

We may acquire non-Agency RMBS backed by collateral pools of mortgage loans that have been originated using underwriting standards that are less restrictive than those used in underwriting "prime mortgage loans" and "Alt A mortgage loans." These lower standards include mortgage loans made to borrowers having imperfect or impaired credit histories, mortgage loans where the amount of the loan at origination is 80% or more of the value of the mortgage property, mortgage loans made to borrowers with low credit scores, mortgage loans made to borrowers who have other debt that represents a large portion of their income and mortgage loans made to borrowers whose income is not required to be disclosed or verified. Due to economic conditions, including increased interest rates and lower home prices, as well as aggressive lending practices, subprime mortgage loans have in recent periods experienced increased rates of delinquency, foreclosure, bankruptcy and loss, and they are likely to continue to experience delinquency, foreclosure, bankruptcy and loss rates that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Thus, because of the higher delinquency rates and losses associated with subprime mortgage loans, the performance of non-Agency RMBS backed by subprime mortgage loans that we may acquire could be correspondingly adversely affected, which could adversely impact our results of operations, financial condition and business.

The mortgage loans that we will acquire, and (i) the mortgage and other loans underlying RMBS that we will acquire, are subject to defaults, foreclosure timeline extension, fraud residential price depreciation, and unfavorable modification of loan principal amount, interest rate and amortization of principal, which could result in losses to us, (ii) the commercial mortgage loans underlying the CMBS we may acquire will be subject to defaults, foreclosure timeline extension, fraud and home price depreciation and unfavorable modification of loan principal amount, interest rate and amortization of principal and (iii) Agency RMBS are subject to risks particular to investments secured by mortgage loans on residential real property.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor in possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

Residential mortgage loans are secured by single family residential property and are subject to risks of delinquency and foreclosure and risks of loss. The ability of a borrower to repay a loan secured by a residential property typically is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers' abilities to repay their loans. In addition, we intend to acquire non-Agency RMBS, which are backed by residential real property but, in contrast to Agency RMBS, their principal and interest are not guaranteed by federally chartered entities such as Fannie Mae and Freddie Mac and, in the case of Ginnie Mae, the U.S. Government. The ability of a borrower to repay these loans or other financial assets is dependent upon the income or assets of these borrowers.

CMBS are secured by a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the CMBS we invest in is subject to all of the risks of the respective underlying commercial mortgage loans. Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things,

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tenant mix;

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success of tenant businesses;

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property management decisions;

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property location and condition;

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competition from comparable types of properties;

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changes in laws that increase operating expenses or limit rents that may be charged;

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any need to address environmental contamination at the property or the occurrence of any uninsured casualty at the property;

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changes in national, regional or local economic conditions and/or specific industry segments;

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declines in regional or local real estate values;

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declines in regional or local rental or occupancy rates;

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increases in interest rates;

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real estate tax rates and other operating expenses;

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changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

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acts of God, terrorist attacks, social unrest and civil disturbances.

Our investments in RMBS will be subject to the risks of defaults, foreclosure timeline extension, fraud and home price depreciation and unfavorable modification of loan principal amount, interest rate and amortization of principal, accompanying the underlying residential mortgage loans. The ability of a borrower to repay a mortgage loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors may impair borrowers' abilities to repay their loans, including:

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acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses;

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acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

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adverse changes in national and local economic and market conditions;

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changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

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costs of remediation and liabilities associated with environmental conditions such as indoor mold; and

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the potential for uninsured or under-insured property losses.

In the event of defaults on the residential mortgage loans that underlie our investments in RMBS and the exhaustion of any underlying or any additional credit support, we may not realize our anticipated return on our investments and we may incur a loss on these investments.

We may not control the special servicing of the mortgage loans included in the CMBS in which we invest and, in such cases, the special servicer may take actions that could adversely affect our interests.

With respect to each series of CMBS in which we invest, overall control over the special servicing of the related underlying mortgage loans will be held by a "directing certificateholder" or a "controlling class representative," which is appointed by the holders of the most subordinate class of CMBS in such series. Since we will focus on acquiring classes of existing series of CMBS originally rated AAA, we will not have the right to appoint the directing certificateholder. In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect our interests.

The failure of servicers to effectively service the mortgage loans underlying the RMBS in our portfolio or any mortgage loans we own would materially and adversely affect us.

Most residential mortgage loans and securitizations of residential mortgage loans require a servicer to manage collections on each of the underlying loans. Both default frequency and default severity of loans may depend upon the quality of the servicer. If servicers are not vigilant in encouraging borrowers to make their monthly payments, the borrowers may be far less likely to make these payments, which could result in a higher frequency of default. If servicers take longer to liquidate non-performing assets, loss severities may tend to be higher than originally anticipated. Higher loss severity may also be caused by less competent dispositions of REO properties. The failure of servicers to effectively service the mortgage loans underlying the RMBS in our portfolio or any mortgage loans we own could negatively impact the value of our investments and our performance.

Servicer quality is of prime importance in the default performance of residential mortgage loans and RMBS. Many servicers have gone out of business in recent years, requiring a transfer of servicing to another servicer. This transfer takes time and loans may become delinquent because of confusion or lack of attention. When servicing is transferred, servicing fees may increase which may have an adverse effect on the credit support of RMBS held by us. In the case of pools of securitized loans, servicers may be required to advance interest on delinquent loans to the extent the servicer deems those advances recoverable. In the event the servicer does not advance, interest may be interrupted even on more senior securities. Servicers may also advance more than is in fact recoverable once a defaulted loan is disposed, and the loss to the trust may be greater than the outstanding principal balance of that loan (greater than 100% loss severity).

If our Manager overestimates the loss-adjusted yields of our CMBS investments, we may experience losses.

Our Manager will value our potential CMBS investments based on loss-adjusted yields, taking into account estimated future losses on the mortgage loans included in the securitization's pool of loans, and the estimated impact of these losses on expected future cash flows. Based on these loss estimates, our Manager will either adjust the pool composition accordingly through loan removals and other credit enhancement mechanisms or leave loans in place and negotiate for a price adjustment. Our Manager's loss estimates may not prove accurate, as actual results may vary from estimates. In the event that our Manager overestimates the pool level losses relative to the price we pay for a particular CMBS investment, we may experience losses with respect to such investment.

The B-Notes we may acquire may be subject to additional risks related to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We may acquire B-Notes. A B-Note is a mortgage loan typically (1) secured by a first mortgage on a single large commercial property or group of related properties and (2) subordinated to an A-Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-Note holders after payment to the A-Note holders. However, because each transaction is privately negotiated, B-Notes can vary in their structural characteristics and risks. For example, the rights of holders of B-Notes to control the process following a borrower default may vary from transaction to transaction. Further, B-Notes typically are secured by a single property and so reflect the risks associated with significant concentration. Significant losses related to our B-Notes would result in operating losses for us and may limit our ability to make distributions to our stockholders.

Our mezzanine loan assets will involve greater risks of loss than senior loans secured by income-producing properties.

We may acquire mezzanine loans, which take the form of subordinated loans secured by second mortgages on the underlying property or loans secured by a pledge of the ownership interests of either the entity owning the property or a pledge of the ownership interests of the entity that owns the interest in the entity owning the property. These types of assets involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property, because the loan may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our initial expenditure. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal. Significant losses related to our mezzanine loans would result in operating losses for us and may limit our ability to make distributions to our stockholders.

Bridge loans will involve a greater risk of loss than traditional investment-grade mortgage loans with fully insured borrowers.

We may acquire bridge loans secured by first lien mortgages on a property to borrowers who are typically seeking short-term capital to be used in an acquisition, construction or redevelopment of a property. The borrower has usually identified an undervalued asset that has been under-managed and/or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower's projections, or if the borrower fails to improve the quality of the asset's management and/or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we bear the risk that we may not recover some or all of our initial expenditure.

In addition, borrowers usually use the proceeds of a conventional mortgage to repay a bridge loan. Bridge loans therefore are subject to risks of a borrower's inability to obtain permanent financing to repay the bridge loan. Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under bridge loans held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan. To the extent we suffer such losses with respect to our bridge loans, the value of our Company and the price of our shares of common stock may be adversely affected.

Increases in interest rates could adversely affect the value of our investments and cause our interest expense to increase, which could result in reduced earnings or losses and negatively affect our profitability as well as the cash available for distribution to our stockholders.

We expect to invest primarily in CMBS, non-Agency RMBS, Agency RMBS, triple net lease assets and mortgage loans. In a normal yield curve environment, an investment in such assets will generally decline in value if long-term interest rates increase. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our stockholders.

A significant risk associated with our target assets is the risk that both long-term and short-term interest rates will increase significantly. If long-term rates increased significantly, the market value of these investments would decline, and the duration and weighted average life of the investments would increase. We could realize a loss if the securities were sold. At the same time, an increase in short-term interest rates would increase the amount of interest owed on the repurchase agreements we may enter into to finance the purchase of Agency RMBS.

Market values of our investments may decline without any general increase in interest rates for a number of reasons, such as increases or expected increases in defaults, or increases or expected increases in voluntary prepayments for those investments that are subject to prepayment risk or widening of credit spreads.

In addition, in a period of rising interest rates, our operating results will depend in large part on the difference between the income from our assets and financing costs. We anticipate that, in most cases, the income from such assets will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income. Increases in these rates will tend to decrease our net income and market value of our assets.

An increase in interest rates may cause a decrease in the volume of certain of our target assets which could adversely affect our ability to acquire target assets that satisfy our investment objectives and to generate income and pay dividends.

Rising interest rates generally reduce the demand for mortgage loans due to the higher cost of borrowing. A reduction in the volume of mortgage loans originated may affect the volume of our target assets available to us, which could adversely affect our ability to acquire assets that satisfy our investment objectives. Rising interest rates may also cause our target assets that were issued prior to an interest rate increase to provide yields that are below prevailing market interest rates. If rising interest rates cause us to be unable to acquire a sufficient volume of our target assets with a yield that is above our borrowing cost, our ability to satisfy our investment objectives and to generate income and pay dividends may be materially and adversely affected.

The relationship between short-term and longer-term interest rates is often referred to as the "yield curve." Ordinarily, short-term interest rates are lower than longer-term interest rates. If short-term interest rates rise disproportionately relative to longer-term interest rates (a flattening of the yield curve), our borrowing costs may increase more rapidly than the interest income earned on our assets. Because we expect our investments, on average, generally will bear interest based on longer-term rates than our borrowings, a flattening of the yield curve would tend to decrease our net income and the market value of our net assets. Additionally, to the extent cash flows from investments that return scheduled and unscheduled principal are reinvested, the spread between the yields on the new investments and available borrowing rates may decline, which would likely decrease our net income. It is also possible that short-term interest rates may exceed longer-term interest rates (a yield curve inversion), in which event our borrowing costs may exceed our interest income and we could incur operating losses.

Recent market conditions may upset the historical relationship between interest rate changes and prepayment trends, which would make it more difficult for us to analyze our investment portfolio.

Our success depends on our ability to analyze the relationship of changing interest rates on prepayments of the mortgage loans that underlie our RMBS and mortgage loans we acquire. Changes in interest rates and prepayments affect the market price of the target assets that we intend to purchase and any target assets that we hold at a given time. As part of our overall portfolio risk management, we will analyze interest rate changes and prepayment trends separately and collectively to assess their effects on our investment portfolio. In conducting our analysis, we will depend on certain assumptions based upon historical trends with respect to the relationship between interest rates and prepayments under normal market conditions. If the recent dislocations in the mortgage market or other developments change the way that prepayment trends have historically responded to interest rate changes, our ability to (1) assess the market value of our investment portfolio, (2) implement our hedging strategies and (3) implement techniques to reduce our prepayment rate volatility would be significantly affected, which could materially adversely affect our financial position and results of operations.

Interest rate mismatches between our Agency RMBS backed by ARMs or hybrid ARMs and our borrowings used to fund our purchases of these assets may reduce our net interest income and cause us to suffer a loss during periods of rising interest rates.

We expect to fund most of our investments in Agency RMBS with borrowings that have interest rates that adjust more frequently than the interest rate indices and repricing terms of Agency RMBS backed by ARMs or hybrid ARMs. Accordingly, if short-term interest rates increase, our borrowing costs may increase faster than the interest rates on Agency RMBS backed by ARMs or hybrid ARMs adjust. As a result, in a period of rising interest rates, we could experience a decrease in net income or a net loss.

In most cases, the interest rate indices and repricing terms of Agency RMBS backed by ARMs or hybrid ARMs and our borrowings will not be identical, thereby potentially creating an interest rate mismatch between our investments and our borrowings. While the historical spread between relevant short-term interest rate indices has been relatively stable, there have been periods when the spread between these indices was volatile. During periods of changing interest rates, these interest rate index mismatches could reduce our net income or produce a net loss, and adversely affect the level of our dividends and the market price of our common stock.

In addition, Agency RMBS backed by ARMs or hybrid ARMs will typically be subject to lifetime interest rate caps which limit the amount an interest rate can increase through the maturity of the Agency RMBS. However, our borrowings under repurchase agreements typically will not be subject to similar restrictions. Accordingly, in a period of rapidly increasing interest rates, the interest rates paid on our borrowings could increase without limitation while caps could limit the interest rates on these types of Agency RMBS. This problem is magnified for Agency RMBS backed by ARMs or hybrid ARMs that are not fully indexed. Further, some Agency RMBS backed by ARMs or hybrid ARMs may be subject to periodic payment caps that result in a portion of the interest being deferred and added to the principal outstanding. As a result, we may receive less cash income on these types of Agency RMBS than we need to pay interest on our related borrowings. These factors could reduce our net interest income and cause us to suffer a loss during periods of rising interest rates.

Because we may acquire fixed-rate securities, an increase in interest rates on our borrowings may adversely affect our book value.

Increases in interest rates may negatively affect the market value of our assets. Any fixed-rate securities we invest in generally will be more negatively affected by these increases than adjustable-rate securities. In accordance with accounting rules, we will be required to reduce our book value by the amount of any decrease in the market value of our assets that are classified for accounting purposes as available-for-sale. We will be required to evaluate our assets on a quarterly basis to determine their fair value by using third party bid price indications provided by dealers who make markets in these securities or by third-party pricing services. If the fair value of a security is not available from a dealer or third-party pricing service, we will estimate the fair value of the security using a variety of methods including, but not limited to, discounted cash flow analysis, matrix pricing, option-adjusted spread models and fundamental analysis. Aggregate characteristics taken into consideration include, but are not limited to, type of collateral, index, margin, periodic cap, lifetime cap, underwriting standards, age and delinquency experience. However, the fair value reflects estimates and may not be indicative of the amounts we would receive in a current market exchange. If we determine that an agency security is other-than-temporarily impaired, we would be required to reduce the value of such agency security on our balance sheet by recording an impairment charge in our income statement and our stockholders' equity would be correspondingly reduced. Reductions in stockholders' equity decrease the amounts we may borrow to purchase additional target assets, which could restrict our ability to increase our net income.

We may experience a decline in the market value of our assets.

A decline in the market value of our assets may require us to recognize an "other-than-temporary" impairment against such assets under GAAP if we were to determine that, with respect to any assets in unrealized loss positions, we do not have the ability and intent to hold such assets to maturity or for a period of time sufficient to allow for recovery to the amortized cost of such assets. If such a determination were to be made, we would recognize unrealized losses through earnings and write down the amortized cost of such assets to a new cost basis, based on the fair market value of such assets on the date they are considered to be other-than-temporarily impaired. Such impairment charges reflect non-cash losses at the time of recognition; subsequent disposition or sale of such assets could further affect our future losses or gains, as they are based on the difference between the sale price received and adjusted amortized cost of such assets at the time of sale.

Changes in prepayment rates could negatively affect the value of our investment portfolio, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.

The value of our investment portfolio may be affected by prepayment rates on mortgage loans. Many loans do not contain any restrictions on borrowers' abilities to prepay their residential mortgage loans. Prepayment rates on loans are influenced by changes in market interest rates and a variety of economic, geographic and other factors beyond our control. Consequently, we cannot predict with certainty such prepayment rates, and no strategy can completely insulate us from prepayment or other such risks. Homeowners tend to prepay mortgage loans faster when interest rates decline. Consequently, owners of the loans have to reinvest the money received from the prepayments at the lower prevailing interest rates. Conversely, homeowners tend not to prepay mortgage loans when interest rates increase. Consequently, owners of the loans are unable to reinvest money that would have otherwise been received from prepayments at the higher prevailing interest rates. This volatility in prepayment rates may affect our ability to maintain targeted amounts of leverage on our portfolio and may result in reduced earnings or losses for us and negatively affect the cash available for distribution to our stockholders.

Many of our investments, including our investment in AG-GECC PPIF, may be illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

We expect generally that any securities we purchase will be in connection with privately negotiated transactions that will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. Generally, we will not be able to sell these securities publicly without the expense and time required to register the securities under the Securities Act of 1933, as amended, or the Securities Act, if the obligors agree to do so, or will be able to sell the securities only under Rule 144 or other rules under the Securities Act which permit only limited sales under specified conditions. Moreover, turbulent market conditions, such as those currently in effect, could significantly and negatively impact the liquidity of our assets. It may be difficult or impossible to obtain or validate third party pricing on the investments we purchase. Illiquid investments typically experience greater price volatility, as a ready market does not exist, and can be more difficult to value. The illiquidity of our investments, including our investment in AG-GECC PPIF, may make it difficult for us to sell such investments if the need or desire arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value maintained for it in our records. Furthermore, we may face other restrictions on our ability to liquidate an investment in an entity to the extent that we have or could be attributed with material non-public information regarding such entity.

Investments in subordinated loans and subordinated mortgage-backed securities could subject us to increased risk of losses.

We may invest in subordinated loans and subordinated mortgage-backed securities, or MBS. In the event a borrower defaults on a loan and lacks sufficient assets to satisfy such loan, we may lose all or a significant part of our investment. In the event a borrower becomes subject to bankruptcy proceedings, we will not have any recourse to the assets, if any, of the borrower that are not pledged to secure our loan, and the unpledged assets of the borrower may not be sufficient to satisfy our loan. If a borrower defaults on our loan or on its senior debt (i.e., a first-lien loan, in the case of a residential mortgage loan, or a contractually or structurally senior loan, in the case of a commercial mortgage loan), or in the event of a borrower bankruptcy, our loan will be satisfied only after all senior debt is paid in full. In the case of commercial mortgage loans, where senior debt exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loan, accept prepayments, exercise our remedies and control decisions made in bankruptcy proceedings relating to borrowers.

In general, losses on mortgage loans included in a securitization will be borne first by holders of the "first loss" subordinated security and then, in turn, by the holders of more senior securities, beginning with the most subordinated. In addition, losses on the property securing a commercial mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit provided by the borrower, if any, and then by subordinated security holders, as described in the preceding sentence. In the event of default of a mortgage loan we own (and, if the loan is a commercial mortgage loan, the exhaustion of any equity support, reserve fund or letter of credit) and, in the case of CMBS and RMBS in which we invest, the exhaustion of any credit support provided by any classes of securities junior to such CMBS and RMBS, we may not recover all or even a significant part of our investment, which could result in repayment losses. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related MBS, the securities in which we invest may suffer significant losses.

The prices of lower credit quality investments are generally more sensitive to adverse actual or perceived economic downturns or individual issuer developments than more highly rated investments. An economic downturn or a projection of an economic downturn, for example, could cause a decline in the price of lower credit quality investments because the ability of obligors to make principal and interest payments or to refinance may be impaired. In such event, existing credit support in the securitization structure may be insufficient to protect us against loss.

The return on our investments in triple net lease assets may be affected by the special purpose nature of the properties.

The properties in which we seek to invest are generally critical to the ongoing operation of the tenant and are often special purpose properties. Due to their specialization to the current tenant, such properties may be difficult to sell or re-lease to another user. Additionally, the build-to-suit properties acquired by us, if not completed by the tenant, may require that we invest additional funds into such property for its completion, or for cost overruns. This might affect the return on such property.

The return on our investments in triple net lease assets are subject to the financial stability of our tenants.

Due to our focus on single tenant commercial real estate, the success of such investment is materially dependent on the financial stability of such tenant. Lease payment defaults by tenants could cause a reduction in distributions to us. A default of a tenant on its lease payments could cause us to lose the revenue from the property and to seek an alternative source of revenue to meet any mortgage payment and prevent foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting such property. If a lease is terminated, there is no assurance that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

No credit rating agencies evaluate or rank the debt or the credit risk of many of our tenants, as we seek tenants that our Manager believes will have stable or improving credit profiles that have not been recognized by the traditional credit market. As a result, long-term leases with certain of these tenants may therefore pose a higher risk of default. The majority of the tenants will be less than investment grade and a downturn in their business, industry or the economy may put them into bankruptcy. This would have an effect on our ability to collect rent, or re-let the property to a new tenant.

Of tenants that experience downturns in their operating results due to adverse changes in their business or economic conditions, those that are highly leveraged may have a higher possibility of filing for bankruptcy or insolvency. In bankruptcy or insolvency, a tenant may have the option of vacating a property instead of paying rent. In the event such a tenant opts to vacate a property, our claim for breach of the lease will be treated as a general unsecured claim and subject to a cap.

Any credit ratings assigned to our investments will be subject to ongoing evaluations and revisions and we cannot assure you that those ratings will not be downgraded.

Some of our investments may be rated by Moody's Investors Service, Fitch Ratings or Standard & Poor's. Any credit ratings on our investments are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw, their ratings of our investments in the future, the value of these investments could significantly decline, which would adversely affect the value of our investment portfolio and could result in losses upon disposition or the failure of borrowers to satisfy their debt service obligations to us.

Insurance on real estate securities collateral may not cover all losses.

There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war, that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations and other factors, including terrorism or acts of war, also might make the insurance proceeds insufficient to repair or replace a property if it is damaged or destroyed. Under these circumstances, the insurance proceeds received might not be adequate to restore our economic position with respect to the affected real property. Any uninsured loss could result in the loss of cash flow from, and the asset value of, the affected property.

Our Manager's due diligence of potential investments may not reveal all of the liabilities associated with such investments and may not reveal other weaknesses in such investments, which could lead to investment losses.

Before making an investment, our Manager will assess the strengths and weaknesses of the originators, borrowers, and the underlying property values, as well as other factors and characteristics that are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, our Manager will rely on resources available to it and, in some cases, an investigation by third parties. There can be no assurance that our Manager's due diligence process will uncover all relevant facts or that any investment will be successful.

We may be adversely affected by risks affecting borrowers or the asset or property types in which our investments may be concentrated at any given time, as well as from unfavorable changes in the related geographic regions.

Our assets will not be subject to any geographic, diversification or concentration limitations except that we will be concentrated in residential mortgage-related investments. Accordingly, our investment portfolio may be concentrated by geography, asset, property type and/or borrower, increasing the risk of loss to us if the particular concentration in our portfolio is subject to greater risks or undergoing adverse developments. In addition, adverse conditions in the areas where the properties securing or otherwise underlying our investments are located (including business layoffs or downsizing, industry slowdowns, changing demographics and other factors) and local real estate conditions (such as oversupply or reduced demand) may have an adverse effect on the value of our investments. A material decline in the demand for real estate in these areas may materially and adversely affect us. Lack of diversification can increase the correlation of non-performance and foreclosure risks among our investments.

A prolonged economic slowdown, recession or declining real estate values could materially and adversely affect us.

We believe the risks associated with our investments will be more acute during periods of economic slowdown or recession (such as the current period marked by dislocation and weakness in the capital and credit markets), especially if these periods are accompanied by declining real estate values. Declining real estate values will likely reduce our level of new investments since borrowers often use increases in the value of their existing properties to support the purchase of or investment in additional properties. Furthermore, a weakening economy and declining real estate values significantly increase the likelihood that borrowers will default on their debt service obligations to us and that we will incur losses on our investments with them in the event of a default on a particular investment because the value of any collateral may be insufficient to cover the full amount of such investment or may require a significant amount of time to realize. A weakening economy and declining real estate values may increase the likelihood of re-default rates even after we have completed loan modifications. Our exposure will increase to the extent of the subordination, if applicable, of our investment. In addition, under such conditions, our access to capital will generally be more limited, if available at all, and more expensive. Any period of increased payment delinquencies, foreclosures or losses could adversely affect the net interest income generated from our portfolio and our ability to make and finance future investments, which would materially and adversely affect our revenues, results of operations, financial condition, business prospects, and our ability to make distributions to our stockholders.

If we fail to develop, enhance, and implement strategies to adapt to changing conditions in the mortgage industry and capital markets, our financial condition and earnings may be adversely affected.

The manner in which we compete and the products for which we compete are affected by changing conditions, which can take the form of trends or sudden changes in our industry, regulatory environment, changes in the role of government-sponsored entities, changes in the role of credit rating agencies or their rating criteria or process, or the U.S. economy more generally. If we do not effectively respond to these changes, or if our strategies to respond to these changes are not successful, our financial condition and earnings may be adversely affected.

Any cash and securities maintained by us in accounts at U.S. broker-dealers registered with the SEC and the Financial Industry Regulatory Authority are protected to a limited degree by the U.S. Securities Investor Protection Corporation.

In the event of the bankruptcy of a broker-dealer, if sufficient funds are not available in the broker-dealer's customer accounts to satisfy claims, the reserve funds of the U.S. Securities Investor Protection Corporation, or SIPC, will be used to supplement the distribution, up to a ceiling of $500,000 per customer, including a maximum of $100,000 for cash claims. Therefore, we could be at risk of loss for any amounts in excess of the SIPC limit. Assets held outside the

U.S. may be subject to different and/or diminished protection in the event of a counterparty failure located in such jurisdiction.

Our investments will generally be recorded at fair value, and quoted prices or observable inputs may not be available to determine such value, resulting in the use of significant unobservable inputs to determine value.

We expect that the values of some of our investments may not be readily determinable. We will measure the fair value of these investments quarterly, in accordance with guidance set forth in Financial Accounting Standards Board, or FASB, Statement of Financial Accounting Standards, or SFAS, No. 157, "Fair Value Measurements," or SFAS No. 157. The fair value at which our assets may be recorded may not be an indication of their realizable value. Ultimate realization of the value of an asset depends to a great extent on economic and other conditions that are beyond the control of our Manager, our company or our board of directors. Further, fair value is only an estimate based on good faith judgment of the price at which an investment can be sold since market prices of investments can only be determined by negotiation between a willing buyer and seller. If we were to liquidate a particular asset, the realized value may be more than or less than the amount at which such asset is valued. Accordingly, the value of our common stock could be adversely affected by our determinations regarding the fair value of our investments, whether in the applicable period or in the future. Additionally, such valuations may fluctuate over short periods of time.

In certain cases, our Manager's determination of the fair value of our investments will include inputs provided by third-party dealers and pricing services. Valuations of certain securities in which we may invest are often difficult to obtain or unreliable. In general, dealers and pricing services heavily disclaim their valuations. Dealers may claim to furnish valuations only as an accommodation and without special compensation, and so they may disclaim any and all liability for any direct, incidental, or consequential damages arising out of any inaccuracy or incompleteness in valuations, including any act of negligence or breach of any warranty. Depending on the complexity and illiquidity of a security, valuations of the same security can vary substantially from one dealer or pricing service to another. Therefore, our results of operations for a given period could be adversely affected if our determinations regarding the fair market value of these investments are materially higher than the values that we ultimately realize upon their disposal. The valuation process has been particularly challenging recently as market events have made valuations of certain assets more difficult, unpredictable and volatile.

Accounting rules for certain of our transactions are highly complex and involve significant judgment and assumptions. Changes in accounting interpretations or assumptions could impact our financial statements.

Accounting rules for mortgage loan sales and securitizations, valuations of financial instruments, investment consolidations and other aspects of our anticipated operations are highly complex and involve significant judgment and assumptions. These complexities could lead to a delay in preparation of financial information and the delivery of this information to our shareholders and also increase the risk of errors and restatements, as well as the cost of compliance. Changes in accounting interpretations or assumptions could impact our financial statements and our ability to timely prepare our financial statements. Our inability to timely prepare our financial statements in the future would likely adversely affect our share price significantly.

Changes in accounting treatment may adversely affect our reported profitability.

In February 2008, the Financial Accounting Standards Board, or FASB, issued final guidance regarding the accounting and financial statement presentation for transactions that involve the acquisition of Agency RMBS from a counterparty and the subsequent financing of these securities through repurchase agreements with the same counterparty. We will evaluate our position based on the final guidance issued by FASB. If we do not meet the criteria under the final guidance to account for the transactions on a gross basis, our accounting treatment would not affect the economics of these transactions, but would affect how these transactions are reported on our financial statements. If we are not able to comply with the criteria under this final guidance for same party transactions we would be precluded from presenting Agency RMBS and the related financings, as well as the related interest income and interest expense, on a gross basis on our financial statements. Instead, we would be required to account for the purchase commitment and related repurchase agreement on a net basis and record a forward commitment to purchase Agency RMBS as a derivative instrument. Such forward commitments would be recorded at fair value with subsequent changes in fair value recognized in earnings. Additionally, we would record the cash portion of our investment in Agency RMBS as a mortgage related receivable from the counterparty on our balance sheet. Although we would not expect this change in presentation to have a material impact on our net income, it could have an adverse impact on our operations. It could have an impact on our ability to include certain Agency RMBS purchased and simultaneously financed from the same counterparty as qualifying real estate interests or real estate-related assets used to qualify under the exemption to not have to register as an investment company under the Investment Company Act. It could also limit our investment opportunities as we may need to limit our purchases of Agency RMBS that are simultaneously financed with the same counterparty.

Our Manager will utilize analytical models and data in connection with the valuation of our investments, and any incorrect, misleading or incomplete information used in connection therewith would subject us to potential risks.

Given the complexity of our investments and strategies, our Manager must rely heavily on analytical models (both proprietary models developed by our Manager and those supplied by third parties) and information and data supplied by third parties, or Models and Data. Models and Data will be used to value investments or potential investments and also in connection with hedging our investments. When Models and Data prove to be incorrect, misleading or incomplete, any decisions made in reliance thereon expose us to potential risks. For example, by relying on Models and Data, especially valuation models, our Manager may be induced to buy certain investments at prices that are too high, to sell certain other investments at prices that are too low or to miss favorable opportunities altogether. Similarly, any hedging based on faulty Models and Data may prove to be unsuccessful. Furthermore, any valuations of our investments that are based on valuation models may prove to be incorrect.

Some of the risks of relying on analytical models and third-party data are particular to analyzing tranches from securitizations, such as MBS. These risks include, but are not limited to, the following: (i) collateral cash flows and/or liability structures may be incorrectly modeled in all or only certain scenarios, or may be modeled based on simplifying assumptions that lead to errors; (ii) information about collateral may be incorrect, incomplete, or misleading; (iii) collateral or bond historical performance (such as historical prepayments, defaults, cash flows, etc.) may be incorrectly reported, or subject to interpretation (e.g., different issuers may report delinquency statistics based on different definitions of what constitutes a delinquent loan); or (iv) collateral or bond information may be outdated, in which case the models may contain incorrect assumptions as to what has occurred since the date information was last updated.

Some of the analytical models used by our Manager, such as mortgage prepayment models or mortgage default models, are predictive in nature. The use of predictive models has inherent risks. For example, such models may incorrectly forecast future behavior, leading to potential losses on a cash flow and/or a mark-to-market basis. In addition, the predictive models used by Angelo, Gordon may differ substantially from those models used by other market participants, with the result that valuations based on these predictive models may be substantially higher or lower for certain investments than actual market prices. Furthermore, since predictive models are usually constructed based on historical data supplied by third parties, the success of relying on such models may depend heavily on the accuracy and reliability of the supplied historical data and the ability of these historical models to accurately reflect future periods.

All valuation models rely on correct market data inputs. If incorrect market data is entered into even a well-founded valuation model, the resulting valuations will be incorrect. However, even if market data is inputted correctly, "model prices" will often differ substantially from market prices, especially for securities with complex characteristics, such as derivative securities.

Risks related to our organization and structure

Certain provisions of Maryland law could inhibit a change in our control.

Certain provisions of the Maryland General Corporation Law, or the MGCL, may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change in our control under circumstances that otherwise could provide the holders of our common stock with the opportunity to realize a premium over the then prevailing market price of such shares. We are subject to the "business combination" provisions of the MGCL that, subject to limitations, prohibit certain business combinations between us and an "interested stockholder" (defined generally as any person who beneficially owns 10% or more of our then outstanding voting shares or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of our then outstanding voting shares) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder and, thereafter, imposes special appraisal rights and special stockholder voting requirements on these combinations. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any other person, provided that the business combination is first approved by our board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our board of directors does not otherwise approve a business combination, this statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. See "Certain Provisions of Maryland Law and of Our Articles of Incorporation and Bylaws—Business Combinations."

The "control share" provisions of the MGCL provide that "control shares" of a Maryland corporation (defined as shares which, when aggregated with all other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in the election of directors) acquired in a "control share acquisition" (defined as the acquisition of "control shares," subject to certain exceptions) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding votes entitled to be cast by the acquirer of control shares, our officers and our directors who are also our employees. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future. See "Certain Provisions of Maryland Law and of Our Articles of Incorporation and Bylaws—Control Share Acquisitions."

The "unsolicited takeover" provisions of the MGCL permit our board of directors, without stockholder approval and regardless of what is currently provided in our articles of incorporation or bylaws, to implement certain provisions if we have a class of equity securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act (which we will have upon the completion of this offering), and at least three independent directors. These provisions may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in our control under circumstances that otherwise could provide the holders of our common stock with the opportunity to realize a premium over the then current market price. Our articles of incorporation contains a provision whereby we elect to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on our board of directors as soon as we become eligible to do so. See "Certain Provisions of Maryland Law and of Our Articles of Incorporation and Bylaws—Subtitle 8."

Upon the completion of this offering, our board of directors will be divided into three classes of directors. The terms of the directors will expire in 2010, 2011 and 2012, respectively. Directors of each class will be elected for three-year terms upon the expiration of their current terms, and each year one class of directors will be elected by our stockholders. The staggered terms of our directors may reduce the possibility of a tender offer or an attempt at a change in control, even though a tender offer or change in control might be in the best interests of our stockholders.

Our authorized but unissued common and preferred shares may prevent a change in our control.

Our articles of incorporation authorizes us to issue additional authorized but unissued common stock and preferred shares. In addition, our board of directors may, without stockholder approval, increase the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue and classify or reclassify any unissued common stock or preferred shares and may set the preferences, rights and other terms of the classified or reclassified shares. As a result, among other things, our board may establish a class or series of common stock or preferred shares that could delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

Rapid changes in the values of our residential mortgage loans and other real estate-related assets may make it more difficult for us to maintain our qualification as a REIT or exemption from registration under the Investment Company Act.

If the market value or income potential of our residential mortgage loans and other real estate-related assets declines as a result of increased interest rates, prepayment rates or other factors, we may need to increase certain real estate investments and income and/or liquidate our non-qualifying assets in order to maintain our REIT qualification or exemption from registration under the Investment Company Act. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of our investments. We may have to make investment decisions that we otherwise would not make absent our REIT and Investment Company Act considerations.

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interest.

Our articles of incorporation limits the liability of our present and former directors and officers to us and our stockholders for money damages to the maximum extent permitted under Maryland law. Under current Maryland law, our present and former directors and officers will not have any liability to us or our stockholders for money damages other than liability resulting from:

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actual receipt of an improper benefit or profit in money, property or services; or

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active and deliberate dishonesty by the director or officer that was established by a final judgment and is material to the cause of action.

Our articles of incorporation authorizes us to indemnify our present and former directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. Our bylaws require us to indemnify each present and former director or officer, to the maximum extent permitted by Maryland law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to us. In addition, we may be obligated to pay or reimburse the expenses incurred by our present and former directors and officers without requiring a preliminary determination of their ultimate entitlement to indemnification. As a result, we and our stockholders may have more limited rights against our present and former directors and officers than might otherwise exist absent the current provisions in our articles of incorporation and bylaws or that might exist with other companies, which could limit your recourse in the event of actions not in your best interest.

Our articles of incorporation contain provisions that make removal of our directors difficult, which could make it difficult for our stockholders to effect changes to our management.

Our articles of incorporation and bylaws provide that, subject to the rights of any series of preferred shares, a director may be removed only for "cause" (as defined in our articles of incorporation), and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. Vacancies generally may be filled only by a majority of the remaining directors in office, even if less than a quorum, for the full term of the class of directors in which the vacancy occurred. These requirements make it more difficult to change our management by removing and replacing directors and may prevent a change in our control that is in the best interests of our stockholders.

Our articles of incorporation generally do not permit ownership in excess of 9.8% of our common stock or 9.8% of our common stock and attempts to acquire our shares in excess of the share ownership limits will be ineffective unless an exemption is granted by our board of directors.

Our articles of incorporation generally prohibit beneficial or constructive ownership by any person of more than 9.8% by vote or value, whichever is more restrictive, of our outstanding common stock or more than 9.8% by vote or value, whichever is more restrictive, of our outstanding common stock. Our board of directors, in its sole discretion, may grant an exemption to these prohibitions, subject to certain conditions and receipt by our board of certain representations and undertakings. Our board of directors may from time to time increase certain of these limits for one or more persons and may increase or decrease such limits for all other persons. Any decrease in the share ownership limits generally applicable to all stockholders will not be effective for any person whose percentage ownership of our shares is in excess of such decreased limits until such time as such person's percentage ownership of our shares equals or falls below such decreased limits, but any further acquisition of our shares in excess of such person's percentage ownership of our shares will be in violation of the applicable limits. Our board of directors may not increase these limits (whether for one person or all stockholders) if such increase would allow five or fewer persons to beneficially own more than 49.9% in value of our outstanding shares or otherwise cause us to fail to qualify as a REIT.

Our articles of incorporation's constructive ownership rules are complex and may cause the outstanding shares owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than these percentages of the outstanding shares by an individual or entity could cause that individual or entity to own constructively in excess of these percentages of the outstanding shares and thus violate the share ownership limits. Any attempt to own or transfer our common stock or preferred shares (if and when issued) in excess of the share ownership limits without the consent of our board of directors or in a manner that would cause us to be "closely held" under Section 856(h) of the Internal Revenue Code (without regard to whether the shares are held during the last half of a taxable year) will result in the shares being deemed to be transferred to a director for a charitable trust or, if the transfer to the charitable trust is not automatically effective to prevent a violation of the share ownership limits or the restrictions on ownership and transfer of our shares, any such transfer of our shares will be void ab initio. Further, any transfer of our shares that would result in our shares being held by fewer than 100 persons will be void ab initio.

Risks related to taxation

Our failure to qualify as a REIT would result in higher taxes and reduced cash available for distribution to our stockholders.

We are organized and intend to operate in a manner so as to qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2009. Although we do not intend to request a ruling from the Internal Revenue Service, or the IRS, as to our REIT qualification, we will receive the opinion of McDermott Will & Emery LLP with respect to our qualification as a REIT. This opinion will be issued in connection with this offering of common stock. Investors should be aware, however, that opinions of counsel are not binding on the IRS or any court. The opinion of McDermott Will & Emery LLP represents only the view of our counsel based on our counsel's review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income. The opinion will be expressed as of the date issued. Counsel has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of McDermott Will & Emery LLP and our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis, the results of which will not be monitored by McDermott Will & Emery LLP. Our ability to satisfy the asset tests depends upon our analysis of the fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. Moreover, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes and the tax treatment of participation interests that we hold in mortgage loans may be uncertain in some circumstances, which could affect the application of the REIT qualification requirements as described below. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or other issuers will not cause a violation of the REIT requirements. If we were to fail to qualify as a REIT in any taxable year, we would be subject to U.S. federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and distributions to our stockholders would not be deductible by us in computing our taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our stockholders, which in turn would have an adverse impact on the value of our common stock. Unless we were entitled to relief under certain Internal Revenue Code provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT.

The percentage of our assets represented by TRSs and the amount of our income that we can receive in the form of TRS dividends are subject to statutory limitations that could jeopardize our REIT status.

A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A significant portion of our activities will likely be conducted through one or more TRSs, and we expect that such TRSs may from time to time hold significant assets.

Overall, no more than 25% of the value of a REIT's assets may consist of stock or securities of one or more TRSs (at the end of each quarter). While we intend to manage our affairs so as to satisfy this requirement, there can be no assurance that we will be able to do so in all market circumstances.

A TRS will be subject to U.S. federal, state and local income tax on its taxable income, and its after-tax net income will be available for distribution to us. We will receive distributions from TRSs which will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. We may from time to time need to make such distributions in order to keep the value of our TRSs below 25% of our total assets. However, TRS dividends will generally not constitute "good" income for purposes of one of the tests we must satisfy to qualify as a REIT, namely, that at least 75% of our gross income must in each taxable year generally be from real estate assets. While we will be monitoring our compliance with both this income test and the limitation on the percentage of our assets represented by TRS securities, and intend to conduct our affairs so as to comply with both, the two may at times be in conflict with one another. That is, it is possible that we may wish to distribute a dividend from a TRS in order to reduce the value of our TRSs below 25% of our assets, but be unable to do so without violating the requirement that 75% of our gross income in the taxable year be derived from real estate assets. Although there are other measures we can take in such circumstances in order to remain in compliance, there can be no assurance that we will be able to comply with both of these tests in all market conditions.

Despite our qualification as a REIT, a significant portion of our income may be earned through TRSs that are subject to U.S. federal income taxation

Despite our qualification as a REIT, we may be subject to a significant amount of U.S. federal income taxes. We intend to hold a significant amount of our assets from time to time in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 25% of our assets in order for us to remain qualified as a REIT. In general, we intend that loans that we originate or buy with an intention of selling in a manner that might expose us to the 100% tax on "prohibited transactions" will be originated or sold by a TRS. In addition, loans that are to be modified will in general be held by a TRS on the date of their modification and for a period of time thereafter. Finally, some or all of the real estate properties that we may from time to time acquire by foreclosure or other procedure will likely be held in one or more TRSs. All taxable income and gains derived from the assets held from time to time in our TRSs will be subject to regular corporate income taxation.

Incentive fee refunds from our Manager may constitute "bad" income for purposes of the REIT income test.

The terms of our management agreement with our Manager provide that the Manager will, on a rolling 12-quarter basis, look back to verify that our stockholders have received a minimum 8% annual preferential return during the 12-quarter look back period. If such minimum annual preferential return has not been achieved, we will either offset future quarterly incentive fee payments or, to the extent permissible under the REIT income test, our Manager will refund the lesser of (i) the incentive fees paid for quarterly periods during the rolling 12-quarter lookback period where the 8% minimum annual preferential return was not achieved by our stockholders, and (ii) the amount necessary to achieve the 8% minimum annual preferential return for such 12-quarter period. To the extent we receive refunds of previously paid incentive fees from our Manager, the refunds may constitute "bad" REIT income which could jeopardize our REIT compliance.

Dividends payable by REITs do not generally qualify for the reduced tax rates applicable to certain corporate dividends.

The maximum tax rate for dividends paid by corporations to domestic stockholders that are individuals, trusts and estates is generally 15% through taxable years beginning on or before December 31, 2010. Dividends paid by REITs, however, are generally not eligible for the reduced rates. However, to the extent such dividends are attributable to certain dividends that we receive from a TRS, such dividends generally will be eligible for the preferential tax rates that apply to qualified dividend income. Although this does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

The REIT distribution requirements could adversely affect our ability to execute our business strategies.

We generally must distribute annually at least 90% of our net taxable income, excluding any net capital gain, in order for corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under U.S. federal income tax laws. We intend to make distributions to our stockholders to comply with the requirements of the Internal Revenue Code and to avoid paying corporate tax on undistributed income. However, differences in timing between the recognition of taxable income and the actual receipt of cash could require us to sell assets or borrow funds on a short-term or long term basis to meet the distribution requirements of the Internal Revenue Code.

We may find it difficult or impossible to meet distribution requirements in certain circumstances. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets. For example, we may be required to accrue interest and discount income on mortgage loans, mortgage-backed securities, and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. We may also acquire distressed debt investments that are subsequently modified by agreement with the borrower either directly or pursuant to our involvement in the Legacy Securities Program or other similar programs recently announced by the federal government. If the amendments to the outstanding debt are "significant modifications" under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower, with gain recognized by us to the extent that the principal amount of the modified debt exceeds our cost of purchasing it prior to modification. Finally, we may be required under the terms of indebtedness that we incur, whether to private lenders or pursuant to the Legacy Securities Program, to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

As a result, to the extent such income is not recognized within a TRS, the requirement to distribute a substantial portion of our net taxable income could cause us to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt or (iv) make a taxable distribution of our shares as part of a distribution in which stockholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with REIT requirements. Moreover, if our only feasible alternative were to make a taxable distribution of our shares to comply with the REIT distribution requirements for any taxable year and the value of our shares was not sufficient at such time to make a distribution to our stockholders in an amount at least equal to the minimum amount required to comply with such REIT distribution requirements, we would generally fail to qualify as a REIT for such taxable year and would be precluded from being taxed as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT.

We may be required to report taxable income early in our holding period for certain investments in excess of the economic income we ultimately realize from them.

We expect to acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectibility rather than current market interest rates. The amount of such discount will nevertheless generally be treated as "market discount" for U.S. federal income tax purposes. Market discount on a debt instrument accrues on the basis of the constant yield to maturity of the debt instrument based generally on the assumption that all future payments on the debt instrument will be made. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If that turned out not to be the case, and we eventually collected less on the debt instrument than the amount we paid for it plus the market discount we had previously reported as income, there would generally be a bad debt deduction available to us at that time, but our ability to benefit from that bad debt deduction would depend on our having taxable income in that later taxable year.

Similarly, many of the MBS that we buy will likely have been issued with original issue discount, which discount might reflect doubt as to whether the entire principal amount of such MBS will ultimately prove to be collectible. We will be required to report such original issue discount based on a constant yield method and income will be accrued and currently taxable based on the assumption that all future projected payments due on such MBS will be made. If such MBS turns out not to be fully collectible, a bad debt deduction will become available only in the later year that uncollectibility is provable.

Finally, in the event that any debt instruments or MBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event a borrower with respect to a particular debt instrument acquired by us encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectibility. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at its stated rate regardless of whether corresponding cash payments are received or are ultimately collectible. In each case, while we would in general ultimately have a bad debt deduction available to us when such interest was determined to be uncollectible, the utility of that deduction would depend on our having taxable income in that later year or thereafter.

REITs may not carry back net operating losses to prior taxable years, but may only carry net operating losses over to future years. Amounts corresponding to the amounts of the types of income described in this prospectus would generally have been distributed and taxed to our stockholders as a dividend when we were required to report such income. If we had no taxable income in the later year that the bad debt deduction became available, we and our stockholders would derive no tax benefit from that deduction. This possible "income early, losses later" phenomenon could, accordingly, adversely affect us and our stockholders if it were persistent and in significant amounts.

If we were to make a taxable distribution of our shares as part of a distribution in which stockholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash, stockholders may be required to sell such shares or sell other assets owned by them in order to pay any tax imposed on such distribution.

If we were to make a taxable distribution of our shares, stockholders would be required to include the amount of such distribution into income even though they did not receive sufficient cash to satisfy any tax imposed on such distribution. Accordingly, stockholders receiving a distribution of our shares may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. Moreover, in the case of a taxable distribution of our shares with respect to which any withholding tax is imposed on a stockholder, we may have to withhold or dispose of part of the shares in such distribution and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed.

The share ownership limits applicable to us that are imposed by the Internal Revenue Code for REITs and our articles of incorporation may restrict our business combination opportunities.

In order for us to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year after our first taxable year. Our articles of incorporation, with certain exceptions, authorizes our board of directors to take the actions that are necessary and desirable to preserve our qualification as a REIT. Under our articles of incorporation, no person may own more than 9.8% by vote or value, whichever is more restrictive, of our outstanding common stock or more than 9.8% by vote or value, whichever is more restrictive, of our outstanding common stock. However, our board of directors may, in its sole discretion, grant an exemption to the share ownership limits (prospectively or retrospectively), subject to certain conditions and the receipt by our board of certain representations and undertakings. In addition, our board of directors may change the share ownership limits as described under "Description of Common stock—Restrictions on Ownership and Transfer." Our articles of incorporation also prohibits any person from (a) beneficially or constructively owning, as determined by applying certain attribution rules of the Internal Revenue Code, our shares that would result in us being "closely held" under Section 856(h) of the Internal Revenue Code or that would otherwise cause us to fail to qualify as a REIT or (b) transferring shares if such transfer would result in our shares being owned by fewer than 100 persons. The share ownership limits applicable to us that are imposed by the tax law are based upon direct or indirect ownership by "individuals," which term includes certain entities. Ownership limitations are common in the organizational documents of REITs and are intended, among other purposes, to provide added assurance of compliance with the tax law requirements and to minimize administrative burdens. However, our share ownership limits might also delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

Even if we qualify as a REIT, we may face tax liabilities that reduce our cash flow.

Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from certain activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes, such as mortgage recording taxes. See "U.S. Federal Income Tax Considerations—Taxation of Our Company—Taxation of REITs in General." In addition, in order to meet the REIT qualification requirements, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory, we will hold a significant portion of our assets through, and derive a significant portion of our taxable income and gains in, TRSs. Such subsidiaries will be subject to corporate level income tax at regular rates. Any of these taxes would decrease cash available for distribution to our stockholders.

Complying with the REIT requirements can be difficult and may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our shares. We may be required to make distributions to our stockholders at disadvantageous times or when we do not have funds readily available for distribution, and may be unable to pursue otherwise attractive investments in order to satisfy the source-of-income or asset-diversification requirements for qualifying as a REIT. Thus, compliance with the REIT requirements may hinder our ability to make certain attractive investments.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that, at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and MBS. The remainder of our investments in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our total assets (other than government securities, securities issued by a TRS and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more TRSs. See "U.S. Federal Income Tax Considerations—Taxation of Our Company—Asset Tests." After meeting these requirements at the close of a calendar quarter, if we fail to comply with these requirements at the end of any subsequent calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

The failure of Agency RMBS subject to repurchase agreements to qualify as real estate assets could adversely affect our ability to qualify as a REIT.

We intend to enter into financing arrangements that are structured as sale and repurchase agreements pursuant to which we would nominally sell certain of our Agency RMBS to a counterparty and simultaneously enter into an agreement to repurchase these securities at a later date in exchange for a purchase price. Economically, these agreements are financings which are secured by the Agency RMBS sold pursuant thereto. We believe that we would be treated for REIT asset and income test purposes as the owner of the Agency RMBS that are the subject of any such sale and repurchase agreement notwithstanding that such agreements may transfer record ownership of the Agency RMBS to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the Agency RMBS during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Complying with the REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under current law, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (i) risk of interest rate or currency fluctuations on indebtedness incurred or to be incurred to carry or acquire real estate assets or (ii) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise be subject to.

The taxable mortgage pool, or TMP, rules may increase the taxes that we or our shareholders may incur, and may limit the manner in which we effect future securitizations.

Certain of our securitizations in the future, if any, will likely be considered to result in the creation of TMPs for U.S. federal income tax purposes. A TMP is always classified as a corporation for U.S. federal income tax purposes. However, as long as a REIT owns 100% of a TMP, such classification generally does not result in the imposition of corporate income tax, because the TMP is a "qualified REIT subsidiary." The requirement that a TMP be wholly owned by a REIT to be a qualified REIT subsidiary means that we would be precluded from holding equity interests in such a TMP through our operating partnership if the TMP were a U.S. entity that would be subject to taxation as a domestic corporation, unless our operating partnership itself formed another subsidiary REIT to own the TMP.

In the case of such wholly REIT owned TMPs, certain categories of our shareholders, such as foreign shareholders otherwise eligible for treaty benefits, shareholders with net operating losses, and tax exempt shareholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income received from us that is attributable to the TMP or "excess inclusion income." In addition, to the extent that our shares are owned in record name by tax exempt "disqualified organizations," such as certain government related entities that are not subject to tax on unrelated business income, we may incur a corporate level tax on our allocable portion of excess inclusion income from such a wholly REIT owned TMP. In that case and to the extent feasible, we may reduce the amount of our distributions to any disqualified organization whose share ownership gave rise to the tax, or we may bear such tax as a general corporate expense. To the extent that our shares owned by disqualified organizations are held in record name by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for the corporate level tax on the portion of our excess inclusion income allocable to the shares held by the broker/dealer or other nominee on behalf of disqualified organizations. While we intend to attempt to minimize the portion of our distributions that is subject to these rules, the law is unclear concerning computation of excess inclusion income, and its amount could be significant. See "U.S. Federal Income Tax Considerations—Taxation of Our Company—Taxable Mortgage Pools and Excess Inclusion Income" and "U.S. Federal Income Tax Considerations—Taxation of Shareholders—Taxation of Tax Exempt Shareholders."

In the case of any TMP that would be taxable as a domestic corporation if it were not wholly REIT owned, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for tax purposes. This marketing limitation may prevent us from selling more junior or non investment grade debt securities in such securitizations and maximizing our proceeds realized in those offerings.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for U.S. federal income tax purposes.

A REIT's net income from prohibited transactions is subject to a 100% tax with no offset for losses. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to dispose of or securitize loans in a manner that was treated as a sale of the loans for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose to engage in certain sales of loans through a TRS and not at the REIT level, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us.

New legislation or administrative or judicial action, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT.

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the U.S. federal income tax treatment of an investment in our common stock. The U.S. federal tax rules that affect REITs constantly are under review by persons involved in the legislative process, the Internal Revenue Service and the U.S. Treasury Department, which results in statutory changes as well as frequent revisions to Treasury regulations and interpretations. Revisions in U.S. federal tax laws and interpretations thereof could cause us to change our investments and commitments, which could also affect the tax considerations of an investment in our common stock.

ERISA may restrict investments by certain plans in our common stock.

A plan fiduciary considering an investment in our common stock should consider, among other things, whether such an investment might constitute or give rise to a prohibited transaction under ERISA, the Internal Revenue Code, or any substantially similar federal, state, or local law. ERISA and the Internal Revenue Code impose restrictions on: (i) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA; (ii) plans described in Section 4975(e)(1) of the Internal Revenue Code that are subject to Section 4975 of the Internal Revenue Code, including retirement accounts and Keogh Plans; (iii) any entity whose underlying assets include "plan assets" by reason of investment in such entity by a plan described in (i) or (ii) (each of (i), (ii), and (iii), a "Plan"); and (iv) persons described as "parties in interest" under ERISA and "disqualified persons" under the Internal Revenue Code who have certain specified relationships to a Plan.

ERISA imposes certain duties on persons who are fiduciaries with respect to a Plan. Under ERISA, any person who exercises any authority or control over the management or disposition of a Plan's assets is considered to be a fiduciary of that Plan. Both ERISA and Section 4975 of the Internal Revenue Code prohibit certain transactions involving "plan assets" between a Plan and "parties in interest" or "disqualified persons." Violations of these rules may result in the imposition of an excise tax or penalty.

Certain affiliates of our Manager, Angelo, Gordon, and/or the underwriters may be fiduciaries, "parties in interest," or "disqualified persons" with respect to a number of Plans. Accordingly, investment in shares of our common stock by a Plan that has such a relationship could be deemed to constitute a prohibited transaction under Title I of ERISA or Section 4975 of the Internal Revenue Code. Such transactions may, however, be subject to one or more statutory or administrative exemptions, such as: Section 408(b)(17) of ERISA, which exempts certain transactions with non-fiduciary service providers; Prohibited Transaction Class Exemption, or PTCE, 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 75-1, which exempts certain transactions involving a Plan and certain members of an underwriting syndicate; or another available exemption. Such exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with a Plan's investment in shares of our common stock. If a purchase were to result in a non-exempt prohibited transaction, such purchase may have to be rescinded.

Under ERISA, if a Plan acquires an "equity interest" in an entity, such a Plan's assets may be deemed to include an interest in the underlying assets of that entity. In that event, the operations of such entity could be deemed to constitute a prohibited transaction under ERISA and Section 4975 the Internal Revenue Code.

If, however, a Plan acquires a "publicly offered security," as defined under the rules and regulations promulgated by the Department of Labor (the "Plan Asset Rules"), the issuer of such security is not deemed to hold the assets of a Plan for purposes of ERISA or the Internal Revenue Code. Under the Plan Asset Rules, a "publicly offered security" is a security that is freely transferable, widely-held, and is either (i) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (ii) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is part is registered under the Exchange Act within the requisite time.

It is anticipated that the shares of our common stock being offered hereby will meet the criteria of "publicly offered securities" under the Plan Asset Rules. Although no assurances can be given, the underwriters expect that there will be no restrictions imposed on the transfer of interests in the shares of our common stock, the shares of our common stock will be held by at least 100 independent investors at the conclusion of the offering, and the shares of our common stock will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and will be timely registered under the Exchange Act.

If the shares of our common stock fail to meet the criteria of "publicly offered securities" under the Plan Asset Rules, and if "benefit plan investors," as that term is defined in ERISA, hold twenty-five percent (25%) or more of any class of our equity interests, our assets may be deemed to include the assets of any Plan that is a purchaser of shares of our common stock. In that event, transactions between us or involving our assets and "parties in interest" or "disqualified persons" with respect to such a Plan might be prohibited under ERISA and Section 4975 of the Internal Revenue Code unless a statutory or administrative exemption exists and all conditions for such exemptive relief are satisfied. However, there is no assurance that such an exemption or any other exemption would apply, even if all of the conditions specified therein were satisfied.

Risks related to this offering

There may not be an active market for our common stock, which may cause our common stock to trade at a discount and make it difficult for purchasers in this offering to sell their shares.

Prior to this offering, there has been no public market for our common stock. The initial public offering price for our common stock will be determined by negotiations between the underwriters and us. We cannot assure you that the initial public offering price will correspond to the price at which our common stock will trade in the public market subsequent to this offering or that the price of our shares available in the public market will reflect our actual financial performance.

We intend to apply to have our common stock listed on the NYSE, under the symbol "         ." Listing on the NYSE would not ensure that an actual market will develop for our common stock. Accordingly, no assurance can be given as to:

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the likelihood that an active trading market for our common stock will develop or, if one develops, be maintained;

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the liquidity of any market for our common stock;

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the ability of our stockholders to sell our common stock when desired, or at all; or

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the price that a stockholder may obtain for such stockholder's common stock.

Even if an active market develops for our common stock, the market price for our common stock may be highly volatile and subject to wide fluctuations. Some of the factors that could negatively affect our share price include:

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actual or projected results of operations;

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actual or projected financial condition, cash flows and liquidity;

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actual or anticipated changes in business strategies or prospects;

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actual or perceived conflicts of interest with Angelo, Gordon and its affiliated entities and individuals, including our officers;

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equity issuances by us, or share resales by our stockholders, or the perception that such issuances or resales may occur;

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actions and initiatives of the U.S. government and changes to U.S. government policies and programs;

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actual or anticipated accounting problems;

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publication of research reports about us or the real estate finance industry;

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our failure to meet, or the lowering of, our earnings' estimates or those of any securities analysts;

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increases in market interest rates, which may lead investors to demand a higher distribution yield for our common stock, if we have begun to make distributions to our stockholders, and would result in increased interest expenses on our debt;

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changes in market valuations of similar companies;

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adverse market reaction to the level of leverage we employ;

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failure to maintain our REIT qualification or exemption from registration under the Investment Company Act;

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additions or departures of Angelo, Gordon's key personnel, including our officers, or a change in control of Angelo, Gordon;

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actions by significant stockholders;

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speculation in the press or investment community;

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price and volume fluctuations in the stock market generally;

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general market and economic conditions, including the current state of the credit and capital markets;

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changes in current or proposed legislation;

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increased competition in the real estate business; and

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other events or circumstances which undermine confidence in the financial markets or otherwise have a broad impact on financial markets, such as the sudden instability or collapse of large depository institutions or other significant corporations, terrorist attacks, natural or man-made disasters, or threatened or actual armed conflicts.

No assurance can be given that the market price of our common stock will not fluctuate or decline significantly in the future or that holders of our common stock will be able to sell their shares when desired on favorable terms, or at all.

Future issuances of debt securities, which would rank senior to our common stock upon our liquidation, and future issuances of equity securities, which would dilute the holdings of our existing stockholders and may be senior to our common stock for the purposes of making distributions, including liquidating distributions, may adversely affect the market price of our common stock.

In the future, we may issue debt or equity securities or make other borrowings. Upon liquidation, holders of our debt securities and other loans and preferred shares will receive a distribution of our available assets before holders of our common stock. We are not required to offer any such additional debt or equity securities to existing stockholders on a preemptive basis. Therefore, additional common share issuances, directly or through convertible or exchangeable securities, warrants or options, will generally dilute the holdings of our existing stockholders and may reduce the market price of our common stock. Our preferred shares, if issued, would likely have a preference on distribution payments, including liquidating distributions, which could limit our ability to make distributions, including liquidating distributions, to holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common stock bear the risk that our future issuances of debt or equity securities or other borrowings will reduce the market price of our common stock and dilute their ownership in us.

Future issuances and sales of our common stock may depress the market price of our common stock. You should not rely upon lockup agreements in connection with this offering to limit the amount of common stock sold into the market.

Subject to applicable law, our board of directors has the authority, without further stockholder approval, to issue additional common stock and preferred shares on the terms and for the consideration it deems appropriate. We cannot predict the effect, if any, of future issuances of our common stock or the prospect of such issuances on the market price of our common stock. Issuances of a substantial amount of our common stock, or the perception that such issuances might occur, could depress the market price of our common stock.

Upon the completion of this offering, we will have              shares of common stock outstanding, on a fully diluted basis, including an aggregate of (i)               shares of restricted common stock to our executive officers and other employees of our Manager under our equity incentive plan and (ii)               shares of restricted common stock to our independent directors under our equity incentive plan. See "Management—Director Compensation" and "Management—Incentive Awards," respectively.

Concurrently with this offering, we will sell to certain affiliates of Angelo, Gordon & Co., L.P. and to certain of our officers, in a separate private placement,         % of our outstanding common stock after giving effect to the common stock issued in this offering, excluding common stock that may be sold pursuant to the underwriters' overallotment option, at a price per share equal to the initial public offering price per share in this offering.

We, and each of our executive officers, our directors and our director nominees have agreed with the underwriters not to offer, sell or otherwise dispose of any common stock or any securities convertible into or exercisable or exchangeable for common stock or any rights to acquire common stock for a period of                           after the date of this prospectus, without the prior written consent of the representatives, subject to specific limited exceptions. Purchasers of our common stock in our concurrent private placement have also agreed with the underwriters not to sell or otherwise dispose of the common stock that they purchase in our concurrent private placement for a period of                           after the date of this prospectus. The representatives may, in their sole discretion, at any time from time to time and without notice, waive the terms and conditions of the lockup agreements to which it is a party. Assuming no exercise of the underwriters' overallotment option to purchase additional shares, approximately         % of our common stock are subject to lockup agreements. When the lockup periods expire, these common stock will become eligible for sale, in some cases subject to the requirements of Rule 144 under the Securities Act, which are described under "Shares Eligible for Future Sale—Rule 144."

We will enter into a registration rights agreement with the purchasers of our common stock in our concurrent private placement pursuant to which we will agree to register the resale of such common stock. We will also grant such purchasers the right to include these shares in any registration statements we may file in connection with any future public offerings, subject to the terms of the lockup arrangements described herein and subject to the right of the underwriters of those offerings to reduce the total number of secondary shares included in those offerings (with such reductions to be proportionately allocated among the selling stockholders participating in those offerings). Following the completion of this offering, we intend to file a registration statement on Form S-8 to register the total number of common stock that may be issued under our equity incentive plan, including the restricted common stock to be granted to our executive officers, other employees of our Manager and our independent directors. See "Shares Eligible for Future Sale—Registration Rights." Upon registration, these common stock will be eligible for sale without restriction.

After the closing of this offering, we may issue additional common stock and securities convertible into, or exchangeable or exercisable for, common stock under our equity incentive plan.

We also may issue from time to time additional common stock in connection with property, portfolio or business acquisitions and may grant demand or piggyback registration rights in connection with such issuances.

We have not established a minimum distribution payment level and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.

We are generally required to distribute to our stockholders at least 90% of our ordinary taxable income each year for us to qualify as a REIT under the Internal Revenue Code, which requirement we currently intend to satisfy. To the extent we satisfy the 90% distribution requirement but distribute less than 100% of our taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. We have not established a minimum distribution payment level, and our ability to make distributions to our stockholders may be adversely affected by the risk factors described in this prospectus. Although we anticipate making quarterly distributions to our stockholders, our board of directors has the sole discretion to determine the timing, form and amount of any distributions to our stockholders, and such determination will depend upon, among other factors, our historical and projected results of operations, financial condition, cash flows and liquidity, maintenance of our REIT qualification and other tax considerations, capital expenditure and other expense obligations, debt covenants, contractual prohibitions or other limitations and applicable law and such other matters as our board of directors may deem relevant from time to time.

Among the factors that could impair our ability to make distributions to our stockholders are:

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our inability to invest the proceeds of this offering and our concurrent private placement;

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our inability to make attractive risk-adjusted returns on our future investments;

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unanticipated expenses that reduce our cash flow or non-cash earnings;

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defaults in our investment portfolio or decreases in its value; and

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the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

As a result, no assurance can be given that we will be able to make distributions to our stockholders at any time in the future or that the level of any distributions we do make to our stockholders will achieve a market yield or increase or even be maintained over time, any of which could materially and adversely affect the market price of our common stock.

In addition, distributions that we make to our stockholders will generally be taxable to our stockholders as ordinary income. However, a portion of our distributions may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our earnings and profits as determined for tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder's investment in our common stock.

Investing in our common stock may involve a high degree of risk.

The investments we make in accordance with our investment objective may result in a high amount of risk when compared to alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, and therefore an investment in our common stock may not be suitable for someone with lower risk tolerance.

Broad market fluctuations could negatively impact the market price of our common stock.

The stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies' operating performances. These broad market fluctuations could reduce the market price of our common stock. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations, which could lead to a material decline in the market price of our common stock.

Cautionary statement regarding forward-looking statements

This prospectus contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "seek," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," "continue," "plan" or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could have a material adverse effect on our business, financial condition, cash flows, liquidity, results of operations and prospects include, but are not limited to:

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the factors referenced in this prospectus, including those set forth under the section captioned "Risk Factors";

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expectations regarding the timing of generating any revenues;

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changes in our investment objective or investment or operational strategy;

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the continuation or increase in the volatility and deterioration in the broader commercial and residential mortgage and CMBS and RMBS markets;

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the risk of changes in prepayment rates on the loans underlying RMBS (including voluntary prepayments by the obligors and liquidations due to default and foreclosures) and our other investments;

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the unavailability of real estate financing and related defaults under commercial mortgage loans underlying CMBS;

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changes in interest rates and the market value of CMBS, RMBS and other real estate-related securities and various other asset classes in which we intend to invest;

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rates of default or decreased recovery rates on our target investments;

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volatility in our industry, interest rates and spreads, the debt or equity markets, the general economy or the residential finance and real estate markets specifically, whether the result of market events or otherwise;

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events or circumstances which undermine confidence in the financial markets or otherwise have a broad impact on financial markets, such as the sudden instability or collapse of large depository institutions or other significant corporations, terrorist attacks, natural or man-made disasters, or threatened or actual armed conflicts;

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continued declines in commercial or residential real estate;

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the availability of attractive risk-adjusted investment opportunities in commercial or residential mortgage and mortgage-related assets that satisfy our investment objective and investment strategies;

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the concentration of credit risks to which we are exposed;

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changes to the proposed structure of the Legacy Securities Program, the extent to which depository institutions will participate in the program, its ultimate impact on the market for residential mortgage loans and our ability to win a bid on any assets being sold in connection with the Legacy Securities Program;

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the degree and nature of our competition;

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the availability, terms and deployment of short-term and long-term capital;

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the adequacy of our cash reserves and working capital;

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our dependence on Angelo, Gordon and potential conflicts of interest with Angelo, Gordon and its affiliated entities;

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changes in personnel and lack of availability of qualified personnel;

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the timing of cash flows, if any, from our investments;

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our ability to obtain financing or the use of proceeds from this offering and our concurrent private placement;

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unanticipated increases in financing and other costs;

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the performance, financial condition and liquidity of borrowers;

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the degree to which our hedging strategies may or may not protect us from interest rate volatility;

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our failure to maintain appropriate internal controls over financial reporting;

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estimates relating to our ability to make distributions to our stockholders in the future;

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changes in governmental regulations, accounting treatment, tax rates and similar matters;

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legislative and regulatory changes (including changes to laws governing the taxation of REITs or the exemptions from registration as an investment company); and

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limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes and qualify for an exemption from registration under the Investment Company Act and the ability of certain of our subsidiaries to qualify as REITs and certain of our subsidiaries to qualify as TRSs for U.S. federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this prospectus. The matters summarized under "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus could cause our actual results and performance to differ significantly from those contained in our forward-looking statements. Accordingly, we cannot guarantee future results or performance. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise.

 Use of proceeds

We estimate that the net proceeds we will receive from this offering will be approximately $                   million (or approximately $                   million if the underwriters exercise their overallotment option in full), in each case assuming an initial public offering price of $                  per share and after deducting underwriting discounts of approximately $                  (or approximately $                  if the underwriters exercise their overallotment option in full), and estimated organization and offering expenses of approximately $                   million payable by us.

Concurrently with this offering, we will sell to certain affiliates of Angelo, Gordon & Co., L.P. and to certain of our officers, in a separate private placement,         % of our outstanding common stock after giving effect to the common stock issued in this offering, excluding common stock that may be sold pursuant to the underwriters' overallotment option, at a price per share equal to the initial public offering price per share in this offering.

We intend to use a significant portion of the net proceeds of this offering and our concurrent private placement to make an equity investment in AG-GECC PPIF. We intend to hold the remaining net proceeds of this offering and our concurrent private placement as cash or acquire high grade, short-term securities, such as securities guaranteed by Ginnie Mae, securities issued and guaranteed by Freddie Mac or Fannie Mae or short-term funds, as well as cash equivalents for temporary cash management until we identify and consummate one or more transactions that are consistent with our investment objective. These investments are expected to provide a lower rate of return than we will seek from the implementation of our investment strategies. Prior to the time we have fully invested the remaining net proceeds of this offering and our concurrent private placement, we may fund quarterly distributions out of such net proceeds.

We also intend to use a portion of net proceeds to invest in a portfolio of Agency RMBS, multi-family CMBS and triple net lease assets as part of our plan to qualify as a REIT, while satisfying the requirements for exemption from registration under the Investment Company Act. In this regard, we may also acquire Agency and non-Agency RMBS that represent the entire beneficial interest in the underlying pool of mortgage loans. We may incur leverage in connection with the acquisition of any of these assets through repurchase agreements or otherwise.

Distribution policy

To qualify as a REIT so that U.S. federal income tax generally does not apply to our earnings to the extent distributed to stockholders, we must, in addition to meeting other requirements, annually distribute to our stockholders an amount at least equal to (i) 90% of our REIT ordinary taxable income (determined before the deduction for dividends paid and excluding any net capital gain), plus (ii) 90% of the excess of our net income from foreclosure property (as defined in the Internal Revenue Code) over the tax imposed on such income by the Internal Revenue Code, less (iii) any excess non-cash income (as determined under the Internal Revenue Code). We are subject to income tax on income that is not distributed to our stockholders, and to an excise tax to the extent that certain percentages of our income are not distributed to our stockholders by specified dates.

To the extent that, in respect of any calendar year, cash available for distribution is less than our REIT taxable income, we could be required to sell assets or borrow funds to make cash distributions or make a portion of the required distribution in the form of a taxable share distribution or distribution of debt securities. In addition, prior to the time we have fully invested the net proceeds of this offering and our concurrent private placement we may fund our quarterly distributions out of such net proceeds. We will generally not be required to make distributions with respect to activities conducted through any domestic TRS that we form following the completion of this offering. See "U.S. Federal Income Tax Considerations—Taxation of Our Company—Annual Distribution Requirements." Income as computed for purposes of the foregoing tax rules will not necessarily correspond to our income as determined for financial reporting purposes.

Although we anticipate making quarterly distributions to our stockholders, the timing, form and amount of any distributions to our stockholders will be at the sole discretion of our board of directors and will depend upon a number of factors, including, but not limited to:

•
our actual and projected results of operations;

•
our actual and projected financial condition, cash flows and liquidity;

•
our business and prospects;

•
our operating expenses;

•
our capital expenditure requirements;

•
our debt service requirements;

•
borrowings under temporary programs established by the U.S. Government, such as the Public-Private Investment Program;

•
restrictive covenants in our financing or other contractual arrangements;

•
restrictions under Maryland law;

•
the timing of the investment of our capital;

•
our taxable income;

•
the annual distribution requirements under the REIT provisions of the Internal Revenue Code; and

•
such other factors as our board of directors deems relevant.

Subject to the distribution requirements referred to in the immediately preceding paragraph, we intend, to the extent of our ability, to invest substantially all of the proceeds from repayments, sales and refinancings of our assets in accordance with our investment objective and strategies. We may, however, in the sole discretion of our board of directors, make a distribution of capital or of assets or a taxable distribution of our shares (as part of a distribution in which stockholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash). We intend to make distributions in cash to the extent that cash is available for such purpose.

We anticipate that distributions generally will be taxable as ordinary income to our non-exempt stockholders, although a portion of such distributions may be designated by us as long-term capital gain or qualified dividend income or may constitute a return of capital. To the extent that we decide to make distributions in excess of taxable income, such excess distributions generally will be considered a return of capital. In addition, if we own a securitization financing that is treated as a TMP, a portion of our distributions may constitute "excess inclusions." We will furnish annually to each of our stockholders a statement setting forth the distributions paid during the preceding year and their U.S. federal income tax status. For a discussion of the U.S. federal income tax treatment of distributions by us, see "U.S. Federal Income Tax Considerations—Taxation of Our Company—Taxation of REITs in General," "U.S. Federal Income Tax Considerations—Taxation of Our Company—Annual Distribution Requirements," "U.S. Federal Income Tax Considerations—Taxation of Our Company—Taxable Mortgage Pools and Excess Inclusion Income" and "U.S. Federal Income Tax Considerations—Taxation of Stockholders."

 Capitalization

The following table sets forth (1) our actual capitalization at July     , 2009 and (2) our capitalization as adjusted to reflect the effects of the sale of our common stock in this offering at an assumed initial public offering price of $             per share after deducting the underwriting discounts and estimated organizational and offering expenses payable by us and the sale of              shares of common stock in our concurrent private placement at a price per share equal to the initial public offering price per share in this offering. You should read this table together with "Use of Proceeds" included elsewhere in this prospectus.

	As of July , 2009
	Actual	As Adjusted(1)(2)(3)

Stockholders' equity:
Common stock, par value $0.01 per share; 1,000 shares authorized, 100 shares issued and outstanding, actual and shares of common stock authorized and common stock outstanding, as adjusted	$10	$
Additional paid-in-capital	990

Total stockholders' equity	$1,000	$

(1)
Assumes              shares will be sold in this offering at an initial public offering price of $             per share for net proceeds of approximately $              million after deducting the underwriting discounts and estimated organizational and offering expenses of approximately $              million and the sale of common stock in our concurrent private placement. The common stock sold in our concurrent private placement will be sold without payment of any underwriting discounts. See "Use of Proceeds."

(2)
Does not include the underwriters' option to purchase up to additional              shares of common stock.

(3)
Does not include (i)               shares of restricted common stock to be granted to our executive officers and other employees of our Manager under our equity incentive plan upon the completion of this offering, (ii)               shares of restricted common stock to be granted to our independent directors under our equity incentive plan upon the completion of this offering or (iii)               shares of our common stock available for future grant under our equity incentive plan. See "Management—Equity Incentive Plan."

Recent regulatory developments

The significant recent adverse changes in financial market conditions have led to U.S. Government and central bank actions designed to stabilize and restore credit flows in the financial sector and the broader economy. Set forth below is a summary of U.S. Government programs that may have an impact on our business and our assessment of their anticipated impact.

Emergency Economic Stabilization Act of 2008 and the TARP

Signed into law on October 3, 2008, the EESA conferred broad authority on the U.S. Treasury Secretary to use up to $700 billion to, among other things, inject capital into financial institutions and establish the TARP to purchase from financial institutions commercial or residential mortgages and any securities, obligations or other instruments that are based on or related to such mortgages, that were originated or issued on or before March 14, 2008, and any other financial instrument that the U.S. Treasury Secretary, in consultation with the Chairman of the Federal Reserve, determines necessary to promote financial stability. In addition, under the EESA, the U.S. Treasury Secretary has the authority to establish a program to guarantee, upon request of a financial institution, the timely payment of principal and interest on these financial assets.

As of May 8, 2009, the U.S. Treasury had used approximately $314 billion available under the TARP to make preferred equity investments in certain financial institutions and has not yet exercised its authority to purchase illiquid mortgage-related assets held by these financial institutions. On February 10, 2009, the U.S. Treasury Secretary announced a Financial Stability Plan to further stabilize the financial system, restore the flow of credit to consumers and businesses, and address the foreclosure crisis to keep millions of Americans in their homes. The Financial Stability Plan includes a Capital Assistance Program, or CAP, for banking institutions, the establishment of the PPIP to purchase, among other things, illiquid mortgage-related assets, a Consumer and Business Lending Initiative built upon the TALF, which is designed to improve the flow of credit to businesses and consumers, and a commitment to the continued purchase of MBS issued by government-sponsored enterprises, or GSEs. On February 18, 2009, the Treasury Department released details about the Homeowner Affordability and Stability Plan, which is intended to help homeowners restructure or refinance their mortgages, reduce foreclosures and stabilize the housing market. The U.S. Government has indicated that the new plan will involve, among other things, the modification of mortgage loans to reduce the principal amount of the loans or the rate of interest payable on the loans, or to extend the payment terms of the loans, an amendment of the bankruptcy laws to permit the modification of mortgage loans in bankruptcy proceedings, and an additional $200 billion capital infusion to Fannie Mae and Freddie Mac to improve credit availability for residential mortgages.

The goal of these government actions is to allow the government the flexibility to ease credit conditions in the financial markets, inject capital into banks and other financial entities and enable these entities to remove difficult-to-price financial assets from their balance sheet and allow these entities to increase the availability of credit in the broader economy. As a result, we expect, over time, an increase of liquidity in the market for mortgage-related and other credit assets. However, there can be no assurance that these programs will be completed or, if completed, will have the effect intended.

Term asset-backed securities loan facility

On November 25, 2008, the U.S. Treasury and the Federal Reserve announced the creation of the TALF. Under the TALF, The Federal Reserve Bank of New York, or the FRBNY, provided non-recourse loans to borrowers to fund their purchase of eligible assets, which initially included certain asset-backed securities, or ABS, but not CMBS or RMBS. On March 23, 2009, the U.S. Treasury announced preliminary plans to expand the TALF to include non-Agency CMBS and RMBS. On May 1, 2009, the Federal Reserve provided more of the details as to how TALF is to be expanded to CMBS and explained that beginning on June 16, 2009, up to $100 billion of TALF loans will be available to finance purchases of CMBS created on or after January 1, 2009. Additionally, on May 19, 2009, the Federal Reserve announced that certain high quality legacy CMBS, including CMBS issued before January 1, 2009, would become eligible collateral under the TALF starting in July 2009. We believe that the expansion of the TALF to include highly rated CMBS may provide us with attractively priced non-recourse term borrowings that we could use to purchase newly created and legacy CMBS that are eligible for funding under this program. Many legacy CMBS have had their ratings downgraded by at least one rating agency (or have been put on notice as being likely to be downgraded in the near future) as property values have declined during the current recession because a large amount of legacy CMBS are backed by whole loans that were originated during a period of time when property values were relatively high and economic fundamentals were relatively strong. These downgrades significantly reduce the quantity of legacy CMBS that are TALF eligible. Accordingly, unless the criteria for legacy CMBS eligibility change, we expect most of our TALF eligible CMBS investments will be in newly issued CMBS. To date, the TALF has also not yet been expanded to cover non-Agency RMBS. We believe that once so expanded, the TALF may provide us with attractively priced non-recourse term borrowing facilities that we can use to purchase non-Agency RMBS. However, there can be no assurance that the TALF will be expanded to include this asset class and, if so expanded, that we will be able to utilize it successfully or at all. On May 19, 2009, The Federal Reserve Board announced that, starting in July, Legacy CMBS will become eligible collateral under the TALF. On July 2, 2009, FRBNY announced the various procedures and parameters that will govern how Legacy CMBS will be treated under the TALF and that the initial subscription date for Legacy CMBS will begin on July 16, 2009.

Public-private investment program

On March 23, 2009, the U.S. Treasury, in conjunction with the FDIC and the Federal Reserve, announced the establishment of the PPIP. The PPIP is designed to encourage the removal of certain illiquid legacy assets, including real estate-related assets, from the balance sheets of financial institutions, restarting the market for these assets and supporting the flow of credit and other capital into the broader economy. The PPIP is expected to be $500 billion to $1 trillion in size and has two primary components: a Legacy Securities Program and a Legacy Loan Program. Under the Legacy Securities Program, Legacy Securities PPIFs will be established to purchase from financial institutions non-Agency CMBS and RMBS issued prior to 2009 that were originally rated AAA or an equivalent rating by two or more rating agencies without ratings enhancement. These securities must be secured directly by the actual mortgage loans, leases or other assets, and not by other securities (other than certain swap positions, as determined by the U.S. Treasury), and the loans and other assets underlying these securities must be situated predominantly in the United States. Legacy Securities PPIFs will be funded with equity capital from both the U.S. Treasury and private investors as well as debt financing from one or more of the U.S. Treasury, the TALF, other U.S. Government programs and private sources. Under the Legacy Loan Program, which has been placed on hold by the FDIC, Legacy Loan PPIFs may be established to purchase troubled loans from insured depository institutions.

We intend to use a significant portion of the proceeds of this offering to make an equity investment in AG-GECC PPIF, a PPIP private investment partnership formed to invest in Legacy non-Agency CMBS and RMBS. AG-GECC PPIF is managed by a joint venture formed between, and jointly controlled by, Angelo, Gordon & Co., L.P. and an affiliate of General Electric Capital Corporation. On July 8, 2009, the PPIF Manager was pre-qualified by the U.S. Treasury as one of only nine initial fund managers for a Legacy Securities PPIF.

Capital assistance program and bank stress tests

On February 25, 2009, the U.S. Treasury and the Federal Banking Agencies released details about the CAP. The CAP has two elements: (1) A forward looking stress test to determine if any major bank requires an additional capital buffer, and (2) access to preferred shares convertible into common equity from the government as a bridge to private capital in the future. Nineteen banks with risk weighted assets exceeding $100 billion were stress tested under various economic assumptions relating to further contractions in the U.S. economy and further declines in housing prices and increases in unemployment. The stress tests were completed on April 24, 2009 and shared confidentially with the institutions subject to the test. The results were made public on May 7, 2009. If banks determined to be undercapitalized are unable to raise capital, they may be pressured by the applicable Federal Banking Agencies or the U.S. Treasury to dispose of some or all of their non-Agency MBS portfolios, which could make significant quantities of these assets available to us at attractive prices.

GSE rescue plan

Signed into law on July 30, 2008, the Housing and Economic Recovery Act of 2008, or HERA, established a new regulator for Fannie Mae and Freddie Mac, the Federal Housing Finance Agency, or FHFA. Under this plan, among other things, the FHFA has been appointed as conservator of both Fannie Mae and Freddie Mac, allowing the FHFA to control the actions of the two GSEs without forcing them to liquidate, which would be the case under receivership. Importantly, the primary focus of the plan is to increase the availability of mortgage finance by allowing these companies to continue to grow their guaranteed business without limit, while limiting net purchases of MBS to a modest amount through the end of 2009. Beginning in 2010, these companies will gradually start to reduce their portfolios. In addition, in an effort to further stabilize the U.S. mortgage market, the U.S. Treasury took three further actions. First, it has entered into a preferred stock purchase agreement with each of the entities, pursuant to which $200 billion will be available to each entity. Second, it has established a new secured credit facility, the GSECF, available to each of Fannie Mae and Freddie Mac (as well as Federal Home Loan Banks) through December 31, 2009, when other funding sources are unavailable. Third, it has established an Agency MBS purchase program, under which the U.S. Treasury may purchase up to $1.25 trillion of Agency MBS in the open market through December 31, 2009. According to the FHFA, the U.S. Treasury purchased $94.2 billion in Agency MBS from September 2008 through January 2009.

Although the federal government has committed capital to Fannie Mae and Freddie Mac, there can be no assurance that these actions will be adequate for their needs. If these actions are inadequate, these entities could continue to suffer losses and could fail to honor their guarantees and other obligations which could materially adversely affect our business, operations and financial condition.

Management's discussion and analysis
of financial condition and results of operations

Overview

AG Financial Investment Trust, Inc. is a newly-formed Maryland corporation that will invest primarily in a diversified portfolio of real estate-related securities, triple net lease assets, mortgage assets and various other financial assets, which we refer to as our target assets. We believe that the Angelo, Gordon platform, which combines extensive experience in real estate, distressed debt and private equity, will enable us to construct a diversified investment portfolio, designed to provide attractive risk-adjusted returns through a combination of dividends and capital appreciation across a variety of market conditions and economic cycles.

Initially, we expect our portfolio will be weighted towards non-Agency CMBS, RMBS and triple net lease assets. Our investment in CMBS and RMBS will be made directly by us and indirectly through our investment in AG-GECC PPIF. Over time, we expect our portfolio will be increasingly focused on CMBS and real estate-related debt assets. We also intend to invest in Agency RMBS, multi-family CMBS and other assets as part of our plan to qualify for an exemption from registration under the Investment Company Act.

We will be externally managed by AG REIT Management, L.P., a newly formed subsidiary of Angelo, Gordon & Co., L.P., a privately held, SEC-registered investment adviser with approximately $17 billion under management as of June 30, 2009 specializing in non-traditional money management activities for over 1,000 institutional clients and high net worth individuals. Angelo, Gordon's investment focus centers on three core competencies—credit, real estate and private equity. In each discipline, the firm seeks to generate returns by exploiting market inefficiencies and capitalizing on situations that are not in the mainstream of investment opportunities. Angelo, Gordon's investment philosophy combines fundamental in-depth research, conservative valuations, diversification and prudent use of leverage to achieve returns. Since 1993, Angelo, Gordon has acquired over $10 billion (by purchase price) of real estate assets and over $4 billion (by par value) of commercial real estate debt.

We intend to use a significant portion of the net proceeds of this offering and our concurrent private placement to make an equity investment in the AG-GECC PPIF, a private investment partnership formed to make investments under the U.S. Treasury-sponsored PPIP. AG-GECC PPIF is managed by the PPIF Manager, a joint venture formed between, and jointly controlled by, Angelo, Gordon & Co., L.P. and an affiliate of General Electric Capital Corporation. On July 8, 2009, the PPIF Manager was pre-qualified by the U.S. Treasury as one of only nine initial fund managers for a Legacy Securities PPIF. AG-GECC PPIF will invest primarily in non-Agency CMBS and RMBS issued prior to 2009 that were originally rated AAA or an equivalent rating by two or more nationally recognized statistical rating organizations without ratings enhancements and that are secured by actual mortgage loans, leases or other assets and not other securities. We refer to these securities as Legacy non-Agency CMBS and Legacy non-Agency RMBS, respectively, and Legacy Securities, collectively. Under the terms set by the U.S. Treasury, AG-GECC PPIF must raise at least $500 million of capital from private investors in order to qualify as a Legacy Securities PPIF. The equity capital raised from private investors will be matched by the U.S. Treasury, and the U.S. Treasury will also provide debt financing of up to 100% of the total equity raised by AG-GECC PPIF.

We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes and to maintain our exemption from registration under the Investment Company Act. We intend to maintain a portfolio of Agency RMBS, multi-family CMBS and triple net lease assets as part of our plan to qualify as a REIT, while satisfying the requirements for exemption from registration under the Investment Company Act. In this regard, we may also acquire Agency and non-Agency RMBS that represent the entire beneficial interest in the underlying pool of mortgage loans. Neither we nor the PPIF Manager have identified or made any investments.

Income taxation

In connection with this offering, we intend to elect to be treated as a REIT under Sections 856 through 859 of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, commencing with our taxable year ending on December 31, 2009. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

As a REIT, we generally will not be subject to U.S. federal income tax on our REIT taxable income we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Accordingly, our failure to qualify as a REIT could have a material adverse impact on our results of operations and amounts available for distribution to our stockholders. Even if we qualify for taxation as a REIT, we may be subject to some U.S. federal, state and local taxes on our income or property. In addition, subject to maintaining our qualification as a REIT, a significant portion of our business is expected to be conducted through, and a significant portion of our income may be earned in, one or more TRSs that are subject to corporate income taxation.

Impact of recent U.S. government actions

Due to the dramatic repricing of real estate assets thus far and the continuing uncertainty in the direction of the real estate markets, we believe a void in the debt and equity capital available for investing in real estate has been created as many financial institutions, insurance companies, finance companies and fund managers face insolvency or have determined to reduce or discontinue investment in debt or equity related to real estate. We believe the dislocations in the real estate market have resulted or will result in an "over-correction" in the repricing of real estate assets creating a potential opportunity for us to capitalize on these market dislocations and capital void. We believe there is and will continue to be a large inventory of commercial real estate-related assets to be recapitalized as part of the industry's deleveraging. We expect this process to take several years. We believe there are significant opportunities for well-capitalized investors to originate new mortgage loans, as well as to acquire existing performing, sub-performing and non-performing commercial mortgage loans and other commercial real estate-related debt investments.

While mortgage loan delinquencies and credit losses have been on the rise and conditions may continue to deteriorate, we believe that prices for certain non-Agency RMBS have declined below the levels that would be justified by the credit issues associated with these assets. In addition, we believe that recent U.S. Government and central bank actions designed to stabilize and restore credit flows in the financial sector and to the broader economy could positively impact our business. First, we anticipate that in the aftermath of the bank "stress tests" conducted by the the U.S. Treasury, financial institutions determined to be undercapitalized may be pressured to dispose of some or all of their non-Agency RMBS portfolios, which could make these assets available to us at attractive prices. Second, we believe that the launch of the PPIP by the U.S. Treasury, the FDIC, and the Federal Reserve and the proposed expansion of the TALF to cover non-Agency RMBS that were originally rated AAA, may provide us with access to attractive non-recourse term borrowing facilities that we may use to finance the purchase of our target assets.

The end results of all of these initiatives cannot be determined at this time due to the relative uncertainty surrounding the plans. However, it is not unreasonable to assume that the initiatives described above could increase the availability of lending in the credit markets and, perhaps, stabilize the valuation and pricing of MBS.

Factors impacting our operating results

We expect that the results of our operations will be affected by a number of factors and primarily depend on, among other things, the level of our net interest income, the market value of our assets and the supply of, and demand for, our target assets in the marketplace. Our net interest income, which reflects the amortization of purchase premiums and accretion of purchase discounts, will vary primarily as a result of changes in market interest rates, prepayment speeds, as measured by the Constant Prepayment Rate, or CPR, on our MBS. Interest rates vary according to the type of investment, conditions in the financial markets, competition and other factors, none of which can be predicted with any certainty. Our operating results may also be impacted by unanticipated credit events experienced by borrowers whose mortgage loans are included in our non-Agency MBS.

Changes in market interest rates.    With respect to our proposed business operations, increases in interest rates, in general, may over time cause: (i) the value of our MBS portfolio to decline; (ii) coupons on our adjustable-rate and hybrid MBS to reset, although on a delayed basis, to higher interest rates; (iii) prepayments on our MBS portfolio to slow, thereby slowing the amortization of our purchase premiums and the accretion of our purchase discounts; (iv) the interest expense associated with our borrowings to increase; and (v) to the extent we enter into interest rate swap agreements as part of our hedging strategy, the value of these agreements to increase. Conversely, decreases in interest rates, in general, may over time cause: (i) prepayments on our MBS portfolio to increase, thereby accelerating the amortization of our purchase premiums and the accretion of our purchase discounts; (ii) the value of our MBS portfolio to increase; (iii) coupons on our adjustable-rate and hybrid MBS to reset, although on a delayed basis, to lower interest rates; (iv) the interest expense associated with our borrowings to decrease; and (v) to the extent we enter into interest rate swap agreements as part of our hedging strategy, the value of these agreements to decrease.

Prepayment speeds.    Prepayment speeds vary according to interest rates, the type of investment, conditions in the financial markets, competition and other factors, none of which can be predicted with any certainty. We expect that over time our adjustable-rate and hybrid MBS will experience higher prepayment rates than do fixed-rate MBS, as we believe that homeowners with adjustable-rate and hybrid mortgage loans exhibit more rapid housing turnover levels or refinancing activity compared to fixed-rate borrowers. In addition, we anticipate that prepayments on adjustable-rate mortgage loans accelerate significantly as the coupon reset date approaches.

Changes in market value of our assets.    It is our business strategy to hold our target assets as long-term investments. As such, we expect that our MBS will be carried at their fair value, as available-for-sale in accordance with FAS 115, with changes in fair value recorded through accumulated other comprehensive income/(loss), a component of stockholders' equity, rather than through earnings. As a result, we do not expect that changes in the market value of the assets will normally impact our operating results. However, at least on a quarterly basis, we will assess both our ability and intent to continue to hold such assets as long-term investments. As part of this process, we will monitor our target assets for other-than-temporary impairment. A change in our ability and/or intent to continue to hold any of our investment securities could result in our recognizing an impairment charge or realizing losses upon the sale of such securities.

Credit risk.    We expect to be subject to varying degrees of credit risk in connection with our other target asset classes. Our Manager will seek to mitigate this credit risk by estimating expected losses on these other target asset classes and purchasing such assets at appropriately discounted prices. These discounted purchase prices will take into account any available credit support and estimated expected losses in seeking to produce attractive loss adjusted returns. Nevertheless, unanticipated credit losses could occur which could adversely impact our operating results.

Mortgage loan modification programs/government initiatives.    During the second half of 2008 and in 2009, the U.S. Government, through the Federal Reserve, the FHA and the FDIC, implemented various programs and initiatives to provide homeowners with assistance in avoiding residential mortgage loan foreclosures.

These initiatives include, in some cases, modifications of mortgage loans to reduce the interest rate payable by the homeowner and/or extend the term of the mortgage loan and/or forgive the principal amount due on the mortgage loan. To the extent that these loan modifications occur on a significant portion of the loans underlying our target assets, and/or to the extent that future governmental initiatives to provide assistance to homeowners adversely affect the cash flows on our target assets, our operating results could be adversely affected.

Market conditions.    Due to the dramatic repricing of real estate assets thus far and the continuing uncertainty in the direction of the real estate markets, we believe a void in the debt and equity capital available for investing in real estate has been created as many financial institutions, insurance companies, finance companies and fund managers face insolvency or have determined to reduce or discontinue investment in debt or equity related to real estate. We believe the dislocations in the real estate market have resulted or will result in an "over-correction" in the repricing of real estate assets creating a potential opportunity for us to capitalize on these market dislocations and capital void.

We believe that in spite of the difficult market environment for mortgage-related assets, current market conditions offer potentially attractive investment opportunities for us, even in the face of a riskier and more volatile market environment, as the depressed trading prices of our target assets have caused a corresponding increase in available yields. We also believe that the recent actions taken by the U.S. Government, the Federal Reserve and other governmental and regulatory bodies to address the financial crisis may have a positive impact on market conditions and on our business. See "Recent Regulatory Developments" for a description of these recent developments and our assessment of their anticipated impact on our business. We expect that market conditions will continue to impact our operating results and will cause us to adjust our investment and financing strategies over time as new opportunities emerge and risk profiles of our business change.

Critical accounting policies

Our financial statements will be prepared in accordance with GAAP. These accounting principles may require us to make some complex and subjective decisions and assessments. Our most critical accounting policies will involve decisions and assessments that could affect our reported assets and liabilities, as well as our reported revenues and expenses. We believe that all of the decisions and assessments upon which our financial statements will be based will be reasonable at the time made and based upon information available to us at that time. Some of our investments will be recorded at fair value, as determined by our Manager, subject to oversight of our board of directors, and in accordance with SFAS No. 157, "Fair Value Measurements," or SFAS No. 157, and FASB Staff Position No. 157-3, "Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active." We have identified what we believe will be our most critical accounting policies to be the following:

Valuation of financial instruments

SFAS No. 157 establishes a hierarchy that prioritizes the inputs to valuation techniques giving the highest priority to readily available unadjusted quoted prices in active markets for identical assets (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements) when market prices are not readily available or reliable. The three levels of the hierarchy under SFAS No. 157 are described below:

•
Level I—Quoted prices in active markets for identical assets or liabilities.

•
Level II—Prices determined using other significant observable inputs. Observable inputs are inputs that other market participants would use in pricing a security. These may include quoted prices for similar securities, interest rates, prepayment speeds, credit risk and others.

•
Level III—Prices determined using significant unobservable inputs. In situations where quoted prices or observable inputs are unavailable (for example, when there is little or no market activity for an investment at the end of the period), unobservable inputs may be used. Unobservable inputs reflect our own assumptions about the factors that market participants would use in pricing an asset or liability, and would be based on the best information available. We anticipate that a significant portion of our assets will be with a Level III.

Accounting for commercial mortgage-backed securities and residential mortgage-backed securities

Our investments in CMBS and RMBS will be carried at fair value. Realized gains and losses on sales of CMBS and RMBS will be recorded in earnings at the time of disposition. How the change in fair value of CMBS and RMBS is recognized is dependent on the accounting classification of the assets. Changes in the fair value of CMBS and RMBS accounted for as trading securities will be recognized in current period earnings.

With respect to CMBS and RMBS accounted for as available-for-sale securities, unrealized gains or losses, net of applicable deferred income taxes, will be excluded from earnings and reported as a component of accumulated other comprehensive income, which is included in stockholders' equity. Other-than-temporary impairment will be recorded when the fair value of a CMBS or RMBS accounted for as an available-for-sale security has declined below its cost basis and is not expected to recover in value. If we do not intend to sell such CMBS or RMBS and it is more likely than not that we will not have to sell it before recovery of its cost basis, any credit component of an other-than temporary impairment is recognized in earnings and the remaining portion is recognized in other comprehensive income. Credit losses will be measured using cash flow projections including expected prepayments. The determination of other-than-temporary impairment will be made at least quarterly. If we determine an impairment to be other-than-temporary, we will realize a loss which will negatively impact current income.

Purchase price allocation

In connection with our acquisition of triple net lease properties, purchase costs will be allocated to the tangible and intangible assets and liabilities acquired based on their estimated fair values. The value of the tangible assets, consisting of land, buildings and tenant improvements, will be determined as if vacant. Intangible assets, including the above-market value of leases, the value of in-place leases and the value of tenant relationships, are recorded at their relative fair values. The below-market value of leases will also be recorded at their relative fair values and will be included in prepaid and deferred rental income and security deposits in the consolidated financial statements.

Above-market and below-market in-place lease values for owned properties will be recorded based on the present value (using an interest rate reflecting the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the leases negotiated and in place at the time of acquisition of the properties and (ii) management's estimate of fair market lease rates for the property or equivalent property, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease value will be amortized as a reduction of rental income over the remaining non-cancelable term of each lease. The capitalized below-market lease value will be amortized as an increase to rental income over the initial term and any fixed rate renewal periods in the respective leases.

The total amount of other intangibles will be allocated to in-place lease values and tenant relationship intangible values based on management's evaluation of the specific characteristics of each tenant's lease and our overall relationship with each tenant. Characteristics that will be considered in allocating these values include the nature and extent of the existing relationship with the tenant, the tenant's credit quality and the expectation of lease renewals among other factors. Third party appraisals or management's estimates may be used to determine these values. Intangibles for above-market and below-market leases, in-place lease intangibles and tenant relationships are amortized over their estimated useful lives. If a lease is terminated, the unamortized portion of each intangible, including market rate adjustments, in-place lease values and tenant relationship values, will be charged to expense.

Factors considered in the analysis will include the estimated carrying costs of the property during a hypothetical expected lease-up period, current market conditions and costs to execute similar leases. Management will also consider information obtained about a property in connection with its pre-acquisition due diligence. Estimated carrying costs include real estate taxes, insurance, other property operating costs and estimates of lost rentals at market rates during the hypothetical expected lease-up periods, based on management's assessment of specific market conditions. Management will also consider estimated costs to execute leases, including commissions and legal costs, to the extent that such costs are not already incurred with a new lease that has been negotiated in connection with the purchase of the property.

The value of in-place leases will be amortized to expense over the remaining initial term of each lease. The value of tenant relationships will be amortized to expense over the initial and expected renewal terms of the lease. However, no amortization periods for intangibles will exceed the remaining depreciable life of the building.

Investment consolidation

For each investment we make, we will evaluate the underlying entity that issued the securities we acquired or to which we make a loan to determine the appropriate accounting. A similar analysis will be performed for each entity with which we enter into an agreement for management, servicing or related services. In performing our analysis, we will refer to guidance in SFAS No. 140 and FASB Interpretation No., or FIN, 46R, "Consolidation of Variable Interest Entities," or FIN 46R. FIN 46R addresses the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to certain entities in which voting rights are not effective in identifying an investor with a controlling financial interest. In variable interest entities, or VIEs, an entity is subject to consolidation under FIN 46R if the investors either do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support, are unable to direct the entity's activities or are not exposed to the entity's losses or entitled to its residual returns. VIEs within the scope of FIN 46R are required to be consolidated by their primary beneficiary. The primary beneficiary of a VIE is determined to be the party that absorbs a majority of the entity's expected losses, its expected returns, or both. This determination can sometimes involve complex and subjective analyses. However, effective January 1, 2010, SFAS No. 166 and SFAS No. 167, which amend both and FIN 46R, respectively, will govern consolidation.

On June 12, 2009, the FASB issued SFAS No. 166, which amends the derecognition guidance in SFAS No. 140. SFAS No. 166 eliminates the concept of a QSPE (Qualified Special Purpose Entity) and eliminates the exception from applying FIN 46R. Additionally, SFAS No. 166 clarifies that the objective of paragraph 9 of SFAS No. 140 is to determine whether a transferor has surrendered control over transferred financial assets. That determination must consider the transferor's continuing involvements in the transferred financial asset, including all arrangements or agreements made contemporaneously with, or in contemplation of, the transfer, even if they were not entered into at the time of the transfer. SFAS No. 166 modifies the financial-components approach used in SFAS No. 140 and limits the circumstances in which a financial asset, or portion of a financial asset, should be derecognized when the transferor has not transferred the entire original financial asset to an entity that is not consolidated with the transferor in the financial statements being presented and/or when the transferor has continuing involvement with the transferred financial asset. It defines the term "participating interest" to establish specific conditions for reporting a transfer of a portion of a financial asset as a sale. Under SFAS No. 166, when the transfer of financial assets are accounted for as a sale, the transferor must recognize and initially measure at fair value all assets obtained and liabilities incurred as a result of the transfer. This includes any retained beneficial interest. The implementation of this standard materially effects the securitization process in general, as it eliminates off-balance sheet transactions when an entity retains any interest in or control over assets transferred in this process. However, we do not believe the implementation of this standard will materially affect our reporting as we have no legacy QSPEs and it is our intent to treat securitizations as financings. The effective date for SFAS No. 166 is January 1, 2010.

In conjunction with SFAS No. 166, FASB issued SFAS No. 167, which amends FIN 46R. SFAS No. 167 requires an enterprise to perform an analysis to determine whether the enterprise's variable interest or interests give it a controlling financial interest in a variable interest entity. The analysis identifies the primary beneficiary of a VIE as the enterprise that has both (i) the power to direct the activities that most significantly impact the entity's economic performance and (ii) the obligation to absorb losses of the entity or the right to receive benefits from the entity which could potentially be significant to the VIE. With the removal of the QSPE exemption, established QSPEs must be evaluated for consolidation under SFAS No. 167. This statement requires enhanced disclosures to provide users of financial statements with more transparent information about an enterprise's involvement in a VIE. Further, SFAS No. 167 also requires ongoing assessments of whether an enterprise is the primary beneficiary of a VIE. If we were to treat securitizations as sales in the future, we will analyze the transactions under the guidelines of SFAS No. 167 for consolidation. The effective date for SFAS No. 167 is January 1, 2010.

Interest income recognition

We expect that interest income on our MBS will be accrued based on the actual coupon rate and the outstanding principal balance of such securities. Premiums and discounts will be amortized or accreted into interest income over the lives of the securities using the effective yield method, as adjusted for actual prepayments in accordance with SFAS 91.

Pursuant to Emerging Issues Task Force no. 99-20, "Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests that Continue to Be Held by a Transferor in Securitized Financial Assets," or EITF 99-20, cash flows from a security are estimated applying assumptions used to determine the fair value of such security and the excess of the future cash flows over the investment are recognized as interest income under the effective yield method.

Under SFAS 91 and EITF 99-20, we will estimate, at the time of purchase, the future expected cash flows and determine the effective interest rate based on these estimated cash flows and our purchase price. As needed, these estimated cash flows will be updated and a revised yield will be computed based on the current amortized cost of the investment. In estimating these cash flows, there will be a number of assumptions that will be subject to uncertainties and contingencies. These include the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations), the pass-through or coupon rate and interest rate fluctuations. In addition, interest payment shortfalls due to delinquencies on the underlying mortgage loans have to be judgmentally estimated. These uncertainties and contingencies are difficult to predict and are subject to future events that may impact our estimates and, as a result, our interest income.

Security transactions will be recorded on the trade date. Realized gains and losses from security transactions will be determined based upon the specific identification method and recorded as gain (loss) on sale of available-for-sale securities and loans held for investment in the statement of income.

We will account for accretion of discounts or premiums on available-for-sale securities and real estate loans using the effective interest yield method. Such amounts will be included as a component of interest income in the income statement.

For pools of whole loans purchased at a discount, we will apply the provisions of Statement of Position 03-3 "Accounting for Certain Loans or Debt Securities Acquired in a Transfer," or SOP 03-3. SOP 03-3 addresses accounting for differences between contractual cash flows and cash flows expected to be collected from an investor's initial investment in loans or debt securities (loans) acquired in a transfer if those differences are attributable, at least in part, to credit quality. SOP 03-3 limits the yield that may be accreted (accretable yield) to the excess of the investor's estimate of undiscounted expected principal, interest and other cash flows (cash flows expected at acquisition to be collected) over the investor's initial investment in the loan. SOP 03-3 requires that the excess of contractual cash flows over cash flows expected to be collected (nonaccretable difference) not be recognized as an adjustment of yield, loss accrual or valuation allowance. Subsequent increases in cash flows expected to be collected generally should be recognized prospectively through adjustment of the loan's yield over its remaining life. Decreases in cash flows expected to be collected should be recognized as impairment.

Our accrual of interest, discount and premium for U.S. federal and other tax purposes is likely to differ from the financial accounting treatment of these items as described above.

Rental revenue recognition

Our investments in net lease property are expected to be accounted for as operating leases. Accordingly, rental revenue on our net lease investment will be recognized on the straight-line basis, which averages minimum rents over the terms of the leases. The cumulative difference between lease revenue recognized under this method and contractual lease payment terms is recorded as "deferred rent receivable". Certain leases may provide for percentage rents based upon the level of sales achieved by the lessee. These percentage rents are recorded once the required sales levels are achieved.

We expect that our real estate will be leased to others on a net lease basis whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance, repairs, renewals and improvements. Expenditures for maintenance and repairs including routine betterments will be charged to operations as incurred. Significant renovations that increase the useful life of the properties will be capitalized.

On an ongoing basis, we will assess our ability to collect rent and other tenant-based receivables and determine an appropriate allowance for uncollected amounts. Because we will have a limited number of lessees, we believe that it will be necessary to evaluate the collectibility of these receivables based on the facts and circumstances of each situation in addition to solely using statistical methods. We will generally recognize a provision for uncollected rents and other tenant receivables and measure our allowance against actual arrearages. For amounts in arrears, we will make subjective judgments based on our knowledge of a lessee's circumstances and may reserve for the entire receivable amount from a lessee because there has been significant or continuing deterioration in the lessee's ability to meet its lease obligations.

Long-lived assets

On a periodic basis, management will assess whether there are any indicators that the value of its net lease real estate properties may be impaired. A property's value is impaired only if management's estimate of the aggregate future cash flows (undiscounted and without interest charges) to be generated by the property (taking into account the anticipated holding period of the asset) is less than the carrying value of the property. Such estimate of cash flows considers factors such as expected future operating income, trends and prospects, as well as the effects of demand, competition and other economic factors. To the extent impairment has occurred, the loss will be measured as the excess of the carrying amount of the property over the fair value of the property, and reflected as an adjustment to the basis of the property.

When assets are identified by management as held for sale, the Company discontinues depreciating the assets and estimates the sales price, net of selling costs, of such assets. If, in management's opinion, the net sales price of the assets that have been identified for sale is less than the net book value of the assets, a valuation allowance is established. For investments accounted for under the equity method, a loss is recognized if the loss in value of the investment is other than temporary.

Repurchase agreements

We expect to finance the acquisition of Agency RMBS for our portfolio of assets through the use of repurchase agreements. Repurchase agreements will be treated as collateralized financing transactions and will be carried at primarily their contractual amounts, including accrued interest, as specified in the respective agreements.

In instances where we acquire Agency RMBS through repurchase agreements with the same counterparty from whom the Agency RMBS were purchased, we will account for the purchase commitment and repurchase agreement on a net basis and record a forward commitment to purchase Agency RMBS as a derivative instrument if the transaction does not comply with the criteria in FSP FAS 140-3, "Accounting for Transfers of Financial Assets and Repurchase Financing Transactions, "or FSP FAS 140-3, for gross presentation. If the transaction complies with the criteria for gross presentation in FSP FAS 140-3, we will record the assets and the related financing on a gross basis in our statements of financial condition and the corresponding interest income and interest expense in our statements of operations and comprehensive income (loss). Such forward commitments are recorded at fair value with subsequent changes in fair value recognized in income. Additionally, we will record the cash portion of our securitizations.

Securitizations

We may periodically enter into transactions in which we sell assets. Upon a transfer of financial assets, we will sometimes retain or acquire senior or subordinated interests in the related assets. Gains and losses on such transactions will be recognized using the guidance in SFAS 140, which is based on a financial components approach that focuses on control. Under this approach, after a transfer of financial assets that meets the criteria for treatment as a sale—legal isolation, ability of transferee to pledge or exchange the transferred assets without constraint and transferred control—an entity recognizes the financial and servicing assets it acquired or retained and the liabilities it has incurred, derecognizes financial assets it has sold and derecognizes liabilities when extinguished. We will determine the gain or loss on sale of mortgage loans by allocating the carrying value of the underlying mortgage between securities or loans sold and the interests retained based on their fair values. The gain or loss on sale is the difference between the cash proceeds from the sale and the amount allocated to the securities or loans sold. From time to time, we may securitize mortgage loans we hold if such financing is available. These transactions will be recorded in accordance with SFAS 140 and will be accounted for as either a "sale" and the loans will be removed from our balance sheet or as a "financing" and will be classified as "securitized loans" on our balance sheet, depending upon the structure of the securitization transaction. SFAS 140 is a complex standard that may require us to exercise significant judgment in determining whether a transaction should be recorded as a "sale" or a "financing." Further, effective January 1, 2010, SFAS No. 166, which amends SFAS No. 140, revised the criteria for determining when derecognition of an asset is appropriate. This new statement is discussed above under "—Investment Consolidation."

Accounting for derivative financial instruments

We may enter into derivative contracts, including interest rate swaps and interest rate caps, as a means of mitigating our interest rate risk. We will use interest rate derivative instruments to mitigate interest rate risk rather than to enhance returns.

We will account for derivative financial instruments in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended and interpreted, or SFAS No. 133. SFAS No. 133 requires an entity to recognize all derivatives as either assets or liabilities in the balance sheet and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either other comprehensive income in stockholders' equity until the hedged item is recognized in earnings or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity.

In the normal course of business, we may use a variety of derivative financial instruments to manage, or hedge, interest rate risk. These derivative financial instruments must be effective in reducing our interest rate risk exposure in order to qualify for hedge accounting. If it is determined that the derivative financial instrument is not highly effective as a hedge, we will discontinue hedge accounting. When the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, the instrument will be marked to market, with changes in value included in net income for each period until the derivative instrument matures or is settled. Any derivative instrument used for risk management that does not meet the hedging criteria will be marked to market with the changes in value included in net income.

Derivatives will be used for hedging purposes rather than speculation. We will determine their fair value in accordance with SFAS No. 157. If our hedging activities do not achieve our desired results, our earnings may be adversely affected.

The FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities," or SFAS 161, and an amendment of SFAS 133. SFAS 161 attempts to improve the transparency of financial reporting by providing additional information about how derivative and hedging activities affect an entity's financial position, financial performance and cash flows. This statement includes disclosure requirements for derivative instruments and hedging activities by requiring enhanced disclosure about (1) how and why an entity uses derivative instruments, (2) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (3) how derivative instruments and related hedged items affect an entity's financial position, financial performance and cash flows. To meet these objectives, SFAS 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts and of gains and losses on derivative instruments and disclosures about credit risk-related contingent features in derivative agreements. This disclosure framework is intended to better convey the purpose of derivative use in terms of the risks that an entity is intending to manage.

Manager compensation

The management agreement provides for the payment to our Manager of a base management fee and an incentive fee if our financial performance exceeds certain benchmarks. The base management fee and the incentive fee are accrued and expensed during the period for which they are calculated and earned. For a more detailed discussion on the fees payable under the management agreement, see "Our Manager and the Management Agreement—Management Fees, Expense Reimbursements and Termination Fee."

Income taxes

We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2009. Accordingly, we will generally not be subject to corporate U.S. federal or state income tax to the extent that we make qualifying distributions to our stockholders, and provided that we satisfy on a continuing basis, through actual investment and operating results, the REIT requirements including certain asset, income, distribution and stock ownership tests. If we fail to qualify as a REIT, and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal, state and local income taxes and may be precluded from qualifying as a REIT for the four taxable years following the year in which we lost our REIT qualification. Accordingly, our failure to qualify as a REIT in any taxable year could have a material adverse impact on our results of operations and amounts available for distribution to our stockholders.

The dividends paid deduction of a REIT for qualifying dividends to its stockholders is computed using our taxable income as opposed to net income reported on the financial statements. Taxable income, generally, will differ from net income reported on the financial statements because the determination of taxable income is based on tax provisions and not financial accounting principles.

We may elect to treat certain of our subsidiaries as taxable REIT subsidiaries, or TRSs. In general, a TRS of ours may hold assets and engage in activities that we cannot hold or engage in directly and generally may engage in any real estate or non-real estate-related business. A TRS is subject to U.S. federal, state and local corporate income taxes.

While a TRS will generate net income, a TRS can declare dividends to us which will be included in our taxable income and necessitate a distribution to our stockholders. Conversely, if we retain earnings at a TRS level, no distribution is required and we can increase book equity of the consolidated entity.

Our financial results are generally not expected to reflect provisions for current or deferred income taxes. We believe that we will operate in a manner that will allow us to qualify for taxation as a REIT. As a result of our expected REIT qualification, we do not generally expect to pay corporate U.S. federal or state income tax. Many of the REIT requirements, however, are highly technical and complex. If we were to fail to meet the REIT requirements, we would be subject to U.S. federal income taxes and applicable state and local taxes.

Share-based compensation

We will follow SFAS No. 123R, "Share-Based Payments," or SFAS 123(R), with regard to our 2009 equity incentive plan. SFAS 123(R) covers a wide range of share-based compensation arrangements including stock options, restricted stock plans, performance-based awards, stock appreciation rights and employee stock purchase plans. SFAS 123(R) requires that compensation cost relating to stock-based payment transactions be recognized in financial statements. The cost is measured based on the fair value of the equity or liability instruments issued.

Results of operations

As of the date of this prospectus, we have not commenced operations.

Liquidity and capital resources

Liquidity is a measurement of our ability to meet potential cash requirements, including commitments to make distributions to our stockholders, finance our investments and expenses and satisfy other general business needs. Our financing sources will include the net proceeds of this offering.

Concurrently with this offering, we will sell to certain affiliates of Angelo, Gordon & Co., L.P. and to certain of our officers, in a separate private placement,             % of our outstanding common stock after giving effect to the common stock issued in this offering, excluding common stock that may be sold pursuant to the underwriters' overallotment option, at a price per share equal to the initial public offering price per share in this offering.

We intend to use leverage on certain of our assets to increase potential returns to our stockholders. Although we are not required to maintain any particular assets-to-equity leverage ratio, the amount of leverage we may deploy for particular assets will depend upon our Manager's assessment of the credit and other risks of those assets. Initially, we do not expect to deploy leverage on our non-Agency RMBS, except to the extent of available borrowings, if any, under temporary programs established by the U.S. Government. We expect to generate income principally from the yields earned on our investments and, to the extent that leverage is deployed, on the difference between the yields earned on our investments and our cost of borrowing and any hedging activities. Subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our Investment Company Act exemption, to the extent leverage is deployed, we may use a number of sources to finance our investments, including borrowings under temporary programs established by the U.S. Government, such as the TALF and the PPIP, and other secured and unsecured forms of borrowing.

Subject to maintaining our qualification as a REIT and our Investment Company Act exemption, to the extent leverage is deployed, we may utilize derivative financial instruments (or hedging instruments), including interest rate swap agreements and interest rate cap agreements, in an effort to hedge the interest rate risk associated with the financing of our portfolio. Specifically, we may seek to hedge our exposure to potential interest rate mismatches between the interest we earn on our investments and our borrowing costs caused by fluctuations in short-term interest rates. In utilizing leverage and interest rate hedges, our objectives will be to improve risk-adjusted returns and, where possible, to lock-in, on a long-term basis, a spread between the yield on our assets and the cost of our financing.

We generally need to distribute at least 90% of our ordinary taxable income each year (subject to certain adjustments) to our stockholders in order to qualify as a REIT under the Internal Revenue Code. These distribution requirements limit our ability to retain earnings and thereby replenish or increase capital for our business.

Under repurchase agreements, we expect to be required to pledge additional assets as collateral to our repurchase agreement counterparties (lenders) when the estimated fair value of the existing pledged collateral under such agreements declines and such lenders, through a margin call, demand additional collateral. Generally, repurchase agreements are of a short duration and contain a financing rate and trigger levels for margin calls and haircuts depending on the types of collateral and the counterparties involved. If the estimated fair value of investment securities increase due to changes in market interest rates or market factors, lenders may release collateral back to us. Specifically, margin calls result from a decline in the value of the assets securing our repurchase agreements, prepayments on the mortgages securing such investments and from changes in the estimated fair value of such assets generally due to principal reduction of such assets from scheduled amortization and prepayments on the underlying mortgages, changes in market interest rates, a decline in market prices affecting such investments and other market factors. Counterparties also may choose to increase haircuts based on credit evaluations of our Company and/or the performance of the bonds in question. To cover a margin call, we may pledge additional securities or cash. At maturity, any cash on deposit as collateral (i.e., restricted cash), if any, would generally be applied against the repurchase agreement balance, thereby reducing the amount borrowed. Should the value of our assets suddenly decrease, significant margin calls on our repurchase agreements could result, causing an adverse change in our liquidity position. Further, upon the maturity of a repurchase agreement, if we are unable to renew the agreement or enter into a new agreement, our liquidity position could be negatively impacted.

While we generally intend to hold our assets for the long-term, certain of our assets may be sold in order to manage our interest rate risk and liquidity needs, meet other operating objectives and adapt to market conditions. The timing and impact of future sales of assets, if any, cannot be predicted with any certainty.

Our short-term and long-term liquidity needs include purchasing assets, operating costs, management fees, expense reimbursements and distributions to our stockholders. Since the onset of the credit crisis in August 2007, a number of financial institutions have tightened their lending standards and reduced their lending overall. If we are unable to obtain financing on attractive terms or at all, it may have an adverse effect on our business and results of operations.

Contractual obligations

As of the date of this prospectus, other than our equity incentive plan, our contractual obligations are limited to the management agreement, the indemnification agreements with our officers and directors and the registration rights agreement with the purchasers in our concurrent private placement. See "Management—Equity Incentive Plan," "Our Manager and the Management Agreement—Management Agreement," "Certain Relationships and Related

Transactions—Indemnification Agreements" and "Certain Relationships and Related Transactions—Registration Rights," respectively, for descriptions of our equity incentive plan and these agreements.

Under our 2009 equity incentive plan, our compensation committee appointed by our board of directors to administer the plan (or our board of directors, if no such committee is designated by our board of directors) is authorized to approve grants of equity-based awards to our directors and officers, employees and affiliates of our Manager as well as certain other service providers. To date, our board of directors has approved an initial grant of equity awards to our officers and our Manager's employees which, together with the shares of common stock to be granted to our independent directors, will be in an aggregate of (i)              shares of restricted common stock to our executive officers and other employees of our Manager under our equity incentive plan and (ii)              shares of restricted common stock to our independent directors under our equity incentive plan. See "Management—Director Compensation" and "Management—Incentive Awards," respectively. The restricted common stock to be granted to our executive officers and other employees of our Manager will vest ratably over a             year period, and the restricted common stock to be granted to our independent directors will vest             .

We expect to enter into certain contracts that may contain a variety of indemnification obligations, principally with brokers, underwriters and counterparties to repurchase agreements. The maximum potential future payment amount we could be required to pay under these indemnification obligations may be unlimited.

Off balance sheet arrangements

We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured investment vehicles, or special purpose or variable interest entities, established to facilitate off-balance sheet arrangements or other contractually narrow or limited purposes. Further, we have not guaranteed any obligations of unconsolidated entities or entered into any commitment or intent to provide additional funding to any such entities.

Dividends

U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT ordinary taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We intend to pay regular quarterly dividends to our stockholders in an amount equal to our net taxable income, if and to the extent authorized by our board of directors. Before we pay any dividend, whether for U.S. federal income tax purposes or otherwise, we must first meet both our operating requirements and debt service on our repurchase agreements and other debt payable. If our cash available for distribution is less than our net taxable income, we could be required to sell assets or borrow funds to make cash distributions or we may make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. In addition, prior to the time we have fully deployed the net proceeds of this offering and the concurrent private placement to acquire assets in our target asset classes, we may fund our quarterly distributions out of such net proceeds.

Inflation

Virtually all of our assets and liabilities will be interest rate sensitive in nature. As a result, interest rates and other factors influence our performance far more so than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Our financial statements are prepared in accordance with GAAP, and our distributions will be determined by our board of directors consistent with our obligation to distribute to our stockholders at least 90% of our REIT ordinary taxable income on an annual basis in order to maintain our REIT qualification; in each case, our activities and balance sheet are measured with reference to historical cost and/or fair market value without considering inflation.

Quantitative and qualitative disclosures about market risk

Market risk is the exposure to loss resulting from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices, real estate values and other market-based risks. The primary market risks that we will be exposed to are real estate risk, interest rate risk, market value risk, prepayment risk and credit risk.

Real estate risk

Commercial and residential property values are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing); construction quality, age and design; demographic factors; and retroactive changes to building or similar codes. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay our loans, which could also cause us to suffer losses.

Interest rate risk

Interest rate risk is highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control.

Our operating results will depend, in part, on differences between the income from our investments and our financing costs. We currently expect that debt financing will be based on a floating rate of interest calculated on a fixed spread over the relevant index, as determined by the particular financing arrangement. Accordingly, we believe that the net impact of changing interest rates on our floating interest rate investment portfolio should be limited.

We expect to attempt to reduce interest rate risks on any outstanding debt and to minimize exposure to interest rate fluctuations thereon through the use of match funded financing structures, when appropriate, whereby we seek (i) to match the maturities of our debt with the maturities of the assets that we finance and (ii) to match the interest rates on our leveraged investments with like-kind debt (i.e., floating rate assets are financed with floating rate debt and fixed-rate assets are financed with fixed-rate debt), directly or through the use of interest rate swaps, caps or other financial instruments, or through a combination of these strategies. We expect this approach will allow us to minimize the risk that we have to refinance our liabilities before the maturities of our assets and to reduce the impact of changing interest rates on our earnings.

In the event of a significant rising interest rate environment and/or economic downturn, defaults could increase and result in credit losses to us, which could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects. Furthermore, such defaults could have an adverse effect on the spread between our interest earning assets and interest bearing liabilities.

Market value risk

Our CMBS, RMBS and mortgage loans will be reported at their fair value. The fair value of these assets fluctuates primarily due to changes in interest rates and other factors. Generally, in a rising interest rate environment, the estimated fair value of these assets would be expected to decrease; conversely, in a decreasing interest rate environment, the estimated fair value of these assets would be expected to increase.

Prepayment risk

To the extent that the actual prepayment rate on our mortgage loans differs from what we projected when we purchased the loans and when we measured fair value as of the end of each reporting period, the Company's unrealized gain or loss will be impacted. As we receive prepayments of principal on our CMBS and RMBS investments, any premiums paid for such investments will be amortized against interest income using the effective yield method through the expected maturity dates of the investments. In general, an increase in prepayment rates will accelerate the amortization of purchase premiums, thereby reducing the interest income earned on the CMBS and RMBS investments. Conversely, as we receive prepayments of principal on our investments, any discounts realized on the purchase of such investments will be accreted into interest income using the effective yield method through the expected maturity dates of the investments. In general, an increase in prepayment rates will accelerate the accretion of purchase discounts, thereby increasing the interest income earned on the CMBS and RMBS investments.

Credit risk

We will be subject to credit risk in connection with our investments. A significant portion of our assets may be comprised of sub-performing and non-performing commercial and residential mortgage loans that are unrated. The credit risk related to these investments pertains to the ability and willingness of the borrowers to pay, which is assessed before credit is granted or renewed and periodically reviewed throughout the loan or security term. We believe that residual loan credit quality is primarily determined by the borrowers' credit profiles and loan characteristics.

Business

Our company

AG Financial Investment Trust, Inc. is a newly-formed Maryland corporation that will invest primarily in a diversified portfolio of real estate-related securities, triple net lease assets, mortgage assets and various other financial assets, which we refer to as our target assets. We believe that the Angelo, Gordon platform, which combines extensive experience in real estate, distressed debt and private equity, will enable us to construct a diversified investment portfolio, designed to provide attractive risk-adjusted returns through a combination of dividends and capital appreciation across a variety of market conditions and economic cycles.

Initially, we expect our portfolio will be weighted towards non-Agency CMBS, RMBS and triple net lease assets. Our investment in CMBS and RMBS will be made directly by us and indirectly through our investment in AG-GECC PPIF. Over time, we expect our portfolio will be increasingly focused on CMBS and real estate-related debt assets. We also intend to invest in Agency RMBS, multi-family CMBS and other assets as part of our plan to qualify for an exemption from registration under the Investment Company Act.

We will be externally managed by AG REIT Management, L.P., a newly formed subsidiary of Angelo, Gordon & Co., L.P., a privately held, SEC-registered investment adviser with approximately $17 billion under management as of June 30, 2009 specializing in non-traditional money management activities for over 1,000 institutional clients and high net worth individuals. Angelo, Gordon's investment focus centers on three core competencies—credit, real estate and private equity. In each discipline, the firm seeks to generate returns by exploiting market inefficiencies and capitalizing on situations that are not in the mainstream of investment opportunities. Angelo, Gordon's investment philosophy combines fundamental in-depth research, conservative valuations, diversification and prudent use of leverage to achieve returns. Since 1993, Angelo, Gordon has acquired over $10 billion (by purchase price) of real estate assets and over $4 billion (by par value) of commercial real estate debt.

We intend to use a significant portion of the net proceeds of this offering and our concurrent private placement to make an equity investment in the AG-GECC PPIF, a private investment partnership formed to make investments under the U.S. Treasury-sponsored PPIP. AG-GECC PPIF is managed by the PPIF Manager, a joint venture formed between, and jointly controlled by, Angelo, Gordon & Co., L.P. and an affiliate of General Electric Capital Corporation. On July 8, 2009, the PPIF Manager was pre-qualified by the U.S. Treasury as one of only nine initial fund managers for a Legacy Securities PPIF. AG-GECC PPIF will invest primarily in non-Agency CMBS and RMBS issued prior to 2009 that were originally rated AAA or an equivalent rating by two or more nationally recognized statistical rating organizations without ratings enhancements and that are secured by actual mortgage loans, leases or other assets and not other securities. We refer to these securities as Legacy non-Agency CMBS and Legacy non-Agency RMBS, respectively, and Legacy Securities, collectively. Under the terms set by the U.S. Treasury, the AG-GECC PPIF must raise at least $500 million of capital from private investors in order to qualify as a Legacy Securities PPIF. The equity capital raised from private investors will be matched by the U.S. Treasury, and the U.S. Treasury will also provide debt financing of up to 100% of the total equity raised by AG-GECC PPIF.

We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes and to maintain our exemption from registration under the Investment Company Act. We intend to maintain a portfolio of Agency RMBS, multi-family CMBS and triple net lease assets as part of our plan to qualify as a REIT, while satisfying the requirements for exemption from registration under the Investment Company Act. In this regard, we may also acquire Agency and non-Agency RMBS that represent the entire beneficial interest in the underlying pool of mortgage loans. Neither we nor the PPIF Manager have identified or made any investments.

Our Manager and its operating platform

Our Manager is a newly formed subsidiary of Angelo, Gordon & Co., L.P. Angelo, Gordon was founded in 1988 by John Angelo and Michael Gordon and is a privately held firm with more than 175 employees specializing in non-traditional money management activities for over 1,000 institutional clients and high net worth individuals. Angelo, Gordon is an SEC-registered investment adviser with approximately $17 billion under management as of June 30, 2009. Angelo, Gordon's investment team is composed of complementary professionals with broad based experience including with buy-side and sell-side investment firms, rating agencies, accounting, derivatives, banking, public company, private equity and trading firms. Michael Gordon, the Chief Investment Officer for Angelo, Gordon's private investment funds and AG-GECC PPIF, will be a member of the investment committee of our Manager and the PPIF Manager.

Angelo, Gordon's investment focus centers on three core competencies—credit, real estate and private equity—and manages capital across four principal business lines: (i) real estate, both commercial and residential and both equity and debt, (ii) distressed and sub-investment grade corporate debt, (iii) private equity and special situations, and (iv) hedge fund strategies. In each discipline, the firm seeks to generate returns by exploiting market inefficiencies and capitalizing on situations that are not in the mainstream of investment opportunities. Angelo, Gordon's investment philosophy combines fundamental in-depth research, conservative valuations, diversification and prudent use of leverage to achieve returns.

The senior investment professionals of our Manager have broad experience in managing commercial and residential mortgage-related assets through a variety of market cycles and credit and interest rate environments with a prudent use of leverage. Since 1993, Angelo, Gordon has acquired over $10 billion (by purchase price) of real estate assets and over $4 billion (by par value) of commercial real estate debt. Our Manager will draw upon the specific expertise and resources of Angelo, Gordon's real estate, private equity and distressed debt groups to assist in its investment decisions. Angelo, Gordon's real estate debt and equity team currently consists of 43 investment professionals with the senior professionals having an average of 13 years of experience in real estate investing. Angelo, Gordon expanded its commercial real estate investment platform in 2006 with the addition of its CMBS debt investment team. As of June 30, 2009, Angelo, Gordon had approximately $6.3 billion of commercial real estate debt and equity assets under management, including approximately $3.5 billion of real estate equity, $2.5 billion of non-Agency CMBS, and $296 million of triple net lease assets. In June 2008, Angelo, Gordon made a significant investment in both investment professionals and technology for evaluating distressed non-Agency RMBS and asset-backed securities, or ABS. Angelo, Gordon's team of investment professionals which manage its distressed non-Agency RMBS and ABS investments have an average of ten years of experience evaluating such securities. As of June 30, 2009, this team managed equity capital of approximately $1.7 billion of non-Agency RMBS and ABS. Angelo, Gordon's triple net lease investment team is comprised of four investment professionals who have approximately 27 combined years of experience.

Current market opportunities

Commercial market opportunities

Due to the dramatic repricing of real estate assets thus far and the continuing uncertainty in the direction of the real estate markets, we believe a void in the debt and equity capital available for investing in real estate has been created as many financial institutions, insurance companies, finance companies and fund managers face insolvency or have determined to reduce or discontinue investment in debt or equity related to real estate. We believe the dislocations in the real estate market have resulted or will result in an "over-correction" in the repricing of real estate assets creating a potential opportunity for us to capitalize on these market dislocations and capital void. We believe there is and will continue to be a large inventory of commercial real estate-related assets to be recapitalized as part of the industry's deleveraging. We expect this process to take several years. According to the Federal Flow of Funds Report dated March 12, 2009, there is $2.6 trillion of commercial real estate mortgage debt outstanding. Commercial financial institutions hold over $1.5 trillion, and account for the lion's share of maturities, of the total commercial mortgage debt outstanding. Additionally, according to Commercial Mortgage Alert, the 30 insurance companies with the largest mortgage portfolios reduced originations by approximately 35% in 2008. We believe there are significant opportunities for well-capitalized investors to originate new mortgage loans, as well as to acquire existing performing, sub-performing and non-performing commercial mortgage loans and other commercial real estate-related debt investments. On May 19, 2009, The Federal Reserve Board announced that, starting in July, certain high-quality commercial mortgage-backed securities issued before January 1, 2009, or Legacy CMBS, will become eligible collateral under the Term Asset-Backed Securities Loan Facility, or TALF, and as such participants in TALF wishing to purchase such Legacy CMBS will have access to non-recourse term loans from the Federal Reserve Bank of New York, or FRBNY, to purchase such assets. On July 2, 2009, the FRBNY announced the various procedures and parameters that will govern how Legacy CMBS will be treated under the TALF and that the initial subscription date for Legacy CMBS will begin on July 16, 2009. We believe there may be significant opportunities for us to participate in TALF as an investor in the senior and junior securities associated with a TALF transaction.

Residential market opportunities

While mortgage loan delinquencies and credit losses have been on the rise and conditions may continue to deteriorate, we believe that prices for certain non-Agency RMBS have declined below the levels that would be justified by the credit issues associated with these assets. In addition, we believe that recent U.S. Government and central bank actions designed to stabilize and restore credit flows in the financial sector and to the broader economy could positively impact our business. First, we anticipate that in the aftermath of the bank "stress tests" conducted by the U.S. Treasury, financial institutions determined to be undercapitalized may be pressured to dispose of some or all of their non-Agency RMBS portfolios, which could make these assets available to us at attractive prices. Second, we believe that the launch of the PPIP by the U.S. Treasury, the FDIC, and the Federal Reserve and the proposed expansion of the

TALF to cover non-Agency RMBS that were originally rated AAA, may provide us with access to attractive non-recourse term borrowing facilities that we may use to finance the purchase of our target assets.

We also believe that the FDIC will continue to provide attractive investment opportunities in mortgage loans and securities through its liquidation of the assets of failed depository institutions for which it is appointed receiver. Forty-five depository institutions had failed in 2009 through June 30, 2009, representing total assets of $36 billion. In addition, there were 305 depository institutions with a combined $220 billion of assets on the FDIC's Problem List as of March 31, 2009. "Problem" institutions, as defined by the FDIC, are those institutions with financial, operational or managerial weaknesses that threaten their continued financial viability. The FDIC has indicated that in conjunction with its liquidation of failed depository institution assets it may provide or guarantee debt financing to facilitate purchases.

Our competitive advantages

We believe that our competitive advantages include the following:

Investment team with extensive experience and broad network of deal sources.

The experience and relationships of Angelo, Gordon professionals are expected to provide competitive advantages to us. Angelo, Gordon is an established leader in the alternative investment field and its overall investment philosophy is credit and value-centric with an emphasis on prudent use of leverage. As of June 30, 2009, Angelo, Gordon had approximately $8 billion under management in commercial real estate, residential and consumer debt and equity investments, including approximately $3.5 billion of real estate equity, $2.5 billion of non-Agency CMBS, $1.7 billion of non-Agency RMBS and ABS and $296 million of triple net lease assets. Angelo, Gordon has previously participated in over 15 TALF transactions in which Angelo, Gordon purchased over $2.5 billion in eligible asset-backed securities. Angelo, Gordon has created a broad network of deal sources including relationships with major issuers of commercial and residential debt securities augmented by ongoing dialogue with a substantial number of smaller, regional firms that tend to find investment opportunities that are often priced and sold on an off-market basis. The commercial real estate team operates and manages real estate investments in conjunction with over 35 local real estate operating partners throughout the United States. The investment team, led by Keith Barket, David Roberts, Jonathan Lieberman, Andrew Solomon and Gordon Whiting, who will each be part of our senior management team, has extensive industry contacts and client relationships which have generated proprietary deal flow.

Experienced real estate team.

Since 1993, Angelo, Gordon has acquired over $10 billion (by purchase price) of real estate assets and over $4 billion (by par value) of commercial real estate debt. As an example, under the leadership of our Co-Chief Executive Officer, Keith Barket, Angelo, Gordon's real estate team acquired eight hotels between 2001 and 2006 and sold seven of the properties before the 2007 downturn. Angelo, Gordon's senior real estate debt and equity team consists of 18 senior investment professionals with an average of 13 years of real estate investing experience who are supported by 25 investment professionals, traders and analysts. We believe that a deep fundamental real estate expertise is essential in assessing the intrinsic value of CMBS, RMBS and other real estate-related debt assets. Angelo, Gordon's commercial and residential real estate debt team has particular experience in purchasing and monitoring real estate debt and its underlying collateral, including asset selection, acquisition, structured product risk analysis, financing, hedging and prepayment management.

Opportunity to invest in AG-GECC PPIF managed by a joint venture between Angelo, Gordon and an affiliate of General Electric Capital Corporation.

Our investment in AG-GECC PPIF will provide us with an opportunity to indirectly partner with the U.S. Treasury and General Electric Capital Corporation to purchase mortgage-backed securities. The PPIF Manager, a joint venture between Angelo, Gordon and an affiliate of General Electric Capital Corporation, is one of only nine initial fund managers that were pre-qualified by the U.S. Treasury as managers for a Legacy Securities PPIF. Under PPIP, the U.S. Treasury will match, dollar for dollar, the private equity capital raised by AG-GECC PPIF under terms that will limit investors, including the U.S. Treasury, from redeeming their investment during the term of the fund. In addition, the U.S. Treasury will provide non-recourse debt financing to AG-GECC PPIF up to 100% of the total equity capital in the fund at LIBOR plus 1%. We believe a lack of liquidity, general concerns about structured products and a slowing economy are forcing the price of real estate debt securities below their intrinsic value. We believe the amount of capital that has been raised to pursue these opportunities is small in comparison to the potential supply. We believe Angelo, Gordon and the PPIF Manager have the infrastructure, experience and expertise to analyze, properly price and purchase these complex structured products.

Angelo, Gordon's well developed infrastructure and risk and asset management systems.

Angelo, Gordon has invested and continues to invest in the technology, analytics and systems that we believe are required to effectively and comprehensively evaluate potential targeted investments. The Manager's investment team and Angelo, Gordon's technology group have developed proprietary databases, portfolio systems and quantitative models to enhance valuation analytics (including, pipeline modeling, roll rates and severity of loss). Angelo, Gordon's CMBS investment team is supported by over 35 local real estate operating partners throughout the United States for timely market conditions and performance data. Angelo, Gordon's RMBS investment team has developed proprietary prepayment, default, delinquency roll rate and loss severity models to analyze the current mark to market home values on a loan-by-loan basis using borrower monthly performance statistics, credit characteristics, and home price appreciation (or depreciation) by metropolitan statistical area for most of the non-Agency RMBS market. Our Manager will utilize Angelo, Gordon's well developed accounting tax and internal control departments, comprising over 25 certified public accountants, as well as Angelo, Gordon's technology, marketing, disaster recovery and operational infrastructure to support our operations. We believe that Angelo, Gordon has a strong reputation for risk management and a mature asset management platform.

Our stockholders' and our Manager's interests are aligned.

Angelo, Gordon and its affiliates will own or control             % of our outstanding common shares on a fully-diluted basis upon consummation of this offering and the concurrent private placement. The shares purchased in the concurrent private placement by Angelo, Gordon and its affiliates will be subject to lockup agreements under which the purchasers of such shares will agree, subject to the terms and conditions of the lockup agreements, not to sell the shares for                           . In addition, the incentive fees payable to our Manager pursuant to the management agreement will be dependent upon our earnings and are subject to a three-year clawback. Lastly, pursuant to the terms of the U.S. Treasury-sponsored PPIP, Angelo, Gordon will be required to invest $10 million in AG-GECC PPIF. As a result, the economic interests of our Manager will be significantly aligned with those of our stockholders.

Our investment strategy

Our business objective is to provide attractive risk-adjusted returns to our investors over the long-term through a combination of dividends and capital appreciation with prudent use of leverage. We expect to generate income principally from the yields earned on our investments and, to the extent that leverage is deployed, on the difference between the yields earned on our investments and our cost of borrowing and any hedging activities.

We will rely on our Manager's experience in identifying our target assets, described below. Our Manager will follow Angelo, Gordon's investment philosophy which is based on a rigorous and disciplined approach to credit analysis, focused on fundamental in-depth research, conservative valuations, diversification and prudent use of leverage. We expect that our Manager will make investment decisions based on a variety of factors, including expected risk-adjusted returns, relative value, credit fundamentals, vintage of collateral, prepayment speeds, supply and demand trends, recovery trends of the general economy and market sectors, the shape of the yield curve, liquidity, availability of adequate financing, borrowing costs and macroeconomic conditions, as well as maintaining our REIT qualification and our exemption from registration under the Investment Company Act.

We will reevaluate our investment strategy as market conditions change with a view toward identifying dislocations in the real estate markets that we can pursue. We believe this strategy, combined with the experience of our Manager's senior management team and Angelo, Gordon's proprietary operational platform and tools, will benefit us during various interest rate, credit and capital market cycles.

Target asset classes

We intend to use a significant portion of the net proceeds of this offering and our concurrent private placement to make an equity investment in AG-GECC PPIF. AG-GECC PPIF will invest primarily in Legacy Securities. We anticipate holding our investment in AG-GECC PPIF until this fund is liquidated, which is expected to occur within ten years.

Initially, we expect our portfolio will be weighted towards CMBS, non-Agency RMBS, and triple net lease assets. Over time, we expect our portfolio will be increasingly focused on CMBS and real estate-related debt assets. We also intend to invest, to a lesser extent, in Agency RMBS, multi-family CMBS and other assets as part of our plan to qualify for an exemption from registration under the Investment Company Act. In addition to investments in mortgage-backed securities and triple net lease assets, we will have discretion to opportunistically invest in other assets, including mortgage loans, consumer asset backed securities, equity investments, corporate loans, derivatives and distressed securities.

Our target asset classes and the principal investments we expect to make, or may make, in each are as follows:

CMBS

We intend to invest in fixed and floating rate commercial mortgage-backed securities, including investment-grade (AAA through BBB) and non-investment grade classes (BB, B and unrated classes). CMBS will be secured by, or evidence ownership interest in, a single commercial mortgage loan or a pool of commercial mortgage loans.

CMBS are securities backed by obligations (including certificates of participation in obligations) that are principally secured by commercial mortgages on real property or interests therein having a multifamily or commercial use, such as regional malls, other retail space, office buildings, industrial or warehouse properties, hotels, apartments, nursing homes and senior living facilities. To the extent available to us, we may seek to finance our CMBS portfolio with financings under the TALF or with private financing sources.

CMBS are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust's income to make specified interest and principal payments on such tranches. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. The credit quality of CMBS depends on the credit quality of the underlying mortgage loans, which is a function of factors such as the following: the principal amount of loans relative to the value of the related properties; the mortgage loan terms, such as amortization; market assessment and geographic location; construction quality of the property; and the creditworthiness of the borrowers.

Non-Agency RMBS

We intend to invest in fixed and floating rate residential non-Agency RMBS, including investment-grade (AAA through BBB) and non-investment grade classes (BB, B and unrated classes). The mortgage loan collateral for residential non-Agency RMBS consists of residential mortgage loans that do not generally conform to underwriting guidelines issued by the Agencies.

Non-Agency RMBS are residential mortgage-backed securities that are not issued or guaranteed by a U.S. Government agency. Like Agency RMBS, non-Agency RMBS represent interests in "pools" of mortgage loans secured by residential real property. To the extent available to us, we may seek to finance our non-Agency RMBS portfolio with financings under the TALF or with private financing sources and, if available, we may also make investments in funds that receive financing under the Legacy Securities Program.

Non-Agency RMBS may be AAA rated through unrated. The rating, as determined by one or more of the nationally recognized statistical rating organizations, including Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Corporation, indicates the organization's view of the creditworthiness of the investment. The mortgage loan collateral for non-Agency RMBS generally consists of residential mortgage loans that do not generally conform to the U.S. Government agency underwriting guidelines due to certain factors including mortgage balance in excess of such guidelines, borrower characteristics, loan characteristics and level of documentation.

Triple Net Lease Assets

We intend to invest in fee interests and participation interests in triple net lease assets with investment grade tenants and may invest in triple net lease assets with non-investment grade tenants.

Agency RMBS

We intend to invest in whole pool Agency RMBS, which are considered qualifying assets for purposes of an exemption from registration under the Investment Company Act pursuant to Section 3(c)(5)(C). See "Business—Operating and Regulatory Structure—Investment Company Act Exemption."

Agency RMBS are residential mortgage-backed securities for which a U.S. Government agency, such as Ginnie Mae, or a federally chartered corporation, such as Fannie Mae or Freddie Mac, guarantees payments of principal and interest on the securities. Payments of principal and interest on Agency RMBS, not the market value of the securities themselves, are guaranteed. See "—Freddie Mac Gold Certificates," "—Fannie Mae Certificates" and "—Ginnie Mae Certificates" below.

Agency RMBS differ from other forms of traditional debt securities, which normally provide for periodic payments of interest in fixed amounts with principal payments at maturity or on specified call dates. Instead, Agency RMBS provide for monthly payments, which consist of both principal and interest. In effect, these payments are a "pass-through" of scheduled and prepaid principal payments and the monthly interest made by the individual borrowers on the mortgage loans, net of any fees paid to the issuers, servicers or guarantors of the securities.

The principal may be prepaid at any time due to prepayments on the underlying mortgage loans or other assets. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed-income securities.

Various factors affect the rate at which mortgage prepayments occur, including changes in the level and directional trends in housing prices, interest rates, general economic conditions, the age of the mortgage loan, the location of the property and other social and demographic conditions. Generally, prepayments on Agency RMBS increase during periods of falling mortgage interest rates and decrease during periods of rising mortgage interest rates. However, this may not always be the case. We may reinvest principal repayments at a yield that is higher or lower than the yield on the repaid investment, thus affecting our net interest income by altering the average yield on our assets.

However, when interest rates are declining, the value of Agency RMBS with prepayment options may not increase as much as other fixed income securities. The rate of prepayments on underlying mortgages will affect the price and volatility of Agency RMBS and may have the effect of shortening or extending the duration of the security beyond what was anticipated at the time of purchase. When interest rates rise, our holdings of Agency RMBS may experience reduced returns if the owners of the underlying mortgages pay off their mortgages slower than anticipated. This is generally referred to as extension risk.

The types of Agency RMBS described below are collateralized by either fixed rate mortgage loans, or FRMs, adjustable rate mortgages, or ARMs, or hybrid ARMs. FRMs have an interest rate that is fixed for the term of the loan and do not adjust. The interest rates on ARMs generally adjust annually (although some may adjust more frequently) to an increment over a specified interest rate index. Hybrid ARMs have interest rates that are fixed for a specified period of time (typically three, five, seven or ten years) and, thereafter, adjust to an increment over a specified interest rate index. ARMs and hybrid ARMs generally have periodic and lifetime constraints on how much the loan interest rate can change on any predetermined interest rate reset date. Our allocation of our Agency RMBS collateralized by FRMs, ARMs or hybrid ARMs will depend on various factors including, but not limited to, relative value, expected future prepayment trends, supply and demand, costs of hedging, costs of financing, expected future interest rate volatility and the overall shape of the U.S. Treasury and interest rate swap yield curves. We intend to take these factors into account when we make investments.

In the future our residential portfolio may extend to debentures that are issued and guaranteed by Freddie Mac or Fannie Mae or MBS the collateral of which is guaranteed by Ginnie Mae, Freddie Mac, Fannie Mae or another federally chartered corporation.

In our Agency RMBS portfolio the types of mortgage pass-through certificates in which we intend to invest or which comprise collateralized mortgage obligations, or CMOs, in which we intend to invest, are described below.

Mortgage pass-through certificates.    Single-family residential mortgage pass-through certificates are securities representing interests in "pools" of mortgage loans secured by residential real property where payments of both interest and principal, plus pre-paid principal, on the securities are made monthly to holders of the securities, in effect "passing through" monthly payments made by the individual borrowers on the mortgage loans that underlie the securities, net of fees paid to the issuer/guarantor and servicers of the securities.

CMOs.    CMOs are securities which are structured from U.S. Government agency or federally chartered corporation-backed mortgage pass-through certificates. CMOs receive monthly payments of principal and interest. CMOs divide the cash flows which come from the underlying mortgage pass-through certificates into different classes of securities. CMOs can have different maturities and different weighted average lives than the underlying mortgage pass-through certificates. CMOs can re-distribute the risk characteristics of mortgage pass-through certificates to better satisfy the demands of various investor types. These risk characteristics would include average life variability, prepayments, volatility, floating versus fixed interest rate and payment and interest rate risk.

Freddie Mac gold certificates.    Freddie Mac is a shareholder-owned, federally-chartered corporation created pursuant to an act of Congress on July 24, 1970. The principal activity of Freddie Mac currently consists of the purchase of mortgage loans or participation interests in mortgage loans and the resale of the loans and participations in the form of guaranteed mortgage-backed securities. Freddie Mac guarantees to each holder of Freddie Mac gold certificates the timely payment of interest at the applicable pass-through rate and principal on the holder's pro rata share of the unpaid principal balance of the related mortgage loans. The obligations of Freddie Mac under its guarantees are solely those of Freddie Mac and are not backed by the full faith and credit of the United States. If Freddie Mac were unable to satisfy these obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, defaults and delinquencies on the underlying mortgage loans would adversely affect monthly distributions to holders of Freddie Mac certificates.

Freddie Mac gold certificates are backed by pools of single-family mortgage loans or multi-family mortgage loans. These underlying mortgage loans may have original terms to maturity of up to 40 years. Freddie Mac certificates may be issued under cash programs (composed of mortgage loans purchased from a number of sellers) or guarantor programs (composed of mortgage loans acquired from one seller in exchange for certificates representing interests in the mortgage loans purchased).

Fannie Mae certificates.    Fannie Mae is a shareholder-owned, federally-chartered corporation organized and existing under the Federal National Mortgage Association Charter Act, created in 1938 and rechartered in 1968 by Congress as a stockholder-owned company. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. Fannie Mae guarantees to the registered holder of a certificate that it will distribute amounts representing scheduled principal and interest on the mortgage loans in the pool underlying the Fannie Mae certificate, whether or not received, and the full principal amount of any such mortgage loan foreclosed or otherwise finally liquidated, whether or not the principal amount is actually received. The obligations of Fannie Mae under its guarantees are solely those of Fannie Mae and are not backed by the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, defaults and delinquencies on the underlying mortgage loans would adversely affect monthly distributions to holders of Fannie Mae.

Fannie Mae certificates may be backed by pools of single-family or multi-family mortgage loans. The original term to maturity of any such mortgage loan generally does not exceed 40 years. Fannie Mae certificates may pay interest at a fixed rate or an adjustable rate. Each series of Fannie Mae ARM certificates bears an initial interest rate and margin tied to an index based on all loans in the related pool, less a fixed percentage representing servicing compensation and Fannie Mae's guarantee fee. The specified index used in different series has included the U.S. Treasury Index, the 11th District Cost of Funds Index published by the Federal Home Loan Bank of San Francisco, LIBOR and other indices. Interest rates paid on fully-indexed Fannie Mae ARM certificates equal the applicable index rate plus a specified number of percentage points. The majority of series of Fannie Mae ARM certificates issued to date have evidenced pools of mortgage loans with monthly, semi-annual or annual interest rate adjustments. Adjustments in the interest rates paid are generally limited to an annual increase or decrease of either 1.00% or 2.00% and to a lifetime cap of 5.00% or 6.00% over the initial interest rate.

Ginnie Mae certificates.    Ginnie Mae is a wholly owned corporate instrumentality of the United States within HUD. The National Housing Act of 1934 authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgages insured by the FHA or partially guaranteed by the Department of Veterans Affairs and other loans eligible for inclusion in mortgage pools underlying Ginnie Mae certificates. Section 306(g) of the Housing Act provides that the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee by Ginnie Mae.

At present, most Ginnie Mae certificates are backed by single-family mortgage loans. The interest rate paid on Ginnie Mae certificates may be a fixed rate or an adjustable rate. The interest rate on Ginnie Mae certificates issued under Ginnie Mae's standard ARM program adjusts annually in relation to the U.S. Treasury index. Adjustments in the interest rate are generally limited to an annual increase or decrease of 1.00% and to a lifetime cap of 5.00% over the initial coupon rate.

We may, in the future, utilize "to-be-announced" forward contracts, or TBAs, in order to invest in Agency RMBS. Pursuant to these TBAs, we would agree to purchase, for future delivery, Agency RMBS with certain principal and interest terms and certain types of underlying collateral, but the particular Agency RMBS to be delivered would not be identified until shortly before the TBA settlement date.

Commercial mortgage loans

We may invest in loans secured by commercial real estate. The following describes the types of commercial mortgage loans that we may invest in.

First and second lien loans.    Commercial mortgage loans are mortgage loans secured by first or second liens on commercial properties such as regional malls, other retail space, office buildings, industrial or warehouse properties, hotels, apartments, nursing homes and senior living facilities. These loans, which tend to range in term from five to 15 years, can carry either fixed or floating interest rates. They generally permit pre-payments before final maturity but only with the payment to the lender of yield maintenance pre-payment penalties. First lien loans represent the senior lien on a property while second lien loans or second mortgages represent a subordinate or second lien on a property.

B-Notes.    A B-Note, unlike a second mortgage loan, is part of a single larger commercial mortgage loan, with the other part evidenced by an A-Note, which are evidenced by a single commercial mortgage. The holder of the A-Note and B-Note enter into an agreement which sets forth the respective rights and obligations of each of the holders. The terms of the agreement provide that the holder of the A-Note has a priority of payment over the holder of the B-Note. A loan evidenced by a note which is secured by a second mortgage is a separate loan and the holder has a direct relationship with the borrower. In addition, unlike the holder of a B-Note, the holder of the loan would also be the holder of the mortgage. The holder of the second mortgage loan typically enters into an intercreditor agreement with the holder of the first mortgage loan which sets forth the respective rights and obligations of each of the holders, similar in substance to the agreement that is entered into between the holder of the A-Note and the holder of the B-Note. B-Note lenders have the same obligations, collateral and borrower as the A-Note lender, but typically are subordinated in recovery upon a default.

Bridge loans.    Bridge loans tend to be floating rate whole loans made to borrowers who are seeking short-term capital (with terms of up to five years) to be used in the acquisition, construction or redevelopment of a property. This type of bridge financing enables the borrower to secure short-term financing while improving the property and avoid burdening it with restrictive long-term debt.

Mezzanine loans.    Mezzanine loans are generally structured to represent senior positions to the borrower's equity in, and subordinate to a first mortgage loan on, a property. These loans are generally secured by pledges of ownership interests, in whole or in part, in entities that directly or indirectly own the real property. At times, mezzanine loans may be secured by additional collateral, including letters of credit, personal guarantees, or collateral unrelated to the property. Mezzanine loans may be structured to carry either fixed or floating interest rates as well as carry a right to participate in a percentage of gross revenues and a percentage of the increase in the fair market value of the property securing the loan. Mezzanine loans may also contain prepayment lockouts, penalties, minimum profit hurdles and other mechanisms to protect and enhance returns to the lender. Mezzanine loans usually have maturities that match the maturity of the related mortgage loan but may have shorter or longer terms.

Residential mortgage loans

We may invest in residential mortgage loans secured by residential real property, including prime and jumbo, Alt-A and subprime mortgage loans. Residential mortgage loans are loans secured by residential real properties. Certain of the residential mortgage loan acquisitions will focus on the purchase of loan portfolios made available to us under the Legacy Loan Program. We expect that the residential mortgage loans we acquire will be first lien, single-family FRMs, ARMs and Hybrid ARMs with original terms to maturity of not more than 40 years and that are either fully amortizing or are interest-only for up to ten years, and fully amortizing thereafter.

Prime and jumbo mortgage loans.    Prime mortgage loans are mortgage loans that generally conform to U.S. Government agency underwriting guidelines. Jumbo prime mortgage loans are mortgage loans that generally conform to U.S. Government agency underwriting guidelines except that the mortgage balance exceeds the maximum amount permitted by U.S. Government agency underwriting guidelines.

Alt-A mortgage loans.    Alt-A mortgage loans are mortgage loans made to borrowers whose qualifying mortgage characteristics do not conform to U.S. Government agency underwriting guidelines, but whose borrower characteristics may. Generally, Alt-A mortgage loans allow homeowners to qualify for a mortgage loan with reduced or alternate forms of documentation. The credit quality of Alt-A borrowers generally exceeds the credit quality of subprime borrowers.

Subprime mortgage loans.    Subprime mortgage loans are loans that do not conform to U.S. Government agency underwriting guidelines.

Investment committee

Our Manager has an investment committee comprised of its officers and investment professionals. The investment committee is tasked with reviewing, considering and approving any investment our Manager may seek to make on our behalf in the primary target assets of non-Agency and Agency CMBS and RMBS exceeding $50 million, any investment in triple net leases exceeding $20 million, and any other investment our Manager may make exceeding $10 million. We expect that our Manager's investment committee will meet as frequently as necessary in order for us to make rapid investment decisions. In addition, the investment committee will periodically review our investment portfolio and its compliance with our investment policies and procedures, including our investment guidelines, and provide to our board of directors an investment report at the end of each quarter in conjunction with its review of our quarterly results. From time to time, as it deems appropriate or necessary, our board of directors also will review our investment portfolio and its compliance with our investment policies and procedures, including these investment guidelines. For a description of the members comprising the investment committee, see "Our Manager and The Management Agreement—Investment Committee," and "Management."

Our investment process

The following describes the investment processes related to our primary target asset classes. We also have similar investment processes in place that apply to our other target asset classes.

Commercial mortgage-backed securities

Our Manager's investment approach for CMBS is guided by a rigorous and analytically based investment process anchored by conservative asset valuation and cash flow modeling. Our Manager will start its analysis at the individual loan level. After an opportunity passes an initial screen, our Manager will begin the work of understanding the potential investment's credit characteristics. For securitized pools of commercial real estate loans this process requires reviewing detailed property-level information for the majority of the loans in the pool with a particular focus on the larger loans as well as any loans with higher risk characteristics (e.g., properties located in weak markets or primarily leased to a single tenant, loans with high loan-to-value ratios, low debt service coverage ratios or extended interest-only periods, as well as any delinquent loans or loans included on the master servicer watchlist). It is in this part of the process that our Manager will rely most heavily on its real estate expertise and large network of local operating partners. The local knowledge of properties and markets is valuable in determining the risk of a particular loan. Our Manager is able to leverage "real time" information from Angelo, Gordon's real estate equity team and Angelo, Gordon's countrywide network of operating partners to gain insight into the credit quality of commercial property loans, local market conditions and the mark-to-market value of the underlying collateral.

Our Manager's underwriting is designed to combine technical expertise with rigorous analysis. For example, each loan is typically assigned a risk rating on a scale of 1 to 5. Loans rated a 1 need to have AAA-like credit characteristics and are assumed to perform. Loans rated a 5 are assigned a specific conservative loss based upon the loan and property characteristics. Our Manager's assumptions are then run through a software system called Trepp. Our Manager then reviews how the bond will perform over its life under these stressed assumptions. Drops in credit enhancement are a good indication of downgrade risk and are always considered. Our Manager is also focused on projected potential principal loss. Our Manager will not buy bonds if the security takes a principal loss under our stressed scenarios.

We believe fundamental, granular real estate analysis is the cornerstone of the investment process. Our Manager's assessment of CMBS combines security level analysis with local knowledge of properties and markets. The investment team evaluates the following attributes, among others:

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Screening of investment opportunities for largest and riskiest loans,
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Location, asset quality,
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Rent rolls,
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Collateral valuation,
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Borrower/Operator capabilities,

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Comparable sales and leasing activity, and
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Historical performance.

Residential mortgage-backed securities

Our Manager has created a detailed investment process to evaluate each RMBS investment opportunity, which includes:

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Macro analysis.    Our Manager's macro-economic analysis reviews key sector trends, which include home prices, commercial rental rates, occupancy levels, rental demand, general economic conditions and other drivers that could influence the mortgage assets.

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Originator analysis.    Our Manager's originator analysis focuses on the nature of the lender, including its management team, industry position, underwriting standards, historical performance, competitive position, size, diversification, cost structure and financial condition, as applicable.

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Servicer analysis.    Our Manager's servicer analysis considers factors such as the nature of the master servicer, special servicer, servicer or sub-servicer involved, the applicable arrangements and documentation, prior performance records, balance sheet support, access to capital and both servicer and corporate ratings.

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Collateral analysis.    Our Manager will review and analyze the collateral attributes that contribute to interest rate, credit and prepayment risk by looking at both pool averages and pool quintiles for key risk features. Our Manager will also analyze the overlap of key risk features in individual loans and our portfolio.

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Structural analysis.    Our Manager will analyze and stress the investment opportunities in relation to various structural features, which include position within the capital structure, cash flow hierarchy, covenant and agreement protections, subordination levels, tax and accounting issues.

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Scenario analysis.    Our Manager will focus on both its current market expectations for performance and its stressed environment expectations for performance. Our Manager will utilize sophisticated risk analytic models to assess the performance of various mortgage investments, and our portfolio as a whole, under a variety of different assumed interest rate and credit environments.

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Relative value analysis.    Potential investments will be evaluated against other sectors and historical valuation benchmarks. Trends within each sector and the overall mortgage market will be part of the standard review process. Our Manager will focus on valuation and risk measures, such as option adjusted interest rate and credit spreads; relative spreads for alternative fixed-income instruments; current and expected fixed income market volatility; the cost of risk hedging and its expectations of credit losses.

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Risk tolerances review.    Each of our mortgage investments will be compared to our board of directors' approved risk tolerances, which will include concentration limits on single-borrower, counterparty and geography.

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Compliance review.    All mortgage investments must satisfy standards approved by our board of directors and our investment committee, including standards related to the originator and servicer. In addition, each of our mortgage investments must pass a thorough analysis of investor anti-predatory lending risk.

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Investment due diligence.    Our Manager will be responsible for conducting due diligence with respect to any proposed investment, as warranted, and we expect to engage consultants to assist in this task from time to time. Legal and accounting due diligence will generally be overseen by our Manager and conducted by outside counsel and accountants.

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External benchmarks/models.    As our Manager analyzes individual mortgage investment opportunities, it will evaluate our performance expectations against market prepayment assumptions and rating agency subordination levels. While our Manager will primarily rely on its own views of specific risks in making investment decisions, these external benchmarks will often be incorporated in our marks-to-market.

Triple net leases

Our Manager's investment approach to triple net lease assets combines a tenant credit analysis and real estate analysis, and takes into consideration the protection of each tenant's credit and diversification of the portfolio with a focus on the following:

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Tenant credit analysis.    Careful evaluation of the tenant's creditworthiness via analysis of, among other things, capital structure, market position and management of the tenant.

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Real estate analysis.    Includes an analysis of financial returns, underlying real estate values and potential risk of loss.

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Diversification.    Our Manager will attempt to diversify our triple net lease portfolio by investing in triple net leases from different industries, property types and geographic regions in an effort to guard against any downturns in a single industry or region.

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Lease provisions to protect value.    Our Manager will seek to have certain financial or operating covenants present in the triple net leases as to prevent the credit of the tenant from deteriorating.

Our financing strategy

We intend to use a prudent financing strategy to increase potential returns to our stockholders and to fund the acquisition of our target assets. Potential financing sources will include financing under the U.S. Treasury's PPIP through our investment in AG-GECC PPIF, as well as:

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non-recourse term lending facilities, with respect to triple net assets;
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acquired repurchase agreements to finance Agency RMBS;
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borrowings under TALF and other available federal programs, to the extent available; and
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other financings that we and our Manager assess to be consistent with our financing strategy.

We expect to generate income principally from the yields earned on our investments and, to the extent that leverage is deployed, on the difference between the yields earned on our investments and our cost of borrowing and any hedging activities. Any leverage we may assume will depend upon our Manager's assessment of a variety of factors, which may include, among other things, the anticipated liquidity and price volatility of the assets in our investment portfolio, the gap between the duration of our assets and liabilities including hedges, the availability and cost of financing the assets, our opinion of the creditworthiness of our financing counterparties, the health of the U.S. economy and commercial and residential mortgage-related markets, our Manager's outlook for the level, slope, and volatility of interest rates and the credit quality of the loans we acquire.

The public-private investment program—AG-GECC PPIF

On March 23, 2009, the U.S. Treasury, in conjunction with the FDIC and the Federal Reserve, announced the establishment of the PPIP. The PPIP is designed to encourage the removal of certain illiquid legacy assets, including real estate-related assets, from the balance sheets of financial institutions, restarting the market for these assets and supporting the flow of credit and other capital into the broader economy. The PPIP is expected to be $500 billion to $1 trillion in size and has two primary components: a Legacy Securities Program and a Legacy Loan Program.

Under the Legacy Securities Program, Legacy Securities PPIFs will be established to purchase from financial institutions non-Agency CMBS and RMBS issued prior to 2009 that were originally rated AAA or an equivalent rating by two or more rating agencies without ratings enhancement. These securities must be secured directly by the actual mortgage loans, leases or other assets, and not by other securities (other than certain swap positions, as determined by the U.S. Treasury), and the loans and other assets underlying these securities must be situated predominantly in the United States. Legacy Securities PPIFs will be funded with equity capital from both the U.S. Treasury and private investors as well as debt financing from one or more of the U.S. Treasury, the TALF, other U.S. Government programs and private sources. Under the Legacy Loan Program, which has been placed on hold by the FDIC, Legacy Loan PPIFs may be established to purchase troubled loans from insured depository institutions.

AG-GECC public-private investment fund

We intend to use a significant portion of the net proceeds of this offering and our concurrent private placement to make an equity investment in AG-GECC PPIF, a private investment partnership formed to invest in Legacy Securities. AG-GECC PPIF is managed by PPIF Manager, a joint venture formed between, and jointly controlled by, Angelo, Gordon & Co., L.P. and an affiliate of General Electric Capital Corporation. Each of which will hold 50% of the voting interests of the general partner of the PPIF Manager. Certain third-party private investors will hold minority economic interests in the general partner of the PPIF Manager. The term of AG-GECC PPIF is eight years subject to extension for two (2) additional one-year periods with consent from the U.S. Treasury.

On July 8, 2009, the PPIF Manager was pre-qualified by the U.S. Treasury as an initial fund manager for a Legacy Securities PPIF. Under the term sheet with the U.S. Treasury, the AG-GECC PPIF must raise at least $500 million of capital from private investors in order to qualify as a Legacy Securities PPIF. The equity capital raised from private investors will be matched by the U.S. Treasury, and the U.S. Treasury will also provide debt financing of up to 100% of the total equity raised by AG-GECC PPIF. Although the PPIF Manager has been pre-qualified by the U.S. Treasury to act as a fund manager for a Legacy Securities PPIF, such qualification is conditioned on PPIF Manager's ability to raise private equity capital of at least $500 million. If PPIF Manager is not able to raise the minimum required private equity capital or final documentation is not negotiated, we will not be able to invest any proceeds of this offering in AG-GECC PPIF.

PPIF Manager will be operated by an eight-person investment committee, four members of which will be appointed by Angelo, Gordon and four members of which will be appointed by General Electric Capital Corporation. Michael Gordon, who will serve as the Chief Investment Officer of our Manager, will also serve as the Chief Investment Manager of PPIF Manager.

Government financing

To the extent available to us, we may seek to finance our CMBS and non-Agency RMBS portfolios with financings under the TALF or with private financing sources. A description of the financing that may be made available to us under these programs is set forth below. There can be no assurance that we will be eligible to participate in these funds or programs or, if we are eligible, that we will be able to utilize them successfully or at all.

The term asset-backed securities lending facility

In response to the severe dislocation in the credit markets, the U.S. Treasury and the Federal Reserve jointly announced the establishment of the TALF on November 25, 2008. The TALF is designed to increase credit availability and support economic activity by facilitating renewed securitization activities. Under TALF as announced on November 28, 2008, the FRBNY makes non-recourse loans to borrowers to fund their purchase of ABS collateralized by certain assets such as student loans, auto loans and leases, floor plan loans, credit card receivables, receivables related to residential mortgage services advances, equipment loans and leases and loans guaranteed by the SBA. The FRBNY also announced its intention to lend up to $200 billion to certain holders of TALF-eligible ABS. Any U.S. company that owns TALF-eligible ABS may borrow from the FRBNY under the TALF, provided that the company maintains an account relationship with a primary dealer. TALF 1.0 is presently expected to run through December 31, 2009.

On March 23, 2009, the U.S. Treasury announced preliminary plans to expand the TALF to include non-Agency RMBS that were originally rated AAA and outstanding CMBS that are rated AAA. On May 1, 2009, the Federal Reserve published the terms for the expansion of TALF to newly issued CMBS and announced that, beginning on June 16, 2009, up to $100 billion of TALF loans will be available to finance purchases of eligible CMBS. The Federal Reserve stated that, to be eligible for TALF funding, the following conditions must be satisfied with respect to the newly issued CMBS:

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The CMBS must be collateralized by first-priority mortgage loans or participations therein that are current in payment at the time of securitization;

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The underlying mortgage loans must be fixed-rate loans that do not provide for interest-only payments during any part of their term;

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The underlying mortgage loans must be secured by one or more income-generating commercial properties located in the United States or one of its territories;

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The CMBS must be issued on or after January 1, 2009 and the underlying mortgage loans must have been originated on or after July 1, 2008;

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The underwriting for the CMBS must be prepared generally on the basis of then-current in-place, stabilized and recurring net operating income and then-current property appraisals;

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The CMBS collateralizing the TALF borrowing must have a credit rating in the highest long-term investment-grade rating category, without the benefit of third party credit support, from at least two CMBS eligible national rating agencies;

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The CMBS must entitle its holders to payments of principal and interest (that is, must not be an interest-only or principal-only security);

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The CMBS must bear interest at a pass-through rate that is fixed or based on the weighted average of the underlying fixed mortgage rates;

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The CMBS collateralizing the TALF borrowing must not be junior to other securities with claims on the same pool of loans; and

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Control over the servicing of the underlying mortgage loans must not be held by investors in a subordinate class of the CMBS once the principal balance of that class is reduced to less than 25% of its initial principal balance as a result of both actual realized losses and "appraisal reduction amounts."

On May 19, 2009, the Federal Reserve announced that certain high quality legacy CMBS, including CMBS issued before January 1, 2009, would become eligible collateral under the TALF starting in July 2009. The Federal Reserve stated that, to be eligible for TALF funding, the following conditions must be satisfied with respect to the legacy CMBS:

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Legacy CMBS must be senior in payment priority to all other interests in the underlying pool of commercial mortgages;

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As of the TALF loan subscription date, at least 95% of the properties, by related loan principal balance, must be located in the United States or one of its territories;

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The security for each mortgage loan must include a mortgage or similar instrument on a fee or leasehold interest in one or more income-generating commercial properties;

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The CMBS must entitle its holders to payments of principal and interest (that is, must not be an interest-only or principal-only security);

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The CMBS collateralizing the TALF borrowing must have a credit rating in the highest long-term investment-grade rating category, without the benefit of third party credit support, from at least two CMBS eligible national rating agencies;

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The CMBS must bear interest at a pass-through rate that is fixed or based on the weighted average of the underlying fixed mortgage rates;

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The CMBS must not be issued by an agency or instrumentality of the United States or a government-sponsored enterprise; and

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Each CMBS must evidence an interest in a trust fund consisting of fully-funded mortgage loans and not other CMBS, other securities or interest rate swap or cap instruments or other hedging instruments. A participation or other ownership interest in such a loan will be considered a mortgage loan and not a CMBS or other security if, following a loan default, the ownership interest is senior to or pari passu with all other interests in the same loan in right of payment of principal and interest.

The Federal Reserve also described the following terms for newly issued and legacy CMBS collateralized TALF loans:

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Each TALF loan secured by CMBS will have a three-year maturity or five-year maturity, at the election of the borrower;

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A three-year TALF loan will bear interest at a fixed rate per annum equal to 1% over the three-year LIBOR swap rate. A five-year TALF loan is expected to bear interest at a fixed rate per annum equal to 1% over the five-year LIBOR swap rate;

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The collateral haircut for each CMBS with an average life of five years or less will be 15%. For CMBS with average lives beyond five years, collateral haircuts will increase by one percentage point for each additional year of average life beyond five years. No newly issued CMBS may have an average life beyond ten years;

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Any remittance of principal on the CMBS must be used immediately to reduce the principal amount of the TALF loan in proportion to the TALF advance rate;

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The loans will be non-recourse to the borrower, unless the borrower breaches its representations, warranties or covenants;

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The loans will be exempt from margin calls related to a decrease in the underlying collateral value;

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The loans are pre-payable in whole or in part at the option of the borrower, and generally prohibit collateral substitutions; and

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A TALF borrower must agree not to exercise or refrain from exercising any voting, consent or waiver rights under a CMBS without the consent of the FRBNY.

The initial subscription date was June 16, 2009 for newly issued CMBS and will be late July 2009 for legacy CMBS. The subscription and settlement cycle for newly issued and legacy CMBS will occur in the latter part of each month. On June 4, 2009, the Federal Reserve announced that it may not start lending against RMBS under the TALF. The Federal Reserve stated that it was still in the process of assessing the feasibility and potential impact of such a program for legacy RMBS, which would pose a significant administrative burden.

We believe that the expansion of the TALF to include highly rated CMBS may provide us with attractively priced non-recourse term borrowings that we could use to purchase newly created and legacy CMBS that are eligible for funding under this program. However, many legacy CMBS have had their ratings downgraded by at least one rating agency (or have been put on notice as being likely to be downgraded in the near future) as property values have declined during the current recession because a large amount of legacy CMBS are backed by whole loans that were originated during a period of time when property values were relatively high and economic fundamentals were relatively strong. These downgradings significantly reduce the quantity of legacy CMBS that are TALF eligible. Accordingly, unless the criteria for legacy CMBS eligibility change, we expect most of our TALF eligible CMBS investments will be in newly issued CMBS. In addition, to date, the TALF has also not yet been expanded to cover non-Agency RMBS. We believe that once so expanded, the TALF may provide us with attractively priced non-recourse term borrowing facilities that we can use to purchase non-Agency RMBS. However, there can be no assurance that the TALF will be expanded to include this asset class and, if so expanded, that we will be able to utilize it successfully or at all.

Repurchase agreements

Repurchase agreements are financings pursuant to which we will sell our target assets to the repurchase agreement counterparty, the buyer, for an agreed upon price with the obligation to repurchase these assets from the buyer at a future date and at a price higher than the original purchase price. We expect to use repurchase agreements primarily to finance the purchase of our Agency RMBS portfolio. The amount of financing we will receive under a repurchase agreement is limited to a specified percentage of the estimated market value of the assets we sell to the buyer. The difference between the sale price and repurchase price is the interest expense of financing under a repurchase agreement. Under repurchase agreement financing arrangements, the buyer, or lender, could require us to provide additional cash collateral to re-establish the ratio of value of the collateral to the amount of borrowing. In the current economic climate, we believe that the lender generally will advance a borrower approximately 90% to 95% of the market value of the securities financed (meaning a 5% to 10% haircut). A significant decrease in advance rate or an increase in the haircut could result in the borrower having to sell securities in order to meet any additional margin requirements by the lender, regardless of market condition. We expect to mitigate our risk of margin calls by employing a prudent amount of leverage that is below what could be used under current advance rates.

We plan to leverage our Manager's and its affiliates' existing relationships with financial intermediaries, including primary dealers, leading investment banks, brokerage firms, commercial banks and other repurchase agreement counterparties to execute repurchase agreements for our Agency RMBS portfolio concurrently with or shortly after the closing of this offering.

To the extent that we invest in Agency RMBS through TBAs in the future, we may enter into dollar roll transactions using TBAs in which we would sell a TBA and simultaneously purchase a similar, but not identical, TBA. Our ability to enter into dollar roll transactions with respect to TBAs may be limited by the 75% gross income test applicable to REITs. See "U.S. Federal Income Tax Considerations—Gross Income Tests."

Other financing

Subject to maintaining our qualification as a REIT for U.S. federal income tax purposes, we may in the future use other funding sources to acquire our assets, including warehouse facilities, securitizations and other secured and unsecured forms of borrowing. We may also need to use repurchase agreement financings for target assets in addition to Agency RMBS.

Our hedging strategy

Subject to maintaining our qualification as a REIT and exemption from registration as an investment company under the Investment Company Act, to the extent leverage is deployed, we may utilize derivative financial instruments (or hedging instruments), including interest rate swap agreements and interest rate cap agreements, in an effort to hedge the interest rate risk associated with the financing of our portfolio. Specifically, we may seek to hedge our exposure to potential interest rate mismatches between the interest we earn on our investments and our borrowing costs caused by fluctuations in short-term interest rates. In utilizing leverage and interest rate hedges, our objectives will be to improve risk-adjusted returns and, where possible, to lock in, on a long-term basis, a spread between the yield on our assets and the cost of our financing.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under current law, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (i) risk of interest rate or currency fluctuations on indebtedness incurred or to be incurred to carry or acquire real estate assets or (ii) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with changes in interest rates, inflation or currency rates.

The terms of the PPIP also prevent AG-GECC PPIF, in which we will be an equity investor, from hedging credit and market risks related to its investments. The failure to effectively hedge certain investments may subject AG-GECC PPIF to greater losses and decreases the value of our investment in AG-GECC PPIF.

To the extent that we invest in Agency RMBS through TBAs in the future, we may enter into dollar roll transactions using TBAs in which we would sell a TBA and simultaneously purchase a similar, but not identical, TBA. Our ability to enter into dollar roll transactions with respect to TBAs may be limited by the 75% gross income test applicable to REITs. See "U.S. Federal Income Tax Considerations—Income Tests."

Risk management

Our overall portfolio strategy is designed to generate attractive returns through various phases of the economic cycle. We believe that our broad approach within the real estate market, which considers all major categories of real estate assets, will allow us to invest in a variety of attractive investment opportunities and help insulate our portfolio from some of the risks that arise in a single collateral type or single risk strategy. We believe that Angelo, Gordon has a strong reputation for risk management and a mature asset management platform. Angelo, Gordon's investment philosophy combines in-depth research, conservative valuations, diversification and prudent use of leverage to achieve investment returns.

The components of our risk management strategy will be:

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Disciplined adherence to risk-adjusted return.    Our Manager expects to deploy capital only when it believes that risk adjusted returns are attractive. In this analysis, our Manager will consider the initial net interest spread of the investment, the cost of hedging and our ability to optimize returns over time through rebalancing activities. Our Manager's management team has extensive experience implementing this approach.

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Focus on multiple sectors.    Our Manager will look for attractive investment opportunities in all major sectors of the $11 trillion U.S. mortgage market. Our management team will evaluate investment opportunities in residential mortgage loans and securities (prime conforming, jumbo, Alt-A and subprime) and across a wide spectrum of commercial property types. We believe this approach will enable our Manager to identify attractive investments when it believes certain portions of the market are unattractively priced or when investment opportunities in one or more sectors are scarce. By pursuing a broad investment strategy within the mortgage market, we believe our mortgage portfolio will be less likely to suffer from dislocations in specific sectors of the market. We believe a diversified mortgage portfolio will outperform the traditional single strategy portfolios in the REIT market, with returns more resistant to changes in the interest rate and consumer credit environment.

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Concurrent evaluation of interest rate and credit risk.    Our Manager will seek to balance our portfolio with both credit risk-intensive assets and interest rate risk-intensive assets. Both of these primary risk types will be evaluated against a common risk-adjusted return framework.

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Active hedging and rebalancing of portfolio.    Our Manager will evaluate periodically the risk portion of our portfolio against pre-established risk tolerances and will take corrective action through asset sales, asset acquisitions, and dynamic hedging activities to bring the portfolio back within these risk tolerances. We believe this approach will generate more attractive long-term returns than an approach that either attempts to hedge away a majority of the interest rate and credit risk in the portfolio at the time of acquisition, on the one end of the risk spectrum, or a highly speculative approach that does not attempt to hedge any of the interest rate or credit risk in the portfolio (so-called carry trade), on the other end of the risk spectrum.

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Limiting exposure to single event.    Our Manager will attempt to reduce our exposure to a single adverse occurrence. These types of idiosyncratic risks, if too large and unmanaged, can result in large swings in profitability and present a significant negative impact on the creditworthiness of the issuer. Our Manager will seek to mitigate this exposure through prescribed risk tolerances that govern, among other things:

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  establishing geographic concentration limits on all non-Agency securities and loans in our portfolio;

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  limiting our maximum exposure to a single borrower; and

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  limiting a portion of our investment portfolio to a single year of interest rate reset.

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Opportunistic approach to increased risk.    Our Manager's investment strategy is to extend risk taking capacity during periods of changing market fundamentals.

Our structure

We were formed as a Maryland corporation on June 26, 2009. We will be externally managed by AG REIT Management, L.P., a newly formed subsidiary of Angelo, Gordon. We are organized as a holding company and expect to conduct our business primarily through AG FIT, our wholly owned subsidiary and other subsidiaries. Through AG FIT, we will be an equity investor, along with other investors, in AG-GECC PPIF. AG-GECC PPIF is managed by a joint venture formed between, and jointly controlled by, Angelo, Gordon & Co., L.P. and an affiliate of General Electric Capital Corporation.

Investment policies

We will comply with investment policies and procedures and investment guidelines that are approved by our board of directors and implemented by our Manager and our Manager's investment committee. We will review our investment portfolio and our compliance with our investment policies, procedures and guidelines at each regularly scheduled meeting of our board of directors.

Our board of directors has adopted the following guidelines, among others, for our investments and borrowings:

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no investment shall be made that would cause us to fail to qualify as a REIT for federal income tax purposes;

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no investment shall be made that would cause us to be regulated as an investment company under the Investment Company Act;

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our investments will be in our target assets; and

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we intend to hold the remaining net proceeds of this offering and our concurrent private placement as cash or acquire high grade, short-term securities, such as securities guaranteed by Ginnie Mae, securities issued and guaranteed by Freddie Mac or Fannie Mae or short-term funds, as well as cash equivalents for temporary cash management until we identify and consummate one or more transactions that are consistent with our investment objective.

These investment guidelines may be changed by our board of directors without the approval of our stockholders. Our board of directors has also adopted a separate set of investment guidelines and procedures to govern our relationship with Angelo, Gordon.

Policies with respect to certain other activities

If our board of directors determines that additional funding is required, we may raise funds through additional offerings of equity or debt securities or the retention of cash flow (subject to provisions in the Internal Revenue Code concerning distribution requirements and the taxability of undistributed REIT taxable income) or a combination of these methods. In the event that our board of directors determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional shares of common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

We may offer equity or debt securities in exchange for property and to repurchase or otherwise reacquire our shares.

We may, subject to gross income and assets tests necessary for REIT qualification and Investment Company Act exemption requirements, invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers.

We engage in the purchase and sale of investments. We may underwrite the securities of other issuers.

Our board of directors may change any of these policies without the approval of, or prior notice to, our stockholders.

Conflicts of interest

Our Manager will experience conflicts of interest in connection with the management of our business. We are dependent on our Manager for our day-to-day management and do not have any independent officers or other employees. Our officers and our non-independent directors are employees of our Manager or its affiliates. Angelo, Gordon and its affiliates serve as investment manager to funds and accounts that are actively investing in our target assets. We will compete for investment opportunities directly with these funds and accounts. Our management agreement with our Manager was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if our management agreement had been negotiated at arm's length with an unaffiliated third party. In addition, the obligations of our Manager and its officers and personnel to engage in other business activities, including for Angelo, Gordon, may reduce the time our Manager and its officers and personnel spend managing us.

Angelo, Gordon will have significant influence over the investments made by AG-GECC PPIF by virtue of Angelo, Gordon's 50% voting interest in the PPIF Manager, its representation on the PPIF Manager's investment committee and Michael Gordon's role as Chief Investment Officer of the PPIF Manager. Our Manager and Angelo, Gordon also have discretionary investment authority over other Angelo, Gordon funds, which have investment objectives and strategies substantially similar to ours, and it is possible in the future that our Manager or Angelo, Gordon may manage other entities and accounts which may compete with us for investment opportunities.

Investment opportunities in our target assets will generally be allocated among us, AG-GECC PPIF and the Angelo, Gordon funds and accounts with similar investment strategies, on a pro rata basis based upon relative amounts of investment capital (including undrawn capital commitments) available for new investments by us, AG-GECC PPIF or such Angelo, Gordon funds or accounts, respectively. In addition to capital availability, Angelo, Gordon will consider the following additional factors, among others, when assigning investment opportunities among us, AG-GECC PPIF (subject to the U.S. Treasury's conflict of interest rules and ethical standards) and its other funds and accounts:

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investment objective or strategies,

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tax considerations,

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risk or investment concentration parameters,

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supply or demand for an investment at a given price level,

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cash availability and liquidity requirements,

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regulatory restrictions,

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minimum investment size,

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relative size or "buying power,"

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regulatory considerations, including the impact on our status under the Investment Company Act and our REIT status, and

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such other factors as may be relevant to a particular transaction.

We expect that the allocation policy above will apply to all CMBS and RMBS investment opportunities because such securities are easily divisible. We expect that investment opportunities that involve target assets that, by their nature, do not lend themselves to allocation will be offered first to the Angelo, Gordon funds and accounts, and if such funds or accounts choose not to invest, will be available to us. We expect that this allocation approach will apply to commercial mortgage loans, residential mortgage loans and certain other real estate-related and financial assets.

With respect to our investments in triple net leases, Angelo, Gordon manages a private fund that focuses on triple net leases which has the first right to invest in any triple net lease investment opportunities identified by Angelo, Gordon. We do not anticipate that the Angelo, Gordon fund will exercise this right with respect to investment grade triple net leases due to the fund's internal rate of return requirements. As a result, we do not expect this restriction to materially effect our Manager's ability to invest in our target assets in the manner we intend. In addition, certain of Angelo, Gordon's private real estate funds have a priority with respect to certain equity interests in real estate assets.

Our investment allocation policy may be amended by our Manager at any time without our consent. As the investment programs of AG-GECC PPIF and the various entities and accounts managed by Angelo, Gordon change and develop over time, additional issues and considerations may affect Angelo, Gordon's allocation policy and its expectations with respect to the allocation of investment opportunities. In order to mitigate any conflicts of interest that may arise out of the purchase or sale of assets between ourselves and any Angelo, Gordon fund, our Manager's conflict of interest policy requires that the terms of any such transaction be pre-approved by a majority of our independent directors. Our independent directors will annually review our compliance with our conflict of interest policies. Despite Angelo, Gordon's intention to effect pro rata allocations of investment opportunities of CMBS and RMBS, it is likely that our performance will differ from the performance of AG-GECC PPIF, the Angelo, Gordon funds and any other Angelo, Gordon-managed entity or account for many reasons, including differences in legal or regulatory characteristics, tax classification, fee structures available capital, investment objectives and concentration limits. We will be limited in our ability to acquire assets that are not "qualifying real estate assets" and/or real estate-related assets as described under "Operating and Regulatory Structure—Investment Company Act Exemption," whereas other Angelo, Gordon funds will not be so limited.

The conflict of interest rules and ethical guidelines for PPIP fund managers, including the PPIP Manager, will also effect Angelo, Gordon's investment allocations. Under these PPIP rules and guidelines, we will not be permitted to purchase any assets from AG-GECC PPIF or sell any assets to AG-GECC PPIF. Angelo, Gordon will be required to report all positions in Legacy Securities held by AG-GECC PPIF, us or any Angelo, Gordon private fund or account in order for the U.S. Treasury to evaluate whether Angelo, Gordon is purposefully disadvantaging AG-GECC PPIF relative to other Angelo, Gordon funds or accounts, including our company. In addition, the U.S. Treasury and Special Investigator General of the Troubled Asset Relief Program has the right to conduct annual and ad hoc audits of Angelo, Gordon's compliance with these rules.

The ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager spends managing us. Furthermore, during turbulent conditions in the real estate industry, distress in the credit markets or other times when we will need focused support and assistance from Angelo, Gordon, other entities for which Angelo, Gordon also acts as an investment manager will likewise require greater focus and attention, placing Angelo, Gordon's resources in high demand. In these situations, we may not receive the necessary support and assistance we require or would otherwise receive if we were internally managed or if Angelo, Gordon did not act as a manager for other entities.

We have agreed to pay our Manager a base management fee that is tied to our Stockholders' Equity and incentive compensation that is based on our Core Earnings. The base management fee component may not sufficiently incentivize our Manager to generate attractive, risk-adjusted returns for us. The incentive compensation component may cause our Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, to achieve higher incentive compensation. This could result in increased risk to the value and long-term performance of our investment portfolio.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. However, subject to our Manager's allocation policy, Angelo, Gordon's Code of Ethics contains a conflicts of interest policy that restricts the ability of our directors, officers and personnel, as well as employees of our Manager who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us.

Operating and regulatory structure

REIT qualification

In connection with this offering, we intend to elect to be treated as a REIT under Sections 856 through 859 of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, commencing with our taxable year ending on December 31, 2009. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

As a REIT, we generally will not be subject to U.S. federal income tax on our REIT taxable income we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Accordingly, our failure to qualify as a REIT could have a material adverse impact on our results of operations and amounts available for distribution to our stockholders. Even if we qualify for taxation as a REIT, we may be subject to some U.S. federal, state and local taxes on our income or property. In addition, subject to maintaining our qualification as a REIT, a significant portion of our business is expected to be conducted through, and a significant portion of our income may be earned in, one or more TRSs that are subject to corporate income taxation.

The dividends paid deduction of a REIT for qualifying dividends to its stockholders will be computed using our taxable income as opposed to net income reported on our financial statements. Taxable income, generally, will differ from net income reported on our financial statements because the determination of taxable income will be based on tax provisions and not financial accounting principles.

We may elect to treat certain of our subsidiaries as TRSs. In general, a TRS of ours may hold assets and engage in activities that we cannot hold or engage in directly and generally may engage in any real estate or non-real estate-related business. A TRS is subject to U.S. federal, state and local corporate income taxes.

While our TRSs will generate net income, our TRSs can declare dividends to us which will be included in our taxable income and necessitate a distribution to our stockholders. Conversely, if we retain earnings at the TRS level, no distribution is required and we can increase book equity of the consolidated entity.

Investment company act exemption

The Investment Company Act generally regulates the operations of any public company primarily engaged in the business of investing in securities. We intend to conduct our and our subsidiaries' operations so as not to become regulated under the Investment Company Act by relying on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C) exempts from the definition of "investment company" entities primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. To the extent that we or any of our subsidiaries engage in a 3(c)5(C) business through one or more majority owned subsidiaries, we will rely on the exemption provided by Section 3(c)(6) of the Investment Company Act.

The staff of the Securities and Exchange Commission, or SEC, generally requires an entity relying on Section 3(c)(5)(C) to invest at least 55% of its portfolio in "qualifying assets" and at least another 25% in additional qualifying assets or in "real estate-related" assets (with no more than 20% comprised of miscellaneous assets). Qualifying assets for this purpose include mortgage loans and other assets, such as whole pool Agency and non-Agency RMBS, that the SEC staff in various no-action letters or other pronouncements has determined are the functional equivalent of whole mortgage loans for the purposes of the Investment Company Act.

We intend to treat as real estate-related assets CMBS, debt and equity securities of companies primarily engaged in real estate businesses, Agency partial pool certificates, non-Agency partial pool MBS and securities issued by AG-GECC PPIF. Certain of our other direct or indirect subsidiaries that we may form in the future may also rely on the Section 3(c)(5)(C) exemption.

Instead of, or in addition to, utilizing the Section 3(c)(5)(C) and Section 3(c)(6) exemptions, we may operate as a holding company that falls outside of the definition of "investment company" set forth in Section 3(a)(1)(C) of the Investment Company Act. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire "investment securities" having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term "investment securities," among other things, are securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the "private investment company" exceptions from the definition of investment company set forth in Sections 3(c)(1) and 3(c)(7) of the Investment Company Act. For example, we would not treat a majority ownership position in a subsidiary that qualified for the Section 3(c)(5)(C) exemption as an investment security. In addition U.S. Government securities and cash items do not count in the 40% test computation.

If we determine to use the 40% test, any securities issued to us by any wholly owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of investment company based on Sections 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis.

We may in the future organize additional special purpose subsidiaries that will borrow under the TALF. We expect that some of these TALF subsidiaries may rely on Section 3(c)(7) for their Investment Company Act exemption and, therefore, that our interest in such TALF subsidiaries would constitute an "investment security" for purposes of determining whether we pass the 40% test.

We may also organize one or more TALF subsidiaries that rely on the Investment Company Act exemption provided to certain structured financing vehicles by Rule 3a-7. Compliance with Rule 3a-7 requires, among other things, limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. Our interests in majority-owned TALF subsidiaries that rely on Rule 3a-7 would not be "investment securities" for purposes of determining whether we pass the 40% test. We expect that the aggregate value of our interests in TALF subsidiaries that seek to rely on Rule 3a-7 will comprise less than 20% of our total assets on an unconsolidated basis.

We will monitor our holdings to ensure continuing and ongoing compliance with these tests. The SEC and its staff may from time to time change its view as to whether certain assets are qualifying assets or real estate-related assets for purposes of Section 3(c)(5)(C) or its view of the application of the 40% test. Accordingly, we may need to adjust our or AG FIT's assets and strategy in order to continue to maintain our Investment Company Act exemption. Any such adjustment in our assets or strategy is not expected to have a material adverse effect on our business or strategy. However, although we intend to monitor our portfolio periodically and prior to each investment acquisition, there can be no assurance that we will be able to maintain our exemption from registration.

Competition

Our net income will depend, in large part, on our ability to acquire assets at favorable spreads over our borrowing costs. In acquiring our target assets, we will compete with other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, financial institutions, governmental bodies and other entities. In addition, there are numerous REITs with similar asset acquisition objectives, including a number that have been recently formed, and others may be organized in the future. These other REITs will increase competition for the available supply of mortgage assets suitable for purchase. Many of our anticipated competitors are significantly larger than we are, have access to greater capital and other resources and may have other advantages over us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than we can. Current market conditions may attract more competitors, which may increase the competition for sources of financing. An increase in the competition for sources of funding could adversely affect the availability and cost of financing, and thereby adversely affect the market price of our common stock.

In the face of this competition, we expect to have access to our Manager's professionals and their industry expertise, which may provide us with a competitive advantage and help us assess investment risks and determine appropriate pricing for certain potential investments. We expect that these relationships will enable us to compete more effectively for attractive investment opportunities. In addition, we believe that current market conditions may have adversely affected the financial condition of certain competitors. Thus, not having a legacy portfolio may also enable us to compete more effectively for attractive investment opportunities. However, we may not be able to achieve our business goals or expectations due to the competitive risks that we face. For additional information concerning these competitive risks, see "Risk Factors—Risks Related to Our Business—We operate in a highly competitive market for investment opportunities and competition may limit our ability to acquire desirable investments in our target assets and could also affect the pricing of these securities."

Staffing

We will be managed by Angelo, Gordon pursuant to the management agreement between Angelo, Gordon and us. All of our officers are employees of Angelo, Gordon or its affiliates. We will have no employees upon completion of this offering. Angelo, Gordon has approximately more than 175 employees. See "Our Manager and the Management Agreement—Management Agreement."

Legal proceedings

Neither we nor Angelo, Gordon is currently subject to any legal proceedings which we consider to be material.

Our information

Our principal executive offices are located at 245 Park Avenue, 26th Floor, New York, New York 10167. Our telephone number is (212) 692-2000. Our website is http://www.                  .com. The contents of our website are not a part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

Our Manager and the management agreement

General

We are externally advised and managed by our Manager, which is wholly owned by Angelo, Gordon. All of our officers are employees of our Manager or its affiliates. The executive offices of our Manager are located at 245 Park Avenue, New York, New York 10167 and the telephone number of our Manager's executive offices is (212) 692-2000.

Officers of our Manager

The following sets forth certain information with respect to executive officers and other employees of our Manager who will serve as officers of our Manager:

Name	Age	Position held with Angelo, Gordon

Michael Gordon	65	Co-founder, Chief Operating Officer and Chief Investment Officer of Angelo, Gordon, Member of Angelo, Gordon Executive Committee
Keith Barket	47	Senior Managing Director, Head of Global Real Estate, Member of Angelo, Gordon Executive Committee
David Roberts	47	Senior Managing Director, Co-Head of Private Equity and Special Situations, Member of Angelo, Gordon Executive Committee
Jonathan Lieberman	46	Managing Director, Head of Residential and Consumer Investment Team
Andrew Solomon	36	Managing Director, Head of Commercial Debt Investment Team
Gordon Whiting	43	Managing Director, Portfolio Manager, Triple Net Lease
Frank Stadelmaier	35	Chief Accounting Officer

Michael Gordon.    Michael Gordon is co-founder of Angelo, Gordon and has been the Chief Operating Officer and Chief Investment Officer of Angelo, Gordon since Angelo, Gordon's inception in 1988. Michael began his career as a research analyst for L.F. Rothschild & Co., L.P. in 1970, specializing in the oil and oil service industries. Michael served as Director of Research of L.F. Rothschild's Arbitrage Department and became a Managing Director of that firm. Michael has a B.A. degree from Colby College and a J.D. degree from Boston University Law School.

Keith Barket.    Keith Barket is a Senior Managing Director of Angelo, Gordon and a member of Angelo, Gordon's executive committee. He joined Angelo, Gordon in 1997 and oversees the firm's global real estate and Asia investment activities. Keith has over 20 years of direct real estate ownership and operating experience, involving over $10 billion of assets. Between 1988 and 1996, Keith was a principal with Amerimar Realty Company where he invested and co-managed a $1 billion real estate portfolio, including many assets acquired in partnership with Angelo, Gordon. Prior to Amerimar, Keith worked as a senior tax accountant with Arthur Andersen & Co. Keith holds a B.S.B.A. degree from Georgetown University and an M.B.A. degree from The Wharton School of the University of Pennsylvania.

David Roberts.    David Roberts is a Senior Managing Director of Angelo, Gordon and a member of Angelo, Gordon's executive committee. He joined Angelo, Gordon in 1993. David manages Angelo, Gordon's private equity and special situations area and was the founder of Angelo, Gordon's opportunistic real estate area. David has overseen investments in a wide variety of companies and special situations, including companies in the business services, healthcare services and financial services industries. Previously, he was a principal at Gordon Investment Corporation, a Canadian merchant bank, where he participated in a wide variety of principal transactions. Prior to that he worked in the Corporate Finance Department at L.F. Rothschild where he specialized in mergers and acquisitions. David has a B.S. degree from The Wharton School of the University of Pennsylvania. David is a member of the board of directors of Portfolio Recovery Associates.

Jonathan Lieberman.    Jonathan Lieberman joined Angelo, Gordon in June 2008 as head of Angelo, Gordon's residential and consumer investment team. Prior to joining Angelo, Gordon, Jonathan worked from April 1997 to June 2008 at Bear, Stearns & Co. Inc. as a Senior Managing Director in the Strategic Finance/Financial Institutions Group, primarily focused on the Specialty Finance Sector. Before that, Jonathan was a Senior Analyst in the Structured Finance Group of Moody's Investors Service and an attorney in the New York and Los Angeles offices of the law firm Dewey Ballantine LLP, where he specialized in securities law and structured finance. Jonathan holds a B.A. degree from Vassar College and a J.D. degree from Hofstra University School of Law.

Andrew Solomon.    Andrew Solomon joined Angelo, Gordon's real estate group in 2006 and is responsible for Angelo, Gordon's commercial real estate debt business. The commercial real estate debt group currently manages a portfolio of over $2.5 billion consisting primarily of investment grade CMBS securities. Prior to joining Angelo, Gordon, Andrew was from 2003 to 2006 a member of the investment committee and responsible for all aspects of NorthStar Realty Finance's securities business. Andrew was actively involved in the transformation of NorthStar from a private real estate fund into a public mortgage REIT in 2004. Prior to joining NorthStar, Andrew was an Associate in the Real Estate Investment Banking Group at CIBC World Markets from 2001 to 2003 and was an Audit Manager for Arthur Andersen & Co from 1995 to 1999. Andrew is a Certified Public Accountant. He received his B.A. degree from Washington University in St. Louis, and received his M.B.A. degree from the University of Chicago Graduate School of Business.

Gordon Whiting.    Gordon Whiting joined Angelo, Gordon in 2004 and is the founder and Chief Portfolio Manager of the firm's net lease real estate strategy. Gordon has over fifteen years experience in this industry and previously was an Executive Director of W.P. Carey. He was also the President and Portfolio Manager of Corporate Property Associates 14, Incorporated, one of W.P. Carey's publicly-held, non-traded real estate investment trusts (with over $1.3 billion in assets) that invest in net leased commercial and industrial properties. Gordon is a member of the five-person Federal Retirement Thrift Investment Board, or the FRTIB, a position to which he was nominated by President George W. Bush and confirmed by the U.S. Senate. The FRTIB oversees the $197 billion of 401(k) type retirement accounts (the Thrift Savings Plan) for most federal employees and military personnel. Gordon received a B.S. degree from Cornell University and an M.B.A. degree from Columbia University.

Frank Stadelmaier.    Frank Stadelmaier joined Angelo, Gordon in 2008 as the Chief Accounting Officer. Previously, Frank was a Senior Manager at Ernst & Young, LLP from 1997 to 2008 where he served clients in the real estate and financial services industries. Frank is a Certified Public Accountant and holds a B.S. degree from the State University of New York at Albany.

Investment committee

Our Manager has an investment committee comprised of five individuals—Michael Gordon, Keith Barket, David Roberts, Jonathan Lieberman and Andrew Solomon—and may be supplemented by ad hoc members from Angelo, Gordon's senior portfolio managers and executive committee if we believe their particular expertise will be of value when evaluating a specific investment. The investment committee is tasked with reviewing, considering and approving any investment our Manager may seek to make on our behalf in the primary target assets of non-Agency, Agency CMBS and RMBS exceeding $50 million, any investment in triple net leases exceeding $20 million, and any other investment our Manager may make exceeding $10 million. We expect that our Manager's investment committee will meet as frequently as necessary in order for us to make rapid investment decisions. In addition, the investment committee will periodically review our investment portfolio and its compliance with our investment policies and procedures, including our investment guidelines, and provide to our board of directors an investment report at the end of each quarter in conjunction with its review of our quarterly results. From time to time, as it deems appropriate or necessary, our board of directors also will review our investment portfolio and its compliance with our investment policies and procedures, including these investment guidelines.

Management agreement

We will enter into a management agreement with our Manager that will be effective upon completion of this offering, pursuant to which our Manager will manage our business affairs in conformity with the investment policies that are approved and monitored by our board of directors.

Management services

Our Manager is subject to the supervision and direction of our board of directors, the terms and conditions of the management agreement and such further limitations or parameters as may be imposed from time to time by our board of directors. Our Manager will be responsible for (1) the selection, purchase and sale of all of our investments, (2) our financing activities and (3) providing us with investment advisory services. Our Manager will be responsible for our day-to-day operations and will perform (or cause to be performed) such services and activities relating to our operations, including our investments and their financing, as may be appropriate, including, without limitation:

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serving as our consultant with respect to the periodic review of investment policies and allocation policy, any modifications to which must be approved by a majority of our independent directors, and other policies and recommendations with respect thereto for approval by our board of directors;

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serving as our consultant with respect to the identification, investigation, evaluation, analysis, underwriting, selection, purchase, origination, negotiation, structuring, monitoring and disposition of our investments;

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serving as our consultant with respect to decisions regarding any of our financings, securitizations and hedging activities undertaken by us or our subsidiaries, including

  (1) assisting us in developing criteria for debt and equity financing that is specifically tailored to our investment objective, (2) advising us with respect to obtaining appropriate short-term financing arrangements for our investments and pursuing a particular arrangement for each individual investment, if necessary, and (3) advising us with respect to pursuing and structuring long-term financing alternatives for our investments, in each case consistent with our investment policies;

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serving as our consultant with respect to arranging for the issuance of MBS from pools of mortgage loans or MBS owned by us;

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representing and making recommendations to us in connection with the purchase and finance and commitment to purchase and finance investments and the sale and commitment to sell such investments;

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negotiating and entering into, on our behalf, credit finance agreements, repurchase agreements, securitizations, agreements relating to borrowings under temporary programs established by the U.S. Government, commercial paper, interest rate swaps, warehouse facilities and all other agreements and instruments required for us to conduct our business;

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advising us on, preparing, negotiating and entering into, on our behalf, applications and agreements relating to programs established by the U.S. Government;

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with respect to any prospective investment by us and any sale, exchange or other disposition of any investment by us, conducting negotiations on our behalf with real estate brokers, sellers and purchasers and their respective agents, representatives and investment bankers and owners of privately and publicly held real estate companies;

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evaluating and recommending to us hedging strategies and engaging in hedging activities on our behalf, consistent with such strategies, as so modified from time to time, with our qualification as a REIT and with our investment policies;

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making available to us its knowledge and experience with respect to mortgage loans, mortgage-related securities, real estate, real estate securities, other real estate-related assets and non-real estate-related assets and real estate operating companies;

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investing and re-investing any of our funds (including in short-term investments) and advising us as to our capital structure and capital-raising activities;

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monitoring the operating performance of our investments and providing periodic reports with respect thereto to our board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

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engaging and supervising, on our behalf and at our expense, independent contractors that provide real estate, investment banking, mortgage brokerage, securities brokerage, appraisal, engineering, environmental, seismic, insurance, legal, accounting, transfer agent, registrar, leasing, master servicing, special servicing, due diligence and such other services as may be required relating to our operations, including our investments (or potential investments);

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coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with the joint venture or co-investment partners;

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providing executive and administrative personnel, office space and office services required in rendering services to us;

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performing and supervising the performance of administrative functions necessary in our management as may be agreed upon by our Manager and our board of directors, including, without limitation, the services in respect of any equity incentive plans, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate information technology services to perform such administrative functions;

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furnishing reports and statistical and economic research to us regarding our activities and services performed for us or our subsidiaries by our Manager;

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counseling us in connection with policy decisions to be made by our board of directors;

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communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading exchanges or markets and to maintain effective relations with such holders, including website maintenance, logo design, analyst presentations, investor conferences and annual meeting arrangements;

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counseling us regarding the maintenance of our exemption from status as an investment company under the Investment Company Act, monitoring compliance with the requirements for maintaining such exemption and using commercially reasonable efforts to cause us to maintain our exemption from such status;

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assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and all reports and documents, if any, required under the Exchange Act, the Securities Act or by the NYSE;

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counseling us regarding the maintenance of our qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code and Treasury Regulations thereunder;

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causing us to retain qualified accountants and legal counsel, as applicable, to (1) assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Internal Revenue Code applicable to REITs and, if applicable, TRSs and (2) conduct quarterly compliance reviews with respect thereto;

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taking all necessary actions to enable us and our subsidiaries to make required tax filings and reports, including soliciting stockholders for required information to the extent necessary under the Internal Revenue Code and Treasury Regulations applicable to REITs;

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causing us to qualify to do business in all jurisdictions in which such qualification is required or advisable and to obtain and maintain all appropriate licenses;

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using commercially reasonable efforts to cause us to comply with all applicable laws;

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handling and resolving on our behalf all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations (other than with Angelo, Gordon or its affiliates), subject to such limitations or parameters as may be imposed from time to time by our board of directors;

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arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;

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using commercially reasonable efforts to cause expenses incurred by or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our board of directors from time to time; and

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performing such other services as may be required from time to time for the management and other activities relating to our operations, including our investments, as our board of directors reasonably requests or our Manager deems appropriate under the particular circumstances.

Pursuant to the terms of our management agreement, our Manager will be obligated to supply us with our management team, including a chief executive officer, chief financial officer and chief operating officer or similar positions, along with appropriate support personnel, to provide the management services to be provided by our Manager to us as described in the management agreement. Members of that team will be required to devote such time to us as is necessary and appropriate, commensurate with the level of our activity. Our Manager will also provide personnel for service on the investment committee.

Our Manager will not assume any responsibility other than to provide the services specified in the management agreement and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. None of our Manager or its affiliates or their respective managers, officers, directors, directors, employees or members will be liable to us, any of our subsidiaries, our board of directors, our stockholders or any subsidiary's stockholders or partners for any acts or omissions performed under the management agreement, except because of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of our Manager's duties under the management agreement. We have agreed to indemnify our Manager and its affiliates and their respective managers, officers, directors, directors, employees and members, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of or arising from our Manager's errors or omissions performed in good faith under the management agreement and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of our Manager's duties under the management agreement. Our Manager has agreed to indemnify us and our directors, officers and stockholders with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of or arising from any acts or omissions under the management agreement constituting bad faith, willful misconduct, gross negligence or reckless disregard of our Manager's duties under the management agreement or any claims by our Manager's employees relating to the terms and conditions of their employment by our Manager. Our Manager will maintain reasonable and customary "errors and omissions" and other customary insurance coverage upon the completion of this offering.

Our Manager is required to refrain from any action that, in its sole judgment made in good faith, (1) is not in compliance with our investment policies, (2) would adversely affect our qualification as a REIT under the Internal Revenue Code or our status as an entity exempted from investment company status under the Investment Company Act, or (3) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over us or of any exchange on which our securities may be listed or that would otherwise not be permitted by our articles of incorporation or bylaws. Angelo, Gordon and its managers, officers, employees and members will not be liable to us, our board of directors or our stockholders for any act or omission by our Manager or its managers, officers, employees or members except as provided in the management agreement.

Term and termination rights

The management agreement may be amended or modified by agreement between us and our Manager. The initial term of the management agreement expires on              , 2012 and will be automatically renewed for a one-year term each anniversary date thereafter unless previously terminated as described below. The management agreement does not limit the number of renewal terms. However, our independent directors will review Angelo, Gordon's performance and the management fees annually and, following the initial term, the management agreement may be terminated annually by us without cause upon the affirmative vote of at least two-thirds of our independent directors or by a vote of the holders of at least two-thirds of our outstanding common stock (other than those common stock held by our Manager and its affiliates), in each case based upon (i) unsatisfactory performance by our Manager that is materially detrimental to us or (ii) our determination that the management fees payable to our Manager are not fair, subject to our Manager's right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We must provide 180-days' prior notice of any such termination. Our Manager will be paid a termination fee equal to three times the sum of (a) the average annual base management fee and (b) the average annual (or, if the period is less than 24 months, annualized) incentive compensation earned by our Manager during the 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination.

We may also terminate the management agreement without payment of any termination fee to Angelo, Gordon, upon at least 30 days' prior written notice from our board of directors, at any time for "cause" as defined in the management agreement. Such events include:

•
Our Manager's continued material breach of any provision of the management agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

•
our Manager's fraud, misappropriation of funds or embezzlement against us;

•
our Manager's gross negligence in the performance of its duties under the management agreement;

•
the commencement of any proceeding relating to Angelo, Gordon's bankruptcy or insolvency;

•
our Manager is convicted (including a plea of noto contendere) of a felony;

•
the dissolution of our Manager; or

•
a change in control of our Manager (as defined in the management agreement).

Cause does not include unsatisfactory performance, even if that performance is materially detrimental to us.

Our Manager may terminate the management agreement if we become required to register as an investment company under the Investment Company Act with termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee to our Manager. Furthermore, our Manager may decline to renew the management agreement by providing us with 180 days' written notice, in which case we would not be required to pay a termination fee to Angelo, Gordon. Angelo, Gordon may also terminate the management agreement upon at least 60 days' prior written notice if we default in the performance of any material term of the management agreement and the default continues for a period of 30 days after written notice to us, whereupon we would be required to pay to our Manager the termination fee described above.

We may not assign our rights or responsibilities under the management agreement without the prior consent of our Manager, except in the case of an assignment to another REIT or other organization which is our successor, in which case such organization shall be bound by the terms of such assignment in the same manner as we are bound under the management agreement. Our Manager may generally only assign the management agreement with the approval of a majority of our independent directors. Our Manager, however, may assign certain of its duties under the management agreement to any of its affiliates without the approval of our independent directors if such assignment does not require our approval under the Advisers Act.

Management fees and incentive compensation

We do not maintain an office or employ personnel. Instead, we rely on the facilities and resources of our Manager to manage our day-to-day operations. Our Manager is entitled to receive a base management fee, an incentive fee based on certain performance criteria, a termination fee in certain cases and reimbursement of certain expenses as described in the management agreement. The following summarizes the calculation of the fees payable to our Manager pursuant to the management agreement, as well as the expenses to be reimbursed to our Manager. Expense reimbursements to our Manager are payable quarterly.

Base management fee

Our Manager will be entitled to a base management fee equal to 1.50% per annum, calculated quarterly, of our Stockholders' Equity. For purposes of calculating the base management fee, our "Stockholders' Equity" means the sum of the net proceeds from any issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings at the end of such quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay for repurchases of our common stock, excluding any unrealized gains, losses or other non-cash items that have impacted stockholders' equity as reported in our financial statements prepared in accordance with accounting principles generally accepted in the United States, or GAAP, regardless of whether such items are included in other comprehensive income or loss, or in net income, and excluding one-time events pursuant to changes in GAAP, and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors.

The PPIF Manager is entitled to receive an annual base management fee for managing and advising AG-GECC PPIF.

Incentive compensation

Our Manager is entitled to an incentive fee relating to the performance of our Company. The general partner of AG-GECC PPIF, an affiliate of the PPIF Manager, will be entitled to receive a separate incentive allocation based upon the performance of AG-GECC PPIF, into which we currently intend to invest a significant amount of the proceeds from this offering.

Incentive fee from the company.    Our Manager will be entitled to an incentive fee that is payable quarterly in arrears in an amount equal to    % of the dollar amount by which Core Earnings, on a rolling four-quarter basis and before the payment of the incentive fee for the current quarter, exceeds the product of (1) the weighted average of the issue price per share of all of our public offerings multiplied by the weighted average number of shares of common stock outstanding in such quarter less our gross equity investment in AG-GECC PPIF and (2) 8% per annum.

Furthermore, the Manager will, on a rolling 12-quarter basis calculate the dollar amount by which Core Earnings, before payment of the incentive fee for the related 12-quarter period, exceeds the product of (1) the weighted average of the issue price per share of all of our public offerings multiplied by the weighted average number of shares of common stock outstanding in such period less our gross equity investment in AG-GECC PPIF and (2) 8% per annum. We will either offset future quarterly incentive fees (to maintain the preferential income characterization of the fee reduction) or, to the extent permissible under the REIT income test, refund the lesser of (i) the incentive fees paid for quarterly periods during the preceding 12-quarter period where the 8% minimum annual preferential return was not achieved by our stockholders, and (ii) the amount necessary to achieve the 8% minimum annual preferential return for such 12-quarter period.

For the initial four quarters following this offering, Core Earnings will be calculated on the basis of each of the previously completed quarters on an annualized basis. Core Earnings for the initial quarter will be calculated from the settlement date of this offering on an annualized basis. Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, excluding any unrealized gains, losses, depreciation attributable to any real estate asset, including any triple net lease asset or other non-cash items recorded in the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges (as specified in our management agreement) after discussion between our Manager and our independent directors and after approval by a majority of our independent directors.

Incentive compensation from AG-GECC PPIF.    The general partner of AG-GECC PPIF, an affiliate of the PPIF Manager, will be entitled to incentive compensation from the performance of AG-GECC PPIF. The general partner will receive such incentive compensation only after the other AG-GECC PPIF investors, which we expect will include our Company, receive a return of all invested capital plus a minimum       % cumulative annual preferred return on their

investment in AG-GECC PPIF. After AG-GECC PPIF investors receive such return, the general partner of AG-GECC PPIF will receive incentive compensation equal to     % of all distributions that would otherwise be made to investors in AG-GECC PPIF.

Reimbursement of expenses

Angelo, Gordon will be entitled to reimbursement of certain organizational and operating expenses, including third party expenses, incurred on our behalf, as described in the management agreement. The expenses required to be paid by us include, but are not limited to:

•
expenses in connection with our organization and any issuance of securities by us,

•
transaction costs incident to financings and to the acquisition, disposition and financing of our investments, legal, accounting, tax, auditing, consulting and administrative fees and expenses,

•
the compensation and expenses of our independent directors,

•
the cost of liability insurance to indemnify our officers and directors,

•
the costs associated with our establishment and maintenance of any credit facilities and other financing arrangements (including commitment fees, accounting fees, legal fees, closing costs and similar expenses),

•
expenses relating to the payment of dividends,

•
expenses connected with communications to holders of our securities and in complying with the continuous reporting and other requirements of the SEC and other governmental bodies, transfer agents and exchange listing fees,

•
the cost of printing and mailing proxies and reports to our stockholders,

•
settlement, clearing, and custodial fees and expenses relating to us,

•
the costs of maintaining compliance with all U.S. federal, state, local and applicable regulatory body rules and regulations (as such costs relate to us),

•
expenses relating to any office or office facilities, including disaster backup recovery sites and facilities maintained for us or separate from offices of Angelo, Gordon,

•
costs incurred by personnel of Angelo, Gordon for travel on our behalf,

•
costs associated with any computer software or hardware, electronic equipment, or purchased information technology services from third party vendors that is used primarily for us,

•
all taxes and license fees,

•
all insurance costs incurred by us, and

•
all other expenses actually incurred by Angelo, Gordon that are reasonably necessary for the performance by Angelo, Gordon of its duties and functions under the management agreement. We will not reimburse Angelo, Gordon for the salaries and other compensation of its personnel other than where Angelo, Gordon is reimbursed for performing certain legal, accounting, or other services as described below, that would otherwise be performed by outside service providers on our behalf.

In addition, we will be required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of Angelo, Gordon and its affiliates required for our operations. These expenses will be allocated between Angelo, Gordon and us based on the ratio of our proportion of gross assets compared to all remaining gross assets managed by Angelo, Gordon as calculated at each quarter end. We and Angelo, Gordon will modify this allocation methodology, subject to our board of directors' approval if the allocation becomes inequitable.

Under the management agreement, Angelo, Gordon may perform certain legal, accounting, due diligence, asset management, securitization, property management, brokerage, leasing and other services that outside professionals or outside consultants otherwise would perform on our behalf and is entitled to be reimbursed or paid for the cost of performing such tasks. Angelo, Gordon may retain third parties, including accountants, legal counsel, real estate underwriters, brokers or others on our behalf, and shall be reimbursed for the costs and expenses of such services. Under the management agreement, Angelo, Gordon is responsible for the employment expenses of all personnel who perform services for us pursuant to the management agreement.

Management

Directors, director nominees and executive officers

Upon the completion of this offering, our board of directors will consist of five directors, including three independent director nominees to be named below who will become directors upon the completion of this offering. We currently have one director, Jonathan Lieberman. Of our five directors upon the completion of this offering, we believe that each of them, other than Mr. Lieberman and             , will be considered independent in accordance with the requirements of the NYSE.

Our directors, director nominees, executive officers and certain other key employees, their ages and titles are as follows:

Name	Age	Position held with our Company

Keith Barket	47	Co-Chief Executive Officer
David Roberts	47	Co-Chief Executive Officer
Jonathan Lieberman	46	Director, President and Chief Operating Officer, Portfolio Manager, RMBS
Andrew Solomon	36	Portfolio Manager, CMBS
Gordon Whiting	43	Portfolio Manager, Triple Net Lease
Frank Stadelmaier	35	Interim Chief Financial Officer
		Independent Director Nominee
		Independent Director Nominee
		Independent Director Nominee

Biographical information

Executive officers

For biographical information on our executive officers, see "Our Manager and the Management Agreement—Officers of Our Manager."

Directors

Our bylaws provide that a majority of the entire board of directors may, at any regular or special meeting called for that purpose, increase or decrease the number of directors. Our bylaws and articles of incorporation provide that the number of our directors may be established by our board of directors but may not be more than fifteen (15). Set forth below are the names and certain information on each of our directors and nominees to be directors. For biographical information on Mr. Lieberman, see "Our Manager and the Management Agreement—Officers of Our Manager."

Board committees

Upon the completion of this offering, our board of directors will form an audit committee, a compensation committee and a nominating and corporate governance committee and adopt charters for each of these committees. Each of these committees will be composed exclusively of independent directors, as defined by the listing standards of the NYSE. Moreover, our compensation committee will be composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 of the Exchange Act, non-employee directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code, qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code.

Audit committee

Our audit committee will consist of                  , each of whom will be an independent director and "financially literate" under the rules of the NYSE.                  will chair our audit committee and will serve as our audit committee financial expert, as that term is defined by the SEC. Our audit committee will assist the board in overseeing:

•
our accounting and financial reporting processes;
•
the integrity and audits of our consolidated financial statements;
•
our compliance with legal and regulatory requirements;
•
the qualifications and independence of our independent auditors; and
•
the performance of our independent auditors and any internal auditors.

Our audit committee also will be responsible for engaging independent certified public accountants, reviewing with the independent certified public accountants the plans and results of the audit engagement, approving professional services provided by the independent certified public accountants, reviewing the independence of the independent certified public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Compensation committee

Our compensation committee will consist of                  , each of whom will be an independent director.                  will chair our compensation committee. The principal functions of our compensation committee will include (1) evaluating the performance of our officers, (2) reviewing the compensation payable to our officers, (3) evaluating the performance of our Manager, (4) reviewing the equity compensation and fees payable to our Manager under the management agreement, (5) administering our equity incentive plan and any other compensation plans, policies and programs of ours, (6) discharging the board's responsibilities relating to compensation to our independent directors and (7) reviewing and recommending to the board compensation plans, policies and programs.

Nominating and corporate governance committee

Our nominating and corporate governance committee will consist of                  , each of whom will be an independent director.                   will chair our nominating and corporate governance committee. Our nominating and corporate governance committee will be responsible for seeking, considering and recommending to our board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders. The committee also will recommend to our board of directors the appointment of each of our executive officers. It also will periodically prepare and submit to our board of directors for adoption the committee's selection criteria for director nominees. It will review and make recommendations on matters involving the general operation of our board of directors and our corporate governance, and will annually recommend to our board the nominees for each committee of the board. In addition, the committee will annually facilitate the assessment of our board of directors' performance as a whole and of the individual directors and report thereon to our board.

Code of business conduct and ethics

Upon the completion of this offering, our board of directors will establish a code of business conduct and ethics that applies to our officers, directors and employees, if any, and to our Manager's officers, members, directors, directors and employees when such individuals are acting for or on our behalf. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

•
honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•
full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•
compliance with applicable governmental laws, rules and regulations;

•
prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•
accountability for adherence to the code.

Any waiver of the code of business conduct and ethics for our executive officers or directors may be made only by our board of directors or one of our board committees and will be promptly disclosed as required by law or stock exchange regulations.

Director compensation

We will pay a $                  annual director's fee to each of our independent directors. All members of our board of directors will be reimbursed for their reasonable out of pocket costs and expenses in attending all meetings of our board of directors and its committees. We will pay an annual fee of $                  to the chair of our audit committee and an annual fee of $                  to each of the chairs of our compensation committee and our nominating and corporate governance committee. The fees to our independent directors will be paid in cash or common stock at the election of each independent director. Common stock issued in payment of directors' fees will be valued based on the fair market value on the date of issuance and will vest immediately upon issuance. In addition, we will make under our equity incentive plan to each independent director an initial grant of             shares of restricted common stock upon the completion of this offering, which shares will vest                  .

Executive compensation

The management agreement provides that our Manager will assume principal responsibility for managing our affairs; therefore, our officers, in their capacities as such, will not receive cash compensation directly from us other than as may be provided under the equity incentive plan described below. Our Manager is responsible for all costs incident to the performance of its duties under the management agreement, including compensation of our Manager's officers and employees. We have not paid, and we do not intend to pay, any annual cash compensation to our officers for their services as officers. Our Manager has informed us that, because the services performed by these employees of our Manager in their capacities as such are not performed exclusively for us, it cannot segregate and identify that portion of the compensation awarded to, earned by, or paid to our officers by our Manager that relates solely to their services to us.

Equity incentive plan

We expect to adopt the AG Financial Investment Trust 2009 Equity Incentive Plan which is referred to in this prospectus as the equity incentive plan. The equity incentive plan provides for the issuance of equity based awards, including stock options, stock appreciation rights, restricted common stock, restricted stock units, unrestricted common stock awards, LTIP units and other awards based on our common stock that may be made by us directly to our officers and directors, and the members, officers, directors, directors and employees of our Manager or its affiliates that provide services to us.

Our equity incentive plan is administered by our board of directors, which may delegate its authority to the compensation committee of our board of directors. The plan administrator has the authority to make awards to the eligible participants referenced above, and to determine what form the awards will take, and the terms and conditions of the awards. Except as provided below with respect to equitable adjustments, the plan administrator may not take any action that would have the effect of reducing the exercise or purchase price of any award granted under the equity incentive plan without first obtaining the consent of our stockholders.

An aggregate of                  shares of common stock are reserved for issuance under our equity incentive plan, subject to adjustment as provided below. If any common stock subject to an award granted under our equity incentive plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, or if common stock are surrendered or withheld by us as payment of either the exercise price of an award and/or withholding taxes in respect of an award, the common stock with respect to such award will again be available for award under our equity incentive plan. Upon the exercise of any award granted in tandem with any other award, the related award will be cancelled to the extent of the number of common stock as to which the award is exercised and, notwithstanding the foregoing, that number of common stock will no longer be available for issuance under our equity incentive plan.

In the event that the plan administrator determines that any dividend or other distribution (whether in the form of cash, common stock or other property), recapitalization, share split, reverse split, reorganization, merger or other similar transaction or event, affects our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the equity incentive plan, then the plan administrator will make equitable changes or adjustments to: (1) the number and kind of common stock or other property (including cash) that may thereafter be issued in connection with awards under our equity incentive plan; (2) the number and kind of common stock or other property (including cash) issued or issuable in respect of outstanding awards; (3) the exercise price, grant price or purchase price relating to any award; and (4) the performance goals, if any, applicable to outstanding awards. In addition, the plan administrator may determine that any equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to our common stock).

Each stock option and stock appreciation right awarded under our equity incentive plan will have a term of no longer than 10 years, and will have an exercise price that is no less than 100% of the fair market value of our common stock on the date of grant of the award. Stock appreciation rights confer on the participant the right to receive cash, common stock or other property, as determined by the plan administrator, equal to the excess of the fair market value of our common stock on the date of exercise over the exercise price of the stock appreciation right. The other terms of stock options and stock appreciation rights awarded by us under the equity incentive plan will be determined by the plan administrator.

The plan administrator will determine the terms and conditions of each award of restricted common stock or restricted share units under our equity incentive plan. Restricted share units confer on the participant the right to receive cash, common stock or other property, as determined by the plan administrator, having a value equal to the number of common stock that are subject to the award. The holders of awards of restricted common stock will be entitled to receive dividends, and the holders of awards of restricted share units may be entitled to receive dividend equivalents, which may be payable immediately or on a deferred basis at such time as is determined by the plan administrator.

The plan administrator may determine to make grants of our common stock that are not subject to any restrictions or a substantial risk of forfeiture or to grant other common share-based awards to eligible participants, the terms and conditions of which will be determined by the plan administrator at the time of grant.

Unless otherwise determined by the plan administrator and set forth in an individual award agreement, upon a "change in control," each outstanding award under the equity incentive plan will become immediately vested, exercisable and/or payable.

For purposes of our equity incentive plan, a "change in control" is generally defined to include (i) the acquisition of at least 50% (35% after this offering) of our voting securities or then outstanding common stock by any person; (ii) a consolidation or merger where our stockholders hold less than 50% of the voting power of the surviving or resulting entity; (iii) the transfer of all or substantially all of our assets; (iv) stockholder approval of our liquidation or dissolution; or (v) our directors, including subsequent directors recommended or approved by our directors, cease for any reason, other than due to death, to constitute a majority of our board of directors. Notwithstanding the foregoing, in no event shall a change in control be deemed to have occurred solely upon an initial public offering of our common stock under the Securities Act. Further, no event or condition shall constitute a change in control to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Internal Revenue Code; provided that, in such a case, the event or condition shall continue to constitute a change in control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

Our equity incentive plan will automatically expire on the tenth anniversary of the date on which it was adopted. Our board of directors may terminate, amend, modify or suspend our equity incentive plan at any time, subject to stockholder approval as required by law or, to the extent applicable, stock exchange rules. The plan administrator may amend the terms of any outstanding award under the equity incentive plan at any time. No amendment or termination of our equity incentive plan or any outstanding award may adversely affect any of the rights of an award holder without the holder's consent.

Following the completion of this offering, we intend to file a registration statement on Form S-8 to register the total number of common stock that may be issued under our equity incentive plan, including the restricted common stock to be granted to our executive officers, other employees of our Manager and our independent directors upon the completion of this offering.

Incentive awards

Upon the completion of this offering, we are granting an aggregate of (i)                   shares of restricted common stock to our executive officers and other employees of our Manager under our equity incentive plan and (ii)              shares of restricted common stock to our independent directors under our equity incentive plan. See "Management—Director Compensation" and "Management—Incentive Awards," respectively. The restricted common stock to be granted to our executive officers and other employees of our Manager will vest ratably over a                  year period, and the restricted common stock to be granted to our independent directors will vest                  .

Limitation of liability and indemnification

Maryland law permits a Maryland corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and is material to the cause of action. Our articles of incorporation contains such a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

Our articles of incorporation authorize us, and our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify (1) any present or former director or officer or (2) any individual who, while serving as our director or officer and at our request, serves or has served as a director, director, officer, partner, member, manager, employee or agent of another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity or capacities, and to pay or reimburse his or her reasonable expenses in advance of final disposition of such a proceeding. Our articles of incorporation and bylaws also permit us to indemnify and advance expenses to any person who serves any predecessor of ours in any of the capacities described above and to any employee or agent of ours. We also will enter into indemnification agreements with our directors and executive officers that address similar matters. See "Certain Relationships and Related Transactions—Indemnification Agreements."

Maryland law permits a Maryland corporation to indemnify and advance expenses to its directors, officers, employees and agents. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either case, a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Principal stockholders

The following table presents information regarding the beneficial ownership of our common stock following the completion of this offering and our concurrent private placement with respect to:

•
our Manager;

•
each of our directors and director nominees;

•
each of our executive officers;

•
each person who will be the beneficial owner of more than 5% of our outstanding common stock; and

•
all directors, director nominees and executive officers as a group.

Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. Further, unless otherwise indicated, the address of each named person is c/o Angelo, Gordon & Co., L.P., 245 Park Avenue, New York, New York 10167.

			Common stock beneficially owned prior to completion of this offering	Common stock beneficially owned upon completion of this offering(1)
Name	Number	Percentage	Number	Percentage

AG Funds, L.P.
Michael Gordon
Keith Barket
David Roberts
Jonathan Lieberman
Andrew Solomon
Gordon Whiting
Frank Stadelmaier
			(2)	*
			(2)	*
			(2)	*
All directors, director nominees and executive officers as a group ( persons)

*
Represents         % of the number of common stock outstanding on a fully-diluted basis upon the completion of this offering.

(1)
Assumes         common stock will be outstanding immediately upon the completion of this offering and our concurrent private placement on a fully-diluted basis. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of any common stock if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days of the completion of this offering. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.

(2)
Upon the completion of this offering, we are granting an aggregate of (i)          shares of restricted common stock to our executive officers and other employees of our Manager under our equity incentive plan and (ii)          shares of restricted common stock to our independent directors under our equity incentive plan. See "Management—Director Compensation" and "Management—Incentive Awards," respectively. The restricted common stock to be granted to our executive officers and other employees of our Manager will vest ratably over a                  year period, and the restricted common stock to be granted to our independent directors will vest         .

 Certain relationships and related transactions

Related party transaction policies

To avoid any actual or perceived conflicts of interest with our Manager, we expect our board of directors to adopt a policy providing that an investment in any security structured or managed by our Manager, and any sale of our assets to our Manager and its affiliates or any entity managed by our Manager and its affiliates, will require the proper approval of our independent directors. Our independent directors expect to establish in advance parameters within which our Manager and its affiliates may act as our counterparty and provide broker, dealer and lending services to us in order to enable transactions to occur in an orderly and timely manner.

We also expect our board of directors to adopt a policy regarding the approval of any "related person transaction," which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a "related person" (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our Secretary any related person transaction and all material facts about the transaction. Our Secretary would then assess and promptly communicate that information to the Compensation Committee of our board of directors. Based on its consideration of all of the relevant facts and circumstances, this committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to this committee which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction. See "Business—Conflicts of Interest."

Management agreement

We will enter into a management agreement with our Manager, which governs the relationship between us and our Manager and describes the services to be provided by our Manager and its compensation for those services. The terms of our management agreement, including the fees payable by us to Angelo, Gordon, were not negotiated at arm's length, and its terms may not be as favorable to us as if they were negotiated with an unaffiliated party. See "Our Manager and the Management Agreement—Management Agreement."

Relationship with AG-GECC PPIF

We intend to use a significant portion of the net proceeds of this offering and our concurrent private placement to make an equity investment in AG-GECC PPIF, a private investment partnership formed to invest in Legacy Securities. AG-GECC PPIF is managed by PPIF Manager, a joint venture formed between, and jointly controlled by, Angelo, Gordon and an affiliate of General Electric Capital Corporation, each of which will hold 50% of the voting interests of the general partner of the PPIF Manager. Certain third-party private investors will hold minority economic interests in the general partner of the PPIF Manager. The fees payable to the PPIF

Manager under the AG-GECC PPIF are described under "Our Manager and the Management Agreement—Management fees and incentive compensation."

Grants of restricted common stock

Upon the completion of this offering, we are granting an aggregate of (i)          shares of restricted common stock to our executive officers and other employees of our Manager under our equity incentive plan and (ii)          shares of restricted common stock to our independent directors under our equity incentive plan. See "Management—Director Compensation" and "Management—Incentive Awards," respectively. The restricted common stock to be granted to our executive officers and other employees of our Manager will vest ratably over a         year period, and the restricted common stock to be granted to our independent directors will vest         .

Registration rights

We will enter into a registration rights agreement with the purchasers of our common stock in our concurrent private placement pursuant to which we will agree to register the resale of such common stock. We will also grant such purchasers the right to include these shares in any registration statements we may file in connection with any future public offerings, subject to the terms of the lockup arrangements described herein and subject to the right of the underwriters of those offerings to reduce the total number of secondary shares included in those offerings (with such reductions to be proportionately allocated among the selling stockholders participating in those offerings).

Following the completion of this offering, we intend to file a registration statement on Form S-8 to register the total number of common stock that may be issued under our equity incentive plan, including the restricted common stock to be granted to our executive officers, other employees of our Manager and our independent directors upon the completion of this offering.

Indemnification agreements

Upon the completion of this offering, we expect to enter into customary indemnification agreements with each of our directors and executive officers that will obligate us to indemnify them to the maximum extent permitted under Maryland law. The agreements will require us to indemnify the director or officer, or the indemnitee, against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding other than one initiated by or on our behalf. In addition, the indemnification agreement will require us to indemnify the indemnitee against all amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding that is brought by or on our behalf. In either case, the indemnitee will not be entitled to indemnification if it is established that one of the prohibitions on indemnification under Maryland law set forth in "Management—Limitation of Liability and Indemnification" exists.

In addition, the indemnification agreement will requires us to advance reasonable expenses incurred by the indemnitee within ten days of the receipt by us of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

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a written affirmation of the indemnitee's good faith belief that he or she has met the standard of conduct necessary for indemnification; and

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a written undertaking by or on behalf of the indemnitee to repay the amount if it is ultimately determined that the standard of conduct was not met.

The indemnification agreement also will provide for procedures for the determination of entitlement to indemnification, including requiring that such determination be made by independent counsel, after a change of control of us.

Purchases of common stock by affiliates

Concurrently with this offering, we will sell to certain affiliates of Angelo, Gordon & Co., L.P. and to certain of our officers, in a separate private placement,         % of our outstanding common stock after giving effect to the common stock issued in this offering, excluding common stock that may be sold pursuant to the underwriters' overallotment option, at a price per share equal to the initial public offering price per share in this offering. We will enter into a registration rights agreement with the purchasers of our common stock in our concurrent private placement. See "Shares Eligible for Future Sale—Registration Rights."

Lack of separate representation

McDermott Will & Emery LLP is counsel to us, our Manager and Angelo, Gordon in connection with this offering and may in the future act as counsel to us, our Manager and Angelo, Gordon. There is a possibility that in the future the interests of various parties may become adverse. If such a dispute were to arise between us, our Manager and Angelo, Gordon, separate counsel for such matters will be retained as and when appropriate. In the event of a dispute or conflict between us, our Manager and Angelo, Gordon, McDermott Will & Emery LLP will not represent any of the parties in any such dispute or conflict.

Description of common stock

The following summary of the material terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law, or the MGCL, and to our amended and restated articles of incorporation and bylaws, copies of which are available from us upon request. See "Where You Can Find More Information."

General

Our articles of incorporation provide that we may issue up to                  common stock, $0.01 par value per share, and                   preferred common stock, $0.01 par value per share. We issued 100 shares of common stock in connection with our initial capitalization. Our articles of incorporation authorizes our board of directors to amend our articles of incorporation to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series without stockholder approval. Upon completion of this offering and our concurrent private placement,                  common stock will be issued and outstanding on a fully diluted basis, including an aggregate of (i)                   shares of restricted common stock to our executive officers and other employees of our Manager under our equity incentive plan and (ii)              shares of restricted common stock to our independent directors under our equity incentive plan. See "Management—Director Compensation" and "Management—Incentive Awards," respectively. The restricted common stock to be granted to our executive officers and other employees of our Manager will vest ratably over a                  year period, and the restricted common stock to be granted to our independent directors will vest                  . Under Maryland law, stockholders are not personally liable for the obligations of a corporation solely as a result of their status as stockholders.

Common stock

All of the common stock offered in this offering will be duly authorized, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of common stock and to the provisions of our articles of incorporation regarding the restrictions on ownership and transfer of common stock, holders of our common stock are entitled to receive distributions on such common stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of our common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

Subject to the provisions of our articles of incorporation regarding the restrictions on ownership and transfer of common stock of beneficial interest and except as may otherwise be specified in the terms of any class or series of common stock, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of common stock, the holders of such common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors, which means that the stockholders entitled to cast a majority of the votes entitled to be cast in the election of directors can elect all of the directors then standing for election.

Holders of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on ownership and transfer of shares contained in our articles of incorporation and the terms of any other class or series of common stock, all of our common stock will have equal dividend, liquidation and other rights.

Power to reclassify our unissued common stock

Our articles of incorporation authorize our board of directors to classify and reclassify any unissued common or preferred common stock into other classes or series of common stock. Prior to the issuance of shares of each class or series, our board of directors is required by Maryland law and by our articles of incorporation to set, subject to the provisions of our articles of incorporation regarding the restrictions on ownership and transfer of common stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our board could authorize the issuance of common stock or preferred common stock that have priority over our common stock as to voting rights, dividends or upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders. No preferred shares are presently outstanding, and we have no present plans to issue any preferred shares.

Power to increase or decrease authorized common stock and issue additional common stock and preferred common stock

We believe that the power of our board of directors to amend our articles of incorporation to increase or decrease the number of authorized common stock, to authorize us to issue additional authorized but unissued common stock or preferred common stock and to classify or reclassify unissued common stock or preferred common stock and thereafter to issue such classified or reclassified common stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

Restrictions on ownership and transfer

In order for us to qualify as a REIT under the Internal Revenue Code, our common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding common stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our articles of incorporation contain restrictions on the ownership and transfer of our common stock and other outstanding common stock. The relevant sections of our articles of incorporation provide that, subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% by vote or value, whichever is more restrictive, of our outstanding common stock, which we refer to as the common share ownership limit, or 9.8% by vote or value, whichever is more restrictive, of our outstanding common stock, which we refer to as the aggregate share ownership limit. We refer to the common share ownership limit and the aggregate share ownership limit collectively as the "share ownership limits."

The constructive ownership rules under the Internal Revenue Code are complex and may cause common stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by vote or value, whichever is more restrictive, of our outstanding common stock or 9.8% by vote or value, whichever is more restrictive, of our outstanding common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our common stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% by vote or value, whichever is more restrictive, of our outstanding common stock or 9.8% by vote or value, whichever is more restrictive, of our outstanding common stock and thereby violate the applicable share ownership limit.

Our board of directors may, upon receipt of certain representations and agreements and in its sole discretion, exempt (prospectively or retroactively) any person, in whole or in part, from the above-referenced share ownership limits or establish a different limit, or excepted holder limit, for a particular stockholder if the person's ownership in excess of the share ownership limits will not then or in the future result in our being "closely held" under Section 856(h) of the Internal Revenue Code (without regard to whether the stockholder's interest is held during the last half of a taxable year) or otherwise jeopardize our qualification as a REIT. As a condition of its exemption or creation of an excepted holder limit, our board of directors may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to our board of directors with respect to our qualification as a REIT.

In connection with an exemption from the share ownership limits, establishing an excepted holder limit or at any other time, our board of directors may from time to time increase or decrease the share ownership limits for all other persons and entities; provided, however, that any decrease in the share ownership limits will not be effective for any person whose percentage ownership of our shares is in excess of such decreased limits until such time as such person's percentage ownership of our shares equals or falls below such decreased limits, but any further acquisition of our shares in excess of such person's percentage ownership of our shares will be in violation of the applicable limits (other than a decrease as a result of a retroactive change in existing law, in which case the decrease will be effective immediately); and provided, further, that the share ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could beneficially own or constructively own in the aggregate more than 49.9% in value of the shares then outstanding. Prior to the modification of the share ownership limits, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.

Our articles of incorporation further prohibit:

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any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, our common stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code (without regard to whether the stockholder's interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

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any person from transferring our common stock if such transfer would result in our common stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires, attempts or intends to acquire beneficial or constructive ownership of our common stock that will or may violate the share ownership limits or any of the other foregoing restrictions on ownership and transfer of our common stock will be required to immediately give written notice to us or, in the case of such a proposed or attempted transaction, give at least 15 days' prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The share ownership limits and the other restrictions on ownership and transfer of our common stock will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT.

Pursuant to our articles of incorporation, if any transfer of our common stock would result in our common stock being beneficially owned by fewer than 100 persons, such transfer will be void ab initio and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of our common stock or any other event would otherwise result in:

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any person violating the share ownership limits or such other limit established by our board of directors; or

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our being "closely held" under Section 856(h) of the Internal Revenue Code (without regard to whether the stockholder's interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be deemed to be transferred to, and held by, a charitable trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee will acquire no rights in such shares. The deemed transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a deemed transfer to the charitable trust. A person who, but for the deemed transfer of the shares to the charitable trust, would have beneficially or constructively owned the shares so transferred is referred to as a "prohibited owner," which, if appropriate in the context, also means any person who would have been the record owner of the shares that the prohibited owner would have so owned.

Any distribution made to the prohibited owner, prior to our discovery that the shares had been deemed to be transferred to the charitable trust as described above, must be repaid to the director upon demand for distribution to the beneficiary by the charitable trust. If the transfer to the charitable trust as described above would not be effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer contained in our articles of incorporation, then our articles of incorporation provide that the transfer of the shares will be void ab initio. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any distribution authorized but unpaid will be paid when due to the director.

Common stock transferred to the director of a charitable trust are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid per share in the transaction that resulted in such transfer to the charitable trust (or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such common stock at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the trading day immediately preceding the day of the event which resulted in the transfer of such common stock to the charitable trust) and (ii) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the director has sold the shares held in the charitable trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the director must distribute the net proceeds of the sale to the charitable beneficiary and the prohibited owner and any distributions held by the director with respect to such common stock will be made to the charitable beneficiary.

If we do not buy the shares, the director must, within 20 days of receiving notice from us of the transfer of shares to the charitable trust, sell the shares to a person or entity designated by the director who could own the shares without violating the share ownership limits or the other restrictions on ownership and transfer of our shares described above. After that, the director must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares in the transaction that resulted in the transfer to the charitable trust (or, if the event which resulted in the transfer to the charitable trust did not involve a purchase of such shares at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the trading day immediately preceding the relevant date) and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the charitable trust for the shares. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any distributions thereon. In addition, if, prior to discovery by us that common stock have been transferred to a charitable trust, such common stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the charitable trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the director upon demand. The prohibited owner has no rights in the shares held by the charitable trust.

The director of the charitable trust will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the charitable trust, the director will receive, in trust for the charitable beneficiary, all distributions made by us with respect to such shares and may also exercise all voting rights with respect to such shares.

Subject to Maryland law, effective as of the date that the shares have been transferred to the charitable trust, the director will have the authority, at the director's sole discretion:

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to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the charitable trust; and

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to recast the vote in accordance with the desires of the director acting for the benefit of the beneficiary of the charitable trust.

However, if we have already taken irreversible action, then the director may not rescind and recast the vote.

If our board of directors determines in good faith that a proposed transfer would violate the restrictions on ownership and transfer of our common stock set forth in our articles of incorporation, our board of directors will take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem common stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our shares, including common stock, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of shares that the owner beneficially owns and a description of the manner in which such shares are held. Each such owner will be required to provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations. In addition, each stockholder will, upon demand, be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Stock exchange listing

We will apply to have our common stock listed on the NYSE under the symbol "           ."

Transfer agent and registrar

We expect the transfer agent and registrar for our common stock to be                  .

Certain provisions of Maryland law and of our
articles of incorporation and bylaws

The following summary of certain provisions of Maryland law and of our articles of incorporation and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our amended and restated articles of incorporation and bylaws, copies of which are available from us upon request. See "Where You Can Find More Information."

Number of directors; vacancies

Our bylaws and articles of incorporation provide that the number of our directors may be established by our board of directors but may not be more than 15. Our bylaws currently provide that any vacancy may be filled only by a majority of the remaining directors. Our articles of incorporation also provides that, at such time as we have at least three independent directors and a class of our common stock or preferred shares is registered under the Exchange Act, we elect to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on our board of directors. Accordingly, at such time, except as may be provided by our board of directors in setting the terms of any class or series of shares, any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum and any individual elected to fill such vacancy will serve for the remainder of the full term of the class in which the vacancy occurred, and until a successor is duly elected and qualifies.

Each of our directors will be elected by our stockholders to serve the applicable term of the class to which he or she was elected, pursuant to our classified board provisions, and until his or her successor is duly elected and qualifies. A plurality of all votes cast on the matter at a meeting of stockholders at which a quorum is present is sufficient to elect a director. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting constitutes a quorum.

Removal of directors

Our articles of incorporation and bylaws provide that, subject to the rights of holders of any series of preferred shares and except as indicated below, a director may be removed only for "cause," and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. For this purpose, "cause" means, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. These provisions, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, generally precludes stockholders from (i) removing incumbent directors except for "cause" and with a substantial affirmative vote and (ii) filling the vacancies created by such removal with their own nominees.

Business combinations

Under certain provisions of the MGCL, certain "business combinations," including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and an "interested stockholder" or, generally, any person who beneficially owns 10% or more of the voting power of the corporation's outstanding voting shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the corporation, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. Under the MGCL, a person is not an "interested stockholder" if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation's board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any other person from these provisions of the MGCL, provided that the business combination is first approved by our board of directors and, consequently, the five year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, any person may be able to enter into business combinations with us that may not be in the best interests of our stockholders without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control share acquisitions

The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding common stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. "Control shares" are voting shares which, if aggregated with all other such shares owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquirer is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders' meeting.

If voting rights are not approved at the meeting or if the acquirer does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders' meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its articles of incorporation or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the articles of incorporation or bylaws, to any or all of five provisions:

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a classified board;

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a two-thirds vote requirement for removing a director;

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a requirement that the number of directors be fixed only by vote of the directors;

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a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

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a majority requirement for the calling of a special meeting of stockholders.

Our articles of incorporation provide that, at such time as we are eligible to make a Subtitle 8 election, we elect to be subject to the provision of Subtitle 8 that requires that vacancies on our board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our articles of incorporation and bylaws unrelated to Subtitle 8, we already (1) have a classified board, (2) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board, which removal will be allowed only for cause, (3) vest in the board the exclusive power to fix the number of directorships, (4) require that a vacancy on the board be filled only by the remaining directors and (5) require, unless called by our chairman, chief executive officer, president or the board of directors, the request of stockholders entitled to cast not less than a majority of the votes entitled to be cast at such meeting to call a special meeting of stockholders.

Meetings of stockholders

Pursuant to our bylaws, a meeting of our stockholders for the purpose of the election of directors and the transaction of any business will be held annually after the delivery of our annual report on a date and at the time and place set by our board of directors. In addition, our chairman, chief executive officer, president or board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders will also be called by our secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting accompanied by the information required by our bylaws.

Mergers; extraordinary transactions

Under the MGCL, a Maryland corporation generally cannot merge with another entity unless advised by its board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust's articles of incorporation. Our articles of incorporation provide that these mergers may be approved by a majority of all of the votes entitled to be cast on the matter. Our articles of incorporation also provides that we may sell or transfer all or substantially all of our assets if approved by our board of directors and by the affirmative vote of a majority of all the votes entitled to be cast on the matter. However, many of our operating assets will be held by our subsidiaries, and these subsidiaries may be able to sell all or substantially all of their assets or merge with another entity without the approval of our stockholders.

Amendment to our articles of incorporation and bylaws

Under the MGCL, a Maryland corporation generally cannot amend its articles of incorporation unless advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a different percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust's articles of incorporation.

Except for amendments to the provisions of our articles of incorporation related to the removal of directors and the vote required to amend the provision regarding amendments to the removal provisions itself (each of which require the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter) and certain amendments described in our articles of incorporation that require only approval by our board of directors, our articles of incorporation may be amended only with the approval of our board of directors and the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Our dissolution

Our articles of incorporation provide for us to have a perpetual existence. Our dissolution must be approved by a majority of our entire board of directors and the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Advance notice of director nominations and new business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors at an annual meeting and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder of record who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws. Our bylaws currently require the stockholder generally to provide notice to the secretary containing the information required by our bylaws not less than 120 days nor more than 150 days prior to the first anniversary of the date of our proxy statement for the solicitation of proxies for election of directors at the preceding year's annual meeting (or, if we did not mail a proxy statement for the preceding year's annual meeting, the date of the notice of the preceding year's annual meeting).

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that our board of directors has determined that directors will be elected at such meeting, by a stockholder of record who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws. Such stockholder may nominate one or more individuals, as the case may be, for election as a director if the stockholder's notice containing the information required by our bylaws is delivered to the secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., eastern time, on the later of (1) the 90th day prior to such special meeting or (2) the tenth day following the day on which public announcement is first made of the date of the special meeting and the nominees of our board of directors to be elected at the meeting. The stockholder's notice must include the same information required to be included in a notice delivered in connection with an annual meeting as described in the preceding paragraph.

Anti-takeover effect of certain provisions of Maryland law and of our articles of incorporation and bylaws

If the applicable exemption in our bylaws is repealed and the applicable resolution of our board of directors is repealed, the control share acquisition provisions and the business combination provisions of the MGCL, respectively, as well as the provisions in our articles of incorporation and bylaws on removal of directors and filling director vacancies, the provisions in our articles of incorporation regarding the classification of our board and the restrictions on ownership and transfer of common stock, together with the advance notice and stockholder-requested special meeting provisions of our bylaws, alone or in combination, could serve to delay, deter or prevent a transaction or a change in our control that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Indemnification and limitation of directors' and officers' liability

Our articles of incorporation permit us and our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify each of our current and former directors and officers from and against any claim or liability to which such persons may become subject or may incur by reason of his or her service as a director or officer or, at our request, as a director, officer, partner, member, manager or director of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. See "Management—Limitation of Liability and Indemnification." Upon completion of this offering, we expect to enter into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law. See "Certain Relationships and Related Transactions—Indemnification Agreements." Additionally, under the terms of our management agreement, we are obligated to indemnify Angelo, Gordon and its affiliates to the extent provided under such agreements.

REIT qualification

Our articles of incorporation provide that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT.

Shares eligible for future sale

Upon the completion of this offering, we are granting an aggregate of (i)               shares of restricted common stock to our executive officers and other employees of our Manager under our equity incentive plan and (ii)               shares of restricted common stock to our independent directors under our equity incentive plan. See "Management—Director Compensation" and "Management—Incentive Awards," respectively. The restricted common stock to be granted to our executive officers and other employees of our Manager will vest ratably over a         year period, and the restricted common stock to be granted to our independent directors will vest              .

Concurrently with this offering, we will sell to certain affiliates of Angelo, Gordon & Co., L.P. and to certain of our officers, in a separate private placement,         % of our outstanding common stock after giving effect to the common stock issued in this offering, excluding common stock that may be sold pursuant to the underwriters' overallotment option, at a price per share equal to the initial public offering price per share in this offering.

No assurance can be given as to the likelihood that an active trading market for our common stock will develop or be maintained, that any such market will be liquid, that stockholders will be able to sell the common stock when issued or at all or the prices that stockholders may obtain for any of the common stock. No prediction can be made as to the effect, if any, that future issuances of common stock or the availability of common stock for future issuances will have on the market price of our common stock prevailing from time to time. Issuances of substantial amounts of common stock, or the perception that such issuances could occur, may affect adversely the prevailing market price of our common stock. See "Risk Factors—Risks Related to this Offering."

The common stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act unless the shares are held by any of our "affiliates," as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an "affiliate" of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the issuer. All of our common stock held by our affiliates, including our officers and directors, are restricted securities as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered under the securities laws or if they qualify for an exemption from registration under Rule 144, as described below.

Rule 144

In general, Rule 144 provides that if (i) one year has elapsed since the date of acquisition of common stock from us or any of our affiliates and (ii) the holder is not, and has not been, an affiliate of ours at any time during the three months preceding the proposed sale, such holder may sell such common stock in the public market under Rule 144(b)(1) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements under such rule. In general, Rule 144 also provides that if (i) six months have elapsed since the date of acquisition of common stock from us or any of our affiliates, (ii) we have been a reporting company under the Exchange Act for at least 90 days and (iii) the holder is not, and has not been, an affiliate of ours at any time during the three months preceding the proposed sale, such holder may sell such common stock in the public market under Rule 144(b)(1) subject to satisfaction of Rule 144's public information requirements but without regard to the volume limitations, manner of sale provisions or notice requirements under such rule.

In addition, under Rule 144, if (i) one year (or, subject to us being a reporting company under the Exchange Act for at least the preceding 90 days, six months) has elapsed since the date of acquisition of common stock from us or any of our affiliates and (ii) the holder is, or has been, an affiliate of ours at any time during the three months preceding the proposed sale, such holder may sell such common stock in the public market under Rule 144(b)(1) subject to satisfaction of Rule 144's volume limitations, manner of sale provisions, public information requirements and notice requirements.

Registration rights

We will enter into a registration rights agreement with the purchasers of our common stock in our concurrent private placement pursuant to which we will agree to register the resale of such common stock. We will also grant such purchasers the right to include these shares in any registration statements we may file in connection with any future public offerings, subject to the terms of the lockup arrangements described herein and subject to the right of the underwriters of those offerings to reduce the total number of secondary shares included in those offerings (with such reductions to be proportionately allocated among the selling stockholders participating in those offerings).

Following the completion of this offering, we intend to file a registration statement on Form S-8 to register the total number of common stock that may be issued under our equity incentive plan, including the restricted common stock to be granted to our executive officers, other employees of our Manager and our independent directors upon the completion of this offering.

Lockup agreements

Our directors, director nominees and executive officers have entered into lockup agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 180 days after the date of this prospectus, may not, without the prior written consent of J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock. Notwithstanding the foregoing, if

(1) during the last 17 days of the 180-day restricted period, we issue an earnings release or material news or a material event relating to our Company occurs; or (2) prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Purchasers of our common stock in our concurrent private placement (including certain of our directors, executive officers and affiliates of Angelo, Gordon) have entered into lockup agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of                           after the date of this prospectus, may not, without the prior written consent of J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock. Notwithstanding the foregoing, if (1) during the last                           of the                           restricted period, we issue an earnings release or material news or a material event relating to our Company occurs; or (2) prior to the expiration of the                           restricted period, we announce that we will release earnings results during the                           period beginning on the last day of the                           period, the restrictions described above shall continue to apply until the expiration of the                           period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

U.S. federal income tax considerations

General

The following is a summary of the material U.S. federal income tax consequences of our election to qualify as a REIT and an investment in our common stock. McDermott Will & Emery LLP has acted as our tax counsel and has reviewed this summary. For purposes of this section under the heading "U.S. Federal Income Tax Considerations," references to "we," "our," "us" and "our Company" mean only AG Financial Investment Trust, Inc. and not its subsidiaries or other lower tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus. This summary is also based upon the assumption that our operation and the operation of our subsidiaries and affiliated entities will be in accordance with our articles of incorporation or our subsidiaries' respective organizational documents, as the case may be. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

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depository institutions;

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insurance companies;

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broker dealers;

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regulated investment companies;

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holders who receive our common stock through the exercise of employee share options or otherwise as compensation;

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persons holding our common stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

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persons subject to the alternative minimum tax;

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partnerships and trusts;

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persons who hold our common stock on behalf of another person as nominee; and, except to the extent discussed below:

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tax exempt organizations; and

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persons (other than non-U.S. holders, as defined below) whose functional currency is not the U.S. dollar.

This summary assumes that investors will hold our common stock as a capital asset, which generally means as property held for investment.

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder holding our common stock will depend on the stockholder's particular tax circumstances. For example, a stockholder that is a partnership or trust which has issued an equity interest to certain types of tax exempt organizations may be subject to a special entity level tax if we make distributions attributable to "excess inclusion income." See "Taxation of Our Company—Taxable Mortgage Pools and Excess Inclusion Income" below. A similar tax may be payable by persons who hold our common stock as nominee on behalf of such a tax exempt organization. You are urged to consult your tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging or otherwise disposing of our common stock.

Taxation of our company

We intend to elect to be taxed as a REIT, commencing with our initial taxable year ending December 31, 2009, upon the filing of our U.S. federal income tax return for such year. We believe that we have been organized in such a manner as to qualify for taxation as a REIT, and we expect to operate in such a manner as to qualify for taxation as a REIT.

McDermott Will & Emery LLP has acted as our tax counsel in connection with our formation and planned election to be taxed as a REIT. In connection with this offering of our common stock, we will receive an opinion of McDermott Will & Emery LLP to the effect that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of McDermott Will & Emery LLP will be based on various assumptions relating to our organization and operation and is conditioned upon fact based representations and covenants made by our management regarding our organization, assets, income and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by McDermott Will & Emery LLP or us that we will so qualify for any particular year. The opinion will be expressed as of the date issued. McDermott Will & Emery LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by McDermott Will & Emery LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that our actual results of operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in general

As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under "Requirements for Qualification—General." While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See "—Failure to Qualify."

If we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that generally results from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level upon a distribution of dividends by the REIT.

The rate at which most domestic stockholders that are individuals, trusts and estates are taxed on corporate dividends is a maximum of 15% (the same as the rate for long term capital gains) for taxable years beginning on or prior to December 31, 2010. With certain exceptions, however, dividends received by our stockholders or from other entities that are taxed as REITs are generally not eligible for such 15% rate, and will be taxed at rates applicable to ordinary income. For example, dividends received by our stockholders would generally be subject to tax at the preferred rates applicable to qualified dividend income to the extent such dividends are attributable to dividends paid by one or more "taxable REIT subsidiaries," or TRS. See "Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions."

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass-through to the stockholders of the REIT, subject to special rules for certain items such as capital gains and qualified dividend income recognized by REITs. See "Taxation of Stockholders."

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

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We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

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The earnings of each TRS we own will be subject to U.S. federal corporate income taxation.

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We may be subject to the "alternative minimum tax" on our items of tax preference, including the limitation on deductions of any net operating losses.

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If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "Prohibited Transactions" and "Foreclosure Property" below.

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If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property," we may thereby avoid a 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

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If we derive "excess inclusion income" from an interest in certain mortgage loan securitization structures (i.e., from a TMP or a residual interest in a Real Estate Mortgage Investment Conduit, or REMIC), we could be subject to corporate level U.S. federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax exempt stockholders known as "disqualified organizations" that are not subject to unrelated business income tax. To the extent that we own a REMIC residual interest or a TMP through a TRS, we will not be subject to this tax directly, but will indirectly bear such tax economically as the stockholder of such a TRS. See "Taxable Mortgage Pools and Excess Inclusion Income" below.

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If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because there is a reasonable cause for the failure and other applicable requirements are met, we may be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with our gross income.

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If we should fail to satisfy the asset or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

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If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts actually distributed, plus (ii) retained amounts on which income tax is paid at the corporate level.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below under "Requirements for Qualification—General."

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A 100% tax may be imposed on transactions between a REIT and a TRS that do not reflect arm's length terms.

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If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten year period following their acquisition from the subchapter C corporation.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our and their assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for qualification—general

The Internal Revenue Code defines a REIT as a corporation, trust or association:

 (i)  that is managed by one or more trustees or directors;

 (ii)  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(iii)  that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(iv)  that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

 (v)  the beneficial ownership of which is held by 100 or more persons;

(vi)  in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Internal Revenue Code to include specified tax exempt entities); and

(vii)  which meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (i) through (iv) must be met during the entire taxable year, and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (v) and (vi) need not be met during an entity's initial tax year as a REIT (i.e., 2009 in our case). Our articles of incorporation provide restrictions regarding the ownership and transfers of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (v) and (vi) above.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include the dividends paid by us in their gross income). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record keeping requirements could subject us to monetary penalties. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, an entity generally may not elect to become a REIT unless its taxable year is the calendar year. We intend to adopt December 31 as our year end, and thereby satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under "Income Tests," in cases in which a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see "Asset Tests" below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if available, the amount of any resultant penalty tax could be substantial.

Effect of subsidiary entities

Ownership of partnership interests and disregarded entities.    In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets, and to earn its proportionate share of the partnership's income, for purposes of the asset and gross income tests applicable to REITs, as described below. A REIT's proportionate share of a partnership's assets and income is based on the REIT's capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership's assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT.

If a REIT owns a corporate subsidiary that is a qualified REIT subsidiary, that subsidiary is generally disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, as described below, that is wholly owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities that are wholly owned by a REIT, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—or is classified as a TRS, the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation unless it is a TRS or a qualified REIT subsidiary. See "Asset Tests" and "Income Tests."

Taxable REIT subsidiaries.    A REIT, in general, may jointly elect with subsidiary corporations, whether or not wholly owned, to treat the subsidiary corporation as a TRS. A REIT generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless the corporation elects to be a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such a TRS would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to our stockholders.

A parent REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the parent REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent's compliance with the REIT requirements, such entities may be used by the parent REIT to indirectly undertake activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees).

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct its net interest expense in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS's adjusted taxable income for that year determined without regard to such net interest expense (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS exceeded the amount that would be paid to or deducted by a party in an arm's-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

We intend to hold a significant amount of assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 25% of our assets. In general, we intend that loans that we originate or buy with an intention of selling in a manner that might expose us to a 100% tax on "prohibited transactions" will be originated or sold by a TRS. We anticipate that the TRS through which any such sales are made will be treated as a dealer for federal income tax purposes. As a dealer, the TRS will in general mark all the loans it holds on the last day of each taxable year to their market value, and will recognize ordinary income or loss on such loans with respect to such taxable year as if they had been sold for that value on that day. In addition, such TRS will further elect to be subject to the mark-to-market regime described above in the event that the TRS is properly classified as a "trader" as opposed to a "dealer" for U.S. federal income tax purposes.

The same TRS will also be the entity through which most loan modifications are made. See "—Cash/income, differences/phantom Income". Accordingly, we expect that modified loans held by that TRS will be subject to the same mark to market regime as the other assets of the TRS in determining the taxable income of the TRS each year.

We also expect that some or all of the real property that we may acquire by foreclosure or similar process will be held in one or more TRSs and that any income or gain realized with respect to such real property will be subject to corporate income taxation.

Cash/income, differences/phantom income.    Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

It is expected that we may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectibility rather than current market interest rates, The amount of such discount will nevertheless generally be treated as "market discount" for U.S. federal income tax purposes. Market discount on a debt instrument accrues on the basis of the constant yield to maturity of the debt instrument, and is reported as income when, and to the extent that, any payment of principal of the debt instrument is made. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If that turned out not to be the case, and we eventually collected less on the debt instrument than the amount we paid for it plus the market discount we had previously reported as income, there would be a bad debt deduction available to us at that time. Nevertheless, our ability to benefit from that bad debt deduction would depend on our having taxable income in that later taxable year. REITs may not carry back net operating losses, so this possible "income early, losses later" phenomenon could adversely affect us and our stockholders if it were persistent and in significant amounts.

Many of the MBS that we buy will likely have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the MBS, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and income will be accrued based on the assumption that all future payments due on MBS in question will be made, with consequences similar to those described in the previous paragraph if all payments on the MBS are not made.

In addition, pursuant to our investment strategy, including our involvement in public-private joint ventures with the federal government, or otherwise, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, and would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by our TRS treated as dealer as described in the immediately preceding section of this discussion, such a TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS would recognize a loss at the end of the taxable year in which the modification were made to the extent the fair market value of such debt instrument were less than its principal amount after the modification.

In addition, in the event that any debt instruments or MBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event a borrower with respect to a particular debt instrument acquired by us encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur, whether to private lenders or pursuant to the Legacy Securities Program, to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this "phantom income" is recognized. See "—Annual Distribution Requirements."

Income tests

To qualify as a REIT, we annually must satisfy two gross income requirements. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions" and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans collateralized by real property (including certain types of MBS), "rents from real property," dividends received from other REITs, and gains from the sale of real estate assets, as well as "qualified temporary investment income." "Qualified temporary investment income" includes any income which is (i) attributable to stock or debt instruments, (ii) attributable to the temporary investment of "new capital" (i.e., generally, any amount received by a REIT in exchange for its stock (other than pursuant to a dividend reinvestment plan) or certain public offerings of certain of its debt obligations), and (iii) received or accrued during the one-year period beginning on the date on which the REIT received such capital. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other dividends, interest and gain from the sale or disposition of stock or securities, none of which need have any relation to real property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation is collateralized by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is collateralized by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not collateralized by real property, or is undercollateralized, the income that it generates may nonetheless qualify for purposes of the 95% income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests if the property is not held as inventory or dealer property.

To the extent that a REIT derives interest income from a mortgage loan, or income from the rental of real property (discussed below), where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.

We and our subsidiaries may also invest in REMICs and may invest in other types of ABS, MBS or RMBS. See below under "Asset Tests" for a discussion of the effect of such investments on our qualification as a REIT.

We may invest in agency securities that are pass-through certificates. We expect that the agency securities will be treated either as interests in a grantor trust or as interests in a REMIC for federal income tax purposes and that all interest income from our agency securities will be qualifying income for the 95% gross income test. In the case of agency securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of agency securities treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from agency securities will be qualifying income for purposes of the REIT gross income tests.

As described in "Business—Target Asset Classes" and "Business—Investment Methods," we may purchase Agency RMBS through TBAs and may recognize income or gains from the disposition of those TBAs through dollar roll transactions. See also "Business—Our Financing and Hedging Strategy." There is no direct authority with respect to the qualifications of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. We will not treat these items as qualifying for purposes of the 75% gross income test unless we receive advice from our counsel that such income and gains should be treated as qualifying for purposes of the 75% gross income test. As a result, our ability to enter into TBAs could be limited. Moreover, even if we were to receive advice of counsel as described in the preceding sentence, it is possible that the IRS could assert that such income is not qualifying income. In the event that such income were determined not to be qualifying for the 75% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT if such income when added to any other non-qualifying income exceeded 25% of our gross income.

We may indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such non-REIT dividends will generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from another REIT, however, will be qualifying income in our hands for purposes of both the 95% and 75% income tests.

We may earn income from fees in certain circumstances. Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Any income or gain derived by us or our pass-through subsidiaries from (i) instruments that hedge risks of changes in interest rates, with respect to indebtedness incurred or to be incurred by us or our pass-through subsidiaries in order to acquire or carry "real estate assets" (as described below under "Asset Tests") or (ii) any a transaction primarily entered into to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the either the 95% gross income test or the 75% gross income test will be excluded from gross income for purposes of the 95% gross income test and the 75% gross income test, provided that specified requirements are met, including that the instrument be properly identified as a hedge, along with the risk that it hedges, within prescribed time periods. Income and gain from all other hedging transactions will only be qualifying income for purposes of the 95% and 75% income tests if the hedge meets certain requirements and we elect to integrate it with a specified asset and to treat the integrated position as a synthetic debt instrument. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

To the extent we recognize any foreign currency gain with respect to income that qualifies for purposes of the 75% gross income test, then such foreign currency gain will not constitute gross income for purposes of the 75% and 95% gross income tests. To the extent we recognize any foreign currency gain with respect to income that qualifies for purposes of the 95% gross income test, then such foreign currency gain will not constitute gross income for purposes of the 95% gross income test, but will generally be included in gross income and treated as nonqualifying income for purposes of the 75% gross income test, except to the extent that such foreign currency gain qualifies pursuant to the immediately preceding sentence.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if our failure to meet the gross income tests was due to reasonable cause and not due to willful neglect and we file a schedule of the source of our gross income in accordance with Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under "—Taxation of REITs in General," even where these relief provisions apply, a tax would be imposed based upon the amount by which we fail to satisfy the particular gross income test.

Under The Housing and Economic Recovery Tax Act of 2008, the Secretary of the Treasury has been given broad authority to determine whether particular items of gain or income recognized after July 30, 2008, qualify under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes.

Asset tests

We, at the close of each calendar quarter, must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. Government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some kinds of MBS and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to "straight debt" having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. Fourth, the aggregate value of all securities of TRSs held by a REIT may not exceed 25% of the value of the REIT's total assets.

A significant portion of our assets may be held from time to time in TRSs, and the need to satisfy the requirement that securities held by TRSs not exceed 25% of the value of our assets may require dividends to be distributed by such TRSs to us at times when it may be beneficial to keep such assets in the TRSs. We may, in turn, distribute all or a portion of such dividends to our stockholders, at times when we might not otherwise wish to declare and pay such dividends. See "Annual Distribution Requirements". TRS distributions classified as dividends, however, will generally not constitute "good" income for purposes of the 75% gross income test discussed above. It is possible that we may wish to distribute a dividend from a TRS in order to reduce the value of our TRSs below 25% of our assets, but be unable to do so without violating the requirement that 75% of our gross income in the taxable year be derived from real estate assets. Although there are other measures we can take in such circumstances in order to remain in compliance, there can be no assurance that we will be able to comply with both of these tests in all market conditions.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, a REIT is treated as owning its share of the underlying assets of a subsidiary partnership, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying mortgage asset, or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non mortgage debt held by us that is issued by another REIT will generally not so qualify (however, debt issued by REITs will not be treated as "securities" for purposes of the 10% value test, as explained below).

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (d) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time period.

If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT's total assets or $10,000,000, and (b) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time period.

Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute "straight debt." A security does not qualify as "straight debt" where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% value test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non governmental entity, (e) any security (including debt securities) issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership's income is of a nature that it would satisfy the 75% gross income test described above under "—Income Tests." In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate interest in that partnership.

We may invest in agency securities that are either pass-through certificates or collateralized mortgage obligations. We expect that the agency securities will be treated either as interests in grantor trusts or as interests in REMICs for federal income tax purposes. In the case of agency securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property. We expect that substantially all of our agency securities treated as interests in grantor trust will qualify as real estate assets.

Any interests in a REMIC held by us or our pass-through subsidiaries will generally qualify as real estate assets, and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC, and its income derived from the interest, qualifies for purposes of the REIT asset and income tests. Where a REIT holds a "residual interest" in a REMIC from which it derives "excess inclusion income," the REIT will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though the income may not be received in cash by the REIT. To the extent that distributed excess inclusion income is allocable to a stockholder, the income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction of any otherwise applicable income tax treaty, to the extent allocable to foreign stockholders. Moreover, any excess inclusion income received by a REIT that is allocable to specified categories of tax exempt investors which are not subject to unrelated business income tax, such as government entities, will be subject to corporate level income tax in the REIT's hands, whether or not it is distributed. See "—Taxable Mortgage Pools and Excess Inclusion Income."

As described in "Business—Our Financing and Hedging Strategy," we may purchase Agency RMBS through TBAs. There is no direct authority with respect to the qualification of TBAs as real estate assets or Government securities for purposes of the 75% asset test and we will not treat TBAs as such unless we receive advice of our counsel that TBAs should be treated as qualifying assets for purposes of the 75% asset test. As a result, our ability to purchase TBAs could be limited. Moreover, even if we were to receive advice of counsel as described in the preceding sentence, it is possible that the IRS could assert that TBAs are not qualifying assets in which case we could be subject to a penalty tax or fail to qualify as a REIT if such assets, when combined with other non-real estate assets exceeds 25% of our gross assets.

We may enter into sale and repurchase agreements under which we would nominally sell certain of our Agency RMBS to a counterparty and simultaneously enter into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. We believe that we would be treated for REIT asset and income test purposes as the owner of the Agency RMBS that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the Agency RMBS during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. No independent appraisals will be obtained, however, to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers cause a violation of the REIT asset tests.

Annual distribution requirements

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)   the sum of

  (1)   90% of our "REIT ordinary taxable income," computed without regard to our net capital gains and the deduction for dividends paid, and

  (2)   90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b)   the sum of specified items of non-cash income.

These distributions generally must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. For distributions to be counted for this purpose, and to give rise to a tax deduction by us, they must not be

"preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class, and is in accordance with the preferences among different classes of shares as set forth in the REIT's organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our "REIT ordinary taxable income," as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long term capital gains in income, and to receive a corresponding credit for their share of the tax paid by us. Stockholders would then increase the adjusted basis of their common stock by the difference between the designated amounts of capital gains from us that they include in their taxable income, and the tax paid on their behalf by us with respect to that income.

To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Any distributions made with respect to such tax years into which net operating losses have been carried forward from prior tax years will nevertheless be taxable as dividends to the extent of current earnings or profits for such tax year.

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which we have paid corporate income tax.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries, and (b) the inclusion of items in income by us for U.S. federal income tax purposes. This may be especially an issue with respect to our investments in distressed or modified debt instruments or our participation in the Legacy Securities Program or other similar programs with the federal government. See "—Effect of Subsidiary Entities—Cash/Income Differences/Phantom Income." In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long term, borrowings, or to make distributions in the form of our shares or taxable in kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to qualify

If we fail to satisfy one or more requirements for REIT qualification during our 2009 or subsequent taxable years, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described above under "Income Tests" and "Asset Tests."

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we are not a REIT would not be deductible by us, nor would they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates (through taxable years beginning on or before December 31, 2010), and, subject to limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the taxable year during which qualification was lost. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited transactions

Net income derived by a REIT from a prohibited transaction is subject to a 100% tax. Any foreign currency gain (as defined in Section 988(b)(1) of the Internal Revenue Code) and any foreign currency loss (as defined in Section 988(b)(2) of the Internal Revenue Code) in connection with a prohibited transaction will be taken into account in determining the amount of income subject to the 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of our business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the particular facts and circumstances. No assurance can be given that any property sold by us will not be treated as property held for sale to customers, or that we can comply with certain safe harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. Therefore, in order to avoid the prohibited transactions tax, we intend to engage in certain sales of loans and other activities that could potentially give rise to income from a prohibited transaction through a TRS and not at the REIT level.

Foreclosure property

Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as the result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and collateralized by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. To the extent that we receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Taxable mortgage pools and excess inclusion income

An entity, or a portion of an entity, may be classified as a TMP under the Internal Revenue Code if (i) substantially all of its assets consist of debt obligations or interests in debt obligations, (ii) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates, (iii) the entity has issued debt obligations (liabilities) that have two or more maturities, and (iv) the payments required to be made by the entity on its debt obligations (liabilities) "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets. Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. We may enter into transactions that could result in us or a portion of our assets being treated as a TMP for U.S. federal income tax purposes. Specifically, we may securitize our assets and such securitizations will likely result in us owning interests in a TMP.

If a REIT owns, directly or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes 100% of the equity interests in the TMP, the TMP will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would generally, except as described below, be limited to the REIT's stockholders.

If such a subsidiary REIT owns less than 100% of the ownership interests in a subsidiary that is a TMP, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would be subject to corporate income tax. In addition, this characterization would alter the REIT income and asset test calculations of such a subsidiary REIT and could adversely affect such REIT's compliance with those requirements, which, in turn, could affect our compliance with the REIT requirements. We do not expect that we would form any subsidiary that would become a TMP, in which we own some, but less than all, of the ownership interests, and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT. If a subsidiary REIT through which we held TMP securitizations were to fail to qualify as a REIT, our TMP securitizations will be treated as separate taxable corporations for U.S. federal income tax purposes that could not be included in any consolidated corporate tax return.

The Treasury Department has not yet issued regulations to govern the treatment of stockholders of a REIT, a portion of which is a TMP, as described below. A portion of the REIT's income from the TMP arrangement, which might be non-cash accrued income, could be treated as "excess inclusion income."

The REIT's excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, would be allocated among its stockholders. A stockholder's share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. See "—Taxation of Stockholders." Under recently issued IRS guidance, to the extent that excess inclusion income is allocated from a TMP to a tax exempt stockholder of a REIT that is not subject to unrelated business income tax (such as government entities), the REIT will be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholder by the amount of such tax paid by the REIT attributable to such stockholder's ownership. Treasury Regulations provide that such a reduction in distributions would not give rise to a preferential dividend that could adversely affect the REIT's compliance with its distribution requirements. See "—Annual Distribution Requirements." Our articles of incorporation contemplates that any tax imposed on us in these circumstances may to the extent feasible reduce distributions to the stockholder whose status caused that tax to be imposed, or we may bear such tax as a general corporate expense.

The manner in which excess inclusion income is calculated is not clear under current law. As required by IRS guidance, we intend to make such determinations based on what we believe to be a reasonable method. However, there can be no assurance that the IRS will not challenge our method of making any such determinations. If the IRS were to disagree with any such determinations made or with the method used by us, the amount of any excess inclusion income required to be taken into account by one or more stockholders (as described above) could be significantly increased. Tax exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

Taxation of stockholders

Taxation of taxable domestic stockholders

Distributions.    Provided that we qualify as a REIT, distributions made to our taxable domestic stockholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. With certain exceptions, dividends received from REITs are not eligible for taxation at the preferential income tax rates

(15% maximum U.S. federal income tax rate through taxable years beginning on or before December 31, 2010) for qualified dividends received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to (i) income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax), (ii) dividends received by the REIT from TRSs or other taxable C corporations, or (iii) income in the prior taxable year from the sales of "built in gain" property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions from us that are designated as capital gain dividends will generally be taxed to stockholders as long term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder has held its shares. A similar treatment will apply to long term capital gains retained by us, to the extent that we elect the application of provisions of the Internal Revenue Code that treat stockholders of a REIT as having received, for U.S. federal income tax purposes, undistributed capital gains of the REIT, while passing through to stockholders a corresponding credit for taxes paid by the REIT on such retained capital gains. See "Taxation of Our Company—Annual Distribution Requirements." Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long term capital gains are generally taxable at maximum U.S. federal rates of 15% (through taxable years beginning on or before December 31, 2010) in the case of stockholders who are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's shares in respect of which the distributions were made, but rather, will reduce the adjusted basis of these shares. To the extent that such distributions exceed the adjusted basis of a stockholder's shares, they will be included in income as long term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

To the extent that a REIT has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See "Taxation of Our Company—Annual Distribution Requirements." Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources. In addition, any distributions made with respect to such tax years into which net operating losses have been carried forward from prior tax years will nevertheless be taxable as dividends to the extent of current earnings or profits for such tax year.

If excess inclusion income from a TMP or REMIC residual interest is allocated to any of our stockholders, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See "Taxation of Our Company—Taxable Mortgage Pools and Excess Inclusion Income."

Dispositions of our shares.    In general, a stockholder must treat any gain or loss recognized upon a sale or other disposition of our shares as capital gain or loss. Any capital gains recognized by individuals, trusts and estates upon the sale or disposition of our shares generally will be treated as long term capital gains and will be subject to a maximum U.S. federal income tax rate of 15% (through taxable years beginning on or before December 31, 2010) if the shares are held for more than one year, and will be treated as short-term capital gains taxed at ordinary income rates if the shares are held for one year or less. Gains recognized by stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long term capital gains. Capital losses recognized by a stockholder upon the disposition of our shares held for more than one year at the time of disposition will be considered long term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our shares by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our shares or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury Regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards "tax shelters," they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You are encouraged to consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our shares or securities, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants (including their advisors) in the transactions involving us might be subject to disclosure or other requirements pursuant to these regulations.

Information reporting and backup withholding.    We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, you may be subject to backup withholding at a current rate of 28% with respect to distributions unless you:

(a)   are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or

(b)   provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules.

Any amount paid as backup withholding will be creditable against your income tax liability.

Taxation of foreign stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our shares applicable to non-U.S. holders of our shares. A "non-U.S. holder" is any person other than:

(a)   a citizen or resident of the U.S.;

(b)   a corporation or partnership created or organized under the laws of the U.S., or of any state thereof, or the District of Columbia;

(c)    an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

(d)   a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

In general.    For most foreign investors, investment in a REIT that invests principally in mortgage loans and mortgage-backed securities is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Internal Revenue Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the United States.

Ordinary dividends.    The portion of distributions received by non-U.S. holders payable out of our earnings and profits which are not attributable to our capital gains and which are not effectively connected with a U.S. trade or business of the non-U.S. holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates are not available to the extent that income is attributable to our excess inclusion income allocable to the foreign stockholder. See "Taxation of Our Company—Taxable Mortgage Pools and Excess Inclusion Income."

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common stock. In cases where the dividend income from a non-U.S. holder's investment in our common stock is, or is treated as, effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends, such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder, and the income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-dividend distributions.    Unless our common stock constitute a U.S. real property interest, or a USRPI, which we do not anticipate, distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. However, if, contrary to our expectation, our common stock constitute a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the stockholder's basis in our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder's share of our earnings and profits.

Capital gain dividends.    Under FIRPTA, a distribution made by us to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether the distribution is designated as a capital gain dividend. See above under "—Ordinary Dividends" for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the maximum amount of capital gain dividends that we could have designated in a taxable year, to the extent such capital gain dividends would be attributable to USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. However, a distribution is not a USRPI capital gain if the underlying asset that was sold represented an interest held by us solely as a creditor, which is likely to be the case for a substantial majority of our assets. Capital gain dividends received by a non-U.S. holder from a REIT that are attributable to dispositions by that REIT of assets other than USRPIs are not subject to U.S. income or withholding tax, unless (i) the gain is effectively connected with the non-U.S. holder's U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (ii) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S., in which case the non-U.S. holder will incur a 30% tax on his, her or its capital gains.

Notwithstanding the foregoing, capital gain dividends attributable to USRPI capital gains paid by us to non-U.S. holders are not subject to FIRPTA (and are generally treated the same as an ordinary dividend from us (see "Ordinary Dividends")) if the capital gain dividends are paid with respect to a class of our shares that is regularly traded on an established securities market in the U.S., as long as the non-U.S. holder has not owned more than 5% of such class of shares at any time during the one year period ending on the date such dividend is received. However, there can be no assurance that our common stock will ever be regularly traded on an established securities market within the meaning of this provision.

Dispositions of our common stock.    Unless our common stock constitute a USRPI, which we do not anticipate, a sale of the shares by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our shares will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property held solely as a creditor. We expect that most of our assets throughout any relevant testing period will not be real property, but instead will constitute debt instruments, or securities treated as debt instruments, and stock in TRSs.

Even if, contrary to our expectations, the foregoing test is not met, our common stock nonetheless will not constitute a USRPI if we are a "domestically controlled qualified investment entity." A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We also expect for the reason given above in "—In General" that we will be a domestically controlled qualified investment entity and, therefore, that the gain on the sale of our common stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we will be a domestically controlled qualified investment entity.

If our common stock constitute a USRPI and we do not constitute a domestically controlled qualified investment entity, but our common stock become "regularly traded," as defined by applicable Treasury Regulations, on an established securities market, a non-U.S. holder's sale of common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of our outstanding common stock at all times during a specified testing period.

If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non resident alien individuals, and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. holder in two cases: (a) if the non-U.S. holder's investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

Estate Tax. Our common stock owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the U.S. at the time of death will be includable in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Taxation of tax exempt stockholders

Tax exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax exempt entity do not constitute UBTI. Based on that ruling, and provided that (i) a tax exempt stockholder has not held our common stock as "debt financed property" within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax exempt stockholder), and (ii) our common stock are not otherwise used in an unrelated trade or business, distributions from us and income from the sale of our common stock generally should not give rise to UBTI to a tax exempt stockholder except as described in the following paragraph.

To the extent, however, that we (or a part of us, or a disregarded subsidiary of ours) are a TMP, or if we hold residual interests in a REMIC, a portion of the dividends paid to a tax exempt stockholder that is allocable to excess inclusion income will be subject to tax as UBTI. If, however, excess inclusion income is allocable to some categories of tax exempt stockholders that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case and to the extent feasible, may reduce the amount of distributions to those stockholders whose ownership gave rise to the tax or we may bear such tax as a general corporate expense. See "Taxation of Our Company—Taxable Mortgage Pools and Excess Inclusion Income." As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Tax exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our common stock could be required to treat a percentage of the dividends from us as UBTI if we are a "pension held REIT." We will not be a pension held REIT unless we are required to "look through" one or more pension trust stockholders in order to satisfy the REIT closely held rules and either (A) one pension trust owns more than 25% of the value of our common stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our common stock, collectively owns more than 50% of such shares. Certain restrictions on ownership and transfer of our common stock should generally prevent a tax exempt entity from owning more than 10% of the value of our common stock, or us from becoming a pension held REIT.

Tax exempt stockholders are urged to consult their tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our common stock.

Other tax considerations

Tax aspects of our investments in partnerships

We may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes. In general, partnerships and limited liability companies are "pass-through" entities which are not subject to U.S. federal income tax. Rather, partners and members are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership or limited liability company, and are potentially subject to tax thereon, without regard to whether the partners or members receive a distribution from the partnership or limited liability company. We will include our proportionate share of the foregoing items of the partnerships and limited liability companies we hold an interest in for purposes of the various REIT income tests and in the computation of our REIT taxable income. See "Taxation of Our Company—Income Tests." Any resultant increase in our REIT taxable income will increase our distribution requirements (see "Taxation of Our Company—Annual Distribution Requirements"), but will not be subject to U.S. federal income tax in our hands provided that the income is distributed by us to our shareholders. Moreover, for purposes of the REIT asset tests (see "Taxation of Our Company—Asset Tests"), we will include our proportionate share of assets held by such partnerships and limited liability companies.

In addition, it is generally expected that Legacy Loan PPIFs or Legacy Securities PPIFs will be structured as limited partnerships or limited liability companies that are taxable as partnerships for U.S. federal income tax purposes. Assuming this is the case, it is anticipated that the rules described in "Effect of Subsidiary Entities" and the following paragraph will apply to any investments we make in such entities. As described above, however, the terms and conditions of the PPIP have not been finalized. See "Risk Factors—Risks Related to U.S. Government Programs." Accordingly, it is possible that Legacy Loan PPIFs or Legacy Securities PPIFs will not be treated as partnerships for U.S. federal income tax purposes, in which case different rules will apply to our investments in such entities. See generally "Effect of Subsidiary Entities."

Classification as partnerships

In order for a partnership or limited liability company to be classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity has only one owner or member), it must not be taxable as a corporation or an association taxable as a corporation for U.S. federal income tax purposes. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

•
is treated as a partnership under the Treasury Regulations relating to entity classification (the "check the box regulations"); and

•
is not a "publicly traded" partnership.

Under the check the box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be treated as a partnership for U.S. federal income tax purposes. We intend that any partnership or limited liability company in which we hold an interest will be classified as a partnership for U.S. federal income tax purposes (or else a disregarded entity where there are not at least two separate beneficial owners).

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or a substantial equivalent). A publicly traded partnership is generally treated as a corporation for U.S. federal income tax purposes, but will not be so treated for any taxable year for which at least 90% of the partnership's gross income consists of specified passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the "90% passive income exception"). We have not requested, and do not intend to request, a ruling from the IRS that any partnership or limited liability company in which we hold an interest will be classified as partnerships that are not taxable as corporations for U.S. federal income tax purposes. If for any reason any partnership or limited liability company in which we hold an interest were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we might not qualify as a REIT. See "Taxation of Our Company—Income Tests," "Taxation of Our Company—Asset Tests" and "Taxation of Our Company—Failure to Qualify." In addition, any change in a partnership's status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See "Taxation of Our Company—Annual Distribution Requirements." Further, items of income and deduction of such partnership would not pass-through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such partnership's taxable income.

Tax allocations with respect to partnership properties

Under the Internal Revenue Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes so that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "book-tax difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury Regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to a contribution that we make to any subsidiary partnerships of the cash proceeds received in offerings of our stock. As a result, the partners of our subsidiary partnerships, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership's properties than would be the case if all of the partnership's assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

Legislative or other actions affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

State, local and foreign taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of us and our stockholders may not conform to the U.S. federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes incurred by us do not pass-through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors are encouraged to consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common stock or other securities.

ERISA considerations

A Plan fiduciary should consider the fiduciary standards under ERISA in the context of the Plan's particular circumstances before authorizing an investment of a portion of such Plan's assets in the shares of our common stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Internal Revenue Code, prohibit a wide range of transactions involving the assets of the Plan and "parties in interest" and/or "disqualified persons." Thus, a Plan fiduciary considering an investment in the shares of our common stock also should consider whether the acquisition or the continued holding of the shares of our common stock might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption issued by the Department of Labor, or the DOL.

Certain affiliates of our Manager, Angelo, Gordon, and/or the underwriters may be fiduciaries, "parties in interest," or "disqualified persons" with respect to a number of Plans. Accordingly, investment in shares of our common stock by a Plan that has such a relationship could be deemed to constitute a prohibited transaction under Title I of ERISA or Section 4975 of the Internal Revenue Code. Such transactions may, however, be subject to one or more statutory or administrative exemptions, such as: Section 408(b)(17) of ERISA, which exempts certain transactions with non-fiduciary service providers; PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 75-1, which exempts certain transactions involving a Plan and certain members of an underwriting syndicate; or another available exemption. Such exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with a Plan's investment in shares of our common stock. If a purchase were to result in a non-exempt prohibited transaction, such purchase may have to be rescinded.

Under ERISA, if a Plan acquires an "equity interest" in an entity, such a Plan's assets may be deemed to include an interest in the underlying assets of that entity. In that event, the operations of such entity could be deemed to constitute a prohibited transaction under ERISA and Section 4975 the Internal Revenue Code. If, however, a Plan acquires a publicly offered security, the issuer of such security is not deemed to hold the assets of a Plan for purposes of ERISA or the Internal Revenue Code. The Plan Asset Rules define a publicly offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under 12(b) or 12(g) of the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The shares of common stock are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

The Plan Asset Rules provided that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company expects the common stock to be "widely held" upon completion of the initial public offering.

The Plan Asset Rules provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Asset Rules further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are "freely transferable." We believe that the restrictions imposed under our charter on the transfer of our common stock are limited to the restrictions on transfer generally permitted under the Plan Asset Rules are not likely to result in the failure of common stock to be "freely transferable." The Plan Asset Rules only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

Assuming that the common stock will be "widely held" and freely transferable," we believe that our common stock will be publicly offered securities for purposes of the Plan Asset Rules and that our assets will not be deemed to be "plan assets" of any Plan that invests in our common stock.

If the shares of our common stock fail to meet the criteria of "publicly offered securities" under the Plan Asset Rules, and if "benefit plan investors," as that term is defined in ERISA, hold twenty-five percent (25%) or more of any class of our equity interests, our assets may be deemed to include the assets of any Plan that is a purchaser of shares of our common stock. In that event, transactions between us or involving our assets and "parties in interest" or "disqualified persons" with respect to such a Plan might be prohibited under ERISA and Section 4975 of the Internal Revenue Code unless a statutory or administrative exemption exists and all conditions for such exemptive relief are satisfied. However, there is no assurance that such an exemption or any other exemption would apply, even if all of the conditions specified therein were satisfied.

Each holder of our common stock will be deemed to have represented and agreed that its purchase and holding of such common stock (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

Underwriting

We are offering the shares of common stock described in this prospectus through a number of underwriters. J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC are acting as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Name	Number of shares

J.P. Morgan Securities Inc.
Wells Fargo Securities, LLC

Total

The underwriters are committed to purchase all the common shares offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the common shares directly to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $                  per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $                  per share from the initial public offering price. After the initial public offering of the shares, the offering price and other selling terms may be changed by the underwriters. The representatives have advised us that the underwriters do not intend to confirm discretionary sales in excess of 5% of the common shares offered in this offering.

The underwriters have an option to buy up to                  additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus to exercise this over-allotment option. If any shares are purchased with this over-allotment option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $                   per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

	Without over-allotment exercise	With full over-allotment exercise

Per Share	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $                  .

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC for a period of 180 days after the date of this prospectus, other than the shares of our common stock to be sold hereunder. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, we issue an earnings release or material news or a material event relating to our Company occurs; or (2) prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event

Our directors, director nominees and executive officers have entered into lockup agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 180 days after the date of this prospectus, may not, without the prior written consent of J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, we issue an earnings release or material news or a material event relating to our Company occurs; or (2) prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Purchasers of our common stock in our concurrent private placement (including certain of our directors, executive officers and affiliates of Angelo, Gordon) have entered into lockup agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of                           after the date of this prospectus, may not, without the prior written consent of J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock. Notwithstanding the foregoing, if (1) during the last                            of the                           restricted period, we issue an earnings release or material news or a material event relating to our Company occurs; or (2) prior to the expiration of the                            restricted period, we announce that we will release earnings results during the                           period beginning on the last day of the                           period, the restrictions described above shall continue to apply until the expiration of the                           period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

We will apply to have our common stock approved for listing on the New York Stock Exchange.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than the underwriters' over-allotment option referred to above, or may be "naked" shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the over-allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

Prior to this offering, there has been no public market for our common stock. The initial public offering price will be determined by negotiations between us and the representatives of the underwriters. In determining the initial public offering price, we and the representatives of the underwriters expect to consider a number of factors including:

•
the information set forth in this prospectus and otherwise available to the representatives;

•
our prospects and the history and prospects for the industry in which we compete;

•
an assessment of our management;

•
our prospects for future earnings;

•
the general condition of the securities markets at the time of this offering;

•
the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•
other factors deemed relevant by the underwriters and us.

Neither we nor the underwriters can assure investors that an active trading market will develop for our common shares, or that the shares will trade in the public market at or above the initial public offering price.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Each of the underwriters may arrange to sell common shares offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so. In that regard, Wells Fargo Securities, LLC may arrange to sell shares in certain jurisdictions through an affiliate, Wachovia Securities International Limited, or WSIL. WSIL is a wholly-owned indirect subsidiary of Wells Fargo & Company and an affiliate of Wells Fargo Securities, LLC. WSIL is a U.K. incorporated investment firm regulated by the Financial Services Authority. Wells Fargo Securities is the trade name for certain corporate and investment banking services of Wells Fargo & Company and its affiliates, including Wells Fargo Securities, LLC and WSIL.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), from and including the date on which the European Union Prospectus Directive (the "EU Prospectus Directive") is implemented in that Relevant Member State (the "Relevant Implementation Date") an offer of securities described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant

Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

•
to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•
to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the book-running manager(s) for any such offer; or

•
in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The prospectus (including any amendment, supplement or replacement thereto) have not been prepared in connection with the offering of our securities that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no security has been offered or sold and will be offered or sold, directly or indirectly, to the public in France except to permitted investors, or Permitted Investors, consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or corporate investors meeting one of the four criteria provided in article D. 341-1 of the French Code Monétaire et Financier and belonging to a limited circle of investors (cercle restreint d'investisseurs) acting for their own account, with "qualified investors" and "limited circle of investors" having the meaning ascribed to them in Article L. 411-2, D. 411-1, D. 411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Code Monétaire et Financier; none of this prospectus or any other materials related to the offer or information contained therein relating to our securities has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any securities acquired by any Permitted Investors may be made only as provided by articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

Our securities may not and will not be publicly offered, distributed or re-distributed on a professional basis in or from Switzerland, and neither this prospectus nor any other solicitation for investments in our securities may be communicated or distributed in Switzerland in any way that could constitute a public offering within the meaning of articles 652a or 1156 of the Swiss

Federal Code of Obligations or of Article 2 of the Federal Act on Investment Funds of March 18, 1994. This prospectus may not be copied, reproduced, distributed or passed on to others without the underwriters' and agents' prior written consent. This prospectus is not a prospectus within the meaning of Articles 1156 and 652a of the Swiss Code of Obligations or a listing prospectus according to article 32 of the Listing Rules of the Swiss exchange and may not comply with the information standards required thereunder. We will not apply for a listing of our securities on any Swiss stock exchange or other Swiss regulated market and this prospectus may not comply with the information required under the relevant listing rules. The securities have not been and will not be approved by any Swiss regulatory authority. The securities have not been and will not be registered with or supervised by the Swiss Federal Banking Commission, and have not been and will not be authorized under the Federal Act on Investment Funds of March 18, 1994. The investor protection afforded to acquirers of investment fund certificates by the Federal Act on Investment Funds of March 18, 1994 does not extend to acquirers of our securities.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Legal matters

Certain legal matters relating to this offering will be passed upon for us by McDermott Will & Emery LLP, New York, New York. In addition, the description of U.S. federal income tax consequences contained in the section of the prospectus entitled "U.S. Federal Income Tax Considerations" is based on the opinion of McDermott Will & Emery LLP.             , Baltimore, Maryland, will pass upon the validity of the common stock sold in this offering and certain other matters of Maryland law. The validity of the common stock sold in this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

 Where you can find more information

We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC's website at www.sec.gov.

Upon completion of this offering, we will become subject to the information and reporting requirements of the Exchange Act and will file periodic reports, proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

Index to financial statements

[AUDITED FINANCIAL STATEMENTS TO BE ADDED BY
PRE-EFFECTIVE AMENDMENT TO THIS FORM S-11]

F-1

                      shares

AG Financial Investment Trust, Inc.

Common stock

Prospectus

J.P. Morgan	Wells Fargo Securities

                          , 2009

Until                           , 2009 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II
Information not required in prospectus

Item 31.    Other expenses of issuance and distribution.

The following table shows the fees and expenses, other than underwriting discounts, to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts except the SEC registration fee and the FINRA fee are estimated.

SEC registration fee		$16,740
FINRA filing fee		30,500
NYSE listing fee		*
Legal fees and expenses (including Blue Sky fees)		*
Accounting fees and expenses		*
Printing and engraving expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*

Total	$	*

*
To be filed by amendment.

Item 32.   Sales to special parties.

Not applicable.

Item 33.    Recent sales of unregistered securities.

On July 8, 2009, the registrant issued 100 shares of common stock to AG Funds, L.P. in exchange for $1,000 in cash as its initial capitalization. Such issuance was exempt from the requirements of the Securities Act pursuant to Section 4(2) thereof.

Concurrently with this offering, we will sell to certain affiliates of Angelo, Gordon & Co., L.P. and to certain of our officers, in a separate private placement,       % of our outstanding common stock after giving effect to the common stock issued in this offering, excluding common stock that may be sold pursuant to the underwriters' overallotment option, at a price per share equal to the initial public offering price per share in this offering. Such issuance will be exempt from the requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 34.    Indemnification of directors and officers.

Maryland law permits a Maryland corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and is material to the cause of action. The registrant's articles of incorporation contains such a provision and limits the liability of the registrant's directors and officers to the maximum extent permitted by Maryland law.

The registrant's articles of incorporation authorize it, and its bylaws require it, to the maximum extent permitted by Maryland law, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former director or officer or (ii) any individual who, while serving as the registrant's director or officer and at its request, serves or has served as a director, director, officer, partner, member, manager, employee or agent of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity or capacities. The registrant's articles of incorporation and bylaws also permit the registrant to indemnify and advance expenses to any person who serves any predecessor of the registrant in any of the capacities described above and to any employee or agent of the registrant. The registrant also will enter into indemnification agreements with its directors and executive officers that address similar matters, as described below.

Maryland law permits a Maryland corporation to indemnify and advance expenses to its directors, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either case, a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Upon the completion of this offering, the registrant expects to enter into customary indemnification agreements with each of its directors and executive officers that will obligate the registrant to indemnify them to the maximum extent permitted under Maryland law. The agreements will require the registrant to indemnify the director or officer, or the indemnitee, against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding other than one initiated by or on the registrant's behalf. In addition, the indemnification agreements will require the registrant to indemnify the indemnitee against all amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding that is brought by or on the registrant's behalf. In either case, the indemnitee will not be entitled to indemnification if it is established that one of the prohibitions on indemnification under Maryland law exists.

In addition, the indemnification agreements will require the registrant to advance, without a preliminary determination of the indemnitee's entitlement to indemnification thereunder, reasonable expenses incurred by the indemnitee within ten days of the receipt by the registrant of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

•
a written affirmation of the indemnitee's good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•
a written undertaking by or on behalf of the indemnitee to repay the amount if it is ultimately determined that the standard of conduct was not met.

The indemnification agreement also will provide for procedures for the determination of entitlement to indemnification, including requiring that such determination be made by independent counsel after a change in control of the registrant.

Item 35.    Treatment of proceeds from stock being registered.

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36.    Financial statements and exhibits.

(a)   Financial Statements. See page     for an index to the financial statements included in this registration statement.

(b)   Exhibits. The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit number	Exhibit description

1.1	Form of Underwriting Agreement.*
3.1	Form of Amended and Restated Articles of Incorporation of the Registrant.*
3.2	Form of Bylaws of the Registrant.*
4.1	Specimen Common Share Certificate of the Registrant.*
5.1	Opinion of LLP relating to the legality of the securities being registered.*
8.1	Opinion of McDermott Will & Emery LLP regarding tax matters.*
10.1	Registration Rights Agreement between the Registrant and the purchasers in the concurrent private placement.*
10.3	Form of Management Agreement with Angelo, Gordon.*

$_$_DATA_CELL,1,1,1 $_$_DATA_CELL,1,1,2 $_$_HEAD_CELL,1,2,1,1

Exhibit number	Exhibit description

10.4	AG Financial Investment Trust 2009 Equity Incentive Plan.*
23.1	Consent of LLP (included in Exhibit 5.1).*
23.2	Consent of McDermott Will & Emery LLP (included in Exhibit 8.1)*
99.1	Consent of to be named as a proposed director.*
99.2	Consent of to be named as a proposed director.*
99.3	Consent of to be named as a proposed director.*

*
To be filed by amendment.

Item 37.   Undertakings.

(a)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)   The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)    The undersigned registrant hereby undertakes that:

   (i)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   (ii)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on July 13, 2009.

AG Financial Investment Trust, Inc.
By:	/s/ JONATHAN LIEBERMAN
Jonathan Lieberman President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ KEITH BARKET Keith Barket	Co-Chief Executive Officer (co-principal executive officer)	July 13, 2009
/s/ DAVID ROBERTS David Roberts	Co-Chief Executive Officer (co-principal executive officer)	July 13, 2009
/s/ FRANK STADELMAIER Frank Stadelmaier	Interim Chief Financial Officer (principal financial officer and principal accounting officer)	July 13, 2009

Exhibit index

Exhibit number	Exhibit description

1.1	Form of Underwriting Agreement.*
3.1	Form of Amended and Restated Articles of Incorporation of the Registrant.*
3.2	Form of Bylaws of the Registrant.*
4.1	Specimen Common Share Certificate of the Registrant.*
5.1	Opinion of LLP relating to the legality of the securities being registered.*
8.1	Opinion of McDermott Will & Emery LLP regarding tax matters.*
10.1	Registration Rights Agreement between the Registrant and the purchasers in the concurrent private placement.*
10.2	Form of Management Agreement with Angelo, Gordon.*
10.3	AG Financial Investment Trust 2009 Equity Incentive Plan.*
23.1	Consent of LLP (included in Exhibit 5.1).*
23.2	Consent of McDermott Will & Emery LLP (included in Exhibit 8.1)*
99.1	Consent of to be named as a proposed director.*
99.2	Consent of to be named as a proposed director.*
99.3	Consent of to be named as a proposed director.*

*
To be filed by amendment.